As filed with the Securities and Exchange Commission on December 10, 1999
                                                    REGISTRATION NO. 333-_____

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                     ------------------------------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                     ------------------------------------

                       CHRYSLER FINANCIAL COMPANY L.L.C.
            (Exact name of Registrant as specified in its charter)

           MICHIGAN                                   52-2109803
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                    Identification No.)

                              27777 FRANKLIN ROAD
                        SOUTHFIELD, MICHIGAN 48034-8286
                                (248) 948-3062
              (Address, including zip code, and telephone number,
                including area code, of Registrant's principal
                              executive offices)

                        CHRISTOPHER A. TARAVELLA, ESQ.
                       CHRYSLER FINANCIAL COMPANY L.L.C.
                              27777 FRANKLIN ROAD
                        SOUTHFIELD, MICHIGAN 48034-8286
                                (248) 948-3062
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                     ------------------------------------
                                WITH A COPY TO:
                            RENWICK D. MARTIN, ESQ.
                               BROWN & WOOD LLP
                            ONE WORLD TRADE CENTER
                           NEW YORK, NEW YORK 10048
                                (212) 839-5319
                     ------------------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective as determined by market conditions.
                     ------------------------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
__________________.
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _________________.
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                     ------------------------------------

                        CALCULATION OF REGISTRATION FEE
============================== ======================= ================ =======================   =======================
                                                          PROPOSED        PROPOSED MAXIMUM
                                                           MAXIMUM       AGGREGATE OFFERING
   TITLE OF EACH CLASS OF           AMOUNT TO BE       OFFERING PRICE          PRICE                    AMOUNT OF
 SECURITIES TO BE REGISTERED         REGISTERED         PER UNIT (1)                                 REGISTRATION FEE
------------------------------ ----------------------- ---------------- -----------------------   -----------------------

Asset Backed Securities...     $10,000,000,000.00 (1)       100%         $10,000,000,000.00 (1)         $2,640,000
============================== ======================= ================ =======================   =======================

(1) Estimated solely for the purpose of calculating the registration fee.
                                       ------------------------------------
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                               INTRODUCTORY NOTE

         This Registration Statement contains (i) a form of Prospectus relating to the offering of a series of Asset Backed Notes and/or Asset Backed Certificates by various DaimlerChrysler Auto Trusts created from time to time by Chrysler Financial Company L.L.C. and (ii) a form of Prospectus Supplement relating to the offering by DaimlerChrysler Auto Trust ___-_ of the particular series of Asset Backed Notes described therein. The form of Prospectus Supplement relates only to the securities described therein and is a form which may be used, among others, by Chrysler Financial Company L.L.C. to offer Asset Backed Notes and/or Asset Backed Certificates under this Registration Statement. The features applicable to any actual series of Asset Backed Securities may include any features specified in the Prospectus.

Information contained in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION DATED DECEMBER 10, 1999
                                                          PROSPECTUS SUPPLEMENT
                                           TO PROSPECTUS DATED ______ __, _____

                                $ -------------
                        DAIMLERCHRYSLER AUTO TRUST ______

             CHRYSLER FINANCIAL COMPANY L.L.C., Seller and Servicer

      The trust will issue the following securities that will be backed by automobile and light duty truck receivables purchased directly from Chrysler Financial Company L.L.C.

-------------------------------------------------------------------------------------------------------------------------

                                                       TOTAL SECURITIES ISSUED
-------------------------------------------------------------------------------------------------------------------------
                                      ORIGINAL       FIXED             PRICE                              PROCEEDS
                                      PRINCIPAL      INTEREST         TO THE          UNDERWRITING         TO THE
              SECURITY                 AMOUNT           RATE         PUBLIC(2)            FEES            SELLER(2)
-------------------------------------------------------------------------------------------------------------------------
     A-1 Notes(1)                   $                    %              n/a               n/a                n/a
     A-2 Notes                      $                    %               %                 %                  %
     A-3 Notes                      $                    %               %                 %                  %
     A-4 Notes                      $                    %               %                 %                  %
     Certificates(1)(3)             $                   n/a             n/a               n/a                n/a
     Total Securities               $                   n/a       $                    $                  $
(1) Not being offered publicly or in this document.
(2) Plus accrued interest from _________.
(3) The certificates are subordinated.
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

                                      INITIAL CREDIT ENHANCEMENT FOR THE NOTES(1)
                                 ------------------------- ----------------------- --------------------- ----------------
                                  OVERCOLLATERALIZATION       CERTIFICATES (2)         RESERVE FUND           TOTAL
                                                               (SUBORDINATED)
                                 ------------------------- ----------------------- --------------------- ----------------
      Amount                         $                         $                       $                     $
      Percentage of Total                         %                        %                      %                    %
      Securities
(1)  The expected excess cash flows generated from the difference between the interest collections on all the receivables and the sum of the servicing fee, the interest payments on the outstanding securities and required reserve fund deposits could also provide credit enhancement.
(2) The certificates do not bear interest.
----------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
BEFORE YOU DECIDE TO INVEST IN ANY OF THE OFFERED SECURITIES, PLEASE READ THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, ESPECIALLY THE RISK FACTORS BEGINNING ON PAGE S-5 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 9 OF THE PROSPECTUS. The securities will be obligations of the trust only and neither the securities nor the assets of the trust will represent interest in or obligations of DaimlerChrysler AG, Chrysler Financial Company L.L.C. or any of their affiliates. Neither the SEC nor any state securities commission has approved or disapproved the securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
-------------------------------------------------------------------------------

                                 [UNDERWRITERS]

                    THE DATE OF THIS PROSPECTUS SUPPLEMENT IS
____________, ____.

                READING THE PROSPECTUS AND PROSPECTUS SUPPLEMENT

      We provide information on the offered securities in two documents that offer varying levels of detail:

      1. Prospectus - provides general information, some of which may not apply to the offered securities.

      2. Prospectus Supplement - provides a summary of the specific terms of the offered securities.

      We suggest you read this prospectus supplement and the prospectus. The prospectus supplement pages begin with "S". If the terms of the offered securities described in this prospectus supplement vary with the accompanying prospectus, you should rely on the information in this prospectus supplement.

      We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents on page S-3 in this document and on page 4 in the prospectus to locate the referenced sections.

      THE INDEX OF PRINCIPAL TERMS ON PAGE 72 IN THE PROSPECTUS LISTS THE PAGES WHERE CAPITALIZED TERMS USED IN THE PROSPECTUS OR PROSPECTUS SUPPLEMENT ARE DEFINED.

_______________________________________________________________________________
                                TABLE OF CONTENTS
_______________________________________________________________________________

----------------------------------------------------
                 SECTION                     PAGE
----------------------------------------------------

----------------------------------------------------

Transaction illustration                     S-4
----------------------------------------------------
RISK FACTORS                                 S-5
----------------------------------------------------
O        YEAR 2000 COMPUTER ISSUE            S-5
----------------------------------------------------
     -   Servicer                            S-5
----------------------------------------------------
     -   Vendors and Customers               S-5
----------------------------------------------------
     -   Clearing Agencies                   S-5
----------------------------------------------------
TRANSACTION OVERVIEW                         S-6
----------------------------------------------------
O        PARTIES TO THE TRANSACTION          S-6
----------------------------------------------------
O        SECURITIES OFFERED                  S-7
----------------------------------------------------
O        RECEIVABLES POOL                    S-7
----------------------------------------------------
     -   Composition of the
         Receivables Pool                    S-8
----------------------------------------------------
     -   New/Used Distribution               S-8
----------------------------------------------------
     -   Distribution by APR                 S-9
----------------------------------------------------
     -   Geographic Distribution             S-10
----------------------------------------------------
     -   Selection Criteria                  S-11
----------------------------------------------------
O        NET CREDIT LOSS AND DELINQUENCY
      EXPERIENCE                             S-11
----------------------------------------------------
     -   CFC Net Credit Loss and
         Repossession Experience             S-12
----------------------------------------------------
     -   CFC Delinquency Experience          S-13
----------------------------------------------------
     -   MBCC Net Credit Loss and
         Repossession Experience             S-13
----------------------------------------------------
     -   MBCC Delinquency Experience         S-14
----------------------------------------------------

----------------------------------------------------
O        PAYMENTS ON THE SECURITIES          S-14
----------------------------------------------------
     -   Payment Dates                       S-14
----------------------------------------------------
     -   Interest Payments                   S-15
----------------------------------------------------
     -   Principal Payments                  S-16
----------------------------------------------------
     -   Optional Redemption                 S-16
----------------------------------------------------
O        FLOW OF FUNDS                       S-16
----------------------------------------------------
     -   Sources of Funds Available for
         Distribution                        S-17
----------------------------------------------------
     -   Application of Available Funds      S-18
----------------------------------------------------
O        CREDIT ENHANCEMENT                  S-18
----------------------------------------------------
     -   Overcollateralization               S-19
----------------------------------------------------
     -   Excess Interest Collections         S-19
----------------------------------------------------
     -   Reserve Fund                        S-20
----------------------------------------------------
----------------------------------------------------
     -   Subordinated Certificates           S-20
----------------------------------------------------
----------------------------------------------------
O        SERVICING                           S-20
----------------------------------------------------
----------------------------------------------------
     -   Compensation                        S-20
----------------------------------------------------
----------------------------------------------------
O        THE TRUST                           S-20
----------------------------------------------------
----------------------------------------------------
     -   Activities                          S-21
----------------------------------------------------
----------------------------------------------------
     -   Capitalization                      S-21
----------------------------------------------------
----------------------------------------------------
UNDERWRITING                                 S-22
----------------------------------------------------
----------------------------------------------------
FEDERAL INCOME TAX CONSEQUENCES              S-22
----------------------------------------------------
----------------------------------------------------
LEGAL OPINIONS                               SA-1
----------------------------------------------------
----------------------------------------------------
annex I - Hypothetical Example of the flow
of Funds
----------------------------------------------------

_______________________________________________________________________________
                            TRANSACTION ILLUSTRATION
_______________________________________________________________________________

-------------------------------------------------------------------------------
|                         on or before [closing date]                         |
|                          (approximate $ millions)                           |
|                                                                             |
|                    -------------------------------------                    |
|                    | CHRYSLER FINANCIAL COMPANY L.L.C. |                    |
|                    |       [Seller and Servicer]       |                    |
|                    -------------------------------------                    |
|                      |                 |            \                       |
|                      |                 |             \                      |
|                      |                 |              \                     |
| ------------------------------         |               \                    |
| | PREMIER RECEIVABLES L.L.C. |         |                \                   |
| |  [Special Purpose Entity]  |         |                 \                  |
| ------------------------------         |                  \                 |
|    ^         ^                         |  $__________      \    $_______    |
|    |          \                        |  receivables       \    reserve    |
|    |           \                       |                     \    fund      |
|    |            \                      |                      \             |
|    |     -----------------------       |                       \            |
|    |    /                       \      |                        \           |
|    |   |  Overcollateralization  |     |                         \          |
|    |    \     $___________      /      |                          \         |
|    |     -----------------------       |                           \        |
|    |                        ^          |                            \       |
|    |                         \         v                             v      |
|  ----------------            -----------------------------     -----------  |
|  | Certificates |           | DAIMLERCHRYSLER AUTO TRUST |     | ________ | |
|  |     (1)      |<----------|          [Issuer]          |-----|[Indenture| |
|  | $___________ |           |                            |     | Trustee] | |
|   --------------            ------------------------------     -----------  |
|                             /              |           \                    |
|                            /               |            \                   |
|                           /                |             \                  |
|                          /                 |              \                 |
|                         /                  |               \                |
|                        /                   v                v               |
|              ------------             ------------        -------------     |
|              | ________ |             |    A-1   |        | A-2 Notes |     |
|              |  [Owner  |             |  Notes(1)|        | $________ |     |
|              | Trustee] |             | $_______ |        |           |     |
|              ------------             ------------        | A-3 Notes |     |
|                                                           | $________ |     |
|                                                           |           |     |
|                                                           | A-4 Notes |     |
|                                                           | $________ |     |
|                                                           -------------     |
|                                                                             |
|-----------------------------------------------------------------------------|
|  (1)  Not being offered publicly or in this document.  The certificates are |
|       subordinated.                                                         |
|-----------------------------------------------------------------------------|

_______________________________________________________________________________
                                  RISK FACTORS
_______________________________________________________________________________

       YEAR 2000 COMPUTER ISSUE MAY AFFECT COLLECTIONS ON THE RECEIVABLES,
                PAYMENTS ON THE SECURITIES AND OTHER TRANSACTIONS

SERVICER

      Chrysler Financial Company L.L.C. ("CFC") will service the receivables on behalf of the trust. The trust relies on CFC's computer systems. CFC has conducted an evaluation of the actions necessary to ensure that its business critical computer systems will function without disruption due to the application of dating systems in the Year 2000. CFC has completed the process of upgrading, replacing and testing certain of its information and other computer systems. This remediation was essentially completed during the third quarter of 1999. Contingency plans have been developed to address any unforeseen Year 2000 problem. However, there can be no assurance that the remedial actions being implemented by CFC will be completed in time to avoid dating systems problems or that the costs will not be material to CFC. If CFC is unable to complete its remedial actions in the planned timeframe, contingency plans will be developed to address those business critical computer systems that may not be Year 2000 compliant. The cost of this remediation will not have a material effect to the consolidated results of operations and financial position. These expenses are being expensed as they occur. CFC has developed contingency plans to address any unforeseen Year 2000 related events. We cannot assure that the action taken will avoid all delays in collections on the receivables and payments on the securities.

VENDORS AND CUSTOMERS

      Disruptions of computer systems of vendors or customers, which are outside the control of CFC, could impair the ability of CFC to obtain necessary services or to provide services to its customers. Disruptions of the computer systems of CFC's vendors or customers, as well as the cost of avoiding such disruption, could have a material adverse effect upon the financial condition and results of operations of CFC. CFC has assessed the Year 2000 readiness of its business critical vendors and customers. CFC believes that the most likely worst case scenario is that a small number of vendors will be unable to supply service for a short time after January 1, 2000. As part of the assessment process, CFC has developed contingency plans should any critical vendors be unable to provide services. We cannot assure the effectiveness of such contingency plans.

CLEARING AGENCIES

      The Depository Trust Company ("DTC") is one of the clearing agencies which provides book-entry registration, delivery and settlement services to securityholders. DTC has developed and is implementing a program to deal with the Year 2000 computer issue. The program is intended to ensure that DTC's systems that relate to the following activities continue to function appropriately after December 31, 1999:

     o timely payment of distributions (including principal and interest payments) to securityholders,

     o        book-entry deliveries, and

     o        settlement of trades within DTC.

      Failure by DTC to implement its program in a timely manner may cause delays in the above activities.

      Euroclear and Cedelbank face similar issues.

      In addition to the risk factors above, consider those on page 9 of the prospectus.

_______________________________________________________________________________
                              TRANSACTION OVERVIEW
_______________________________________________________________________________

                           PARTIES TO THE TRANSACTION

--------------------------------------- ---------------------------------------------------------------
                   ENTITY                                      DESCRIPTION
      --------------------------------- -----------------------------------------------------------
      DaimlerChrysler Auto              o        Issuer of the securities
      Trust ______                      o        A Delaware business trust
                                        o        Principal office is in [city, state]
      --------------------------------- -----------------------------------------------------------
      Chrysler Financial Company        o        Seller of the receivables to the trust
      L.L.C.                            o        Servicer of the receivables
                                        o        An indirect wholly-owned subsidiary of
                                                 DaimlerChrysler AG
                                        o        A Michigan limited liability company
                                        o        Originator of CFC receivables
      --------------------------------- -----------------------------------------------------------
      _____________________ (1)         o        Indenture trustee
                                        o        Performs duties for the benefit of the
                                                 noteholders
      --------------------------------- -----------------------------------------------------------
      _____________________ (1)         o        Owner trustee
                                        o        Performs duties on behalf of the trust and
                                                 certificateholders
      --------------------------------- -----------------------------------------------------------
      Premier Receivables L.L.C.        o        A special-purpose financing entity
                                        o        A Michigan limited liability company
                                        o        An indirect wholly-owned subsidiary of CFC
                                        o        Initial holder of the subordinated certificates
                                        o        Initial owner of rights to overcollateralization
                                                 distributions and residual cash flows
      --------------------------------- -----------------------------------------------------------
(1) The seller and its affiliates may maintain normal commercial banking relations with the indenture trustee, the owner trustee and their affiliates.
-------------------------------------------------------------------------------------------------------

                               SECURITIES OFFERED

      The trust will issue $ ___________ of securities, comprised of both notes and certificates. This prospectus supplement provides information on the following securities:

--------------------------------------------------------------------------------

                 OFFERED SECURITIES (APPROXIMATE $ IN MILLIONS)
--------------------------------------------------------------------------------
   NOTE CLASS         PRINCIPAL AMOUNT        FIXED PER ANNUM      LEGAL FINAL
                      INTEREST RATE
------------------ ---------------------- ------------------- ------------------
------------------ ---------------------- ------------------- ------------------
A-2                  $___________                  %
------------------ ---------------------- ------------------- ------------------
------------------ ---------------------- ------------------- ------------------
A-3                  $___________                  %
------------------ ---------------------- ------------------- ------------------
------------------ ---------------------- ------------------- ------------------
A-4                  $___________                  %
------------------ ---------------------- ------------------- ------------------
--------------------------------------------------------------------------------

      The trust will also issue $_________, Class A-1, ___% asset-backed notes, due ________, and $________ of subordinated certificates which have no maturity date. Other points to consider include:

     o the outstanding principal of each class of notes is due by its maturity date (each a "LEGAL FINAL"),

     o by [closing date] at least two nationally recognized rating agencies will rate the offered securities in the highest investment rating category,

     o the offered securities will be issued on or about [closing date] in book-entry form through the facilities of DTC, Cedelbank and the Euroclear System,

     o an application will be made to list the offered securities on the Luxembourg Stock Exchange, and

     o the offered securities are generally eligible for purchase by employee benefit plans; refer to the "ERISA Considerations" section of the prospectus.

                                RECEIVABLES POOL

      On [closing date] the trust will use the proceeds from the issuance of the securities to purchase a pool of automobile and light duty truck receivables from the seller. Collections on this pool of receivables will be the trust's principal source of funds for making payments on the securities. The following information about the receivables is as of ___________ (the "CUT-OFF DATE").

      The receivables pool had the following characteristics:

------------------------------------------------------------------------
                COMPOSITION OF THE RECEIVABLES POOL
                        AS OF [CUT-OFF DATE]

   Aggregate Principal Balance                            $
   --------------------------------------------- --------------------
   Number of Receivables
   --------------------------------------------- --------------------
   Average Principal Balance                              $
   --------------------------------------------- --------------------
   Weighted Average APR                                   %
   --------------------------------------------- --------------------
   Weighted Average Original Term                             months
   --------------------------------------------- --------------------
   Weighted Average Remaining Term                            months
   --------------------------------------------- --------------------
   Weighted Average Seasoning                                 months
   --------------------------------------------- --------------------
   As a Percentage of the Aggregate
   Principal Balance:
   --------------------------------------------- --------------------
         Receivables with Recourse to Dealers             %
   --------------------------------------------- --------------------
         CFC Gold Key Plus Receivables(1)                 %
   --------------------------------------------- --------------------
   (1) The trust only purchased the principal and interest
       payments due prior to the final Fixed Value Payment.
------------------------------------------------------------------------

      The receivables pool had the following new vehicle/used vehicle distribution:

-----------------------------------------------------------------------------

                  NEW/USED DISTRIBUTION OF THE RECEIVABLES POOL
                              AS OF [CUT-OFF DATE]

                                                  NEW                   USED

  Aggregate Principal Balance                $                     $

  Percentage of Aggregate Principal Balance           %                   %

  Number of Receivables

  Percentage of Receivables                           %                   %

-----------------------------------------------------------------------------

      The receivables pool had the following distribution by APR:

--------------------------------------------------------------------------------
                   DISTRIBUTION BY APR OF THE RECEIVABLES POOL
                              AS OF [CUT-OFF DATE]
---------------------- --------------- -------------------- --------------------
    APR RANGE            NUMBER OF     AGGREGATE PRINCIPAL  PERCENT OF AGGREGATE
                        RECEIVABLES          BALANCE        PRINCIPAL BALANCE(1)
---------------------- --------------- -------------------- --------------------
0.00% to 5.00%                           $___,___,___.__                      %
---------------------- --------------- -------------------- --------------------
5.01% to 6.00%
---------------------- --------------- -------------------- --------------------
6.01% to 7.00%
---------------------- --------------- -------------------- --------------------
7.01% to 8.00%
---------------------- --------------- -------------------- --------------------
8.01% to 9.00%
---------------------- --------------- -------------------- --------------------
9.01% to 10.00%
---------------------- --------------- -------------------- --------------------
10.01% to 11.00%
---------------------- --------------- -------------------- --------------------
11.01% to 12.00%
---------------------- --------------- -------------------- --------------------
12.01% to 13.00%
---------------------- --------------- -------------------- --------------------
13.01% to 14.00%
---------------------- --------------- -------------------- --------------------
14.01% to 15.00%
---------------------- --------------- -------------------- --------------------
15.01% to 16.00%
---------------------- --------------- -------------------- --------------------
16.01% to 17.00%
---------------------- --------------- -------------------- --------------------
17.01% to 18.00%
---------------------- --------------- -------------------- --------------------
18.01% to 19.00%
---------------------- --------------- -------------------- --------------------
19.01% to 20.00%
---------------------- --------------- -------------------- --------------------
Greater than 20.00%
---------------------- --------------- -------------------- --------------------
Totals                                  $_,___,___,___.__                     %
---------------------- --------------- -------------------- --------------------
(1)  Percentages may not add to 100.0% because of rounding.
--------------------------------------------------------------------------------

The following table lists the ten states with the largest percentage concentration of the aggregate principal balance of the receivables pool based on the physical address of the dealer originating the receivable. No other state accounts for more than [ ]% of the aggregate principal balance of the receivables pool as of [Cut-off Date].

--------------------------------------------------------------------------------
                 GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES POOL
                              AS OF [CUT-OFF DATE]
---------------------------------- ----------------------------------------
           STATE                       PERCENTAGE OF AGGREGATE
                                          PRINCIPAL BALANCE
---------------------------------- ----------------------------------------
Texas                                             %
---------------------------------- ----------------------------------------
New York
---------------------------------- ----------------------------------------
Illinois
---------------------------------- ----------------------------------------
California
---------------------------------- ----------------------------------------
Michigan
---------------------------------- ----------------------------------------
New Jersey
---------------------------------- ----------------------------------------
Massachusetts
---------------------------------- ----------------------------------------
Florida
---------------------------------- ----------------------------------------
Pennsylvania
---------------------------------- ----------------------------------------
Maryland
---------------------------------- ----------------------------------------
Total                                             %
-------------------------------------------------------------------------------

SELECTION CRITERIA

      We used the following criteria to select the receivables pool:

     o Each receivable was originally purchased by the seller from dealers in the ordinary course of its business.

     o Interest on each receivable is computed using the simple interest method.

     o        As of [Cut-off Date]:

              - no receivable was more than 30 days past due (an account is not considered past due if the amount past due is less than 10% of the scheduled monthly payment);

              -     no receivable was the subject of a bankruptcy proceeding;

              -     each receivable had a principal balance of at least $300.00;
                    and

              - each receivable had a scheduled maturity on or before ______, 200_.

The seller believes its selection procedures are not adverse to securityholders.

      Refer to the "Receivable Pools" section in the prospectus for additional selection criteria.

                   NET CREDIT LOSS AND DELINQUENCY EXPERIENCE

      Net credit loss experience is dependent upon general economic conditions, the number of repossessions, the amount of principal and accrued interest outstanding on the receivable at the time of repossession, and the resale values of the repossessed vehicles. [The net credit loss and delinquency experience information in this section is presented separately for CFC and Mercedes-Benz Credit Corporation ("MBCC")].

      The following tables detail the net credit loss, repossession and delinquency experience of CFC's United States portfolio of new and used automobile and light duty truck retail receivables. The information includes:

     o an immaterial amount of retail receivables secured by vehicles other than automobiles and light duty trucks, and

     o        previously sold contracts which CFC continues to service.

Unless otherwise indicated, all amounts and percentages are based on estimated gross collections, including principal and interest.

      We cannot assure you that the delinquency, repossession and net credit loss experience on the receivables sold to the trust will be comparable to the following historical experience.

----------------------------------------------------------------------------------------------------------------
                                        CFC NET CREDIT LOSS AND REPOSSESSION EXPERIENCE
                                                         ($ MILLIONS)

                                  NINE MONTHS
                                     ENDED                                   YEAR ENDED
                                 SEPTEMBER 30,                              DECEMBER 31,
                             -----------------------   -------------------------------------------------------
                                1999       1998            1998          1997         1996          1995
                             -----------------------   -------------------------------------------------------
     Average Amount
        Outstanding During
        the Period             $ 25,848     $23,214          $23,581      $21,485       $21,062       $19,486
     -----------------------------------------------   -------------------------------------------------------
     Average Number of
        Contracts
        Outstanding During
        the Period            1,821,954   1,736,375        1,747,846    1,688,525     1,671,405     1,572,963
     -----------------------------------------------   -------------------------------------------------------
     Repossessions as a
        Percentage of
        Average Number of
        Contracts
        Outstanding            2.16%(1)    2.82%(1)            2.77%        3.40%         3.82%         3.05%
     -----------------------------------------------   -------------------------------------------------------
     Net Credit Losses as
        Percentage of
        Liquidations (2) (3)      1.90%       2.80%            2.77%        3.36%         3.17%         2.25%
     -----------------------------------------------   -------------------------------------------------------
     Net Credit Losses as a
        Percentage of
        Average Amount
        Outstanding (2)        0.96%(1)    1.41%(1)            1.39%        1.80%         1.68%         1.16%
     -----------------------------------------------   -------------------------------------------------------

(1) Percentages have been annualized for the nine months ended September 30, 1999 and 1998 and are not necessarily indicative of the experience for the full year.
(2) Net credit losses are equal to the aggregate of the balances of all receivables which are determined to be uncollectible in the period, less any amounts realized from the sale of repossessed vehicles and any recoveries on receivables charged off in the current or prior periods, net of any disposition expenses and any dealer commissions which CFC failed to recover on receivables that were prepaid or charged off.
(3) Liquidations represent monthly cash payments and charge-offs which reduce the outstanding balance of a receivable.

-----------------------------------------------------------------------------------------------------------------------------
                           CFC DELINQUENCY EXPERIENCE
                                  ($ MILLIONS)

                                            AT SEPTEMBER 30,                            AT DECEMBER 31,
                                      -----------------------------  -----------------------------------------------------
                                           1999          1998            1998         1997          1996         1995
                                      -----------------------------  -----------------------------------------------------
    Portfolio                            $27,090       $  24,700        $24,854      $ 21,879     $ 21,197     $ 20,913
    ---------------------------------------------------------------  -----------------------------------------------------
    Delinquencies as a
    Percentage of the Portfolio
    ---------------------------------------------------------------  -----------------------------------------------------
    31 - 60 Days                         1.58%              1.96%         2.27%      3.23%           3.98%        3.44%
    ---------------------------------------------------------------  -----------------------------------------------------
    61 Days or More                      0.16%              0.21%         0.20%      0.47%           0.55%        0.48%
    ---------------------------------------------------------------  -----------------------------------------------------
    Total                                    1.74%          2.17%         2.47%        3.70%         4.53%        3.92%
-----------------------------------------------------------------------------------------------------------------------------

      [The following will be used if any of the receivables in the pool are originated by Mercedes-Benz Credit Corporation.] The following tables detail the net credit loss, repossession and delinquency experience of MBCC's new and used retail automobile receivables, including those previously sold which MBCC continues to service. We cannot assure you that the delinquency, repossession and net credit loss experience on the receivables sold to the trust will be comparable to the following historical experience.

-----------------------------------------------------------------------------------------------------------------------------
                                      MBCC NET CREDIT LOSS AND REPOSSESSION EXPERIENCE(1)
                                                           ($ MILLIONS)

                                              NINE MONTHS                                 YEAR ENDED
                                          ENDED SEPTEMBER 30,                            DECEMBER 31,
                                      -----------------------------  -----------------------------------------------------
                                           1999          1998            1998         1997          1996         1995
                                      -----------------------------  -----------------------------------------------------
    Average Principal
    Amount Outstanding                    $  2,054   $  1,623         $  1,683       $  1,291     $  1,005       $  850
    ---------------------------------------------------------------  -----------------------------------------------------
    ---------------------------------------------------------------
    Average Number of
    Contracts Outstanding                   86,405     71,545           73,674       59,215         48,275       43,092
    ---------------------------------------------------------------
    ---------------------------------------------------------------
    Repossessions as a Percentage
    of Average Number of
    Contracts Outstanding(2)              1.54%(3)        1.96%(3)       2.04%       2.01%          1.43%        1.17%
    ----------------------------------------------------------------------------------------------------------------------
    ---------------------------------------------------------------
    Net Credit Losses as a
    Percentage of Average Principal
    Amount Outstanding                    0.78%(3)        0.86%(3)       0.98%       0.71%          0.68%        0.70%
    ----------------------------------------------------------------------------------------------------------------------

(1) All amounts and percentages except as indicated are based on the principal balances of the automobile receivables net of unearned finance and other charges. Averages are computed by taking a simple average of month-end outstanding principal balances for each period presented.
(2) Percentage of Repossessions means the percentage of repossessed vehicles in a given period.
(3) Percentages have been annualized for the nine months ended September 30, 1999 and 1998 and are not necessarily indicative of the experience for the full year.

--------------------------------------------------------------------------------------------------------------------
                                          MBCC DELINQUENCY EXPERIENCE(1)
                                                   ($ MILLIONS)

                                     AT SEPTEMBER 30,                          AT DECEMBER 31,
                                 -------------------------    --------------------------------------------------
                                    1999         1998            1998         1997        1996         1995
                                 -------------------------    --------------------------------------------------
     Gross Balance
       Outstanding               $2,652      $2,244           $2,352      $1,792       $1,403      $1,086
     -----------------------------------------------------    --------------------------------------------------
     Gross Balance Past Due as
       a Percentage of Gross Balance
     -----------------------------------------------------    --------------------------------------------------
        31 - 60 Days             1.70%       1.82%            1.96%       2.28%        2.20%       2.05%
     -----------------------------------------------------    --------------------------------------------------
        61 Days or More          0.64%       0.85%            0.75%       1.52%        0.55%       0.47%
     -----------------------------------------------------    --------------------------------------------------
        Total                    2.34%       2.67%            2.71%       3.80%        2.75%       2.52%
     -----------------------------------------------------    --------------------------------------------------

(1) The period of delinquency is based on the number of days that payments are contractually past due. Percentages are calculated by dividing the gross remaining balance past due by the gross balance of the portfolio at the end of the period.

      Refer to the "Net Credit Loss and Delinquency Experience" section in the prospectus for additional information.

                           PAYMENTS ON THE SECURITIES

PAYMENT DATES

     o        Interest and principal will be payable on the 8th of each month.
              If the 8th is not a business day, then interest and principal will be payable on the next business day.

     o        The first payment will be on ________, ____.

     o Payments will be payable to securityholders of record on the business day before the payment date.

INTEREST PAYMENTS

     o The first interest payment will be calculated on the original principal amount of each class of notes at the applicable per annum interest rate.

     o Subsequent interest payments will be calculated on the outstanding principal balance of each note class as of the prior payment date (after giving effect to any payment of principal on that date) at the applicable per annum interest rate.

     o To calculate interest due on the A-1 notes on a payment date, the per annum interest rates will be converted from an annual rate as follows:

----------------------- ----------------------------- --------------------------
    DAYS IN INITIAL            DAYS IN SUBSEQUENT         DAY COUNT CONVENTION
INTEREST ACCRUAL PERIOD     INTEREST ACCRUAL PERIODS
----------------------- ----------------------------- --------------------------
                            FROM            TO
                         (INCLUDING)    (EXCLUDING)
----------------------- -------------- -------------- --------------------------
----------------------- -------------- -------------- --------------------------
      __ days               prior         current            actual/360
                        payment date   payment date
----------------------- -------------- -------------- --------------------------

     o To calculate the interest due on the A-2, A-3 and A-4 notes on a payment date, the per annum interest rates will be converted from an annual rate as follows:

------------------------ ---------------------------- --------------------------
   DAYS IN INITIAL         FOR SUBSEQUENT INTEREST      DAY COUNT CONVENTION
INTEREST ACCRUAL PERIOD        ACCRUAL PERIODS
------------------------ ---------------------------- --------------------------
------------------------ ---------------------------- --------------------------
       __ days               1/12th of per annum               30/360
                                interest rate
------------------------ ---------------------------- --------------------------

     o Interest payments on all classes of notes will have the same priority. If the available amount for interest payments, including the balance in the reserve fund, is less than the amount due, each class of notes will receive their pro rata share.

      Refer to the "Flow of Funds" section for information on how the amount available for interest payments is determined. Also refer to the "Credit Enhancement - Reserve Fund" section for information on how the reserve fund may be used to make interest payments.

PRINCIPAL PAYMENTS

     o The amount of principal payments on the securities on each payment date will generally equal the amount of principal that was collected on the receivables during the prior calendar month plus Excess Interest Collections.

     o Principal of each class of notes will generally be repaid over a span of several consecutive months.

     o The trust will pay principal sequentially to the earliest maturing class of notes then outstanding until such class is paid in full.

     o The certificates will not receive any principal payments until all notes are paid in full.

     o The trust is required to pay the outstanding principal of each class of notes by the applicable Legal Final.

     o The final principal payment on any class of notes could occur significantly earlier than its Legal Final.

     o The rate of principal payment on the notes will increase to the extent Excess Interest Collections are applied to pay note principal.

      Refer to the "Flow of Funds" section for information on how the amount available for principal payments is determined. Refer to the "Credit Enhancement" section for information on Excess Interest Collections. Refer to the "Payments on the Securities-Principal Payments-Weighted Average Life of the Securities" section in the prospectus for information regarding certain maturity and prepayment considerations for the securities.

OPTIONAL REDEMPTION

      The servicer will have the option to purchase all of the remaining receivables from the trust when their aggregate principal balance declines to an amount that is less than or equal to 10% of the initial aggregate principal balance of the receivables, or $__________ or less. If the servicer decides to exercise this option, then the outstanding principal amounts of the A-4 notes and the certificates, together with any accrued and unpaid interest, will be repaid in a lump sum payment. The lump sum payment under this optional redemption will shorten the maturity of the A-4 notes and certificates.

                                  FLOW OF FUNDS

SOURCES OF FUNDS AVAILABLE FOR DISTRIBUTION

      Funds from the following sources may be available to make payments on the securities on each payment date:

     o collections received on the receivables during the prior calendar month,

     o net recoveries received during the prior calendar month on receivables that were charged off as losses in prior months,

     o investment earnings on the reserve fund received during the prior calendar month,

     o        administrative and/or warranty repurchases, and

     o        the reserve fund.

APPLICATION OF AVAILABLE FUNDS

      On each monthly payment date the total funds available (except for the reserve fund) will be distributed in the following order of priority:

-------------------------------------------------------

                MONTHLY FLOW OF FUNDS

   ----------------------------------------------------
   |                pay servicing fee                  |
   ----------------------------------------------------
                            |
                            v
   ----------------------------------------------------
   |        pay accrued interest on the notes          |
   ----------------------------------------------------
                            |
                            v
   ----------------------------------------------------
   |             replenish reserve fund,               |
   |     if necessary, up to the initial amount        |
   ----------------------------------------------------
                            |
                            v
   ----------------------------------------------------
   |       pay up to the outstanding principal         |
   |              amount of the A-1 notes              |
   ----------------------------------------------------
                            |
                            v
   ----------------------------------------------------
   |          pay the overcollateralization            |
   |          distribution amount , if any,            |
   |          to Premier Receivables L.L.C.            |
   ----------------------------------------------------
                            |
                            v
   ----------------------------------------------------
   |       pay up to the outstanding principal         |
   |             amount of the A-2 notes               |
   ----------------------------------------------------
                            |
                            v
   ----------------------------------------------------
   |       pay up to the outstanding principal         |
   |             amount of the A-3 notes               |
   ----------------------------------------------------
                            |
                            v
   ----------------------------------------------------
   |       pay up to the outstanding principal         |
   |             amount of the A-4 notes               |
   ----------------------------------------------------
                            |
                            v
   ----------------------------------------------------
   |       pay up to the outstanding principal         |
   |           amount of the certificates              |
   ----------------------------------------------------
                            |
                            v
   ----------------------------------------------------
   |      distribute remaining balance, if any,        |
   |          to Premier Receivables L.L.C.            |
   ----------------------------------------------------

      Refer to "Annex I" for a hypothetical example of the above flow of funds.

                               CREDIT ENHANCEMENT

      The following forms of credit enhancement are intended to enhance the likelihood of full payment of principal and interest due to the noteholders and to decrease the likelihood that the noteholders will experience losses of principal or interest on their notes.


OVERCOLLATERALIZATION

      Overcollateralization is represented by the principal balance of receivables in excess of the principal balance of the securities. The initial overcollateralization amount of $_______________ is equal to the initial receivables balance of $_______________ minus the initial principal amount of the securities of $_______________. This excess collateral is intended to protect noteholders from losses on the receivables. It is expected that overcollateralization will absorb all losses, and that overcollateralization may even increase over time.

      For any month, overcollateralization will increase if principal payments on the securities are greater than collections of principal payments on the receivables. This occurs when Excess Interest Collections are used to make principal payments on the securities.

      Refer to the "Excess Interest Collections" section below for additional information on Excess Interest Collections.

Distribution of Initial Overcollateralization
      The trust will distribute the initial overcollateralization amount to Premier Receivables L.L.C. As illustrated in the "Application of Available Funds" section, the trust may begin to distribute the initial overcollateralization amount on the same payment date on which the A-1 notes are paid in full. The trust will continue to make distributions until the initial overcollateralization amount is fully distributed. No overcollateralization distribution will be made in any month the balance of the reserve fund is below $ [initial amount]. The amount to be distributed on each payment date will be the greater of:

    (i)     $0.00

    or

    (ii) the lesser of (a) D - [S - (P x [ ]%)] or (b) D minus the A-1 notes principal payment for the current payment date where:

            total funds available                                     accrued
    D =     for distribution (except     minus     servicing    +   interest on    +     reserve fund
            for the reserve fund)                     fee            the notes             deposit

    S = the outstanding principal amount of the securities as of the prior payment date, after giving effect to payments made on that date

    P = the outstanding principal balance of the receivables as of the prior calendar month end.

      The purpose of the above calculation is to maintain the overcollateralization amount at least at [ ]% of the outstanding principal balance of the receivables as of the prior calendar month end on any payment date in the distribution period. The sum of the monthly overcollateralization distributions over the life of the transaction will not exceed the initial overcollateralization amount.

EXCESS INTEREST COLLECTIONS

      "EXCESS INTEREST COLLECTIONS" are equal to (A) the sum of (i) interest collections received on the receivables during the prior calendar month and (ii) investment earnings on the reserve fund received during the prior calendar month minus (B) the sum of (i) the servicing fee for the prior calendar month, (ii) accrued interest on the notes, (iii) the amount, if any, required to replenish the reserve fund to $ [initial amount] , and (iv) the overcollateralization distribution made to Premier Receivables L.L.C., if any.

      Excess Interest Collections provide an additional form of credit enhancement when used to make principal payments on the securities. As described in the "Overcollateralization" section above, the use of Excess Interest Collections to pay principal on the securities will cause the outstanding principal amount of the securities to decrease faster than the principal balance of the receivables, thereby increasing the amount of overcollateralization.

      As losses on receivables and delinquent receivables decrease the amount of interest collections received on the receivables in a month, Excess Interest Collections will be reduced or eliminated for such month. In addition, during the overcollateralization distribution period, Excess Interest Collections will be reduced or eliminated.

RESERVE FUND

     o On [closing date] the seller will provide funds from the proceeds of its sale of receivables to establish a $____________ reserve fund.

     o The indenture trustee will hold the reserve fund for the benefit of the noteholders.

     o The reserve fund will be invested in high quality, short term investments which mature on or prior to each monthly payment date.

     o If the total funds available for distribution minus the servicing fee is less than accrued interest on the notes, the reserve fund will be available to make interest payments.

     o If a class of notes has not been paid in full on its Legal Final, the reserve fund will be applied to the payment of principal for that class of notes.

     o If the aggregate outstanding principal amount of the notes exceeds the outstanding principal balance of the receivables as of the prior calendar month end, the reserve fund will be applied to the payment of principal of the notes.

     o As illustrated in the "Flow of Funds" section above, on each payment date the reserve fund will be reinstated up to the initial balance to the extent funds are available.

     o After full payment of all accrued interest on the notes and the outstanding principal balance of the securities, the reserve fund will be distributed to Premier Receivables L.L.C.

SUBORDINATED CERTIFICATES

      As additional credit enhancement, the certificates do not bear interest and will not receive any principal payments until the notes are paid in full. The payments on the certificates are subordinated to payments on the notes to decrease the likelihood that the trust will default in making payments due on the notes.

                                    SERVICING

COMPENSATION

     o        The servicer will be compensated on a monthly basis.

     o The first servicing fee will be calculated on the original principal amount of the receivables at 1.00% per annum.

     o For the first servicing fee calculation, the per annum servicing fee rate will be converted from an annual rate using the number of days from and including [Cut-off Date] to but excluding [first payment date] on a 30/360 basis, or __ days over 360.

     o Subsequent servicing fees will be calculated on the principal balance of the receivables as of the first day of the prior calendar month at 1/12th of 1.00%.

     o As illustrated in the "Flow of Funds" section above, the servicing fee will be paid out of the total funds available for distribution each month.

      Refer to the "Servicing -- Servicing Compensation" section in the prospectus for additional information on servicer compensation. Refer to the "Servicing -- Servicer" section in the prospectus for additional information regarding the servicer.

                                    THE TRUST

ACTIVITIES

      The trust will only engage in the following activities:

     o acquiring, holding and managing the receivables, their proceeds, the reserve fund and other assets of the trust;

     o        issuing the securities;

     o        making payments on the securities; and

     o other activities that are necessary, suitable or, incidental to the above activities.

      The trust's office is at the owner trustee's principal office, located at ______, Delaware.

CAPITALIZATION

      The following balance sheet illustrates the capitalization of the trust as of [closing date]. It is assumed that the notes have been issued and sold on [closing date]. Premier Receivables L.L.C holds the equity interests and may transfer or sell such interests.

--------------------------------------------------------------------------------------------------------------------
                                                   BALANCE SHEET
                                               AS OF [CLOSING DATE]
     -------------------------------------------------         -------------------------------------------------
                          ASSETS                                                 LIABILITIES
     -------------------------------------------------         -------------------------------------------------
     Receivables                 $                             A-1 Notes                   $
     -------------------------------------------------         -------------------------------------------------
     Reserve Fund                                              A-2 Notes
     -------------------------------------------------         -------------------------------------------------
                                                               A-3 Notes
                                                               -------------------------------------------------
                                                               A-4 Notes
                                                               -------------------------------------------------
     Total                       $                             Total                       $
     -------------------------------------------------         -------------------------------------------------

                                                               -------------------------------------------------
                                                                                    EQUITY
                                                               -------------------------------------------------
                                                               Certificates                $
                                                               -------------------------------------------------
                                                               Overcollateralization
                                                               -------------------------------------------------
                                                               Reserve Fund
                                                               -------------------------------------------------
                                                               Total                       $
                                                               -------------------------------------------------

                                                               TOTAL LIABILITIES AND
     TOTAL ASSETS                $                                EQUITY                   $
     -------------------------------------------------         -------------------------------------------------

________________________________________________________________________________
                                  UNDERWRITING
________________________________________________________________________________

      The trust will sell the following amounts of the offered securities to the underwriters named below. The underwriters have agreed to purchase these amounts:

       ---------------------- -------------------- -------------------- -------------------- --------------------
            UNDERWRITER               A-2                  A-3                  A-4                 TOTAL
       ---------------------- -------------------- -------------------- -------------------- --------------------
                                       $                    $                    $                    $
       ---------------------- -------------------- -------------------- -------------------- --------------------

       ---------------------- -------------------- -------------------- -------------------- --------------------

       ---------------------- -------------------- -------------------- -------------------- --------------------
       Total                           $                    $                    $                    $
       ---------------------- -------------------- -------------------- -------------------- --------------------

      The underwriters propose to sell the offered securities to the public at the initial offering prices listed on the cover page and to certain dealers at the same prices less an initial selling concession. These selling concessions will not be greater than the selling concessions listed in the table below. The underwriters may allow and those certain dealers may reallow another concession. These reallowances will not be greater than the reallowances listed in the table below. After the initial public offering, the price to the public, the concessions and the reallowances may change.

       ------------------------------------------------------- -------------------------- --------------------------
                               CLASS                                    SELLING
                                                                      CONCESSION                 REALLOWANCE
       ------------------------------------------------------- -------------------------- --------------------------
       A-2 Notes                                                        ______%                    ______%
       ------------------------------------------------------- -------------------------- --------------------------
       A-3 Notes                                                        ______%                    ______%
       ------------------------------------------------------- -------------------------- --------------------------
       A-4 Notes                                                        ______%                    ______%
       ------------------------------------------------------- -------------------------- --------------------------

      Refer to the "Plan of Distribution" section in the prospectus for additional information about the distribution of the offered securities.

________________________________________________________________________________
                         FEDERAL INCOME TAX CONSEQUENCES
________________________________________________________________________________

      In the opinion of Brown & Wood LLP, counsel for the underwriters and special tax counsel for the trust, for federal income tax purposes the offered securities will be characterized as debt and the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

      For additional information refer to the "Certain Federal Income Tax Consequences" section in the prospectus.

________________________________________________________________________________
                                 LEGAL OPINIONS
________________________________________________________________________________

      In addition to the legal opinions described in the prospectus, Brown & Wood LLP, New York, New York will review or opine on certain legal matters relating to the offered securities for the underwriters and certain federal income tax and other matters for the trust. Also, Brown & Wood LLP from time to time renders legal services to CFC and its affiliates.

                                                                       ANNEX I

________________________________________________________________________________
                             HYPOTHETICAL EXAMPLE OF
                                THE FLOW OF FUNDS
________________________________________________________________________________

      The following hypothetical example of the monthly flow of funds is for illustrative purposes only. There can be no assurance that the actual cash flows to the securityholders will be comparable to the example below.

         Transaction Overview:
         --------------------
          o Initial principal balance of the receivables pool was $1,560,000,000 and the initial securities balance was $1,500,000,000.

          o Therefore, the initial overcollateralization amount was $60,000,000, or 4.00% of the initial securities balance.

         Current Situation on Sixth Payment Date - Beginning Balances:
         ------------------------------------------------------------
          o Paying off A-1 notes and making first overcollateralization distribution.

          o Outstanding securities beginning balance is $1,250,000,000, of which A-1 notes represent $30,000,000.

          o The receivable balance as of the beginning of the prior calendar month was $1,320,000,000.

          o Total funds available for distribution, not including the amount in the reserve fund, are $48,000,000 and are distributed in the following order of priority:

                                                 ---------------------------
               pay servicing fee                 |       $1,100,000         |
                                                 ---------------------------
                                                              |
                                                              v
                                                 ---------------------------
             pay accrued interest                |        $6,000,000        |
                   on notes                      ---------------------------
                                                              |
                                                              v
                                                 ---------------------------
           reserve is fully funded;              |         $0.00            |
             no need to replenish                ---------------------------
                                                              |
                                                              v
                                                 ---------------------------
      pay up to the outstanding principal        |      $30,000,000         |
            amount of the A-1 notes              ---------------------------
                                                              |
                                                              v
                                                 ---------------------------
 overcollateralization distribution to Premier   |                          |
       Receivables L.L.C. for the month          |       $10,900,000        |
                                                 |                          |
                                                 ---------------------------
                                                              |
                                                              v
                                                           ------
         funds completely distributed                     /      \
                                                         |  STOP  |
                                                          \      /
                                                           ------

________________________________________________________________________________

         Current Situation on Sixth Payment Date - Ending Balances:
         ---------------------------------------------------------
          o Outstanding securities ending balance is now $1,220,000,000 and the receivable balance as of the end of the prior calendar month was $1,280,000,000.

          o Therefore, the overcollateralization amount is $60,000,000, or 4.69% of the receivable balance as of the end of the prior calendar month.

          o $49,100,000 of the initial overcollateralization amount remains to be distributed to Premier Receivables L.L.C.
________________________________________________________________________________

================================================================================

      No dealer, salesperson or other person has been authorized to give any information or to make any representations, other than those contained in the prospectus or prospectus supplement. Any such information or any such representations are not authorized by the seller or by the underwriters. Do not rely on any such information or any such representations.

      We only intend the prospectus supplement to be an offer to sell or a solicitation of an offer to buy the offered securities if:

     o used in a jurisdiction in which such offer or solicitation is authorized,

     o   the person making such offer or solicitation is qualified to do so,
x         and

     o such offer or solicitation is made to anyone to whom it is lawful to make such offer or solicitation.

      The information in the prospectus or prospectus supplement is only accurate as of the date of this prospectus supplement.

      All dealers effecting transactions in the offered securities within 90 days after the date of this prospectus supplement may be required to deliver the prospectus and prospectus supplement, regardless of their participation in this distribution. This is in addition to the obligation of dealers to deliver the prospectus and prospectus supplement when acting as underwriters or when selling their unsold allotments or subscriptions.

================================================================================


================================================================================


                                 $ -------------

                                 DAIMLERCHRYSLER
                                AUTO TRUST ______


                                 $-------------
                          A-2, ____% Asset-Backed Notes

                                 $-------------
                          A-3, ____% Asset-Backed Notes

                                 $-------------
                          A-4, ____% Asset-Backed Notes


                        CHRYSLER FINANCIAL COMPANY L.L.C.
                               Seller and Servicer


                              PROSPECTUS SUPPLEMENT
                               DATED_____________


                                 [UNDERWRITERS]


================================================================================

================================================================================

Information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


PROSPECTUS

DAIMLERCHRYSLER                  SUBJECT TO COMPLETION, DATED DECEMBER 10, 1999

                           DAIMLERCHRYSLER AUTO TRUSTS
                               Asset Backed Notes
                            Asset Backed Certificates

                        CHRYSLER FINANCIAL COMPANY L.L.C.

                               Seller and Servicer

                        MERCEDES-BENZ CREDIT CORPORATION
                                   Subservicer

      Chrysler Financial Company L.L.C. may form trusts at various times. A trust may purchase automobile and light duty truck retail installment sales contracts directly from Chrysler Financial Company L.L.C. or indirectly from Mercedes-Benz Credit Corporation. A trust will issue securities to fund its purchase. Securities issued by a trust

     o        may consist of one or more classes of notes and/or certificates;

     o        will be payable only from the assets of that trust;

     o will be entitled to receive payments that will vary by class as to timing, amount and priority, as described in the related prospectus supplement; and

     o        may have the benefit of some form of credit or other enhancement.

      The main source of funds for making payments on the trust's securities will be collections on the purchased receivables.
________________________________________________________________________________
BEFORE YOU DECIDE TO INVEST IN ANY OF THE SECURITIES, PLEASE READ THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT, ESPECIALLY THE RISK FACTORS BEGINNING ON PAGE 9 OF THE PROSPECTUS. The securities will be interests in or obligations of a trust only and neither the securities nor the assets of the trust will represent interest in or obligations of DaimlerChrysler AG, Chrysler Financial Company L.L.C., or any of their affiliates. Neither the SEC nor any state securities commission has approved or disapproved the securities or determined that this prospectus or any prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.
________________________________________________________________________________

               THE DATE OF THIS PROSPECTUS IS ____________, ____.

                         READING THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

      We provide information on your securities in two separate documents that offer varying levels of detail:

     o this prospectus provides general information, some of which may not apply to a particular series of securities, including your securities, and

     o the accompanying prospectus supplement is a summary of the specific terms of your securities.

      If the terms of the securities described in this prospectus vary with the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

      We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents in the front of each document to locate the referenced sections.

      The Index of Principal Terms on page 72 in this prospectus lists the pages where capitalized terms used in this prospectus are defined.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference. We have not authorized anyone to provide you with different information. The information in this prospectus or the accompanying prospectus supplement is only accurate as of the dates on their respective covers.

                              AVAILABLE INFORMATION

      Chrysler Financial Company L.L.C., as the originator of each trust, has filed a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "REGISTRATION STATEMENT") with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended. The Registration Statement relates to any notes and certificates offered in this prospectus.

      The Registration Statement may be inspected and copied at:

     o the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 (telephone 1-800-732-0330),

     o at the SEC's regional office at Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661, and

     o at the SEC's regional office at Seven World Trade Center, New York, New York 10048.

Also, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including Chrysler Financial Company L.L.C., that file electronically with the SEC.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      All documents filed by Chrysler Financial Company L.L.C., as originator of the trust referred to in the accompanying prospectus supplement, pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by such trust shall be deemed to be incorporated by reference in this prospectus.

      For purposes of this prospectus, any statement in this prospectus, an incorporated document or a document incorporated by reference may be modified or superseded. Such statements may be modified or superseded by any other statement in this prospectus, an incorporated document or a document incorporated by reference. The statement may only be modified or superseded to a limited extent. The original form of any such statement will no longer be a part of this prospectus. Only the modified form of any such statement will constitute a part of this prospectus.

COPIES OF THE DOCUMENTS

      You will receive a free copy of any or all of the documents incorporated in this prospectus or incorporated by reference into the accompanying prospectus supplement if:

     o        you received this prospectus and

     o you request such copies from Assistant Secretary, Chrysler Financial Company L.L.C., 27777 Franklin Road, Southfield, Michigan 48034-8286 (Telephone: 248-948-3067).

This offer only includes the exhibits to such documents, if such exhibits are specifically incorporated by reference in such documents. You may also read and copy these materials at the public reference facilities of the SEC in Washington, D.C., referred to previously.

________________________________________________________________________________

                                TABLE OF CONTENTS
________________________________________________________________________________

--------------------------------------------------------
                    SECTION                       PAGE
--------------------------------------------------------
SUMMARY                                          6
--------------------------------------------------------
O        PARTIES                                 6
--------------------------------------------------------
O        SECURITIES ISSUED                       6
--------------------------------------------------------
O        TRUST PROPERTY                          7
--------------------------------------------------------
O        ENHANCEMENT                             7
--------------------------------------------------------
O        TAX STATUS                              8
--------------------------------------------------------
O        ERISA CONSIDERATIONS                    8
--------------------------------------------------------
O        FORM AND DENOMINATION                   8
--------------------------------------------------------
RISK FACTORS                                     9
--------------------------------------------------------
O        SOURCE OF FUNDS                         9
--------------------------------------------------------
O        PREPAYMENTS                             9
--------------------------------------------------------
O        RATINGS OF THE OFFERED SECURITIES       10
--------------------------------------------------------
O        LIMITED ABILITY TO RESELL SECURITIES    10
--------------------------------------------------------
O        BOOK-ENTRY REGISTRATION                 10
--------------------------------------------------------
O        CHANGE IN SERVICER                      10
--------------------------------------------------------
O        COMMINGLING OF MONIES                   10
--------------------------------------------------------
O        CERTIFICATEHOLDERS' RIGHTS ARE LIMITED  11
--------------------------------------------------------
O        INSOLVENCY OF THE SELLER                11
--------------------------------------------------------
O        PERFECTED SECURITY INTERESTS            12
--------------------------------------------------------
O        REPRESENTATIONS AND WARRANTIES BY THE
         SELLER                                  12
--------------------------------------------------------
O        CONSUMER PROTECTION LAW REQUIREMENTS    12
--------------------------------------------------------
O        SUBORDINATION OF CERTAIN SECURITIES     13
--------------------------------------------------------
O        ISSUANCE OF A SUBSEQUENT SERIES OF
         SECURITIES                              13
--------------------------------------------------------
PRINCIPAL DOCUMENTS                              14
--------------------------------------------------------
THE TRUSTS                                       15
--------------------------------------------------------
O        SECURITIES ISSUANCE                     15
--------------------------------------------------------
O        TRUST PROPERTY                          15
--------------------------------------------------------
USE OF PROCEEDS                                  16
--------------------------------------------------------
0        RECEIVABLE POOLS                        16
--------------------------------------------------------
O        UNDERWRITING                            17
--------------------------------------------------------
O        SIMPLE INTEREST RECEIVABLES             17
--------------------------------------------------------
O        PRECOMPUTED RECEIVABLES                 18
--------------------------------------------------------
O        CFC GOLD KEY PLUS RECEIVABLES           18
--------------------------------------------------------
O        SELECTION CRITERIA                      19
--------------------------------------------------------
O        RECOURSE TO CFC DEALERS                 20
--------------------------------------------------------
O        RECOURSE TO MBCC DEALERS                20
--------------------------------------------------------
NET CREDIT LOSS AND DELINQUENCY EXPERIENCE       20
--------------------------------------------------------
FLOW OF FUNDS                                    21
--------------------------------------------------------
O        SOURCES OF FUNDS                        21
--------------------------------------------------------
O        APPLICATION OF AVAILABLE FUNDS          21
--------------------------------------------------------
O        NET DEPOSITS                            21
--------------------------------------------------------
CREDIT ENHANCEMENT                               21
--------------------------------------------------------
O        RESERVE FUND                            22
--------------------------------------------------------
PAYMENTS ON THE SECURITIES                       23
--------------------------------------------------------
O        PRINCIPAL PAYMENTS                      23
--------------------------------------------------------
     -   Weighted Average Life of the Securities 23
--------------------------------------------------------
     -   Indexed Securities                      24
--------------------------------------------------------
     -   Optional Redemption                     25
--------------------------------------------------------
O        INTEREST PAYMENTS                       25
--------------------------------------------------------
     -   Fixed Rate Securities                   25
--------------------------------------------------------
     -   Floating Rate Securities                25
--------------------------------------------------------
FORM OF SECURITIES AND TRANSFERS                 28
--------------------------------------------------------
O        BOOK-ENTRY REGISTRATION                 28
--------------------------------------------------------
O        DEFINITIVE SECURITIES                   31
--------------------------------------------------------
     -   List of Securityholders                 32
--------------------------------------------------------
SALE PROVISIONS                                  33
--------------------------------------------------------
SERVICING                                        34
--------------------------------------------------------
O        SERVICER                                34
--------------------------------------------------------
O        SUBSERVICER                             35
--------------------------------------------------------
O        ACCOUNTS                                35
--------------------------------------------------------
O        SERVICING PROCEDURES                    36
--------------------------------------------------------
O        COLLECTIONS                             36
--------------------------------------------------------
o        CFC SERVICING AND COLLECTIONS           37
--------------------------------------------------------
o        MBCC SERVICING AND COLLECTION           37
--------------------------------------------------------
O        SERVICING COMPENSATION AND PAYMENT OF
         EXPENSES                                37
--------------------------------------------------------
O        REPORTS TO SECURITYHOLDERS              38
--------------------------------------------------------
O        STATEMENTS TO TRUSTEES AND TRUST        39
--------------------------------------------------------
O        EVIDENCE AS TO COMPLIANCE               39
--------------------------------------------------------
O        CERTAIN MATTERS REGARDING THE SERVICER  40
--------------------------------------------------------
O        SERVICER DEFAULT                        40
--------------------------------------------------------
O        RIGHTS UPON SERVICER DEFAULT            41
--------------------------------------------------------
O        WAIVER OF PAST DEFAULTS                 41
--------------------------------------------------------
THE INDENTURE                                    42
--------------------------------------------------------
O        INDENTURE; MASTER INDENTURE             42
--------------------------------------------------------
O        ANNUAL COMPLIANCE STATEMENT             46
--------------------------------------------------------
O        INDENTURE TRUSTEE'S ANNUAL REPORT       46
--------------------------------------------------------
O        SATISFACTION AND DISCHARGE OF INDENTURE 47
--------------------------------------------------------
O        THE INDENTURE TRUSTEE                   47
--------------------------------------------------------
MISCELLANEOUS PROVISIONS                         47
--------------------------------------------------------
O        AMENDMENT                               47
--------------------------------------------------------
O        THE OWNER TRUSTEE                       48
--------------------------------------------------------
O        INSOLVENCY EVENT                        48
--------------------------------------------------------
O        PAYMENT OF NOTES                        48
--------------------------------------------------------
O        TERMINATION                             48
--------------------------------------------------------
O        ADMINISTRATION AGREEMENT                49
--------------------------------------------------------
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES         49
--------------------------------------------------------
O        SECURITY INTEREST                       49
--------------------------------------------------------
O        REPOSSESSION                            51
--------------------------------------------------------
O        NOTICE OF SALE; REDEMPTION RIGHTS       51
--------------------------------------------------------
O        DEFICIENCY JUDGMENTS AND EXCESS
         PROCEEDS                                52
--------------------------------------------------------
O        CONSUMER PROTECTION LAWS                52
--------------------------------------------------------
O        OTHER LIMITATIONS                       53
--------------------------------------------------------
CERTAIN FEDERAL INCOME TAX CONSEQUENCES          53
--------------------------------------------------------
O        TRUSTS FOR WHICH A PARTNERSHIP
         ELECTION IS MADE                        54
--------------------------------------------------------
O        TRUSTS IN WHICH ALL CERTIFICATES ARE
         RETAINED BY THE SELLER OR AN AFFILIATE
         OF THE SELLER                           62
--------------------------------------------------------
O        FASITS                                  63
--------------------------------------------------------
O        CERTAIN STATE TAX CONSEQUENCES          64
--------------------------------------------------------
ERISA CONSIDERATIONS                             64
--------------------------------------------------------
O        SENIOR CERTIFICATES                     66
--------------------------------------------------------
PLAN OF DISTRIBUTION                             69
--------------------------------------------------------
LEGAL OPINIONS                                   71
--------------------------------------------------------
INDEX OF PRINCIPAL TERMS                         72
--------------------------------------------------------
GLOBAL CLEARANCE
ANNEX I                                          A-1
--------------------------------------------------------
O        OVERVIEW                                A-1
--------------------------------------------------------
O        INITIAL SETTLEMENT                      A-1
--------------------------------------------------------
O        SECONDARY MARKET TRADING                A-2
--------------------------------------------------------
O        CERTAIN U.S. FEDERAL INCOME TAX
         DOCUMENTATION REQUIREMENTS              A-4
--------------------------------------------------------

________________________________________________________________________________
                                     SUMMARY
________________________________________________________________________________

      The following summary is a short, concise description of the main structural features that a class of securities may have. For this reason, this summary does not contain all the information that may be important to you or that describes all of the terms of a security. You will find a detailed description of the possible terms of a security following this summary.

                                     PARTIES

          PARTY                  DESCRIPTION
  ------------------- -----------------------------------
  Issuer and Trust    o   Generally, each series of
                          securities will be issued by a
                          separate trust
                      o   Some trusts may issue more
                          than one series of securities

  ------------------- -----------------------------------
  Chrysler            o   Seller of receivables to a
  Financial Company       trust
  L.L.C. ("CFC")      o   Servicer of receivables
                      o   CFC's address is 27777
                          Franklin Road, Southfield,
                          Michigan 48034-8286 (telephone:
                          248-948-3000)
                      o   Indirect wholly-owned
                          subsidiary of DaimlerChrysler AG
                      o   Originator of CFC receivables

  ------------------- -----------------------------------
  Mercedes-Benz       o    Seller of MBCC receivables to
  Credit Corporation       CFC
  ("MBCC")            o    Subservicer of the MBCC
                           receivables, if any
                      o    Indirect wholly-owned
                           subsidiary of DaimlerChrysler AG
                      o    Originator of MBCC receivables

  ------------------- -----------------------------------
  Indenture Trustee   o    Specified in the related
                           prospectus supplement
                      o    Performs duties for the
                           benefit of noteholders

  ------------------- -----------------------------------
  Owner Trustee       o    Specified in the related
                           prospectus supplement
                      o    Performs duties on behalf of a
                           trust and certificateholders

  ------------------- -----------------------------------
  Premier             o    A special-purpose financing
  Receivables L.L.C.       entity
                      o    An indirect wholly-owned
                           subsidiary of CFC
                      o    Generally, owner of the equity
                           in a trust

  ------------------- -----------------------------------

                                SECURITIES ISSUED

      A series of securities may include one or more classes of notes and/or certificates. You will find the following information about each class of securities in the prospectus supplement:

     o   its principal amount;

     o   its interest rate, which may be fixed or floating or a combination;

     o the timing, amount and priority or subordination of payments of principal and interest;

     o   the method for calculating the amount of principal payments;

     o   its final payment date;

     o   whether it may be redeemed prior to its final payment date; and

     o   other relevant factors.

      Some classes of securities may be entitled to:

     o principal payments with disproportionate, nominal or no interest payments or

     o interest payments with disproportionate, nominal or no principal payments.

                                 TRUST PROPERTY

      The property of each trust will include a pool of motor vehicle retail installment sale contracts secured by new or used automobiles or light duty trucks. These receivables include:

     o   rights to receive certain payments made on the receivables;

     o   security interests in the underlying financed vehicles;

     o   certain accounts and the related proceeds, and

     o   any proceeds from claims on certain related insurance policies.

In addition, the property of a trust may include:

     o notes and/or certificates that were issued by a prior trust but were not then offered and/or

     o distributions from one or more prior trusts that would otherwise be made to Premier Receivables L.L.C.

      In a trust that issues more than one series of securities, the trust will allocate a group of its assets to a single series. This allocated series trust property will support only the single series of securities to which it has been allocated. This series trust property will not benefit or result in any payments on any other series of securities issued by that trust or any other trust.

      You will find a description of the receivables in the prospectus supplement.

      CFC will have purchased the receivables from the originating automobile and light duty truck dealers or from its affiliate, MBCC, which purchased them from the originating dealers. CFC may sell these MBCC receivables to the trust.

      If a trust has not purchased all of its receivables at the time you purchase your securities, it will purchase the remainder of its receivables from CFC over a period specified in the prospectus supplement. Some trusts may, during a specified period, use principal collections on its receivables to purchase additional receivables.

                                   ENHANCEMENT

      Some classes of securities may have the benefit of any of the following enhancements which are intended to increase the likelihood of payments on those securities:

     o   subordination of one or more classes of securities;

     o overcollateralization (i.e., the amount by which the principal amount of the receivables exceeds the principal amount of all of the trust's securities);

     o excess interest collections (i.e., the excess of interest collections on the receivables over servicing fees, interest on the trust's securities and any amounts required to be deposited in a reserve fund, if any);

     o reserve funds that will be applied to cover payments on the securities not covered by collections on the receivables;

     o   letter of credit or other credit facility;

     o   surety bond;

     o   liquidity arrangements;

     o swaps (including currency swaps) and other derivative instruments and interest rate protection agreements;

     o   repurchase or put obligations;

     o   yield supplement agreements; and

     o   other arrangements similar to those described above.

      The prospectus supplement will describe the limitation of any enhancement that applies to the securities. Enhancements cannot guarantee that losses will not be incurred on the securities.

                                   TAX STATUS

      If the trust issues notes, federal tax counsel to the trust will deliver an opinion at the time of initial issuance that for federal income tax purposes:

     o the notes will be characterized as debt unless otherwise stated in the prospectus supplement and

     o the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

      If the trust issues certificates, you will find a discussion of the federal income tax characterization of the certificates and the related trust in this prospectus and the related prospectus supplement.

      See "Certain Federal Income Tax Consequences" for additional information concerning the application of federal and state tax laws to the securities.

                              ERISA CONSIDERATIONS

      If you are an employee benefit plan, you should review the considerations discussed under "ERISA Considerations" in this prospectus before investing in the securities. In general, subject to those considerations and to conditions described in that section, and unless otherwise specified in the prospectus supplement, you may purchase the notes of any series.

                       FORM, DENOMINATION, AND RECORD DATE

      You may purchase securities only in book-entry form. You may purchase securities in $1,000 increments. The "RECORD DATE" will be the business day immediately preceding the payment date or, if Definitive Securities are issued, the 15th day of the preceding calendar month.

________________________________________________________________________________
                                  RISK FACTORS
________________________________________________________________________________

           A TRUST'S ONLY SOURCES OF FUNDS FOR MAKING PAYMENTS ON ITS
                  SECURITIES ARE COLLECTIONS ON ITS RECEIVABLES
                  AND ANY ENHANCEMENT THE SECURITIES MAY HAVE

      Receivables and enhancement, if any, will be the only significant assets of a trust. Collections on the receivables and the enhancement are the only possible sources of funds to make payments on the securities. You must rely upon these sources for repayment of your securities.

      The securities of any series will represent obligations of or interests in the related trust only. The securities of any series will not be insured or guaranteed by DaimlerChrysler AG, CFC or any of their affiliates, the applicable owner trustee, any indenture trustee or any other person or entity.

      The following applies in the case of a trust that issues more than one series of securities. The securities of a multi-series trust will be supported solely by the trust property allocated to its series and will not have any rights in or claims on, or receive any payments from, the trust property allocated to any other series of securities issued by that trust. Consequently, investors must rely solely upon collections on the receivables allocated to their series and, to the extent available, any enhancement for such series.

   PREPAYMENTS MAY ADVERSELY AFFECT AVERAGE LIFE AND YIELDS OF THE SECURITIES

      Prepayments include all of the following:

     o an obligor on a receivable makes payments, in whole or in part, earlier than scheduled

     o   the servicer liquidates a defaulted receivable

     o the servicer or seller is required to purchase or repurchase, respectively, a receivable from the trust

As a result of any of the above instances, the principal amount of a receivable is repaid (or charged off) in advance of its payment schedule.

      Most investors use an assumed prepayment rate on the receivables to price their securities. The actual prepayment rate may be faster or slower than the prepayment rate used to price the securities. The prepayment rate on the receivables may be influenced by a variety of economic, social and other factors.

      Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the securityholders of the related series.

      Refer to the "Payments on the Securities -- Principal Payments -- Optional Redemption" section for information on the servicer's option to purchase the receivables of a trust.

                        RATINGS OF THE OFFERED SECURITIES

      At the initial issuance of a series, at least two nationally recognized rating agencies will rate the offered securities in the highest investment rating category or in the categories otherwise specified in the prospectus supplement. A rating is not a recommendation to purchase, hold or sell securities, and it does not comment as to market price or suitability for a particular investor. The ratings of the offered securities address the likelihood of the payment of principal and interest on the offered securities according to their terms. We cannot assure you that a rating will remain for any given period of time or that a rating agency will not lower or withdraw its rating if, in its judgment, circumstances in the future so warrant.

                      LIMITED ABILITY TO RESELL SECURITIES

      There may be no secondary market for the securities. Underwriters may participate in making a secondary market in the securities, but are under no obligation to do so. We cannot assure you that a secondary market will develop. If a secondary market does develop, we cannot assure you that it will continue or that you will be able to resell your securities.

    BOOK-ENTRY REGISTRATION MAY LIMIT YOUR ABILITY TO RESELL YOUR SECURITIES

      The securities will be delivered to you in book-entry form through the facilities of The Depository Trust Company ("DTC") or Cedelbank or Euroclear. Consequently, your securities will not be registered in your name. As a result, you will not be recognized as a securityholder by the owner trustee or any applicable indenture trustee. Consequently, you will only be able to exercise the rights of a securityholder indirectly through DTC and its participating organizations. Specifically, you may be limited by your ability to resell the securities to a person or entity that does not participate in the DTC system or Cedelbank or Euroclear.

      The above does not apply if Definitive Securities are issued. Refer to the "Form of Securities and Transfers -- Definitive Securities" section for additional information.

          CHANGE IN SERVICER MAY RESULT IN LATE PAYMENTS ON SECURITIES

      If CFC were to cease acting as servicer, or if MBCC were to cease acting as subservicer of the MBCC receivables, there may be delays in processing

     o   payments on the receivables and

     o   information on the receivables.

These processing delays may result in late payments on the securities.

 COMMINGLING OF MONIES BY THE SERVICER MAY RESULT IN A LOSS FOR SECURITYHOLDERS

      The servicer will be required to remit all collections on and proceeds from the receivables to each trust on a monthly or daily basis. For a monthly basis, the servicer will remit on or before the monthly payment date. For a daily basis, the servicer will remit within two business days of receipt of collections and proceeds. Prior to remittance, the funds

     o may be invested by the servicer at its own risk and for its own benefit and

     o   will not be segregated from funds of the servicer.

If the servicer were unable to remit those funds, the applicable securityholders might incur a loss.

      The prospectus supplement may require the servicer to obtain a letter of credit or other security for the benefit of the trust to secure timely remittances of collections on and proceeds from the receivables. Refer to the "Servicing--Collections" section for additional information.

       CERTIFICATEHOLDERS DO NOT HAVE RIGHTS TO ACT UPON SERVICER DEFAULT

      The following generally applies to a series that includes notes and certificates. If the notes are still outstanding and a Servicer Default occurs

     o removal of the servicer may occur without the consent of the certificateholders or the owner trustee and

     o the certificateholders or owner trustee will not have the ability to remove the servicer.

In addition, the noteholders may have the ability to waive defaults by the servicer, including defaults that could materially adversely affect the certificateholders. Refer to the "Servicing -- Rights Upon Servicer Default" and "-- Waiver of Past Defaults" sections for additional information.

          INSOLVENCY OF THE SELLER MAY RESULT IN DELAYS, REDUCTIONS OR
                      LOSS OF PAYMENTS TO SECURITYHOLDERS

      The seller will warrant to each trust that the sale of the receivables to the trust is a valid sale. However, if the seller were to become a debtor in a bankruptcy case, delays in payments of collections of receivables to the related securityholders could result if it is argued that the transfer of the receivables to the trust is a pledge of the receivables to secure a borrowing rather than a sale. If the court rules that the transfer is a pledge rather than a sale, reductions in the amount of payments to the securityholders could result.

      Also, if the transfer of receivables to a trust is treated as a pledge, then a tax or government lien on the property of the seller arising before the transfer may have priority over the trust's interest in the receivables.

      A case decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by an entity that subsequently became bankrupt remained property of the debtor's bankruptcy estate because the sale of accounts is treated as a "security interest" that must be perfected under the Uniform Commercial Code ("UCC"). Although the contracts representing the receivables constitute chattel paper rather than accounts under the UCC, sale of chattel paper, like sales of accounts, must be perfected under
Article 9 of the UCC. If CFC were to become a debtor under any insolvency law and a court were to follow the reasoning of the Tenth Circuit Court of Appeals and apply such reasoning to chattel paper, then the trust could experience a delay in or reduction of collections on the receivables, and you could incur a loss on your investment as a result.

                TRUSTS MAY NOT HAVE A PERFECTED SECURITY INTEREST
                          IN CERTAIN FINANCED VEHICLES

      In connection with the sale of receivables to a trust, the seller will assign the security interests in the financed automobiles or light duty trucks securing those receivables to the trust at the time of sale. Due to administrative burden and expense, the certificates of title to the financed automobiles or light duty trucks will not be amended to reflect the assignment to the trust. In the absence of such an amendment, the trust may not have a perfected security interest in the financed vehicles securing its receivables in some states. If a trust does not have a perfected security interest in a financed automobile or light duty truck, its ability to repossess the financed automobile or light duty truck securing a defaulted receivable may be adversely affected.

      Generally, the seller will be obligated to repurchase any receivable that does not have a perfected security interest in the name of the seller (or MBCC, as applicable) as of the date the receivable is transferred to the trust. The seller will only be obligated to repurchase the receivable if

     o   the lack of perfection will materially adversely affect the trust and

     o   the lack of perfection will not be cured within a specified period.

      To the extent the security interest is perfected, a trust will have a prior claim over subsequent purchasers of the financed automobile or light duty truck and holders of subsequently perfected security interests. However, a trust may not have a prior security interest against liens for repairs of financed automobiles or light duty trucks or for taxes unpaid by an obligor. Also, a trust could lose its security interest (or its priority) through fraud or negligence. If a trust loses its security interest or the priority of its security interest due to any of these occurrences, neither the seller nor the servicer will be obligated to repurchase the related receivable if the occurrence transpired after the trust purchased the receivable.

    RELIANCE ON REPRESENTATIONS AND WARRANTIES BY THE SELLER OR THE SERVICER
      WHICH PROVES TO BE INADEQUATE MAY RESULT IN LOSSES TO SECURITYHOLDERS

      In connection with the sale of receivables by the seller to a trust, the seller will make representations and warranties on the characteristics of the receivables. In some circumstances, the seller may be required to repurchase receivables that do not conform to the representations and warranties. In addition, under some circumstances the servicer may be required to purchase receivables from a trust.

      Refer to the "Sale Provisions" and "Servicing -- Servicing Procedures" sections for additional information.

                   FAILURE TO COMPLY WITH CONSUMER PROTECTION
                    LAW REQUIREMENTS MAY MAKE A TRUST LIABLE

      Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections of retail installment loans. Some of these laws make an assignee of a loan (such as a trust) liable to the obligor for any violation by the lender. Generally, the seller will be obligated to repurchase any receivable which fails to comply with such laws.

                 SUBORDINATION OF CERTAIN SECURITIES MAY RESULT
                    IN REDUCED PAYMENTS TO THOSE SECURITIES

      Payments of interest and principal on one or more classes of securities of a series may be subordinated in priority of payment to payments of interest and principal due on one or more other classes of securities of the same series. Subordination of a class of securities has the effect of increasing the likelihood of payment on the senior classes of securities in that series and decreasing the likelihood of payment on that subordinated class of securities.

                ISSUANCE OF A SUBSEQUENT SERIES OF SECURITIES MAY
                 ADVERSELY AFFECT ANY PRIOR SERIES OF SECURITIES

      A single trust may issue more than one series of securities. The provisions of the governing documents for a subsequent series of securities issued by a trust will not be subject to the consent of or prior review by the holders of a prior series of securities. If a trust issues a subsequent series of securities, each rating agency that rated a prior series of securities must indicate that the subsequent series will not cause them to reduce or withdraw its rating of a prior series. We cannot assure you that the issuance of a subsequent series will not have some effect on a prior series of securities.

________________________________________________________________________________
                               PRINCIPAL DOCUMENTS
________________________________________________________________________________

      In general, the operations of a trust will be governed by the following documents:

 ------------------------- -------------------------------------- ---------------------------------------------
             Document                         Parties                               Primary Purposes
 ------------------------- -------------------------------------- ---------------------------------------------
 Trust Agreement           Owner trustee and CFC, as depositor    o    creates the trust
                                                                  o    provides for issuance of
                                                                       certificates and payments to
                                                                       certificateholders
                                                                  o    establishes rights and duties of
                                                                       owner trustee
                                                                  o    establishes rights of
                                                                       certificateholders
 ------------------------- -------------------------------------- ---------------------------------------------
 Indenture                 Trust, as issuer of the notes, and     o    provides for issuance of the notes
                           indenture trustee                           and the terms of the notes
                                                                  o    establishes rights and duties of
                                                                       indenture trustee
                                                                  o    establishes rights of noteholders
 ------------------------- -------------------------------------- ---------------------------------------------
 Sale and Servicing        CFC, as seller and servicer, and a     o    effects sale of receivables to the
 Agreement                 trust as purchaser                          trust
                                                                  o    contains representations and
                                                                       warranties of seller
                                                                       concerning the receivables
                                                                  o    contains servicing obligations of
                                                                       servicer
                                                                  o    provides for compensation to
                                                                       servicer
                                                                  o    directs how cash flow will be
                                                                       applied to expenses of the
                                                                       trust and payments on its
                                                                       securities
 ------------------------- -------------------------------------- ---------------------------------------------

      Various provisions of these documents are described throughout this prospectus and in the related prospectus supplement. The prospectus supplement for a series will describe any material provisions of these documents that differ in a material way for that series from the provisions described in this prospectus.

      A form of each of these principal documents has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents.

________________________________________________________________________________
                                   THE TRUSTS
________________________________________________________________________________

      Chrysler Financial Company L.L.C. may form trusts at various times pursuant to a separate "TRUST AGREEMENT" for each trust. The principal offices of each trust and the related owner trustee will be specified in the applicable prospectus supplement.

                               SECURITIES ISSUANCE

      A trust will issue securities and use the net proceeds from the sale of the securities to purchase receivables and all payments received on such receivables on and after the applicable cut-off date (as specified in the prospectus supplement, a "CUT-OFF DATE"). If the purchased receivable is a CFC Gold Key Plus Receivable, generally, only the right to receive certain payments will be purchased by a trust. The primary sources for repayment of the securities issued by a trust are collections on its receivables, liquidation proceeds on its defaulted receivables and its reserve funds, if any.

                                 TRUST PROPERTY

      If a trust issues more than one series of securities, the securities of a series will be supported solely by the property allocated to such series ("SERIES TRUST PROPERTY") and will not have any rights in or receive any payments from the Series Trust Property allocated to any other series of securities issued by that trust. The Series Trust Property of a trust will include:

     o the receivables pool allocated to such series and payments on such receivables;

     o such amounts as from time to time may be held in separate trust accounts established for the trust and the proceeds of such accounts, as described in this prospectus and in the accompanying prospectus supplement;

     o security interests in the financed vehicles and any other interest of the seller in such financed vehicles;

     o the rights to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the financed vehicles or the obligors;

     o the seller's interest in proceeds from recourse to dealers on defaulted receivables or the underlying financed vehicles of defaulted receivables;

     o any property that secured a receivable and has been acquired by the trust; and

     o any and all proceeds of the above as allocated to such series of securities.

      In accordance with a "SALE AND SERVICING AGREEMENT", the seller will sell a pool of receivables to the trust on the day the trust issues a series of securities. After an initial sale, the seller may sell subsequent receivables ("SUBSEQUENT RECEIVABLES") to the trust as frequently as daily during a specified funding period (a "FUNDING PERIOD"). The trust will purchase its Subsequent Receivables from the proceeds of the sale of its securities that were not used to purchase its initial pool of receivables. Prior to the purchase of Subsequent Receivables, the trust will maintain those proceeds in its pre-funding account (the "PRE-FUNDING ACCOUNT").

      Also, a trust may use its principal collections on receivables to purchase additional receivables ("ADDITIONAL RECEIVABLES") from the seller over a specified period (a "REVOLVING PERIOD"). Any Subsequent Receivables or Additional Receivables so conveyed will also be assets of the applicable trust allocated solely to such series of securities.

      A trust will purchase Subsequent Receivables or Additional Receivables only if the prospectus supplement so specifies.

      The servicer will continue to service the receivables held by each trust and will receive fees for such services. To facilitate the servicing of the receivables, the servicer will retain physical possession of the retail installment sale contracts owned by each trust and other related documents as custodian for the trust. To avoid undue administrative burden and expense, the certificates of title to the financed vehicles will not be amended to reflect the sale and assignment of the security interest in the financed vehicles to each trust. In the absence of such an amendment, a trust may not have a perfected security interest in the financed vehicles in all states.

      A trust may have reserve funds or other forms of credit enhancement. Also, a trust may own securities that were issued by another trust but were not then sold to investors ("PREVIOUSLY ISSUED SECURITIES"). In addition, a trust may own the right to receive the overcollateralization distributions from another trust.

      Refer to the "Receivable Pools" section for additional information on the receivables. Refer to the "Servicing" section in this prospectus and in the "Transaction Overview -- Servicing" section in the accompanying prospectus supplement for additional information on servicing the receivables. Refer to the "Certain Legal Aspects of the Receivables" and "Sale Provisions" sections for additional information on security interests in the financed vehicles.

________________________________________________________________________________
                                 USE OF PROCEEDS
________________________________________________________________________________

      Generally, a trust will use the net proceeds from the sale of a series of securities to (i) purchase receivables and, if applicable, any Previously Issued Securities from the seller, (ii) make the initial deposit into the reserve funds, if any, and (iii) deposit the Pre-Funded Amount, if any, into the Pre-Funding Account. Generally, the seller will use the proceeds it receives for general corporate purposes.

________________________________________________________________________________
                                RECEIVABLE POOLS
________________________________________________________________________________

      Each receivable in a pool is a motor vehicle retail installment sale contract between a dealer and an obligor. The dealers are retail sellers of new and used automobiles and light duty trucks. Most of the dealers sell products manufactured and/or distributed by subsidiaries of DaimlerChrysler AG. Those products include vehicles manufactured under the Chrysler, Plymouth, Dodge, Jeep, and Mercedes-Benz trademarks.

      Each receivable in a pool was or will be originated by dealers who regularly sell such contracts to CFC or MBCC and has been or will be purchased by CFC or MBCC. CFC and MBCC have purchased or will purchase receivables, directly or indirectly, according to agreements with dealers throughout the United States in the ordinary course of CFC's and MBCC's business.

      Any MBCC receivables sold to a trust will first be purchased by CFC from MBCC and subsequently sold to the trust. Receivable pools will continue to be serviced by CFC, in such capacity as the servicer and will evidence indirect financing made available by the seller to the obligors. Receivables generated by MBCC may be subserviced by MBCC.

                                  UNDERWRITING

CHRYSLER FINANCIAL COMPANY L.L.C.

      CFC purchases contracts in accordance with its credit standards which are based upon the vehicle buyer's ability and willingness to repay the obligation, the value of the vehicle being financed, as well as other factors.

MERCEDES-BENZ CREDIT CORPORATION

      MBCC purchases contracts using consistent underwriting policies and procedures. MBCC's underwriting standards emphasize, among other factors, the applicant's willingness and ability to repay according to the terms of the receivable. The final credit decision is made based upon the degree of credit risk perceived and the amount of credit requested.

                           SIMPLE INTEREST RECEIVABLES

      "SIMPLE INTEREST RECEIVABLES" are receivables that amortize the amount financed over a series of fixed level monthly payments. Under the "simple interest" method, each monthly payment is generally allocated first to interest and the remainder to principal. The interest allocation is calculated as follows:
                                             period between current and prior
outstanding principal       x   stated   x                payments
balance of the receivable        APR         (as a fraction of a calendar year)

      Accordingly, the portion of the obligor's monthly payment allocated to principal and interest depends on when an obligor pays the fixed monthly installment relative to its scheduled due date. The following table illustrates this relationship:

 ---------------------------------------------------------------------------
                                           IF PAID ......
     PORTION OF PAYMENT        BEFORE SCHEDULED       AFTER SCHEDULED
        ALLOCATED TO               DUE DATE               DUE DATE
          Principal                  Greater                 Less
 ---------------------------------------------------------------------------
          Interest                   Less                 Greater
 ---------------------------------------------------------------------------

      In either case, the obligor generally pays a fixed monthly installment until the final scheduled payment date. The amount of the final installment is increased or decreased as necessary to repay the outstanding principal balance and any finance charges up to the date of final payment. If a Simple Interest Receivable is prepaid in full, the obligor is required to pay interest only to the date of prepayment.

      If any receivables amortize according to a different method, the prospectus supplement will describe it. All of CFC's contracts and some of MBCC's contracts are Simple Interest Receivables.

                             PRECOMPUTED RECEIVABLES

      Payments received on a "PRECOMPUTED RECEIVABLE" are allocated according to the "actuarial" method. The actuarial method provides for amortization of the loan over a series of fixed level monthly installments. Each monthly installment is deemed to consist of an amount of interest equal to a percentage of the stated APR of the loan multiplied by the scheduled principal balance. The remainder of the scheduled payment is applied to principal. Generally, no adjustment is made in the event of early or late payments, although in the latter case the obligor is subject to a late payment penalty.

      Even though scheduled payments received on a Precomputed Receivable are allocated in accordance with the actuarial method, for a receivable which is prepaid in full or accelerated under certain circumstances or the financed vehicle is repossessed and sold or becomes a total loss, the amount owing by the obligor will be determined by considering that previous payments on the receivable were allocated according to the "simple interest" or "Rule of 78's" method. Refer to the "Simple Interest Receivables" section above for a description of the simple interest method.

      Many of the Precomputed Receivables generally also provide that, in the event of a prepaid receivable, if the amount owing by the obligor determined by the "Rule of 78s" would be more favorable to the obligor, the amount owing may be determined in accordance with such rule. A portion of MBCC's contracts and none of CFC's contracts are Precomputed Receivables.

      An "MBCC BALLOON RECEIVABLE" provides for monthly payments that amortize the amount financed over its original term to maturity, except that a final balloon payment, which is materially greater than the scheduled monthly payments, becomes due on the final maturity date. MBCC Balloon Receivables are a type of Precomputed Receivable, whose payments are allocated in the same manner as described above.

                          CFC GOLD KEY PLUS RECEIVABLES

      A " CFC GOLD KEY PLUS RECEIVABLE" has the following characteristics:

     o   requires a fixed, level monthly payment from the obligor,

     o   is originated under CFC's Gold Key Plus program,

     o   is secured by a new automobile or light duty truck, and

     o has a final "Fixed Value Payment" which is materially greater than the scheduled monthly payments.

      A CFC Gold Key Plus Receivable provides for amortization of the loan over a series of fixed level payment monthly installments, but also requires a final Fixed Value Payment due after payment of the monthly installments. The final Fixed Value Payment may be satisfied by:

     o   payment in full in cash of such amount,

     o transfer of the vehicle to CFC provided certain conditions are satisfied, or

     o refinancing the Fixed Value Payment in accordance with certain conditions.

      Generally, a trust will only purchase the principal and interest payments due prior to the final Fixed Value Payment and Premier Receivables L.L.C. will purchase the final Fixed Value Payment. Premier Receivables L.L.C. will have the option to transfer these final Fixed Value Payments to the related trust in exchange for certificates representing interests in these final Fixed Value Payments or indebtedness secured by these final Fixed Value Payments. Premier Receivables L.L.C. may then sell those certificates or the indebtedness.

                               SELECTION CRITERIA

      Each pool of receivables to be held by a trust and allocated to a series of securities will be selected from the seller's portfolio and/or MBCC's portfolio. Each pool of receivables may include only CFC contracts, or only MBCC contracts or a combination of both CFC and MBCC contracts.

      Generally, only receivables meeting the following criteria will be selected:

     o has been purchased by the seller, directly or indirectly, from dealers in the ordinary course of business or from MBCC, which will have purchased them from dealers

     o   is secured by a new or used vehicle

     o   has been originated in the United States

     o satisfies the other criteria, if any, in the related prospectus supplement

If a pool of receivables does not follow any of these selection criteria, the related prospectus supplement will so specify.

      The prospectus supplement will include information on each receivables pool, including, to the extent appropriate:

     o   the composition

     o the distribution of the receivables pool selected from the CFC portfolio and from the MBCC portfolio

     o the distribution of such receivables pool secured by new vehicles and by used vehicles

     o   the distribution by outstanding principal balance

     o   the distribution by annual percentage rate ("APR")

     o   the distribution by U.S. state of origination

                             RECOURSE TO CFC DEALERS

      CFC has recourse to its dealers on a portion of its retail installment sale contracts. Under its recourse obligation, the dealer is responsible to CFC for payment of the unpaid balance of the contract, provided that CFC repossesses the vehicle from the retail buyer and returns it to the dealer within a specified time. CFC applies the same underwriting standards to the purchase of contracts regardless of whether there is recourse to dealers.

      The net credit loss experience of contracts without recourse against dealers is higher than that of contracts with recourse against dealers. Based on its experience, CFC believes that there is no material difference between the rates of delinquency and repossession on contracts with recourse against dealers as compared to contracts without recourse against dealers.

      In the event of a dealer's bankruptcy, a bankruptcy trustee might attempt to characterize recourse sales of contracts as loans to the dealer secured by the contracts. Such an attempt could result in payment delays and, if successful, losses on the affected receivables. The prospectus supplement will include information on the percentage of receivables in the pool with recourse to dealers.

      In addition, some dealers may be obligated to repurchase receivables originated by them if the dealers have made certain misrepresentations about the receivables.

                            RECOURSE TO MBCC DEALERS

      MBCC's agreements with each of its dealers obligates the dealer to repurchase any retail installment sale contract for the outstanding principal balance if the dealer breaches certain representations and warranties. Upon breach of any representation or warranty made by a dealer with respect to a contract, pursuant to the dealer agreement, MBCC has a right of recourse against such dealer to require it to repurchase such contract. Generally, in determining whether to exercise such right, MBCC considers the prior performance of the dealer and other business and commercial considerations. MBCC, as subservicer, will be obligated to enforce such rights with respect to dealer agreements relating to any MBCC receivables in a pool in accordance with such customary practices, and the right to any proceeds received upon such enforcement will be conveyed to the related trust.

                               NET CREDIT LOSS AND
                             DELINQUENCY EXPERIENCE

      Each prospectus supplement will include specified net credit loss, repossession and delinquency experience of the seller and, if applicable, MBCC. We cannot assure you that the delinquency, repossession and net credit loss experience on any receivables pool will be comparable to historical experience or to such information.

________________________________________________________________________________
                                  FLOW OF FUNDS
________________________________________________________________________________

                                SOURCES OF FUNDS

      A trust may use funds from the following sources to pay its expenses and make payments on its securities:

     o   collections on its receivables

     o   net recoveries from the liquidation of defaulted receivables

     o amounts paid by the seller to repurchase a receivable as a result of the seller's material breach of a representation and warranty -- refer to "Sale Provisions"

     o amounts paid by the servicer to purchase a receivable to which it has made certain modifications -- refer to "Servicing -- Servicing Procedures"

     o investment earnings during the related collection period, if any, on its reserve fund, if any, and on deposits, if any, in its deposit account

     o   any reserve fund described in the related prospectus supplement

     o   any other sources described in the related prospectus supplement.

      The funds available to pay expenses and make payments on securities for any given period are referred to as "AVAILABLE FUNDS".

      In the case of a trust that issues more than one series of securities, the distributions on the securities of any one series will be made solely from funds allocated to that series and not from the funds allocated to any other series issued by that trust.

                         APPLICATION OF AVAILABLE FUNDS

      On each payment date the available funds of a trust will be applied to its expenses and payments on its securities in the amounts and the order of priority set forth in the prospectus supplement.

                                  NET DEPOSITS

      As an administrative convenience, the servicer will deposit a trust's available funds into any account of the trust net of a payments to be made to the servicer. However, the servicer will account for available funds as if all deposits and transfers of available funds were made individually rather than net.

________________________________________________________________________________
                               CREDIT ENHANCEMENT
________________________________________________________________________________

      Credit enhancements are intended to enhance the likelihood of full payment of principal and interest due and to decrease the likelihood that securityholders will experience losses. Unless otherwise specified in the related prospectus supplement, the credit enhancement for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and accrued interest. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear their allocable share of losses, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of any such series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of the other series.

      A prospectus supplement for a series will specify whether there is any credit or cash flow enhancement and how it works. Examples are:

     o   subordination of one or more classes of securities of a series,

     o   reserve funds,

     o   overcollateralization,

     o   letters of credit,

     o   credit or liquidity facilities,

     o   surety bonds,

     o   guaranteed investment contracts,

     o   swaps (including without limitation currency swaps),

     o   other interest rate protection agreements,

     o   repurchase obligations (including without limitation put options),

     o   yield supplement agreements,

     o   other agreements with respect to third party payments,

     o any other arrangements as may be described in the related prospectus supplement or

     o   any combination of two or more of the above.

                                  RESERVE FUND

      A trust may maintain a reserve fund in its Deposit Account. Generally, a reserve fund will be established by an initial deposit by the seller on the Closing Date. If a trust has a Funding Period, the reserve fund will also be increased on each Subsequent Transfer Date to the extent described in the related prospectus supplement. The amount of the reserve fund may be increased on each payment date up to a required amount through an allocation of the trust's Available Funds. The related prospectus supplement will describe the manner in which the reserve fund will be applied.

                           PAYMENTS ON THE SECURITIES

      The prospectus supplement will describe

     o the timing and priority of payments of principal and interest on each class of the securities,

     o   their interest rates,

     o   the method of determining the amount of their principal payments,

     o the priority of the application of the trust's available funds to its expenses, and payments on its securities.

      The rights of any class of securities may be senior or subordinate to other classes of securities. A security may be entitled to

     o principal payments with disproportionate, nominal or no interest payments or

     o interest payments with disproportionate, nominal or no principal payments.

Interest rates may be fixed, variable or adjustable. A class of securities may be redeemable. The aggregate initial principal amount of the securities of a series may be greater than, equal to or less than the aggregate initial principal amount of the receivables in that series.

      Payments of principal and interest on any class of securities will be made on a pro rata basis among all the securityholders of such class. A series may provide for a liquidity facility or similar arrangement that permits one or more classes of securities to be paid in planned amounts on scheduled payment dates.

                               PRINCIPAL PAYMENTS

WEIGHTED AVERAGE LIFE OF THE SECURITIES

      The weighted average life of the securities will generally be influenced by the rate at which the principal balances of the related receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term "prepayments" includes prepayments in full, partial prepayments including those related to rebates of extended warranty contract costs and insurance premiums, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and certain other receivables repurchased by the seller or the servicer for administrative reasons. All of the receivables may be prepaid at any time without penalty to the obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the financed vehicle securing a receivable without the consent of the seller. The rate of prepayment on the receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the seller will be obligated to repurchase receivables from a trust pursuant to the related Sale and Servicing Agreement as a result of breaches of its representations and warranties and the servicer will be obligated to purchase receivables from a trust pursuant to the Sale and Servicing Agreement as a result of its breaches of certain covenants. The servicer will also have an option to purchase all of a trust's receivables when their outstanding amount declines to a specified level. Such a purchase would result in the early redemption of the trust's securities.

      Refer to the "Sale Provisions" and "Servicing" sections.

      A prospectus supplement may provide for a Revolving Period during which principal collections in respect of the receivables allocated to the related series will be applied to purchase Additional Receivables for inclusion in the related series trust property rather than applied to make distributions on the related securities. Any such application would increase the weighted average life of those securities. Also, a prospectus supplement may provide for a liquidity facility or similar arrangement under which collections of principal may be invested in Eligible Investments and distributed on the related securities in planned amounts on scheduled payment dates.

      In light of the above considerations, we cannot tell you the amount of principal that will be paid on any class of securities on any payment date, since that amount will depend, in part, on the amount of principal collected on the related receivables pool during the applicable collection period. You will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of the receivables that support your securities. The related prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular receivables pool and the related series of securities.

INDEXED SECURITIES

      A trust may issue a class of "INDEXED SECURITIES" in which the principal amount payable at its final scheduled payment date (the "INDEXED PRINCIPAL AMOUNT") is determined by reference to a measure (the "INDEX") which will relate to the difference in the rate of exchange between United States dollars and a currency or composite currency (the "INDEXED CURRENCY") specified in the applicable prospectus supplement (such Indexed Securities, "CURRENCY INDEXED SECURITIES");

     o the difference in the price of a specified commodity (the "INDEXED COMMODITY") on specified dates (such Indexed Securities,
         "COMMODITY INDEXED SECURITIES");

     o the difference in the level of a specified stock index (the "STOCK INDEX"), which may be based on U.S. or foreign stocks, on specified dates (such Indexed Securities, "STOCK INDEXED
         SECURITIES"); or

     o such other objective price or economic measures as are described in the applicable prospectus supplement.

      The applicable prospectus supplement will describe the manner of determining the Indexed Principal Amount of an Indexed Security and historical and other information concerning the Indexed Currency, the Indexed Commodity, the Stock Index or other price or economic measures used in such determination. The prospectus supplement will also include information concerning tax consequences to the holders of such Indexed Securities.

      Typically, interest on an Indexed Security will be payable based on the amount designated in the applicable prospectus supplement. The prospectus supplement will determine the terms of redemption or repayment of Indexed Securities prior to the final schedule payment date.

OPTIONAL REDEMPTION

      The prospectus supplement will state whether the servicer has an option to repurchase the receivables in the related series and when it may exercise that option. Normally, the option is exercisable when the total principal balance of the receivables has declined to 10% of their total principal balance as of the cut-off date. If the servicer exercises this option, the outstanding securities of that series will be repaid at that time.

                                INTEREST PAYMENTS

      A class of securities may bear interest at a fixed, variable, adjustable, or zero rate per annum. The applicable prospectus supplement will provide the detailed interest rate terms of your securities. The following sections provide a general overview of the mechanics of the various types of interest rates.

FIXED RATE SECURITIES

      Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass through rate, as the case may be, specified in the applicable prospectus supplement. Generally, interest on each class of fixed rate securities will be computed on the basis of a 360-day year consisting of twelve 30-day months.

FLOATING RATE SECURITIES

      A trust may issue various types of floating rate securities. Each class of floating rate securities will bear interest at the applicable per annum floating interest rate. The following defined terms are used in the sections below to illustrate how various floating rates are determined. All floating rate interest calculations resulting in percentages will be rounded, if necessary, to the nearest 1/100,000 of 1% (0.0000001), with five one-millionths of a percentage point rounded upward.

      "BASE RATE" - basis for floating interest rate on securities.

      "SPREAD" - added to or subtracted from the Base Rate and generally a stated number of basis points (one basis point equals one one-hundredth of a percentage point).

      "SPREAD MULTIPLIER" -generally a number expressed as a percentage.

      "FLOATING RATE INTEREST ACCRUAL PERIOD" - the period over which interest accrues at the floating interest rate.

      "INDEX MATURITY" - the period of maturity of the instrument or obligation from which the Base Rate is calculated (i.e., one month LIBOR).

      "H.15(519)" - the publication entitled "Statistical Release H.15(519), Selected Interest Rates", published by the Board of Governors of the Federal Reserve System.

      "COMPOSITE QUOTATIONS" - the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

      "INTEREST RESET DATE" - the first day of the Floating Rate Interest Accrual Period.

      "CALCULATION AGENT" - representative appointed by the trust to calculate the interest rate on a class of floating rate securities, typically the indenture trustee. The Calculation Agent's determinations of interest, in the absence of obvious error, are conclusive and binding for all purposes.

      Floating rate securities may have either or both of the following:

     o a maximum limitation, or ceiling, on the rate at which interest may accrue during any Floating Rate Interest Accrual Period and

     o a minimum limitation, or floor, on the rate at which interest may accrue during any Floating Rate Interest Accrual Period.

      In no event will the per annum floating interest rate be higher than the maximum rate permitted by applicable law.

LIBOR Securities
----------------

      LIBOR based floating rate securities will bear interest for each Floating Rate Interest Accrual Period at LIBOR plus or minus the Spread or multiplied by a Spread Multiplier, if any. The Calculation Agent determines LIBOR for each Floating Rate Interest Accrual Period on the LIBOR Determination Date. The "LIBOR DETERMINATION DATE" is the second LIBOR Business Day prior to the Interest Reset Date. A "LIBOR BUSINESS DAY" is a day that is both a business day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.

      "LIBOR" equals the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity commencing on the Interest Reset Date, as displayed on Telerate Page 3750 at approximately 11:00 a.m. London time on the LIBOR Determination Date. "TELERATE PAGE 3750" means the display page so designated on the Dow Jones Telerate Service.

CD Rate Securities
------------------

      CD Rate based floating rate securities will bear interest for each Floating Rate Interest Accrual Period at the CD Rate plus or minus the Spread or multiplied by a Spread Multiplier, if any. The Calculation Agent determines the CD Rate for each Floating Rate Interest Accrual Period on the CD Rate Determination Date. The "CD RATE DETERMINATION DATE" is the second business day prior to the Interest Reset Date.

      The "CD RATE" equals the rate on the CD Determination Date for negotiable certificates of deposit for the period of the Index Maturity. This rate is published in H.15(519) under the heading "CDs (Secondary Market)".

Commercial Paper Rate Securities
--------------------------------

      Commercial Paper Rate based floating rate securities will bear interest for each Floating Rate Interest Accrual Period at the Commercial Paper Rate plus or minus the Spread or multiplied by a Spread Multiplier, if any. The Calculation Agent determines the Commercial Paper Rate for each Floating Rate Interest Accrual Period as of the Commercial Paper Rate Determination Date. The "COMMERCIAL PAPER RATE DETERMINATION DATE" is the second business day prior to the Interest Reset Date.

      The "COMMERCIAL PAPER RATE" for a Floating Rate Interest Accrual Period equals the Money Market Yield on the Commercial Paper Rate Determination Date for commercial paper having the period of the Index Maturity. The rate is published in H.15(519) under the heading "Commercial Paper". "MONEY MARKET YIELD" is calculated as follows:

             Money Market Yield  =  D X 360 X 100
                                    -------------
                                    360 - (D X M)

             where:

             D  =  the applicable per annum rate for commercial
                   paper quoted on a bank discount basis and expressed as a decimal

             M  =  the actual number of days in the Index Maturity

Federal Funds Rate Securities
-----------------------------

      Federal Funds Rate based floating rate securities will bear interest for each Floating Rate Interest Accrual Period at the Federal Funds Rate plus or minus the Spread or multiplied by a Spread Multiplier, if any. The Calculation Agent determines the Federal Funds Rate for each Floating Rate Interest Accrual Period as of the Interest Reset Date.

      The "FEDERAL FUNDS RATE" equals the effective rate on the Interest Reset Date for Federal Funds having the period of the Index Maturity. This rate is published in H.15(519) under the heading "Federal Funds (Effective)".

Treasury Rate Securities
------------------------

      Treasury Rate based floating rate securities will bear interest for each Floating Rate Interest Accrual Period at the Treasury Rate plus or minus the Spread or multiplied by a Spread Multiplier, if any. The Calculation Agent determines the Treasury Rate for each Floating Rate Interest Accrual Period as of its Treasury Rate Determination Date.

      The "TREASURY RATE DETERMINATION DATE" is the Monday of the week in which the Interest Reset Date falls as Treasury bills are normally sold at auction on Monday of each week. If the applicable Monday is a legal holiday and the auction is held on Tuesday, then Tuesday would be the Treasury Rate Determination Date. If the applicable Monday is a legal holiday and the auction is held on the preceding Friday, then Friday would be the Treasury Rate Determination Date. If the Interest Reset Date falls on an auction date, then such Interest Reset Date will instead be the business day immediately following such auction date.

      The "TREASURY RATE" equals the rate on the Treasury Determination Date for the auction of direct obligations of the United States having the period of the Index Maturity. This rate is published in H.15(519) under the heading "U.S. Government Securities - Treasury Bills - auction average (investment)".

________________________________________________________________________________
                        FORM OF SECURITIES AND TRANSFERS
________________________________________________________________________________

      Unless otherwise specified in the related prospectus supplement, each class of securities will initially be represented by one or more securities registered in the name of the nominee of DTC except as set forth below. Unless otherwise specified in the related prospectus supplement, the securities will be available for purchase in denominations of $1,000 in book-entry form only. The seller has been informed by DTC that DTC's nominee will be Cede & Co. ("CEDE"), unless another nominee is specified in the related prospectus supplement. Accordingly, such nominee is expected to be the holder of record of the securities of each class. Unless and until Definitive Securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no securityholder will be entitled to receive a physical certificate representing a security. All references in this prospectus and in the related prospectus supplement to actions by securityholders refer to actions taken by DTC upon instructions from its participating organizations (the "PARTICIPANTS") and all references in this prospectus or and in the related prospectus supplement to distributions, notices, reports and statements to securityholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the securities, for distribution to securityholders in accordance with DTC's procedures with respect thereto.

                             BOOK-ENTRY REGISTRATION

      DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS").

      Unless otherwise specified in the related prospectus supplement, securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through Participants and Indirect Participants. In addition, securityholders will receive all distributions of principal and interest from the related indenture trustee or the related owner trustee, as applicable, through Participants. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable trustee to DTC's nominee. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or securityholders. Except to the extent the applicable Premier Receivables L.L.C. holds certificates with respect to any series of securities, it is anticipated that the only "securityholder", "noteholder" and "certificateholder" will be DTC's Nominee. Noteholders will not be recognized by each indenture trustee as noteholders, as such term is used in each Indenture, and noteholders will be permitted to exercise the rights of noteholders only indirectly through DTC and its Participants. Similarly, certificateholders will not be recognized by each owner trustee as certificateholders as such term is used in each trust agreement, and certificateholders will be permitted to exercise the rights of certificateholders only indirectly through DTC and its Participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers of securities among Participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of, and interest on, the securities. Participants and Indirect Participants with which securityholders have accounts with respect to the securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such securities, may be limited due to the lack of a physical certificate for such securities.

      DTC has advised the seller that it will take any action permitted to be taken by a noteholder under the related Indenture or a certificateholder under the related Trust Agreement only at the direction of one or more Participants to whose accounts with DTC the applicable notes or certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

      Except as required by law, neither any administrator, the applicable owner trustee nor the applicable indenture trustee, will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the securities of any series held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations ("CEDELBANK PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between Cedelbank Participants through electronic book-entry changes in accounts of Cedelbank Participants, thereby eliminating the need for physical movement of certificated securities. Transactions may be settled in Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides to its Cedelbank Participants services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Monetary Institute. Cedelbank Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank Participant, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for Participants of the Euroclear System ("EUROCLEAR Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificated securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "EUROCLEAR OPERATOR" or "EUROCLEAR"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held as a single bulk holding without attribution of specific certificated securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to securities held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" in this prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" to this prospectus. Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Indenture or Trust Agreement, as applicable, on behalf of a Cedelbank Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

      Cede, as nominee for DTC, will hold the securities. Cedelbank and Euroclear will hold omnibus positions in the securities on behalf of the Cedelbank Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries (collectively, the "DEPOSITARIES"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

      Transfers between DTC's Participants will occur in accordance with DTC rules. Transfers between Cedelbank Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time-zone differences, credits of securities in Cedelbank or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during such processing will be reported to the relevant Cedelbank Participant or Euroclear Participant on that business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

      Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among Participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      In the event that any of DTC, Cedelbank or Euroclear should discontinue its services, the administrator would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in the prospectus below under "-- Definitive Securities".

                              DEFINITIVE SECURITIES

      Unless otherwise specified in the related prospectus supplement, the securities of a series will be issued in fully registered, certificated form ("DEFINITIVE SECURITIES") to securityholders or their respective nominees, rather than to DTC or its nominee, only if

     o the related administrator or indenture trustee, as applicable, determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such securities and such administrator or indenture trustee is unable to locate a qualified successor (and if it is an administrator that has made such determination, such administrator so notifies the applicable trustee in writing), or

     o the administrator or indenture trustee, as applicable, at its option, elects to terminate the book-entry system through DTC or

     o after the occurrence of an Event of Default or a Servicer Default with respect to such securities, holders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, of such series advise the applicable trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such notes or certificates is no longer in the best interest of the holders of such securities.

      Upon the occurrence of any event described in the immediately preceding paragraph, the applicable trustee will be required to notify all applicable securityholders of a given series through Participants of the availability of Definitive Securities. When DTC surrenders the definitive certificates representing the corresponding securities and gives instructions for re-registration, the applicable trustee will reissue such securities as Definitive Securities to such securityholders.

      Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the applicable trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the Record Date. Those distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable securityholders.

      Definitive Securities will be transferable and exchangeable at the offices of the applicable trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

      Unless otherwise specified in the related prospectus supplement with respect to the notes of any series, three or more holders of the notes of such series or one or more holders of such notes evidencing not less than 25% of the aggregate outstanding principal balance of such notes may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by such indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related Indenture or under such notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of such series.

      Unless otherwise specified in the related prospectus supplement with respect to the certificates of any series, three or more holders of the certificates of such series or one or more holders of such certificates evidencing not less than 25% of the certificate balance of such certificates may, by written request to the related owner trustee, obtain access to the list of all certificateholders maintained by such owner trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or under such certificates.

________________________________________________________________________________
                                 SALE PROVISIONS
________________________________________________________________________________

      On the closing date specified in a prospectus supplement (the "CLOSING DATE"), the seller will transfer and assign to the applicable trust, without recourse, pursuant to a Sale and Servicing Agreement, its entire interest in a pool of receivables, including its security interests in the related financed vehicles. Each such receivable will be identified in a schedule to the Sale and Servicing Agreement. The applicable owner trustee will execute and deliver the trust's notes and/or certificates, as applicable. Unless otherwise provided in the related prospectus supplement, the net proceeds received from the sale of the offered securities of a series will be applied to the purchase of the related receivables from the seller and, to the extent specified in the related prospectus supplement, to the deposit of the Pre-Funded Amount for such series into the related Pre-Funding Account. The prospectus supplement will specify whether Subsequent Receivables for such series will be sold by the seller to the trust from time to time during any Funding Period for the trust on each date specified as a transfer date in the prospectus supplement (each, a "SUBSEQUENT TRANSFER DATE").

      In each Sale and Servicing Agreement the seller will represent and warrant to the applicable trust, among other things, that:

     o the information provided in the schedule of receivables attached to the Sale and Servicing Agreement is correct in all material respects;

     o the obligor on each receivable is required to maintain physical damage insurance covering the financed vehicle in accordance with the seller's or MBCC's, as applicable, normal requirements;

     o as of the applicable Closing Date or the applicable Subsequent Transfer Date, if any, to the best of its knowledge, the related receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened;

     o as of the Closing Date or the applicable Subsequent Transfer Date, if any, each related receivable is or will be secured by a first perfected security interest in favor of the seller or MBCC, as applicable, in the financed vehicle;

     o each receivable, at the time it was originated, complied and, as of the Closing Date or the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and

     o any other representations and warranties that may be set forth in the related prospectus supplement.

      Unless otherwise provided in the related prospectus supplement, as of the last day of the second month following the discovery by or notice to the seller of a breach of any representation or warranty of the seller that materially and adversely affects the interests of the related trust in any receivable, the seller will repurchase that receivable if the breach has not been cured. The purchase price payable to the trust will be the unpaid principal balance owed by the obligor on the receivable plus interest thereon at its APR to the last day of the month of repurchase (the "REPURCHASE AMOUNT"). The repurchase obligation constitutes the sole remedy available to the securityholders, the owner trustee and the indenture trustee for any such uncured breach.

      Pursuant to each Sale and Servicing Agreement, to assure uniform quality in servicing the receivables and to reduce administrative costs, each trust will designate the servicer as custodian to maintain possession, as such trust's agent, of the related motor vehicle retail installment sale contracts and any other documents relating to the receivables. The seller's accounting records and computer systems will reflect the sale and assignment of the related receivables to the applicable trust, and UCC financing statements reflecting such sale and assignment will be filed.

________________________________________________________________________________
                                    SERVICING
________________________________________________________________________________

                                  THE SERVICER

      Unless otherwise specified in the prospectus supplement, CFC will service the receivables. CFC is a wholly-owned subsidiary of DaimlerChrysler Corporation ("DAIMLERCHRYSLER") and engages in providing consumer and dealer automotive financing for the products of DaimlerChrysler, including retail and lease financing for vehicles, dealer inventory and other financing needs. DaimlerChrysler is a wholly-owned subsidiary of DaimlerChrysler AG. DaimlerChrysler AG provides a wide range of transportation products and financial and other services. It is one of the largest automobile manufacturers in the world in terms of revenues. DaimlerChrysler AG operates in several business segments including passenger cars, commercial vehicles, financial services, and aerospace. The following chart illustrates the organization effective as of January 1, 2000:

                             ----------------------
                             | DaimlerChrysler AG |
                             ----------------------
                                       |
                        --------------------------------
                        |    DaimlerChrysler North     |
                        | America Holding Corporation  |
                        --------------------------------
                                       |
                                       |
         --------------------------------------------------------------
         |                                                             |
         |                                                             |
--------------------                                            ---------------
|  DaimlerChrysler |                                            |     MBCC    |
|    Corporation   |                                            ---------------
--------------------
        |
        |
-------------------
|       CFC       |
-------------------


      CFC's business is substantially dependent upon the operations of DaimlerChrysler. In particular, lower levels of production and sale of DaimlerChrysler's automotive products could result in a reduction in the level of finance and insurance operations of CFC. CFC's executive offices are located at 27777 Franklin Road, Southfield, Michigan 48034-9296, and its telephone number is (248) 948-2067.

                                 THE SUBSERVICER

      CFC may purchase automobile and light duty truck receivables from MBCC and subsequently sell them to a trust. The related prospectus supplement may indicate the number and principal amount of such receivables included in a pool. CFC may contract with MBCC to subservice the MBCC receivables.

      As illustrated in the above organizational chart, both CFC and MBCC are indirectly wholly-owned subsidiaries of DaimlerChrysler AG. MBCC provides a variety of comprehensive financial services to dealers and customers of products manufactured or distributed by DaimlerChrysler AG and its affiliates in North America. MBCC and certain of its subsidiaries primarily provide retail and wholesale financing, leasing, and other financial services to authorized Mercedes-Benz automobile dealers and their customers. Additionally, a wholly-owned subsidiary of MBCC provides financing for both DaimlerChrysler and other manufacturers' products.

                                    ACCOUNTS

      With respect to each trust, the servicer will establish and maintain with the related indenture trustee one or more accounts, in the name of the indenture trustee on behalf of the securityholders of that series (the "DEPOSIT ACCOUNT"). The servicer will deposit the collections on a trust's receivables into the trust's Deposit Account as described under "-- Collections" below. The applicable trustee will apply available funds in a Deposit Account to pay the trust's expenses and to make payments on its securities. If a trust has reserve funds, they will be held in its Deposit Account. As described under "Sale Provisions" a trust that has a Funding Period will have a Pre-Funding Account. The prospectus supplement will describe any other accounts that a trust may have.

      Funds in any account of a trust will be invested in Eligible Investments. "ELIGIBLE INVESTMENTS" are generally limited to investments acceptable to the rating agencies rating the trust's offered securities as being consistent with the ratings of those securities. Eligible Investments may include motor vehicle retail sale contracts. Except as described below or in the related prospectus supplement, Eligible Investments are generally limited to obligations or securities that mature on or before the next payment date for such series. However, to the extent permitted by the rating agencies for a series, funds in any reserve funds for such series may be invested in securities that will not mature prior to the next payment date and will not be sold to meet any shortfalls. Thus, the amount of available cash in any reserve funds at any time may be less than the balance of the reserve funds. If the amount required to be withdrawn from any reserve funds to cover shortfalls in collections on the receivables for the related series (as provided in the related prospectus supplement) exceeds the amount of cash available in the reserve funds, a temporary shortfall in the amounts distributed to the securityholders of that series could result. Those shortfalls could, in turn, increase the average life of those securities. Except as otherwise specified in the related prospectus supplement, investment earnings on funds in the Deposit Account during the related Collection Period, if any, net of losses and investment expenses shall be deposited in the Deposit Account on each payment date and shall be treated as collections of interest on the related receivables.

      Any account for a trust will be maintained as an Eligible Deposit Account. An "ELIGIBLE DEPOSIT ACCOUNT" is any segregated account with an Eligible Institution or an institution otherwise acceptable to the rating agencies. An "ELIGIBLE INSTITUTION" means (a) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (i) which has either (A) a long-term unsecured debt rating acceptable to the rating agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies and (ii) whose deposits are insured by the FDIC or (b) the corporate trust department of the related indenture trustee or owner trustee.

                              SERVICING PROCEDURES

      The servicer will make reasonable efforts to collect all payments due with respect to the receivables held by any trust and will, consistent with the related Sale and Servicing Agreement, follow such collection procedures as it follows with respect to comparable motor vehicle retail installment sale contracts it services for itself or others. Consistent with its normal procedures, the servicer may, in its discretion, arrange with the obligor on a receivable to extend or modify the payment schedule. Some of such arrangements may result in the servicer purchasing the receivable for the Repurchase Amount. The servicer may sell the financed vehicle securing the respective receivable at public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

                                   COLLECTIONS

      The servicer will deposit collections on the receivables received by it during the Collection Period on the payment date following that Collection Period. A "COLLECTION PERIOD" is a calendar month unless otherwise specified in the prospectus supplement. If at any time any of the following conditions are true, the servicer must deposit collections on the receivables for that series into its Deposit Account within two business days of receipt. The conditions are: (i) CFC is no longer the servicer, or (ii) a Servicer Default exists, or
(iii) any other condition to making deposits monthly as may be specified by the rating agencies or set forth in the related prospectus supplement. Pending deposit into the Deposit Account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit such funds, securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the related receivables and payment of the aggregate Repurchase Amount with respect to receivables purchased by the servicer.

      Unless otherwise provided in the related prospectus supplement, the servicer will not make advances of delinquent payments on the receivables.

                          CFC SERVICING AND COLLECTIONS

      CFC's collectors are assigned to specific delinquent obligors and attempt to contact the delinquent obligor by telephone or by letter based on the terms of delinquency and the history of the account. Repossession procedures typically begin when a contract becomes between 60 to 90 days delinquent. Repossession is carried out according to specific procedures adopted by CFC.

      Any deficiencies remaining, after repossession and sale of the vehicle after the full charge-off of the contract, are pursued by CFC to the extent practicable and legally permitted. Obligors are contacted, and when warranted by individual circumstances, repayment schedules are established and monitored until the deficiencies are either paid in full or become impractical to pursue.

                         MBCC SERVICING AND COLLECTIONS

      MBCC measures delinquency by the number of days elapsed from the date a payment is due under a contract. MBCC considers an account to be past due or delinquent when the obligor has an overdue balance in excess of a predetermined minimum amount. MBCC generally begins collection activities on delinquent contracts on the 11th day after the due date of the scheduled payment. MBCC also uses an automated system of monitoring delinquency, which categorizes delinquent accounts into different priorities of collection activity, based on the level of delinquency of each account.

      MBCC's collectors are assigned to specific obligors and attempt to contact the delinquent obligor by telephone or by letter based on the terms of delinquency and the history of the account. Repossession procedures typically begin when a contract becomes between 60 to 90 days delinquent. Repossession is carried out according to specific procedures adopted by MBCC.

      Any deficiencies remaining, after repossession and sale of the vehicle after the full charge-off of the contract, are pursued by MBCC to the extent practicable and legally permitted. Obligors are contacted, and when warranted by individual circumstances, repayment schedules are established and monitored until the deficiencies are either paid in full or become impractical to pursue.

                 SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      Unless otherwise specified in the prospectus supplement for any series, the servicer will be entitled to receive the Servicing Fee for each Collection Period in an amount equal to a specified percentage per month of the total receivables principal balance for such series as of the first day of that Collection Period (the "SERVICING FEE"). The priority of payment of the Servicing Fee will be set forth in the prospectus supplement

      Unless otherwise provided in the related prospectus supplement, the servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related receivables. The servicer will be entitled to reimbursement from such trust for certain liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments and late fees and other charges in accordance with the servicer's normal practices and procedures.

      The Servicing Fee will compensate the servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, reporting tax information to obligors, paying costs of collections and disposition of defaults and policing the collateral. The Servicing Fee also will compensate the servicer for administering the particular receivables pool, including accounting for collections and furnishing monthly and annual statements to the related owner trustee and indenture trustee with respect to distributions and generating federal income tax information for such trust and for the related securityholders. The Servicing Fee also will reimburse the servicer for certain taxes, the fees of the related owner trustee and indenture trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering a receivables pool.

                           REPORTS TO SECURITYHOLDERS

      On or prior to each payment date, the servicer will prepare and provide to the indenture trustee and owner trustee for each series a statement to be made available to the securityholders of that series on such payment date. The statement for a series will contain the following information for the current payment date or the period since the prior payment date:

          (i)    the amount of principal paid on each class of securities;

          (ii)   the amount of the interest paid on each class of securities;

          (iii) the total principal balance of the receivables as of the close of business at the beginning and at the end of the related Collection Period;

          (iv) the outstanding principal balance of each class of securities, both before and after giving effect to all principal payments on that payment date;

          (v) the amount of the servicing fee paid to the servicer with respect to the related Collection Period;

          (vi) the interest rate or pass through rate for the current Interest Reset Period for any class of notes or certificates of such series with variable or adjustable rates;

          (vii) the amount of the aggregate realized losses, if any, for the related Collection Period;

          (viii) any shortfalls in the payments due on that payment date;

          (ix) the total Repurchase Amounts, if any, for receivables that were repurchased by the seller or the servicer during such Collection Period;

          (x) the balance of the reserve funds, if any, on that payment date and the required amount, if any, of those reserve funds;

          (xi) during the related Funding Period, if any, the remaining Pre-Funded Amount; and

          (xii) for the first such date that is on or immediately following the end of the Funding Period, if any, the amount of any related remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the securities of such series.

      Each amount set forth pursuant to subclauses (i), (ii), (v) and (viii) with respect to each security of any series will be expressed both in total and as a dollar amount per $1,000 of the initial principal balance of that security.

      Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each trust, the applicable trustee will mail to each person who at any time during such calendar year has been a securityholder with respect to that trust and received any payment thereon a statement containing certain information needed in the preparation of federal income tax returns of that securityholder. Refer to "Certain Federal Income Tax Consequences".

                        STATEMENTS TO TRUSTEES AND TRUST

      Prior to each payment date or payment date with respect to each series of securities, the servicer will provide to the applicable trustees a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders of such series described under "-- Reports to Securityholders".

                            EVIDENCE AS TO COMPLIANCE

      Each Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish annually to the indenture trustee and owner trustee a statement as to compliance by the servicer during the preceding twelve months (or, in the case of the first such certificate, from the applicable Closing Date) with certain standards relating to the servicing of the applicable receivables, the servicer's accounting records and computer files with respect thereto and certain other matters.

      Under each Sale and Servicing Agreement the servicer will be obligated to deliver annually to the indenture trustee and owner trustee a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding twelve months (or, in the case of the first such certificate, from the Closing
Date). However, if there has been a default in the fulfillment of any such obligation, the certificate describing each such default. The servicer has agreed to give each indenture trustee and each owner trustee notice of certain servicer Defaults under the related Sale and Servicing Agreement.

      Copies of such statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable trustee.

                     CERTAIN MATTERS REGARDING THE SERVICER

      Each Sale and Servicing Agreement will provide that CFC may not resign from its obligations and duties as servicer thereunder, except upon determination that CFC's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related indenture trustee or owner trustee, as applicable, or a successor servicer has assumed CFC's servicing obligations under the Sale and Servicing Agreement.

      Each Sale and Servicing Agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related trust or the related noteholders or certificateholders for taking any action or for refraining from taking any action pursuant to such Sale and Servicing Agreement or for errors in judgment. However, neither the servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Sale and Servicing Agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer's servicing responsibilities under such Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

      The following entities will automatically become the successor servicer under a Sale and Servicing Agreement:

     o   any entity into which the servicer may be merged or consolidated, or

     o any entity resulting from any merger or consolidation to which the servicer is a party, or

     o   any entity succeeding to the business of the servicer or,

     o any entity 50% or more of the voting stock of which is owned, directly or indirectly, by DaimlerChrysler and which assumes the servicer's obligations.

Such successor must assume the obligations of the servicer under the Sale and Servicing Agreement.

                                SERVICER DEFAULT

      Except as otherwise provided in the related prospectus supplement, "Servicer Default" under each Sale and Servicing Agreement will consist of

     o any failure by the servicer to deliver to the applicable trustee for deposit in any of the related trust accounts any required payment or to direct the applicable trustee to make any required distributions therefrom, which failure continues unremedied for five business days after written notice from the applicable trustee is received by the servicer or after discovery of such failure by the servicer;

     o any failure by the servicer or the seller, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in such Sale and Servicing Agreement, which failure materially and adversely affects the rights of the noteholders or the certificateholders of the related series and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the servicer or the seller, as the case may be, by the applicable trustee or (B) to the servicer or the seller, as the case may be, and to the applicable trustee by holders of notes or certificates of such series, as applicable, evidencing not less than 25% in principal amount of such outstanding notes or certificates; and

     o the occurrence of an Insolvency Event with respect to the servicer, the seller or Premier Receivables L.L.C. "INSOLVENCY EVENT" means, with respect to any person, any of the following events or actions: certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such person and certain actions by such person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

                          RIGHTS UPON SERVICER DEFAULT

      In the case of any trust that has issued notes, unless otherwise provided in the related prospectus supplement, as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related indenture trustee or holders of the notes evidencing not less than 51% of principal amount of such notes then outstanding may terminate all the rights and obligations of the servicer under such Sale and Servicing Agreement. Such indenture trustee or a successor servicer appointed by such indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent the indenture trustee, the noteholders, the owner trustee or the certificateholders from effecting a transfer of servicing. If the indenture trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. The indenture trustee or owner trustee may make arrangements for compensation to be paid to the successor that is not greater than the servicing compensation to the servicer under such Sale and Servicing Agreement.

                             WAIVER OF PAST DEFAULTS

      Unless otherwise provided in the related prospectus supplement, the holders of notes of a series evidencing at least a majority in principal amount of the then outstanding notes of the series may, on behalf of all noteholders and certificateholders of that series, waive any default by the servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences. However, they cannot waive a Servicer Default in making any required deposits to or payments from any of the trust accounts in accordance with such Sale and Servicing Agreement. Holders of a majority of the principal balance of the certificates of a series have similar rights with respect to a default by the Servicer that does not adversely affect the noteholders of the series.

________________________________________________________________________________
                                  THE INDENTURE
________________________________________________________________________________

                           INDENTURE; MASTER INDENTURE

      A trust will issue its notes pursuant to an indenture with the applicable indenture trustee. If a trust issues more than one series of notes, each such series may be issued pursuant to a separate indenture or pursuant to a base indenture and a supplement for the series. In that case, the notes of a series will be secured solely by the series trust property allocated to the series and will not have any rights in, or receive any payments from, that series trust property allocated to any other series of securities issued by the same trust. Such an indenture or master indenture is referred to as an "INDENTURE".

MODIFICATION OF INDENTURE

      With respect to each trust that has issued notes pursuant to an Indenture, the trust and the indenture trustee may, with the consent of the holders of a majority of the outstanding notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related noteholders.

      Unless otherwise specified in the related prospectus supplement with respect to a series of notes, without the consent of the holder of each such outstanding note affected thereby, no supplemental indenture will:

     o change the due date of any installment of principal of or interest on any such note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such note or any interest thereon is payable;

     o impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment;

     o reduce the percentage of the aggregate amount of the outstanding notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture;

     o modify or alter the provisions of the related Indenture regarding the voting of notes held by the applicable trust, any other obligor on such notes, the seller or an affiliate of any of them;

     o reduce the percentage of the aggregate outstanding amount of such notes, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the receivables allocated to such series if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes of such series;

     o decrease the percentage of the aggregate principal amount of such notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the notes of such series necessary to amend such Indenture or certain other related agreements; or

     o permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the series trust property securing such notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such note of the security afforded by the lien of such Indenture.

      Unless otherwise provided in the applicable prospectus supplement, the trust and the applicable indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such noteholders; provided that such action will not materially and adversely affect the interest of any such noteholder.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT.

      With respect to the notes of a series, unless otherwise specified in the related prospectus supplement, "Events of Default" under the related Indenture will consist of:

     o a default for five days (or for such other longer period specified in the related prospectus supplement) or more in the payment of any interest on any such note;

     o a default in the payment of the principal of or any installment of the principal of any such note when the same becomes due and payable;

     o a default in the observance or performance of any covenant or agreement of the applicable trust made in the related Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to such trust by the applicable indenture trustee or to such trust and such indenture trustee by the holders of at least 25% in principal amount of such notes then outstanding;

     o any representation or warranty made by such trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to such trust by the applicable indenture trustee or to such trust and such indenture trustee by the holders of at least 25% in principal amount of such notes then outstanding; or

     o certain events of bankruptcy, insolvency, receivership or liquidation of the applicable trust.

The amount of principal required to be paid to noteholders of a series under the related Indenture will generally be limited to amounts available in the applicable Deposit Account and allocated for distribution to such noteholders. Therefore, unless otherwise specified in the related prospectus supplement, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the final scheduled payment date for such class of notes.

      In the case of a trust that issues more than one series of notes, an Event of Default with respect to one such series of notes will not of itself constitute an Event of Default with respect to any such other series of notes.

      If an Event of Default with respect to the notes of any series should occur and continue, the related indenture trustee or holders of a majority in principal amount of such notes then outstanding may declare the principal of such notes to be immediately due and payable. Unless otherwise specified in the related prospectus supplement, such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such notes then outstanding.

      If the notes of any series are due and payable following an Event of Default with respect thereto, the related indenture trustee may institute proceedings to collect amounts due or foreclose on series trust property allocated to such series, exercise remedies as a secured party, sell the receivables included in such series trust property or elect to have the applicable trust maintain possession of such receivables and continue to apply collections on such receivables as if there had been no declaration of acceleration. Unless otherwise specified in the related prospectus supplement, however, such indenture trustee is prohibited from selling the related receivables following an Event of Default, other than a default in the payment of any principal of or a default for five days (or such longer period specified in the related Indenture) or more in the payment of any interest on any note of such series, unless

     o the holders of all the outstanding notes of such series consent to such sale,

     o the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding notes at the date of such sale or

     o such indenture trustee determines that the proceeds of such receivables would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such obligations had not been declared due and payable, and such indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of such notes.

      If a trust issues more than one series of notes, each such series of notes will be secured solely by the series trust property allocated to such series and will not have any rights in or claims on, or receive any payments from, the series trust property allocated to any other series of securities issued by such trust.

      Subject to the provisions of the applicable Indenture relating to the duties of the related indenture trustee, if an Event of Default occurs and is continuing with respect to a series of notes, such indenture trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such notes, if such indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it might incur in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding notes of a series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable indenture trustee in respect of such series, and the holders of a majority in principal amount of such notes then outstanding may, in certain cases, waive any default with respect to such notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding notes.

      Unless otherwise specified in the related prospectus supplement, no holder of a note of any series will have the right to institute any proceeding with respect to the related Indenture, unless

     o such holder has given to the applicable indenture trustee prior written notice of a continuing Event of Default,

     o the holders of not less than 25% in principal amount of the outstanding notes of such series have made written request to such indenture trustee to institute such proceeding in its own name as indenture trustee,

     o such holder or holders have offered such indenture trustee reasonable indemnity,

     o such indenture trustee has for 60 days failed to institute such proceeding, and

     o no direction inconsistent with such written request has been given to such indenture trustee during such 60-day period by the holders of a majority in principal amount of such outstanding notes.

      In addition, each indenture trustee and the holders of a series of notes, by accepting such notes, will covenant, to the extent legally enforceable, that they will not at any time institute against the applicable trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law and that they do not have and will not assert any claims against any series trust property allocated to any other series of notes issued by such trust.

      For any series, neither the related indenture trustee nor the related owner trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on such notes or for the agreements of such trust contained in the applicable Indenture.

CERTAIN COVENANTS

      Each Indenture will provide that the related trust may not consolidate with or merge into any other entity, unless

     o the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

     o such entity expressly assumes such trust's obligation to make due and punctual payments upon the notes of the related series and the performance or observance of every agreement and covenant of such trust under the Indenture,

     o no Event of Default shall have occurred and be continuing immediately after such merger or consolidation,

     o such trust has been advised that the rating of the notes or the certificates of such series then in effect would not be reduced or withdrawn by the rating agencies as a result of such merger or consolidation and

     o such trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse federal income tax consequence to the trust or to any related noteholder or certificateholder.

      No trust will, among other things,

     o except as expressly permitted by its documents, sell, transfer, exchange or otherwise dispose of any of its property,

     o claim any credit on or make any deduction from the principal and interest payable in respect of its notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such notes because of the payment of taxes levied or assessed upon the trust,

     o   dissolve or liquidate in whole or in part,

     o permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such notes under such Indenture except as may be expressly permitted thereby or

     o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden such series trust property or any part thereof, or any interest therein or the proceeds thereof.

      No trust may engage in any activity other than as specified under the section of the related prospectus supplement entitled "Transaction Overview -- The Trust". No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to one or more series of notes issued by it and the related Indentures, pursuant to any advances made to it by the servicer or otherwise in accordance with its documents.

                           ANNUAL COMPLIANCE STATEMENT

      Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the Indenture.

                        INDENTURE TRUSTEE'S ANNUAL REPORT

      The indenture trustee for each series of notes will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the related trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by such indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

                     SATISFACTION AND DISCHARGE OF INDENTURE

      An Indenture will be discharged with respect to the series trust property securing a series of notes upon the delivery to the related indenture trustee for cancellation of all such notes or, with certain limitations, upon deposit with such indenture trustee of funds sufficient for the payment in full of all such notes.

                              THE INDENTURE TRUSTEE

      The indenture trustee for a series of notes will be specified in the related prospectus supplement. The indenture trustee for any series may resign at any time, in which event the trust will be obligated to appoint a successor trustee for such series. A trust may also remove any such indenture trustee if such indenture trustee ceases to be eligible to continue as such under the related Indenture or if such indenture trustee becomes insolvent. In such circumstances, the trust will be obligated to appoint a successor indenture trustee for the applicable series of notes. Any resignation or removal of the indenture trustee for any series of notes does not become effective until acceptance of the appointment by the successor trustee for such series.

________________________________________________________________________________
                            MISCELLANEOUS PROVISIONS
                             OF PRINCIPAL DOCUMENTS
________________________________________________________________________________

                                    AMENDMENT

      Unless otherwise provided in the related prospectus supplement, each of a trust's principal documents may be amended by the parties thereto, without the consent of the related noteholders or certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of any of those agreement or of modifying in any manner the rights of such noteholders or certificateholders so long as such action will not, in the opinion of counsel satisfactory to the related owner trustee or indenture trustee, as applicable, materially and adversely affect the interest of any such noteholder or certificateholder. Unless otherwise specified in the related prospectus supplement, those agreements may also be amended by the seller, the servicer, the related owner trustee and any related indenture trustee with the consent of the holders of notes evidencing at least a majority in principal amount of then outstanding notes, if any, of the related series and the holders of the certificates of such series evidencing at least a majority of the principal amount of such certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of those agreements or of modifying in any manner the rights of such noteholders or certificateholders. However, no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of such noteholders or certificateholders or
(ii) reduce the aforesaid percentage of the notes or certificates of such series that are required to consent to any such amendment, without the consent of the holders of all the outstanding notes or certificates, as the case may be, of such series.

                                THE OWNER TRUSTEE

      The owner trustee for each trust will be specified in the related prospectus supplement. The owner trustee's liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of such owner trustee set forth in the related Trust Agreement and the Sale and Servicing Agreement, as applicable. An owner trustee may resign at any time, in which event the servicer will be obligated to appoint a successor owner trustee. The administrator of a trust may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the related trust agreement or if the owner trustee becomes insolvent. In such circumstances, the administrator will be obligated to appoint a successor owner trustee. Any resignation or removal of an owner trustee will not become effective until acceptance of the appointment by the successor owner trustee.

                                INSOLVENCY EVENT

      Each Trust Agreement will provide that the applicable owner trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related trust without the unanimous prior approval of all certificateholders (including Premier Receivables L.L.C.) of such trust and the delivery to the owner trustee by each such certificateholder (including Premier Receivables L.L.C.) of a certificate certifying that such certificateholder reasonably believes that such trust is insolvent.

                                PAYMENT OF NOTES

      Upon the payment in full of all outstanding notes of a series and the satisfaction and discharge of the related Indenture, the related owner trustee will succeed to all the rights of the indenture trustee, and the certificateholders of such series will succeed to all the rights of the noteholders of such series, under the related Sale and Servicing Agreement, except as otherwise provided therein.

                                   TERMINATION

      With respect to each series, the obligations of the servicer, the seller, the related owner trustee and the related indenture trustee, if any, pursuant to the principal agreements of the trust will terminate upon the earliest of

     o the maturity or other liquidation of the last related receivable included in the series trust property allocated to such series and the disposition of any amounts received upon liquidation of any such remaining receivables,

     o the payment to noteholders, if any, and certificateholders of such series of all amounts required to be paid to them pursuant to the Sale and Servicing Agreement and the Indenture, and

     o   the occurrence of either event described below.

      Unless otherwise provided in the related prospectus supplement, in order to avoid excessive administrative expense, the servicer will be permitted at its option to purchase from each trust, as of the end of any applicable Collection Period, if the total outstanding principal amount of the receivables in a series is 10% or less of the total principal amount of the receivables as of the cut-off date for the series. The purchase price will equal the aggregate of the Repurchase Amounts for the receivables as of the end of such Collection Period.

      If and to the extent provided in the related prospectus supplement with respect to a trust, the applicable trustee will, within ten days following a payment date as of which the total principal amount of the receivables in a series is equal to or less than the percentage of the total principal amount of the receivables as of the cut-off date for the series specified in the related prospectus supplement, solicit bids for the purchase of such receivables, in the manner and subject to the terms and conditions set forth in such prospectus supplement. If the applicable trustee receives satisfactory bids as described in such prospectus supplement, then such remaining receivables will be sold to the highest bidder.

      As more fully described in the related prospectus supplement, any outstanding notes of the related series will be redeemed concurrently with either of the events specified above. The subsequent distribution to the related certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement will effect early retirement of those certificates.

                            ADMINISTRATION AGREEMENT

      CFC, in its capacity as administrator, will enter into an agreement (as amended and supplemented from time to time, an "ADMINISTRATION AGREEMENT") with each trust that issues notes and the related indenture trustee. The administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. Unless otherwise specified in the related prospectus supplement, as compensation for the performance of the administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee in an amount equal to $200 per month with respect to each series of notes (the "ADMINISTRATION FEE"), which fee will be paid by the servicer.

________________________________________________________________________________
                          CERTAIN LEGAL ASPECTS OF THE
                                   RECEIVABLES
________________________________________________________________________________

                          SECURITY INTEREST IN VEHICLES

      The retail installment sales contracts evidencing the receivables also grant security interests in the financed vehicles under the applicable UCC. Perfection of security interests in the automobiles and light duty trucks financed by the seller is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the receivables have been originated, a security interest in automobiles and light duty trucks is perfected by obtaining the certificate of title to the financed vehicle or a notation of the secured party's lien on the vehicles' certificate of title. (In Louisiana, a copy of the installment sale contract must also be filed with the appropriate governmental recording office).

      All contracts originated or acquired by the seller name the seller as obligee or assignee and as the secured party. The seller also takes all actions necessary under the laws of the state in which the financed vehicle is located to perfect the seller's security interest in the financed vehicle, including, where applicable, having a notation of its lien recorded on such vehicle's certificate of title. Because the seller continues to service the contracts, the obligors on the contracts will not be notified of the sale to a trust. No action will be taken to record the transfer of the security interest from the seller to a trust by amendment of the certificates of title for the financed vehicles or otherwise.

      The seller will assign its security interests in the financed vehicles securing the related receivables to each trust pursuant to the related Sale and Servicing Agreement. However, because of the administrative burden and expense, neither the seller nor the related owner trustee will amend any certificate of title to identify a trust as the new secured party on the certificate of title relating to a financed vehicle. Also, the seller will continue to hold any certificates of title relating to the vehicles in its possession as custodian for the trust pursuant to the related Sale and Servicing Agreement. Refer to "Sale Provisions".

      In most states, an assignment such as that under each Sale and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. However, by not identifying a trust as the secured party on the certificate of title, the security interest of a trust in the vehicle could be defeated through fraud or negligence. In such states, in the absence of fraud or forgery by the vehicle owner or the seller or administrative error by state or local agencies, the notation of the seller's lien on the certificates of title will be sufficient to protect a trust against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which the seller failed to obtain or assign to a trust a perfected security interest, the security interest of that trust would be subordinate to, among others, the interests of subsequent purchasers of the financed vehicles and holders of perfected security interests therein. Such a failure, however, would constitute a breach of the warranties of the seller under the related Sale and Servicing Agreement and would create an obligation of the seller to repurchase the related receivable unless the breach were cured. Refer to "Sale Provisions" and "Risk Factors -- Trusts May Not have a Perfected Security Interest in Certain Financed Vehicles".

      Under the laws of most states, the perfected security interest in a vehicle would continue for four months after the vehicle is moved to a state other than the state in which it is initially registered and thereafter until the owner thereof reregisters the vehicle in the new state. A majority of states generally require surrender of a certificate of title to reregister a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle. If a vehicle is registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing motor vehicle receivables, the servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, the servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under each Sale and Servicing Agreement the servicer is obligated to take appropriate steps to maintain perfection of security interests in the financed vehicles and is obligated to purchase the related receivable if it fails to do so.

      Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle. Under each Sale and Servicing Agreement the seller will represent to the related trust that, as of the date the related receivable is sold to the trust, each security interest in a financed vehicle is or will be prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in such financed vehicle. However, liens for repairs or taxes could arise, or the confiscation of a financed vehicle could occur, at any time during the term of a receivable. No notice will be given to the owner trustee, any indenture trustee or any securityholders in respect of a trust if such a lien arises or confiscation occurs.

                                  REPOSSESSION

      In the event of default by a vehicle purchaser, the holder of the motor vehicle retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Self-help is the method employed by the servicer in most cases and is accomplished simply by retaking possession of the financed vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court. The vehicle must then be repossessed in accordance with that order.

                        NOTICE OF SALE; REDEMPTION RIGHTS

      The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees. In some states, payment of delinquent installments is sufficient.

                    DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

      The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. Some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness; others do not. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

      Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the vehicle. If no such lienholder exists and there are remaining funds, the UCC requires the creditor to remit the surplus to the former owner of the vehicle.

                            CONSUMER PROTECTION LAWS

      Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the receivables.

      The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

      Most of the receivables will be subject to the requirements of the FTC Rule. Accordingly, each trust, as holder of its receivables, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the financed vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable.

      Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

      In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

      Under each Sale and Servicing Agreement the seller will warrant to the related trust that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the trust for violation of any law and such claim materially and adversely affects the trust's interest in a receivable, such violation would constitute a breach of the warranties of the seller under such Sale and Servicing Agreement and would create an obligation of the seller to repurchase the receivable unless the breach is cured. Refer to "Sale Provisions".

                                OTHER LIMITATIONS

      In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

________________________________________________________________________________
                           CERTAIN FEDERAL INCOME TAX
                                  CONSEQUENCES
________________________________________________________________________________

      The following is a general summary of certain federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders or certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.

      The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each trust will be provided with an opinion of special Federal tax counsel to each trust specified in the related prospectus supplement ("FEDERAL TAX COUNSEL"), regarding certain federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each trust and the notes, certificates and related terms, parties and documents applicable to such trust.

      The federal income tax consequences to certificateholders will vary depending on whether (i) an election is made to treat the trust as a partnership under the Code or (ii) all the certificates are retained by the seller or an affiliate thereof. The prospectus supplement for each series of certificates will specify whether a partnership election will be made.

                 TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

      Federal Tax Counsel will deliver its opinion that a trust for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

Treatment of the Notes as Indebtedness
--------------------------------------

      The seller will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related prospectus supplement, advise the trust that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

OID, Indexed securities, Etc.
-----------------------------

      The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to such notes will be disclosed in the applicable prospectus supplement.

Interest Income on the Notes
----------------------------

      Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a note that has a fixed maturity date of not more than one year from the issue date of such note (a "Short-Term note") may be subject to special rules. An accrual basis holder of a Short-Term note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term note). However, a cash basis holder of a Short-Term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term note until the taxable disposition of the Short-Term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all non-government debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term note is purchased for more or less than its principal amount.

Sale or Other Disposition
-------------------------

      If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID (including de minimis OID) and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such noteholder with respect to such note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any capital gain recognized upon a sale, exchange or other disposition of a note will be long-term capital gain if the seller's holding period is more than one year and will be short-term capital gain if the seller's holding period is one year or less. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult with their own tax advisors concerning the U.S. federal tax consequences of the sale, exchange or other disposition of a note.

Foreign Holders
---------------

      Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-U.S. person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the trust or the seller (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust or the seller is a "related person" within the meaning of the Code and (ii) provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W8 or substitute form provided by the foreign person that owns the note. If such interest is not portfolio interest, then it will be subject to United States federal income at graduated rates (if received by a non-U.S. person with effectively connected income) and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year and does not otherwise have a "tax home" within the United States.

Backup Withholding
------------------

      Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

New Withholding Regulations
---------------------------

      Recently, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to withholding, backup withholding and information reporting rules. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

Possible Alternative Treatments of the Notes
--------------------------------------------

      If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of Federal Tax Counsel, the trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

Treatment of the Trust as a Partnership
---------------------------------------

      The seller and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust and each separate series trust property as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders (including Premier Receivables L.L.C. in its capacity as recipient of distributions from the reserve funds), and the notes being debt of the related partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the seller, Premier Receivables L.L.C. and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of Premier Receivables L.L.C. or the trust. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

Indexed Securities, Etc.
------------------------
      The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

Partnership Taxation
--------------------

      As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of receivables. The trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the pass through rate for such month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust income attributable to discount on the receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii) prepayment premium payable to the certificateholders for such month; and (iv) any other amounts of income payable to the certificateholders for such month. Such allocation will be reduced by any amortization by the trust of premium on receivables that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust will be allocated to Premier Receivables L.L.C. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass through rate plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

      All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

      An individual taxpayer's share of expenses of the trust (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust.

      The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each receivable, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium
--------------------

      It is believed that the receivables were not issued with OID, and, therefore, the trust should not have OID income. However, the purchase price paid by the trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.)

      If the trust acquires the receivables at a market discount or premium, the trust will elect to include any such discount in income currently as it accrues over the life of the receivables or to offset any such premium against interest income on the receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

Section 708 Termination
-----------------------

      Under Section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued on May 9, 1997, if such a termination occurs, the trust will be considered to have contributed the assets of the trust (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

Disposition of Certificates
---------------------------

      Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust income (includible in income) and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

      Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

      If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Between Transferors and Transferees
-----------------------------------------------

      In general, the trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust might be reallocated among the certificateholders. Premier Receivables L.L.C. is authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 754 Election
--------------------

      In the event that a certificateholder sells its certificates at a profit (or loss), the purchasing certificateholder will have a higher (or lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher (or lower) basis unless the trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for the certificates.

Administrative Matters
----------------------

      The owner trustee is required to keep or have kept complete and accurate books of the trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The owner trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to holders and the IRS on Schedule K1. The trust will provide the Schedule K1 information to nominees that fail to provide the trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

      Premier Receivables L.L.C. will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

Tax Consequences to Foreign Certificateholders
----------------------------------------------

      It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust would be engaged in a trade or business in the United States for such purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a holder's withholding status, the trust may rely on IRS Form W8, IRS Form W9 or the holder's certification of non-foreign status signed under penalties of perjury.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust on Form W8 (or substantially identical form) in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust, taking the position that no taxes were due because the trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest". As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup Withholdings
-------------------

      Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

New Withholding Regulations
---------------------------

      Recently, the Treasury Department issued the New Regulations which attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

           TRUSTS IN WHICH ALL CERTIFICATES ARE RETAINED BY THE SELLER
                          OR AN AFFILIATE OF THE SELLER

TAX CHARACTERIZATION OF THE TRUST

      Federal Tax Counsel will deliver its opinion that a trust which issues one or more classes of notes to investors and all the certificates of which are retained by seller or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the trust will constitute a mere security arrangement for the issuance of debt by the single certificateholder.

Treatment of the Notes as Indebtedness
--------------------------------------

      The seller will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related prospectus supplement, advise the trust that the notes will be classified as debt for federal income tax purposes. Assuming such characterization of the notes is correct, the federal income tax consequences to noteholders described above under the heading "Trusts for Which a Partnership Election is Made -- Tax Consequences to Holders of the notes" would apply to the noteholders.

      If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more classes of notes did not represent debt for federal income tax purposes, such class or classes of notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and more likely in the view of Federal Tax Counsel, the trust would most likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of notes as equity interests in such a partnership could have adverse tax consequences to certain holders of such notes. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. In the event one or more classes of notes were treated as interests in a partnership, the consequences governing the certificates as equity interests in a partnership described above under "Trusts for Which a Partnership Election is Made -- Tax Consequences to Holders of the certificates" would apply to the holders of such notes.

                                     FASITS

FASIT PROVISIONS

      The Small Business and Job Protection Act of 1996 added sections 860H through 860L to the Code (the "FASIT provisions"), which provide for a new type of entity for United States federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). The legislation providing for the new FASIT entity became effective on September 1, 1997, but many technical issues are to be addressed in Treasury regulations yet to be drafted. In general, the FASIT legislation will enable trusts such as the Issuer to be treated as a pass through entity not subject to United States federal entity level income tax (except with respect to certain prohibited transactions) and to issue securities that would be treated as debt for United States federal income tax purposes. A FASIT election may be made with respect to the Issuer in connection with the issuance of future series of securities, upon satisfaction of certain conditions, delivery by the Issuer of appropriate legal opinions and a determination by the Issuer that such election will have no adverse impact on holders of then-existing classes of securities of the Issuer.

                         CERTAIN STATE TAX CONSEQUENCES

      The activities of servicing and collecting the receivables will be undertaken by the servicer, a Michigan limited liability company. Because of the variation in each state's tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of notes and certificates in all of the state taxing jurisdictions in which they are already subject to tax. Noteholders and certificateholders are urged to consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of notes and certificates.

                                      * * *

         THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

________________________________________________________________________________
                              ERISA CONSIDERATIONS
________________________________________________________________________________

      Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit or other plan (such as an individual retirement account and certain types of Keogh Plans) that is subject to Title I of ERISA or to Section 4975 of the Code from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. Certain governmental plans, although not subject to ERISA or the Code, are subject to federal, state or local laws ("SIMILAR LAW") that impose similar requirements. Such plans subject to ERISA, Section 4975, or Similar Law are referred to herein as "PLANS". A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code or under Similar Law for such persons.

      Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities -- for example:

     o Prohibited Transaction Class Exemption ("PTE") 9623, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"

     o PTE 9560, which exempts certain transactions between insurance company general accounts and parties in interest; PTE 9138, which exempts certain transactions between bank collective investment funds and parties in interest

     o PTE 901, which exempts certain transactions between insurance company pooled separate accounts and parties in interest

     o PTE 8414, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager". There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described below, the assets of the trust were considered to include Plan assets.

      ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that such a Plan's investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Plan fiduciaries must determine whether the acquisition and holding of securities and the operations of the trust would result in prohibited transactions if Plans that purchase the securities were deemed to own an interest in the underlying assets of the trust under the rules discussed below. There may also be an improper delegation of the responsibility to manage Plan assets if Plans that purchase the securities are deemed to own an interest in the underlying assets of the trust.

      Pursuant to Department of Labor Regulation Section 2510.3101 (the "Plan Assets Regulation"), in general when a Plan acquires an equity interest in an entity such as a trust and such interest does not represent a "publicly offered security" or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an "operating company" or that equity participation in the entity by "benefit plan investors" is not "significant". In general, an "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. However, it is anticipated that the certificates will be considered equity interests in the trust for purposes of the Plan Assets Regulation. In that case, the assets of the trust would constitute plan assets if certificates are acquired by Plans. In such event, the fiduciary and prohibited transaction restrictions of ERISA and section 4975 of the Code would apply to transactions involving the assets of the trust. As a result, except in the case of Senior Certificates with respect to which the Exemption is available (as described below), certificates generally shall not be transferred unless the owner trustee receives

     o a representation substantially to the effect that the proposed transferee is not a Plan and is not acquiring the certificates on behalf of or with the assets of a Plan (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed "plan assets" for purposes of ERISA), or

     o an opinion of counsel in form and substance satisfactory to the owner trustee and the seller that the purchase or holding of the certificates by or on behalf of a Plan will not constitute a prohibited transaction and will not result in the assets of the trust being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and the Code or any Similar Law or subject any owner trustee, the certificate administrator or the seller to any obligation in addition to those undertaken in the trust agreement.

      Unless otherwise specified in the related prospectus supplement, the offered notes may be purchased by a Plan. A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. However, the notes may not be purchased with the assets of a Plan if the seller, an underwriter, the indenture trustee, the owner trustee or any of their affiliates

     o has investment or administrative discretion with respect to such Plan assets;

     o has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that such advice

         - will serve as a primary basis for investment decisions with respect to such Plan assets and

         -   will be based on the particular investment needs for such Plan; or

     o   is an employer maintaining or contributing to such Plan.

      Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules in Section 503 of the Code.

      A fiduciary of a Plan considering the purchase of securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                               SENIOR CERTIFICATES

      The following discussion applies only to nonsubordinated certificates (referred to herein as "SENIOR CERTIFICATES") issued by a trust.

      The U.S. Department of Labor (the "DOL") has granted to the lead underwriter named in the prospectus supplement an exemption (the "EXEMPTION") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include motor vehicle installment sales contracts such as a trust's receivables. The Exemption will apply to the acquisition, holding and resale of the Senior Certificates by a Plan, provided that certain conditions (certain of which are described below) are met.

      Among the conditions which must be satisfied for the Exemption to apply to the Senior certificates are the following:

         1. The acquisition of the Senior Certificates by a Plan is on terms (including the price for the Senior certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

         2. The rights and interests evidenced by the Senior Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

         3. The Senior Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch IBCA, Inc.;

         4. The owner trustee is not an affiliate of any other member of the Restricted Group (as defined below);

         5. The sum of all payments made to the underwriters in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the seller pursuant to the sale of the receivables to the trust represents not more than the fair market value of such receivables; and the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the Sale and Servicing Agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

         6. The Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the securities Act of 1933.

      On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables (the "Obligations") supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date (the "Pre-Funding Period"), instead of requiring that all such Obligations be either identified or transferred on or before the Closing Date. The relief is available when the following conditions are met:

         1. The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "Pre-Funding Limit") must not exceed twenty-five percent (25%).

         2. All Obligations transferred after the Closing Date (the "ADDITIONAL OBLIGATIONS") must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions have been approved by a rating agency.

         3. The transfer of such Additional Obligations to the trust during the Pre-Funding Period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

         4. Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the Obligations in the trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations transferred to the trust on the Closing Date.

         5. In order to insure that the characteristics of the Additional Obligations are substantially similar to the original Obligations which were transferred to the trust Fund:

              (i) the characteristics of the Additional Obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

              (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations transferred to the trust as of the Closing Date.

         6. The Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in certain circumstances if an Event of Default occurs.

         7. Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments ("Permitted Investments").

         8. The related prospectus or prospectus supplement must describe:

              (i) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

              (ii)  the duration of the Pre-Funding Period;

              (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the trust; and

              (iv) that the amounts remaining in the pre-funding account at the end of the Pre-Funding Period will be remitted to certificateholders as repayments of principal.

      The Exemption would also provide relief from certain self-dealing/conflict of interest or prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust when the fiduciary (or its affiliate) is an obligor on receivables held in the trust only if, among other requirements,

              (i) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least fifty (50) percent of the Senior certificates are acquired by persons independent of the Restricted Group (as defined below),

              (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust,

              (iii) the Plan's investment in Senior certificates does not exceed twenty-five (25) percent of all of the Senior certificates outstanding at the time of the acquisition, and

              (iv)  immediately after the acquisition, no more than twenty-five
                    (25) percent of the assets of any Plan with respect to which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the seller, any underwriter, the owner trustee, the servicer, any obligor with respect to receivables included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such parties (the "RESTRICTED GROUP").

      The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby to which it is expected that the Exemption will apply.

      Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of the Exemption (as amended) and the potential consequences in their specific circumstances, prior to making such investment. Also, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

________________________________________________________________________________
                              PLAN OF DISTRIBUTION
________________________________________________________________________________

      On the terms and conditions set forth in one or more underwriting agreements for a series (collectively, the "UNDERWRITING AGREEMENT"), the seller will agree to cause the related trust to sell to the underwriters named in the related prospectus supplement, and each of such underwriters will severally agree to purchase, the offered securities set forth in that prospectus supplement.

      In an Underwriting Agreement for a series, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the offered securities if any of the offered securities are purchased.

      Each prospectus supplement will either (i) set forth the price at which each class of offered securities will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such notes and certificates or (ii) specify that the offered securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any offered securities, the public offering prices and concessions may be changed.

      Each Underwriting Agreement will provide that the seller will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

      Each trust may, from time to time, invest the funds in its accounts in Eligible Investments acquired from the underwriters or the seller.

      Pursuant to the Underwriting Agreement for a series of securities, the closing of the sale of any class of offered securities will be conditioned on the closing of the sale of all other offered securities of that series.

      The place and time of delivery for a series of securities will be set forth in the related prospectus supplement.

      Until the distribution of the offered securities of a series is completed, rules of the Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase those securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of those securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

      The underwriters may create a short position in the securities being offered by selling more offered securities than are set forth on the cover page of the related prospectus supplement. The underwriters may reduce that short position by purchasing those offered securities in the open market.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

      Neither the seller nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the securities of any trust. In addition, neither the seller nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

      If any securities of a series are offered in the United Kingdom, each underwriter will represent and agree that

     o it has not offered or sold, and will not offer or sell, any of those securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995,

     o it has complied and will comply with all applicable provisions of the Financial Services Act of 1986 of Great Britain with respect to anything done by it in relation to those securities in, from or otherwise involving the United Kingdom and

     o it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of those securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

      If you initially receive an electronic copy of the prospectus and prospectus supplement from an underwriter, you will receive a paper copy of the prospectus and prospectus supplement upon request to the underwriter.

Upon receipt of a qualifying request, the underwriter will promptly deliver a paper copy of the prospectus and prospectus supplement to you free of charge.

________________________________________________________________________________
                                 LEGAL OPINIONS
________________________________________________________________________________

      Certain legal matters relating to the securities of any series will be passed upon for the related trust and the seller by Brown & Wood LLP as to matters of New York law and Richards, Layton & Finger as to matters of Delaware law.

________________________________________________________________________________
                            INDEX OF PRINCIPAL TERMS
________________________________________________________________________________

A

Additional Obligations.............................69
Additional Receivables.............................16
Administration Agreement...........................50
Administration Fee.................................51
APR................................................20
Available Funds....................................21

B

Base Rate..........................................26

C

Calculation Agent..................................27
CD Rate............................................28
CD Rate Determination Date.........................28
Cede...............................................29
Cedelbank Participants.............................30
CFC.................................................6
CFC Gold Key Plus Receivable.......................19
Closing Date.......................................34
Code...............................................55
Collection Period..................................38
Commercial Paper Rate..............................28
Commercial Paper Rate Determination Date...........28
Commodity Indexed Securities.......................25
Composite Quotations...............................27
Cooperative........................................31
Currency Indexed Securities........................25
cut-off date.......................................15

D

DaimlerChrysler....................................35
DaimlerChrysler AG.............................16, 36
Definitive Securities..............................33
Deposit Account....................................36
Depositaries.......................................32
DOL................................................68
DTC................................................10

E

Eligible Deposit Account...........................37
Eligible Institution...............................37
Eligible Investments...............................37
Euroclear..........................................31
Euroclear Operator.................................31
Euroclear Participants.............................31
Exemption..........................................68
Excess Interest Collections......................S-19

F

FASIT..............................................65
FASIT provisions...................................65
Federal Funds Rate.................................28
Federal Tax Counsel................................55
Fixed Value Payment................................19
Floating Rate Interest Accrual Period..............26
foreign person.....................................57
FTC Rule...........................................54
Funding Period.....................................15

H

H.15(519)..........................................27

I

Indenture..........................................43
Index..............................................25
Index Maturity.....................................27
Indexed Commodity..................................25
Indexed Currency...................................25
Indexed Principal Amount...........................25
Indexed Securities.................................25
Indirect Participants..............................29
Insolvency Event...................................42
Interest Reset Date................................27
IRS................................................55

L

LIBOR..............................................27
LIBOR Business Day.................................27
LIBOR Determination Date...........................27

M

MBCC................................................6
MBCC Balloon Receivable............................18
Money Market Yield.................................28

N

new partnership....................................61
New Regulations....................................58

O

Obligations........................................68
OID................................................56
OID regulations....................................56
old partnership....................................61

P

Participants.......................................29
Permitted Investments..............................69
Plan Assets Regulation.............................66
Plans..............................................66
Precomputed Receivable.............................18
Pre-Funding Account................................16
Pre-Funding Limit..................................69
Pre-Funding Period.................................69
Previously Issued Securities.......................16
PTE................................................66

R

Registration Statement..............................2
Repurchase Amount..................................35
Restricted Group...................................70
Revolving Period...................................16
Rules..............................................30

S

Sale and Servicing Agreement.......................15
SEC.................................................2
Senior Certificates................................68
Series Trust Property..............................15
Servicer Default...................................42
Servicing Fee......................................39
Short-Term note....................................56
Similar Law........................................65
Simple Interest Receivables........................17
Spread.............................................26
Spread Multiplier..................................26
Stock Index........................................25
Stock Indexed Securities...........................25
Subsequent Receivables.............................15
Subsequent Transfer Date...........................34

T

Telerate Page 3750.................................27
Terms and Conditions...............................31
Treasury Rate......................................29
Treasury Rate Determination Date...................28

U

U.S. person.........................................5
UCC............................................11, 35
Underwriting Agreement.............................70

                                                                        ANNEX I

________________________________________________________________________________
          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES
________________________________________________________________________________

                                    OVERVIEW

      Except in certain limited circumstances, the globally offered securities will be available only in book-entry form. Investors may hold the globally offered securities through any of DTC, Cedelbank or Euroclear. In both the European and U.S. domestic markets, the globally offered securities will trade as home market instruments. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding globally offered securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding globally offered securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding offered securities will be effected on a delivery-against-payment basis through the respective depositaries of Cedelbank and Euroclear (in such capacity) and DTC Participants.

      Non-U.S. holders (as described below) of globally offered securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

                               INITIAL SETTLEMENT

      All globally offered securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the globally offered securities will be represented through financial institutions acting on their behalf as direct and Indirect Participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their Participants through their respective depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their globally offered securities through DTC will follow the settlement practices applicable to prior debt issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their globally offered securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Globally offered securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

                            SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade the location of both the purchaser's and seller's accounts to ensure that settlement can be made on the desired value date.

TRADING BETWEEN DTC PARTICIPANTS

      Secondary market trading between DTC Participants will be settled using the procedures applicable to book-entry securities in same-day funds.

TRADING BETWEEN CEDELBANK AND/OR EUROCLEAR PARTICIPANTS

      Secondary market trading between Cedelbank Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

TRADING BETWEEN DTC SELLER AND CEDELBANK OR EUROCLEAR PURCHASER

      When globally offered securities are to be transferred from the account of a DTC Participant to the account of a Cedelbank Participant or a Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear, as applicable, will instruct its depositary to receive the globally offered securities against payment. Payment will include interest accrued on the globally offered securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such depositary to the DTC Participant's account against delivery of the globally offered securities. After settlement has been completed, the globally offered securities will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Participant's or Euroclear Participant's account. The globally offered securities' credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the globally offered securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debit will be valued instead as of the actual settlement date.

      Cedelbank Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the globally offered securities are credited to their accounts one day later.

      As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedelbank Participants or Euroclear Participants purchasing globally offered securities would incur overdraft charges for one day, assuming they cleared the overdraft when the globally offered securities were credited to their accounts. However, interest on the globally offered securities would accrue from the value date. Therefore, in many cases the investment income on the globally offered securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending globally offered securities to the respective depositary for the benefit of Cedelbank Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

TRADING BETWEEN CEDELBANK OR EUROCLEAR SELLER AND DTC PURCHASER

      Due to time zone differences in their favor, Cedelbank Participants and Euroclear Participants may employ their customary procedures for transactions in which globally offered securities are to be transferred by the respective clearing systems, through their respective depositaries, to a DTC Participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement.

      In these cases, Cedelbank or Euroclear will instruct their respective depositaries, as appropriate, to deliver the securities to the DTC Participant's account against payment. Payment will include interest accrued on the globally offered securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedelbank Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).

      Should the Cedelbank Participant or Euroclear Participant have a line of credit with its clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Cedelbank or Euroclear and that purchase globally offered securities from DTC Participants for delivery to Cedelbank Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o borrowing through Cedelbank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

     o borrowing the globally offered securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the globally offered securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

     o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank Participant or Euroclear Participant.

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of globally offered securities holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     EXEMPTION OF NON-U.S. PERSONS (FORM W-8)

     Beneficial owners of offered securities that are non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     EXEMPTION FOR NON-U.S. PERSON WITH EFFECTIVELY CONNECTED INCOME (FORM 4224)

     A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001)

     Non-U.S. persons that are beneficial owners of offered securities and are residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of offered securities or such owner's agent.

     EXEMPTION FOR U.S. PERSONS (FORM W-9)

     U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. FEDERAL INCOME TAX REPORTING PROCEDURE

     The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. person" means

     o   a citizen or resident of the United States or

     o a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (unless, in the case of partnership, Treasury regulations are adopted that provide otherwise),

     o an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or

     o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or

     o to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 and treated as United States persons before such date that elect to be so treated or

     o any holder of a Note whose income or gain in respect to its investment in a Note is effectively connected with the conduct of a U.S. trade or business.

     The term non-U.S. person means a beneficial owner of a Note that is not a U.S. person. The discussion under the heading of "Certain Federal Income Tax Consequences" applies to U.S. persons, except as provided otherwise. The terms U.S. person and non-U.S. person have the same meaning as defined here.

     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the globally offered securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the globally offered securities.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

         The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.



Registration Fee....................................................$2,640,000
Printing Expenses..................................................$   280,000
Trustee Fees and Expenses..........................................$   215,000
Legal Fees and Expenses............................................$   187,500
Accountants' Fees and Expenses.....................................$   187,500
Rating Agencies' Fees...............................................$1,875,000
Miscellaneous......................................................$   115,000
         Total..................................................... $5,500,000
---------------
         *All amounts except the SEC Registration Fee are estimates of expenses in connection with the issuance and distribution of ten Series of Securities in an aggregate principal amount assumed for these purposes to be equal to $10,000,000,000.



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 3.5 of the Operating Agreement of the Registrant provides that to the fullest extent permitted by the Michigan Limited Liability Company Act, the Registrant to the extent of its assets legally available for such purpose, will indemnify and hold harmless each person who is or was a manager, officer, committee member, employee, member, or who serves or may have served at the Registrant's request as a member, director, manager, officer, or employee of any company or corporation that the Registrant owns directly or indirectly, and any member's respective shareholders, directors, officers, agents, affiliates and professional or other advisors (collectively, the "Indemnified Persons") from and against any and all loss, cost, damage, expense (including, without limitation, fees and expenses of attorneys and other advisors and any court costs incurred by any Indemnified Person) or liability by reason of anything any Indemnified Person does or refrains from doing for, or in connection with the business or affairs of, the Registrant and its subsidiaries and affiliates, except to the extent that it is finally judicially determined by a court of competent jurisdiction that the loss, cost, damage, expense or liability resulted primarily from the Indemnified Person's negligence, misconduct in the performance of her or her duty, or willful breach of a material provision of the Operating Agreement which in any event causes actual material damage to the Registrant. The Registrant may pay in advance or reimburse reasonable expenses (including advancing the reasonable cost of defense) incurred by an Indemnified Person who is, or is threatened to be, named or made a defendant or a respondent in a proceeding concerning the business affairs of the Registrant. Reference is made to
Exhibit 3.2 to this Registration Statement for the complete texts of Section
3.5 of the Operating Agreement.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 by the Registrant may be permitted to directors, officers and controlling persons of the Registrant under the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and therefore may be unenforceable. If a claim for indemnification against such liabilities (except insofar as it provides for the payment by the Registrant of expenses incurred or paid by a director or officer in the successful defense of any action, suit or proceeding) is asserted against the Registrant by a director, officer or controlling person in connection with the securities offered hereby and the Securities and Exchange Commission is still of the same opinion, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether or not such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS

         (a) All financial statements, schedules and historical financial information have been omitted as they are not applicable.

     1.1      Form of Underwriting Agreement for the Notes.

     1.2      Form of Underwriting Agreement for the Certificates.

     3.1      Copy of Articles of Organization of Chrysler Financial Company
              L.L.C.*

     3.2 Copy of Amended and Restated Operating Agreement of Chrysler Financial Company L.L.C.*

     3.3 Form of Certificate of Trust for DaimlerChrysler Auto Trusts (included in Exhibit 4.4).

     4.1 Form of Indenture between the Trust and the Indenture Trustee (including Forms of Notes).

     4.2 Form of Master Indenture (for issuance of more than one series of Notes) between the Trust and the Indenture Trustee.

     4.3 Form of Series Indenture Supplement between the Trust and the Indenture Trustee (including forms of Notes).

     4.4 Form of Amended and Restated Trust Agreement among the Registrant, the Company and the Trustee (including forms of Certificates).

     4.5 Form of Amended and Restated Trust Agreement (for issuance of more than one Series of Certificates) among the Registrant, the Company and the Trustee (including forms of Certificates).

     5.1      Opinion of Brown & Wood LLP with respect to legality.

     5.2      Opinion of Richards, Layton & Finger with respect to legality.

     8.1      Opinion of Brown & Wood LLP with respect to federal tax matters.

     23.1 Consent of Brown & Wood LLP (included in its opinions filed as Exhibits 5.1 and 8.1).

     23.2 Consent of Richards, Layton & Finger (included in its opinion filed as Exhibit 5.2).

     24.1     Powers of Attorney.

     25.1 Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Bank One, National Association.

     25.2 Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York.

     99.1 Form of Sale and Servicing Agreement between the Registrant and the Trust.

     99.2 Form of Administration Agreement among the Trust, the Administrator and the Indenture Trustee.

     99.3     Form of Purchase Agreement between the Company and the Registrant.

------------------------

* Incorporated by reference to the Registration Statement on Form S-3 (Reg. No. 333-71169).





ITEM 17.  UNDERTAKINGS

         (a) As to Rule 415:

         The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                   (i) to include any prospectus required by Section 10(a)(3)
              of the Securities Act of 1933, as amended;

                   (ii) to reflect in the prospectus any facts or events
              arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                   (iii) to include any material information with respect to
              the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that the undertakings set forth in clauses (i) and
         (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of that Act.

         (c) As to documents subsequently filed that are incorporated by reference:

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) As to indemnification:

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield and State of Michigan, on the 10th day of December, 1999.

                                          CHRYSLER FINANCIAL COMPANY L.L.C.,

                                          By:      /s/ D.L. Davis
                                                   --------------------------
                                                   D.L. Davis
                                                   Chairman of the Board


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Principal Executive Officer:

/s/ D.L. Davis                     Chairman of the Board    December 10, 1999
---------------------
     D.L. Davis


Principal Financial Officer:

/s/ M. Muehlbayer                  Vice President and       December 10, 1999
----------------------             Chief Financial Officer
     M. Muehlbayer


Principal Accounting Officer:

/s/ D.H. Olsen                     Vice President and       December 10, 1999
----------------------             Controller
     D.H. Olsen


Board of Managers:




  /s/T. P. Capo*                   Manager                  December 10, 1999
-----------------------
     T. P. Capo


/s/D. L. Davis*                    Manager                  December 10, 1999
-----------------------
   D. L. Davis

/s/W. J. O'Brien III*              Manager                  December 10, 1999
-----------------------
   W. J. O'Brien III




/s/G. C. Valade*                   Manager                  December 10, 1999
-----------------------
   G. C. Valade









*By:  /s/Byron C. Babbish
-----------------------------------
         Byron C. Babbish
         ATTORNEY-IN-FACT
         December 10, 1999

                                 EXHIBIT INDEX

EXHIBIT
   NO.                              DESCRIPTION OF EXHIBIT

     1.1      Form of Underwriting Agreement for the Notes.

     1.2      Form of Underwriting Agreement for the Certificates.

     3.1      Copy of Articles of Organization of Chrysler Financial Company
              L.L.C.*

     3.2 Copy of Amended and Restated Operating Agreement of Chrysler Financial Company L.L.C.*

     3.3 Form of Certificate of Trust for DaimlerChrysler Auto Trusts (included in Exhibit 4.4).

     4.1 Form of Indenture between the Trust and the Indenture Trustee (including Forms of Notes).

     4.2 Form of Master Indenture (for issuance of more than one series of Notes) between the Trust and the Indenture Trustee.

     4.3 Form of Series Indenture Supplement between the Trust and the Indenture Trustee (including forms of Notes).

     4.4 Form of Amended and Restated Trust Agreement among the Registrant, the Company and the Trustee (including forms of Certificates).

     4.5 Form of Amended and Restated Trust Agreement (for issuance of more than one Series of Certificates) among the Registrant, the Company and the Trustee (including forms of Certificates).

     5.1      Opinion of Brown & Wood LLP with respect to legality.

     5.2      Opinion of Richards, Layton & Finger with respect to legality.

     8.1      Opinion of Brown & Wood LLP with respect to federal tax matters.

     23.1 Consent of Brown & Wood LLP (included in its opinions filed as Exhibits 5.1 and 8.1).

     23.2 Consent of Richards, Layton & Finger (included in its opinion filed as Exhibit 5.2).

     24.1     Powers of Attorney.

     25.1 Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Bank One, National Association.

     25.2 Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York.

     99.1 Form of Sale and Servicing Agreement between the Registrant and the Trust.

     99.2 Form of Administration Agreement among the Trust, the Administrator and the Indenture Trustee.

     99.3     Form of Purchase Agreement between the Company and the Registrant.

--------------------------
* Incorporated by reference to the Registration Statement on Form S-3 (Reg. No. 333-71169) and the same exhibit therein.

                                                                   Exhibit 1.1



                      DAIMLERCHRYSLER AUTO TRUST [200_-_]

                    [_____]% ASSET BACKED NOTES, CLASS A-2
                    [_____]% ASSET BACKED NOTES, CLASS A-3
                    [_____]% ASSET BACKED NOTES, CLASS A-4


                       CHRYSLER FINANCIAL COMPANY L.L.C.


                            UNDERWRITING AGREEMENT
                            ----------------------


                                                           [__________, 200__]


[Representative Underwriter]
  as Representative of the Several Underwriters
[Address of Representative Underwriter]


Ladies and Gentlemen:

     1. Introductory. Chrysler Financial Company L.L.C., a Michigan limited
        ------------
liability company ("CFC" or the "Seller"), proposes to cause DaimlerChrysler Auto Trust [200_-_] (the "Trust") to issue and sell $[_______________] principal amount of its [_____]% Asset Backed Notes, Class A-2 (the "Class A-2 Notes"), $[_______________] principal amount of its [_____]% Asset Backed Notes, Class A-3 (the "Class A-3 Notes"), and $[_______________] principal amount of its [_____]% Asset Backed Notes, Class A-4 (the "Class A-4 Notes" and, together with the Class A-2 Notes and the Class A-3 Notes, the "Offered Notes"), to the several Underwriters named in Schedule I hereto (collectively, the "Underwriters"), for whom you are acting as representative (the "Representative"). The Trust also will issue $[_______________] principal amount of its [_____]% Asset Backed Notes, Class A-1 (the "Class A-1 Notes" and, together with the Offered Notes, the "Notes"), which Class A-1 Notes will be purchased by the Seller on the Closing Date (as defined below). The assets of the Trust will include, among other things, a pool of motor vehicle retail installment sale contracts (the "Standard Receivables") and the right to receive Amortizing Payments with respect to Fixed Value Receivables (the Standard Receivables and the Amortizing Payments with respect to the Fixed Value Receivables are referred to herein collectively as the "Receivables") and the related collateral. The Standard Receivables and the Fixed Value Receivables will be sold to the Trust by the Seller. The Receivables will be serviced for the Trust by CFC (in such capacity, the "Servicer"). The Notes will be issued pursuant to an Indenture to be dated as of [__________, 200__] (as amended and supplemented from time to time, the "Indenture"), between the Trust and [Indenture Trustee], as indenture trustee "Indenture Trustee".

     Simultaneously with the issuance and sale of the Notes as contemplated herein, the Trust will issue the sum of $[_______________] and $[_______________] of its Asset Backed Certificates (the "Certificates"), each representing a fractional undivided ownership interest in the Trust, pursuant to the Amended and Restated Trust Agreement to be dated as of [__________, 200__] (as amended and supplemented from time to time, the "Trust Agreement"), among the Seller, Premier Receivables L.L.C., a Michigan limited liability company (the "Company"), and Chase Manhattan Bank Delaware, as owner trustee (the "Owner Trustee").

     The Seller acknowledges that it will have furnished to the Underwriters, for distribution to potential investors in the Offered Notes prior to the date on which the Prospectus (as defined in Section 2(a) below) is made available to such potential investors, a term sheet in the form of Exhibit A hereto (the "Collateral Materials").

     Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Sale and Servicing Agreement to be dated as of [__________, 200__] (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), between the Trust and CFC, as Seller and Servicer, or, if not defined therein, in the Indenture or in the Trust Agreement. Simultaneously with the issuance and sale of the Notes as contemplated herein, the Trust will issue the Certificates referred to in the Trust Agreement (the "Certificates") to the Company.

     2. Representations and Warranties of the Seller. The Seller represents
        --------------------------------------------
and warrants to, and agrees with, each Underwriter that:

     (a) The Seller meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (Registration No. [_________]) on such Form, including a related preliminary base prospectus and a preliminary prospectus supplement, for the registration under the Act of the offering and sale of the Offered Notes. The Seller may have filed one or more amendments thereto, each of which amendments has previously been furnished to you. The Seller will next file with the Commission (i) prior to the effectiveness of such registration statement, an amendment thereto (including the form of final base prospectus and the form of final prospectus supplement relating to the Offered Notes) or (ii) after effectiveness of such registration statement, either (A) a final base prospectus in accordance with Rules 430A and 424(b)(1) or (4) under the Act or
(B) a final base prospectus and a final prospectus supplement relating to the Offered Notes in accordance with Rules 415 and 424(b)(2) or (5). The Seller has filed with the Commission in a report on Form 8-K the Collateral Materials within two business days after they were first delivered to an Underwriter.

     In the case of clauses (ii)(A) and (B) above, the Seller has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Prospectus with respect to the Offered Notes and the offering thereof. As filed, such amendment and form of final prospectus supplement, or such final prospectus supplement, shall include all Rule 430A Information, together with all other such required information, with respect to the Offered Notes and the offering thereof and, except to the extent that the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary base prospectus and preliminary prospectus supplement, if any, that have previously been furnished to you) as the Seller has advised you, prior to the Execution Time, will be included or made therein. If the Registration Statement contains the undertaking specified by Regulation S-K Item 512(a), the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

     For purposes of this Agreement, "Effective Time" means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, and "Effective Date" means the date of the Effective Time. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. Such registration statement, as amended at the Effective Time, including all information deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act, and including the exhibits thereto and any material incorporated by reference therein, is hereinafter referred to as the "Registration Statement". "Base Prospectus" shall mean any prospectus referred to above contained in the Registration Statement at the Effective Date, including any Preliminary Prospectus Supplement. "Preliminary Prospectus Supplement" shall mean the preliminary prospectus supplement, if any, to the Base Prospectus which describes the Offered Notes and the offering thereof and is used prior to filing of the Prospectus. "Prospectus" shall mean the prospectus supplement relating to the Offered Notes that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus, as amended at the time of such filing, or, if no filing pursuant to Rule 424(b) is required, shall mean the prospectus supplement relating to the Offered Notes, including the Base Prospectus, included in the Registration Statement at the Effective Date. "Rule 430A Information" means information with respect to the Offered Notes and the offering of the Offered Notes permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. "Rule 415", "Rule 424", "Rule 430A" and "Regulation S-K" refer to such rules or regulations under the Act. Any reference herein to the Registration Statement, the Base Prospectus, a Preliminary Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, such Preliminary Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

     (b) On the Effective Date and on the date of this Agreement, the Registration Statement did or will, and, when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the respective rules and regulations of the Commission thereunder (the "Rules and Regulations"); on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Seller makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Seller by any Underwriter through you specifically for use in connection with the preparation of the Registration Statement or the Prospectus (or any supplement thereto). As of the Closing Date, the Seller's representations and warranties in the Sale and Servicing Agreement and the Trust Agreement will be true and correct.

     (c) This Agreement has been duly authorized, executed and delivered by the Seller.

     (d) The Seller's assignment and delivery of the Standard Receivables and the Fixed Value Receivables to the Trust will vest in the Trust all of the Seller's right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

     (e) The Trust's assignment of the Standard Receivables and the Fixed Value Receivables to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

     (f) None of the Seller, the Company or anyone acting on behalf of the Seller or the Company has taken any action that would require qualification of the Trust Agreement under the Trust Indenture Act or require registration of the Seller, the Company or the Trust under the Investment Company Act of 1940, as amended (the "Investment Company Act"), nor will the Seller or the Company act, nor has either of them authorized, nor will either of them authorize, any person to act in such a manner.

     3. Representations and Warranties of the Underwriters. Each Underwriter
        --------------------------------------------------
represents and warrants to, and agrees with, the Seller that:

     (a) It has not offered or sold, and will not offer or sell, any Offered Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995.

     (b) It has complied and will comply with all applicable provisions of the Financial Services Act of 1986 of Great Britain with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom.

     (c) It has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the Offered Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

     4. Purchase, Sale, and Delivery of the Offered Notes. On the basis of the
        -------------------------------------------------
representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Seller agrees to cause the Trust to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust: (i) at a purchase price of [_______]% of the principal amount thereof, the respective principal amount of the Class A-2 Notes set forth opposite the name of such Underwriter in Schedule I hereto, (ii) at a purchase price of [_______]% of the principal amount thereof, the respective principal amount of the Class A-3 Notes set forth opposite the name of such Underwriter in Schedule I hereto, and (iii) at a purchase price of [_______]% of the principal amount thereof, the respective principal amount of the Class A-4 Notes set forth opposite the name of such Underwriter in Schedule I hereto. Delivery of and payment for the Offered Notes shall be made at the office of Brown & Wood LLP, One World Trade Center, New York, New York 10048, on [__________, 200__] (the "Closing Date"). Delivery of the Offered Notes shall be made against payment of the purchase price in immediately available funds drawn to the order of the Seller. The Offered Notes to be so delivered will be represented initially by one or more Notes registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Offered Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes will be available only under limited circumstances.

     5. Offering by Underwriters. It is understood that, after the
        ------------------------
Registration Statement becomes effective, the Underwriters propose to offer the Offered Notes for sale to the public (which may include selected dealers), as set forth in the Prospectus.

     6. Covenants of the Seller. The Seller covenants and agrees with each of
        -----------------------
the Underwriters that:

     (a) The Seller will use its best efforts to cause the Registration Statement, and any amendment thereto, if not effective at the Execution Time, to become effective. Prior to the termination of the offering of the Offered Notes, the Seller will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Seller has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Seller will file the Prospectus, properly completed, and any supplement thereto, with the Commission pursuant to and in accordance with the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such timely filing.

     (b) The Seller will advise you promptly of any proposal to amend or supplement the Registration Statement as filed or the related Prospectus and will not effect such amendment or supplement without your consent, which consent will not unreasonably be withheld; the Seller will also advise you promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information; and the Seller also will advise you promptly of the effectiveness of the Registration Statement (unless the Registration Statement has become effective prior to Execution Time) and any amendment thereto, when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b) and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose, and the Seller will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order.

     (c) If, at any time when a prospectus relating to the Offered Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Seller promptly will notify you and will prepare and file, or cause to be prepared and filed, with the Commission, subject to the second sentence of paragraph (a) of this
Section 6, an amendment or supplement that will correct such statement or omission or effect such compliance. Any such filing shall not operate as a waiver or limitation of any right of any Underwriter hereunder.

     (d) As soon as practicable, but not later than fourteen months after the Closing Date, the Seller will cause the Trust to make generally available to holders of the Offered Notes an earnings statement of the Trust covering a period of at least twelve months beginning after the Closing Date that will satisfy the provisions of Section 11(a) of the Act.

     (e) The Seller will furnish to the Underwriters copies of the Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus (including the Preliminary Prospectus Supplement, if any), the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters request.

     (f) The Seller will arrange for the qualification of the Offered Notes for sale under the laws of such jurisdictions in the United States as you may reasonably designate and will continue such qualifications in effect so long as required for the distribution.

     (g) For a period from the date of this Agreement until the retirement of the Offered Notes or until such time as the Underwriters shall cease to maintain a secondary market in the Offered Notes, whichever occurs first, the Seller will deliver to you the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Indenture Trustee or the Owner Trustee pursuant to the Sale and Servicing Agreement, as soon as such statements and reports are furnished to the Indenture Trustee or the Owner Trustee.

     (h) So long as any of the Offered Notes is outstanding, the Seller will furnish to you (i) as soon as practicable after the end of the fiscal year all documents required to be distributed to holders of the Offered Notes or filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Seller filed with any government or regulatory authority that is otherwise publicly available, as you may reasonably request.

     (i) On or before the Closing Date, CFC shall cause its computer records relating to the Receivables to be marked to show the Trust's absolute ownership of the Receivables and, from and after the Closing Date, CFC shall not take any action inconsistent with the Trust's ownership of such Receivables, other than as permitted by the Sale and Servicing Agreement.

     (j) To the extent, if any, that the ratings provided with respect to the Offered Notes by the rating agency or agencies that initially rate the Offered Notes are conditional upon the furnishing of documents or the taking of any other actions by the Seller, the Seller shall furnish such documents and take any such other actions.

     (k) For the period beginning on the date of this Agreement and ending on the Closing Date, unless waived by the Underwriters, neither the Seller nor any trust originated, directly or indirectly, by the Seller will offer to sell or sell notes (other than the Notes) collateralized by, or certificates evidencing an ownership interest in, receivables generated pursuant to retail automobile or light duty truck installment sale contracts in such a manner as would constitute a public offering to persons in the United States.

     7. Payment of Expenses. The Seller will pay all expenses incident to the
        -------------------
performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation of this Agreement, (iii) the preparation, issuance and delivery of the Offered Notes to the Underwriters,
(iv) the fees and disbursements of the Seller's counsel and accountants, (v) the qualification of the Offered Notes under securities laws in accordance with the provisions of Section 6(f), including filing fees and the fees and disbursements of counsel for you in connection therewith and in connection with the preparation of any blue sky or legal investment survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, (vii) the printing and delivery to the Underwriters of copies of any blue sky or legal investment survey prepared in connection with the Offered Notes, (viii) any fees charged by rating agencies for the rating of the Notes, (ix) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., and (x) the fees and expenses of Brown & Wood LLP in its role as counsel to the Trust incurred as a result of providing the opinions required by Section 8(g) and the second sentence of
Section 8(h) hereof.

     8. Conditions to the Obligations of the Underwriters. The obligations of
        -------------------------------------------------
the Underwriters to purchase and pay for the Offered Notes will be subject to the accuracy of the representations and warranties on the part of the Seller herein, to the accuracy of the statements of officers of the Seller made pursuant to the provisions hereof, to the performance by the Seller of its obligations hereunder and to the following additional conditions precedent:

     (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Underwriters agree in writing to a later time, the Registration Statement shall have become effective not later than (i) 6:00 P.M. New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 P.M. New York City time on such date or (ii) 12:00 noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 P.M. New York City time on such date.

     (b) The Prospectus and any supplements thereto shall have been filed (if required) with the Commission in accordance with the Rules and Regulations and
Section 6(a) hereof, and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Seller or you, shall be contemplated by the Commission or by any authority administering any state securities or blue sky law.

     (c) On or prior to the Closing Date, you shall have received a letter, dated as of the Closing Date, of Deloitte & Touche LLP, certified public accountants, substantially in the form of the drafts to which you have previously agreed and otherwise in form and substance satisfactory to you and your counsel.

     (d) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto) and the Prospectus (exclusive of any supplement thereto), there shall not have occurred (i) any change or any development involving a prospective change in or affecting particularly the business or properties of the Trust, the Seller, the Company or DaimlerChrysler Corporation which, in the judgment of the Underwriters, materially impairs the investment quality of the Offered Notes or makes it impractical or inadvisable to market the Offered Notes; (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (iii) any suspension of trading of any securities of DaimlerChrysler Corporation or the Seller on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Underwriters, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Offered Notes.

     (e) You shall have received an opinion of [_________________________], Esq., Vice President and General Counsel of CFC and the Company, addressed to you and the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

          (i) CFC has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Michigan with full power and authority to own its properties and conduct its business as presently conducted by it, and to enter into and perform its obligations under this Agreement, the Sale and Servicing Agreement, the Purchase Agreement, the Trust Agreement, and the Administration Agreement, and had at all times, and now has, the power, authority and legal right to acquire, own, sell and service the Standard Receivables and the Fixed Value Receivables.

          (ii) The Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Michigan with full power and authority to own its properties and conduct its business as presently conducted by it and to enter into and perform its obligations under the Trust Agreement and the Purchase Agreement, and had at all times, and now has, the power, authority and legal right to acquire, own, sell and hold the excess cash flow from the Reserve Account and the Fixed Value Payments.

          (iii) Each of CFC and the Company is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to qualify or to obtain such licenses or approvals would render any Standard Receivable or Fixed Value Receivable unenforceable by the Seller, the Owner Trustee or the Indenture Trustee.

          (iv) The direction by the Seller to the Owner Trustee to authenticate the Certificates has been duly authorized by the Seller and, when the Certificates have been duly executed, authenticated and delivered by the Owner Trustee in accordance with the Trust Agreement and delivered, the Certificates will be duly issued and entitled to the benefits and security afforded by the Trust Agreement, subject as to the enforcement of remedies (x) to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (y) to general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

          (v) The direction by the Seller to the Indenture Trustee to authenticate the Notes has been duly authorized by the Seller and, when the Notes have been duly executed and delivered by the Owner Trustee and when authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for pursuant to this Agreement, the Notes will be duly issued and entitled to the benefits and security afforded by the Indenture, subject as to the enforcement of remedies (x) to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (y) to general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

          (vi) The Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement and the Administration Agreement have been duly authorized, executed and delivered by CFC, and are legal, valid and binding obligations of CFC enforceable against CFC in accordance with their terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (vii) This Agreement has been duly authorized, executed and delivered by CFC.

          (viii) The Purchase Agreement and the Trust Agreement have been duly authorized, executed and delivered by the Company and are the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (ix) Neither the transfer of the Standard Receivables and the Fixed Value Receivables from the Seller to the Trust, nor the assignment of the Owner Trust Estate to the Trust, nor the grant of the security interest in the Collateral to the Indenture Trustee pursuant to the Indenture, nor the execution and delivery of this Agreement, the Purchase Agreement, the Trust Agreement, the Administration Agreement, or the Sale and Servicing Agreement by CFC, nor the execution and delivery of the Trust Agreement and the Purchase Agreement by the Company, nor the consummation of any transactions contemplated in this Agreement, the Purchase Agreement, the Trust Agreement, the Indenture, the Administration Agreement or the Sale and Servicing Agreement (such agreements, excluding this Agreement, being, collectively, the "Basic Documents"), nor the fulfillment of the terms thereof by CFC, the Company or the Trust, as the case may be, will conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the articles of organization or operating agreement of CFC or the Company, or of any indenture or other agreement or instrument to which CFC or the Company is a party or by which either of them is bound, or result in a violation of or contravene the terms of any statute, order or regulation applicable to CFC or the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over either of them.

          (x) There are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge after due inquiry, threatened before any court, administrative agency or other tribunal (1) asserting the invalidity of the Trust or any of the Basic Documents, (2) seeking to prevent the consummation of any of the transactions contemplated by any of the Basic Documents or the execution and delivery thereof, (3) that might materially and adversely affect the performance by CFC of its obligations under, or the validity or enforceability of, this Agreement, the Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement, or the Administration Agreement, or (4) that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, the Purchase Agreement or the Trust Agreement.

          (xi) To the best knowledge of such counsel and except as set forth in the Prospectus (and any supplement thereto), no default exists and no event has occurred which, with notice, lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any agreement to which the Seller or the Company is a party or by which either of them is bound, which default has or would have a material adverse effect on the financial condition, earnings, prospects, business or properties of the Seller and its subsidiaries, taken as a whole.

          (xii) Nothing has come to such counsel's attention that would lead such counsel to believe that the representations and warranties of (x) the Company contained in the Purchase Agreement and the Trust Agreement are other than as stated therein or (y) CFC contained in this Agreement, the Trust Agreement, the Purchase Agreement or the Sale and Servicing Agreement are other than as stated therein.

          (xiii) The Seller is the sole owner of all right, title and interest in, and has good and marketable title to, the Standard Receivables and Fixed Value Receivables and the other property to be transferred by it to the Trust. The assignment of the Standard Receivables and Fixed Value Receivables, all documents and instruments relating thereto and all proceeds thereof to the Trust, pursuant to the Sale and Servicing Agreement, vests in the Trust all interests that are purported to be conveyed thereby, free and clear of any liens, security interests or encumbrances except as specifically permitted pursuant to the Sale and Servicing Agreement or any other Basic Document.

          (xiv) Immediately prior to the transfer of the Standard Receivables and Fixed Value Receivables to the Trust, the Seller's interest in the Standard Receivables and Fixed Value Receivables, the security interests in the Financed Vehicles securing the Standard Receivables and Fixed Value Receivables and the proceeds of each of the foregoing was perfected and constituted a perfected first priority interest therein.

          (xv) The Indenture constitutes a grant by the Trust to the Indenture Trustee of a valid security interest in the Standard Receivables and Fixed Value Receivables, the security interests in the Financed Vehicles securing the Standard Receivables and Fixed Value Receivables and the proceeds of each of the foregoing, which security interest will be perfected upon the filing of the UCC-1 financing statements with the Secretary of State of the State of Michigan and the State of Delaware and will constitute a first priority perfected security interest therein. No filing or other action, other than the filing of the UCC-1 financing statements with the Secretary of State of the State of Michigan and the State of Delaware referred to above, is necessary to perfect and maintain the interest or the security interest of the Indenture Trustee in the Standard Receivables and Fixed Value Receivables, the security interests in the Financed Vehicles securing the Receivables and the proceeds of each of the foregoing against third parties.

          (xvi) The Standard Receivables and Fixed Value Receivables are chattel paper as defined in the UCC.

          (xvii) The Sale and Servicing Agreement, the Trust Agreement, the Indenture, the Purchase Agreement and the Administration Agreement conform in all material respects with the descriptions thereof contained in the Prospectus (and any supplement thereto).

          (xviii) The statements in the Prospectus under the headings "Risk Factors -- Perfected Security Interests" and "-- Insolvency of the Seller" and "certain legal aspects of the receivables", to the extent they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects.

          (xix) The statements contained in the Prospectus and any supplement thereto under the headings "Payments on the Securities", "Form of Securities and Transfers" and "Principal Documents", insofar as such statements constitute a summary of the Notes, the Certificates, the Indenture, the Administration Agreement, the Purchase Agreement, the Sale and Servicing Agreement and the Trust Agreement, constitute a fair summary of such documents.

          (xx) No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated in the Basic Documents, except such filings with respect to the transfer of the Standard Receivables and Fixed Value Receivables to the Trust pursuant to the Sale and Servicing Agreement, the grant of a security interest in the Collateral to the Indenture Trustee pursuant to the Indenture and such other approvals as have been obtained and filings as have been made.

          (xxi) Such counsel is familiar with the Seller's standard operating procedures relating to the Seller's acquisition of a perfected first priority security interest in the vehicles financed by the Seller pursuant to retail automobile and light duty truck installment sale contracts in the ordinary course of the Seller's business. Assuming that the Seller's standard procedures are followed with respect to the perfection of security interests in the Financed Vehicles (and such counsel has no reason to believe that the Seller has not followed or will not continue to follow its standard procedures in connection with the perfection of security interests in the Financed Vehicles), the Seller has acquired or will acquire a perfected first priority security interest in the Financed Vehicles.

          (xxii) All actions required to be taken and all filings required to be made under the Act and the Exchange Act prior to the sale of the Notes have been duly taken or made. Neither the Certificates nor the Class A-1 Notes are required to be registered under the Act.

          (xxiii) The Trust Agreement is not required to be qualified under the Trust Indenture Act and the Trust is not required to be registered under the Investment Company Act.

          (xxiv) The Indenture has been duly qualified under the Trust Indenture Act.

          (xxv) The Seller is not, and will not as a result of the offer and sale of the Notes as contemplated in the Prospectus (and any supplement thereto) and this Agreement become, an "investment company" as defined in the Investment Company Act or a company "controlled by" an "investment company" within the meaning of the Investment Company Act.

          (xxvi) To the best of such counsel's knowledge and information, there are no legal or governmental proceedings pending or threatened that are required to be disclosed in the Registration Statement, other than those disclosed therein.

          (xxvii) To the best of such counsel's knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference.

          (xxviii) Registration Statement has become effective under the Act, any required filing of the Base Prospectus, any preliminary Base Prospectus, any Preliminary Prospectus Supplement and the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act, the Exchange Act, the Trust Indenture Act and the Rules and Regulations.

          (xxix) Such counsel has examined the Registration Statement and the Prospectus and nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement or the Prospectus or any amendment or supplement thereto as of the respective dates thereof (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need not express any view) contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading.

          (xxx) The Trust has been duly formed and is validly existing as a statutory business trust and is in good standing under the laws of the State of Delaware, with full power and authority to execute, deliver and perform its obligations under the Sale and Servicing Agreement, the Indenture, the Administration Agreement, the Notes and the Certificates.

          (xxxi) The Indenture, the Sale and Servicing Agreement and the Administration Agreement have been duly authorized and, when duly executed and delivered by the Owner Trustee, will constitute the legal, valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and
     (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (f) You shall have received an opinion of [_______________], Esq., Vice President and General Counsel of CFC and the Company, addressed to you and the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

          (i) the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for Michigan tax purposes; and

          (ii) if the Notes are treated as debt for federal income tax purposes, then for Michigan income and single business tax purposes, the Notes will be characterized as debt.

     (g) You shall have received an opinion addressed to you of Brown & Wood LLP, in its capacity as federal tax counsel to the Trust, to the effect that the statements in the Base Prospectus under the headings "Summary - Tax Status" and "Certain Federal Income Tax Consequences" and in the Prospectus Supplement under the heading "Federal Income Tax Consequences" accurately describe the material federal income tax consequences to holders of the Notes.

     (h) You shall have received an opinion addressed to you of Brown & Wood LLP, in its capacity as special counsel to the Underwriters, dated the Closing Date, with respect to the validity of the Notes and the Certificates and such other related matters as you shall require, and the Seller shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. Brown & Wood LLP, in its capacity as special ERISA counsel to the Trust, shall have delivered an opinion with respect to the characterization of the transfer of the Receivables and to the effect that the statements in the Base Prospectus under the headings "Summary - ERISA Considerations" and "ERISA Considerations", to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material consequences to holders of the Notes under ERISA.

     (i) You shall have received an opinion addressed to you and CFC of [_______________], Esq., Vice President and Senior Counsel to the Corporate Trust Services Division of the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

          (i) The Indenture Trustee has been duly incorporated and is validly existing as a national banking association in good standing under the laws of the United States of America, with full power and authority (corporate or other) to enter into and perform its obligations under the Indenture, the Sale and Servicing Agreement and the Administration Agreement.

          (ii) The execution and delivery of the Indenture and the Administration Agreement and the acceptance of the Sale and Servicing Agreement and the performance by the Indenture Trustee of its obligations under the Indenture, the Sale and Servicing Agreement and the Administration Agreement have been duly authorized by all necessary corporate action of the Indenture Trustee and each has been duly executed and delivered by the Indenture Trustee.

          (iii) Assuming due authorization, execution and delivery thereof by the other parties thereto, the Indenture, the Sale and Servicing Agreement and the Administration Agreement constitute the legal, valid and binding agreements of the Indenture Trustee enforceable against the Indenture Trustee in accordance with their terms, except as the enforceability thereof may be (a) limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws affecting the rights of creditors generally, and (b) subject to general principles of equity.

          (iv) The execution and delivery by the Indenture Trustee of the Indenture and the Administration Agreement and the acceptance of the Sale and Servicing Agreement do not require any consent, approval or authorization of, or any registration or filing with, any Illinois or United States federal governmental authority. (v) Each of the Notes has been duly authenticated by the Indenture Trustee.

          (vi) Neither the consummation by the Indenture Trustee of the transactions contemplated in the Sale and Servicing Agreement, the Indenture or the Administration Agreement nor the fulfillment of the terms thereof by the Indenture Trustee will conflict with, result in a breach or violation of, or constitute a default under any law or the charter, bylaws or other organizational documents of the Indenture Trustee or the terms of any indenture or other agreement or instrument known to such counsel to which the Indenture Trustee or any of its subsidiaries is a party or is bound or any judgment, order or decree known to such counsel to be applicable to the Indenture Trustee or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Indenture Trustee or any of its subsidiaries.

          (vii) To the knowledge of such counsel, there is no action, suit or proceeding pending or threatened against the Indenture Trustee (as trustee under the Indenture or in its individual capacity) before or by any governmental authority that, if adversely decided, would materially adversely affect the ability of the Indenture Trustee to perform its obligations under the Indenture, the Sale and Servicing Agreement or the Administration Agreement.

          (viii) The execution, delivery and performance by the Indenture Trustee of the Sale and Servicing Agreement, the Indenture and the Administration Agreement will not subject any of the property or assets of the Trust or any portion thereof to any lien created by or arising under the Indenture Trustee that is unrelated to the transactions contemplated in such Agreements.

     (j) You shall have received an opinion addressed to you and CFC of [Counsel to Owner Trustee], counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

          (i) The Owner Trustee is a banking corporation duly incorporated and validly existing under the laws of the State of Delaware.

          (ii) The Owner Trustee has the full corporate trust power to accept the office of owner trustee under the Trust Agreement and to enter into and perform its obligations under the Trust Agreement and, on behalf of the Trust, under the Indenture, the Sale and Servicing Agreement and the Administration Agreement.

          (iii) The execution and delivery of the Trust Agreement and, on behalf of the Trust, of the Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Certificates and the Notes and the performance by the Owner Trustee of its obligations under the Trust Agreement, the Indenture, the Sale and Servicing Agreement and the Administration Agreement have been duly authorized by all necessary corporate action of the Owner Trustee and each has been duly executed and delivered by the Owner Trustee.

          (iv) The Trust Agreement, the Sale and Servicing Agreement, the Indenture and the Administration Agreement constitute valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with their terms under the laws of the State of New York, the State of Delaware and the federal law of the United States.

          (v) The execution and delivery by the Owner Trustee of the Trust Agreement and, on behalf of the Trust, of the Indenture, the Sale and Servicing Agreement and the Administration Agreement do not require any consent, approval or authorization of, or any registration or filing with, any Delaware or United States federal governmental authority.

          (vi) The Certificates have been duly executed and delivered by the Owner Trustee as owner trustee and authenticating agent. Each of the Notes has been duly executed and delivered by the Owner Trustee, on behalf of the Trust.

          (vii) Neither the consummation by the Owner Trustee of the transactions contemplated in the Sale and Servicing Agreement, the Indenture, the Trust Agreement or the Administration Agreement nor the fulfillment of the terms thereof by the Owner Trustee will conflict with, result in a breach or violation of, or constitute a default under any law or the charter, bylaws or other organizational documents of the Owner Trustee or the terms of any indenture or other agreement or instrument known to such counsel to which the Owner Trustee or any of its subsidiaries is a party or is bound, or any judgment, order or decree known to such counsel to be applicable to the Owner Trustee or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Owner Trustee or any of its subsidiaries.

          (viii) To the knowledge of such counsel, there is no action, suit or proceeding pending or threatened against the Owner Trustee (as owner trustee under the Trust Agreement or in its individual capacity) before or by any governmental authority that, if adversely decided, would materially adversely affect the ability of the Owner Trustee to perform its obligations under the Trust Agreement.

          (ix) The execution, delivery and performance by the Owner Trustee (as trustee under the Trust Agreement or in its individual capacity, as the case may be) of the Sale and Servicing Agreement, the Indenture, the Trust Agreement or the Administration Agreement will not subject any of the property or assets of the Trust or any portion thereof to any lien created by or arising under the Owner Trustee that is unrelated to the transactions contemplated in such Agreements.

     (k) You shall have received a certificate dated the Closing Date of any of the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of each of the Seller and a member of the Company, in which such officers shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of CFC or the Company, as the case may be, contained in the Trust Agreement, the Purchase Agreement and the Sale and Servicing Agreement, as applicable, are true and correct in all material respects; that CFC or the Company, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date; that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and (ii) since [_______________], except as may be disclosed in the Prospectus (and any supplement thereto), no material adverse change or any development involving a prospective material adverse change in or affecting particularly the business or properties of the Trust, CFC or the Company has occurred.

     (l) You shall have received evidence satisfactory to you that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of State of the States of Michigan and Delaware reflecting the transfer of the interest of the Seller in the Standard Receivables and Fixed Value Receivables and the proceeds thereof to the Trust and the grant of the security interest by the Trust in the Standard Receivables and Fixed Value Receivables and the proceeds thereof to the Indenture Trustee.

     (m) The Offered Notes shall have been rated "AAA" by Standard & Poor's and "Aaa" by Moody's.

     (n) The issuance of the Notes and the Certificates shall not have resulted in a reduction or withdrawal by any Rating Agency of the current rating of any outstanding securities issued or originated by the Seller or any of its affiliates.

     (o) On the Closing Date, the sum of $[_______________] and $[_______________] aggregate principal amount of the Certificates shall have been issued to the Company.

     (p) On the Closing Date, the Seller shall have purchased and fully paid for all of the Class A-1 Notes.

     The Seller will provide or cause to be provided to you such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

     9. Indemnification and Contribution. (a) The Seller will indemnify and
        --------------------------------
hold each Underwriter harmless against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the preliminary Base Prospectus, the Collateral Materials, the Preliminary Prospectus Supplement (if any), the Base Prospectus or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein (in the case of the Collateral Materials, when read together with the Prospectus) a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Seller will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Seller by any Underwriter through you specifically for use therein.

     For all purposes contemplated hereby, the Seller and the Underwriters each acknowledge that the Collateral Materials were prepared by the Seller.

     (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Seller against any losses, claims, damages or liabilities to which the Seller may become subject, under the Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the preliminary Base Prospectus, Preliminary Prospectus Supplement (if any), the Base Prospectus or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information relating to such Underwriter furnished to the Seller by such Underwriter through you specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Seller in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of the counsel appointed by the indemnifying party, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Seller on the one hand and the Underwriters on the other from the offering of the Offered Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Seller on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Seller on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Seller bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter (except as may be provided in the agreement among Underwriters relating to the offering of the Offered Notes) shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Offered Notes purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The obligations of the Seller under this Section shall be in addition to any liability the Seller may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any of the Underwriters within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Seller, to each officer of the Seller who has signed the Registration Statement and to each person, if any, who controls the Seller within the meaning of the Act.

     10. Defaults of Underwriters. If any Underwriter or Underwriters default
         ------------------------
in their obligations to purchase the Offered Notes hereunder on the Closing Date and arrangements satisfactory to the Representative and the Seller for the purchase of such Offered Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Seller, except as provided in
Section 12. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     11. No Bankruptcy Petition. Each Underwriter covenants and agrees that,
         ----------------------
prior to the date which is one year and one day after the payment in full of all securities issued by the Seller or by a trust for which the Seller was the depositor which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other Person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law.

     12. Survival of Representations and Obligations. The respective
         -------------------------------------------
indemnities, agreements, representations, warranties and other statements of the Seller or the Company or any of their officers, and each of the Underwriters set forth in or made pursuant to this Agreement or contained in certificates of officers of the Seller submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof made by or on behalf of any Underwriter or the Seller or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Notes. If for any reason the purchase of the Offered Notes by the Underwriters is not consummated, the Seller shall remain responsible for the expenses to be paid or reimbursed by the Seller pursuant to Section 7 and the respective obligations of the Seller and the Underwriters pursuant to Section 9 shall remain in effect. If for any reason the purchase of the Offered Notes by the Underwriters is not consummated (other than because of a failure to satisfy the conditions set forth in items (ii), (iv) and (v) of Section 8(d)), the Seller will reimburse any Underwriter, upon demand, for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Notes. Nothing contained in this Section 12 shall limit the recourse of the Seller against the Underwriters.

Notices. All communications hereunder will be in writing and, if sent to the
-------
Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative at [Representative Underwriter],[Address of Representative Underwriter]; if sent to the Seller, will be mailed, delivered or telegraphed, and confirmed to it at Chrysler Financial Company L.L.C., 27777 Franklin Road, 25th Floor, Southfield, Michigan 48034, Attention: Assistant Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9 will be mailed, delivered or telegraphed and confirmed to such Underwriter. Any such notice will take effect at the time of receipt.

     13. Successors. This Agreement will inure to the benefit of and be
         ----------
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9, and no other person will have any right or obligations hereunder.

     14. Representation of Underwriters. You will act for the several
         ------------------------------
Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by you will be binding upon all the Underwriters.

     15. Counterparts. This Agreement may be executed in any number of
         ------------
counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     16. Applicable Law. This Agreement will be governed by, and construed in
         --------------
accordance with, the laws of the State of New York.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Seller and the several Underwriters in accordance with its terms.

                                   Very truly yours,

                                   CHRYSLER FINANCIAL COMPANY L.L.C.


                                   By:
                                      ------------------------------
                                   Name:
                                   Title:




The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the date first written above:

[Representative Underwriter].,
as Representative of the Several Underwriters



By:
   -----------------------------------
Name:
Title:

                                                                    SCHEDULE I

                                Class A-2 Notes

                                                             Principal Amount of
                                                             the Class A-2 Notes
                                                             -------------------

[Representative Underwriter]..................................$[_______________]
[Underwriter].................................................$[_______________]
[Underwriter].................................................$[_______________]
[Underwriter].................................................$[_______________]
[Underwriter].................................................$[_______________]
                                            Total.............$[_______________]


                                Class A-3 Notes

                                                             Principal Amount of
                                                             the Class A-3 Notes
                                                             -------------------

[Representative Underwriter]..................................$[_______________]
[Underwriter].................................................$[_______________]
[Underwriter].................................................$[_______________]
[Underwriter].................................................$[_______________]
[Underwriter].................................................$[_______________]
                                            Total.............$[_______________]


                                Class A-4 Notes

                                                             Principal Amount of
                                                             the Class A-4 Notes
                                                             -------------------

[Representative Underwriter]..................................$[_______________]
[Underwriter].................................................$[_______________]
[Underwriter].................................................$[_______________]
[Underwriter].................................................$[_______________]
[Underwriter].................................................$[_______________]
                                            Total.............$[_______________]

                                                                     EXHIBIT A



                             Collateral Materials

                                                                   Exhibit 1.2


                       DAIMLERCHRYSLER AUTO TRUST 200_-_

                       _____% ASSET BACKED CERTIFICATES

                       CHRYSLER FINANCIAL COMPANY L.L.C.

                      CERTIFICATE UNDERWRITING AGREEMENT


                                                            ____________, 200_

[Representative Underwriter]
     as Representative of
     the Several Underwriters
[Address of Representative Underwriter]

Ladies and Gentlemen:

         1. Introductory. Chrysler Financial Company L.L.C., a Michigan limited liability company ("CFC" or the "Seller"), proposes to cause DaimlerChrysler Auto Trust 200_-_ (the "Trust") to issue and sell $_______________ principal amount of its _____% Asset Backed Certificates (the "Certificates") to the several Underwriters named in Schedule I hereto (the "Underwriters"), for whom you are acting as representative (the "Representative"). The assets of the Trust will include, among other things, a pool of motor vehicle retail installment sale contracts (the "Standard Receivables") and the right to receive Amortizing Payments with respect to Fixed Value Receivables (the Standard Receivables and the Amortizing Payments with respect to the Fixed Value Receivables are referred to herein collectively as the "Receivables") and the related collateral. The Receivables will be serviced for the Trust by CFC (in such capacity, the "Servicer"). The Certificates will be issued pursuant to the Amended and Restated Trust Agreement to be dated as of ____________, 200_ (as amended and supplemented from time to time, the "Trust Agreement"), among the Seller, as Depositor, Premier Receivables L.L.C., a Michigan limited liability company (the "Company"), and Chase Manhattan Bank Delaware, as owner trustee (the "Owner Trustee").

         Simultaneously with the issuance and sale of the Certificates as contemplated herein, the Trust will issue $_______________ principal amount of its _____% Asset Backed Notes, Class A-1 (the "Class A-1 Notes"), $_______________ principal amount of its Floating Rate Asset Backed Notes, Class A-2 (the "Class A-2 Notes"), $_______________ principal amount of its _____% Asset Backed Notes, Class A-3 (the "Class A-3 Notes"), and $_______________ principal amount of its _____% Asset Backed Notes, Class A-4 (the "Class A-4 Notes" and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Notes"). The Class A-2 Notes, Class A-3 Notes and Class A-4 Notes (the "Offered Notes") will be sold pursuant to an underwriting agreement dated the date hereof (the "Note Underwriting Agreement") between the Seller and the underwriters named in Schedule I thereto. The Offered Notes and Certificates are sometimes referred to collectively herein as the "Offered Securities".

         The Seller acknowledges that it will have furnished to the Underwriters, for distribution to potential investors in the Certificates prior to the date on which the Prospectus (as defined in Section 2(a) below) is made available to such potential investors, a term sheet in the form of Exhibit A hereto (the "Collateral Materials").

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Sale and Servicing Agreement to be dated as of ____________, 200_ (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), between the Trust and CFC, as Seller and Servicer, or, if not defined therein, in the Trust Agreement or in the Indenture to be dated as of ____________, 200_ (as amended and supplemented from time to time, the "Indenture"), between the Trust and ____________________, as indenture trustee (the "Indenture Trustee").

         2. Representations and Warranties of the Seller. The Seller represents and warrants to, and agrees with, each Underwriter that:

         (a) The Seller meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Commission a registration statement (Registration No. __________) on such Form, including a related preliminary basic prospectus and a preliminary prospectus supplement, for the registration under the Act of the offering and sale of the Offered Securities. The Seller may have filed one or more amendments thereto, each of which amendments has previously been furnished to you. The Seller will next file with the Commission (i) prior to the effectiveness of such registration statement, an amendment thereto (including the form of final basic prospectus and the form of final prospectus supplement relating to the Offered Securities) or (ii) after the effectiveness of such registration statement, either (A) a final basic prospectus and a final prospectus supplement relating to the Offered Securities in accordance with Rules 430A and 424(b)(1) or (4) under the Act or (B) a final basic prospectus and a final prospectus supplement relating to the Offered Securities in accordance with Rules 415 and 424(b)(2) or (5).

         In the case of clauses (ii) (A) and (B), the Seller has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Prospectus with respect to the Offered Securities and the offering thereof. As filed, such amendment and form of final prospectus supplement, or such final prospectus supplement, shall include all Rule 430A Information, together with all other required information, with respect to the Offered Notes and the Certificates and the offering thereof and, except to the extent that the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary basic prospectus and preliminary prospectus supplement, if any, that have previously been furnished to you) as the Seller has advised you, prior to the Execution Time, will be included or made therein. If the Registration Statement contains the undertaking specified by Regulation S-K Item 512(a), the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

         For purposes of this Agreement, "Effective Time" means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, and "Effective Date" means the date of the Effective Time. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. Such registration statement, as amended at the Effective Time, including all information deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act, and including the exhibits thereto and any material incorporated by reference therein, is hereinafter referred to as the "Registration Statement". "Basic Prospectus" shall mean any prospectus referred to above contained in the Registration Statement at the Effective Date, including any Preliminary Prospectus Supplement. "Preliminary Prospectus Supplement" shall mean the preliminary prospectus supplement, if any, to the Basic Prospectus which describes the Offered Securities and the offering thereof and is used prior to the filing of the Prospectus. "Prospectus" shall mean the prospectus supplement relating to the Offered Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus, as amended at the time of such filing, or, if no filing pursuant to Rule 424(b) is required, shall mean the prospectus supplement relating to the Offered Securities, including the Basic Prospectus, included in the Registration Statement at the Effective Date. "Rule 430A Information" means information with respect to the Offered Securities and the offering of the Offered Securities permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. "Rule 415", "Rule 424", "Rule 430A" and "Regulation S-K" refer to such rules or regulations under the Act. Any reference herein to the Registration Statement, a Preliminary Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, such Preliminary Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

         (b) On the Effective Date and on the date of this Agreement, the Registration Statement did or will, and, when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the respective rules and regulations of the Commission thereunder (the "Rules and Regulations"); on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Seller makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus or any supplement thereto in reliance upon and in conformity with information furnished in writing to the Seller by any Underwriter through you specifically for use in connection with preparation of the Registration Statement or the Prospectus or any supplement thereto. As of the Closing Date, the Seller's representations and warranties in the Sale and Servicing Agreement and the Trust Agreement will be true and correct.

         (c) This Agreement has been duly authorized, executed and delivered by the Seller.

         (d) The Seller's assignment and delivery of the Standard Receivables and the Fixed Value Receivables to the Trust will vest in the Trust all of the Seller's right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

         (e) The Trust's assignment of the Standard Receivables and the Fixed Value Receivables to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

         (f) None of the Seller, the Company or anyone acting on behalf of the Seller or the Company has taken any action that would require qualification of the Trust Agreement under the Trust Indenture Act, or require registration of the Seller, the Company or the Trust under the Investment Company Act of 1940, as amended (the "Investment Company Act"), nor will the Seller, or the Company act, nor has either of them authorized or will either of them authorize any person to act, in such manner.

         3. Purchase, Sale, and Delivery of the Certificates. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Seller agrees to cause the Trust to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust, at a purchase price of __________% of the principal amount thereof, the respective principal amount of the Certificates set forth opposite the name of such Underwriter in Schedule I hereto. Delivery of and payment for the Certificates shall be made at the office of Brown & Wood LLP, One World Trade Center, New York, New York 10048, on ____________, 200_ (the "Closing Date"). Delivery of the Certificates shall be made against payment of the purchase price in immediately available funds drawn to the order of the Seller. The Certificates to be so delivered will be initially represented by one or more Certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive Certificates will be available only under limited circumstances.

         4. Offering by Underwriters. It is understood that, after the Registration Statement becomes effective, the Underwriters propose to offer the Certificates for sale to the public (which may include selected dealers), as set forth in the Prospectus.

         5. Covenants of the Seller. The Seller covenants and agrees with each of the Underwriters that:

         (a) The Seller will use its best efforts to cause the Registration Statement, and any amendment thereto, if not effective at the Execution Time, to become effective. Prior to the termination of the offering of the Certificates, the Seller will not file any amendment to the Registration Statement or supplement to the Prospectus unless the Seller has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Seller will file the Prospectus, properly completed, and any supplement thereto, with the Commission pursuant to and in accordance with the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such timely filing.

         (b) The Seller will advise you promptly of any proposal to amend or supplement the Registration Statement, as filed, or the related Prospectus and will not effect such amendment or supplement without your consent, which consent will not unreasonably be withheld; the Seller will also advise you promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information; and the Seller will also advise you promptly of the effectiveness of the Registration Statement (unless the Registration Statement has become effective prior to Execution Time) and any amendment thereto, when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b) and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose, and the Seller will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order.

         (c) If, at any time when a prospectus relating to the Certificates and the Offered Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Seller promptly will notify you and will prepare and file, or cause to be prepared and filed, with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or effect such compliance. Any such filing shall not operate as a waiver or limitation of any right of any Underwriter hereunder.

         (d) As soon as practicable, but not later than sixteen months after the Closing Date, the Seller will cause the Trust to make generally available to Certificateholders an earnings statement of the Trust covering a period of at least twelve months beginning after the Closing Date that will satisfy the provisions of Section 11(a) of the Act.

         (e) The Seller will furnish to the Underwriters copies of the Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus (including the Preliminary Prospectus Supplement, if any), the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters request.

         (f) The Seller will arrange for the qualification of the Certificates for sale under the laws of such jurisdictions in the United States as you may reasonably designate and will continue such qualifications in effect so long as required for the distribution.

         (g) For a period from the date of this Agreement until the retirement of the Certificates, or until such time as the Underwriters shall cease to maintain a secondary market in the Certificates, whichever occurs first, the Seller will deliver to you the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Indenture Trustee or the Owner Trustee pursuant to the Sale and Servicing Agreement, as soon as such statements and reports are furnished to the Indenture Trustee or the Owner Trustee.

         (h) So long as any of the Certificates is outstanding, the Seller will furnish to you (i) as soon as practicable after the end of the fiscal year all documents required to be distributed to Certificateholders or filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Seller filed with any government or regulatory authority that is otherwise publicly available, as you may reasonably request.

         (i) On or before the Closing Date, the Seller shall cause its computer records relating to the Receivables to be marked to show the Trust's absolute ownership of the Receivables, and from and after any Closing Date, the Seller shall not take any action inconsistent with the Trust's ownership of such Receivables, other than as permitted by the Sale and Servicing Agreement.

         (j) To the extent, if any, that the rating provided with respect to the Certificates by the rating agency or agencies that initially rate the Certificates is conditional upon the furnishing of documents or the taking of any other actions by the Seller, the Seller shall furnish such documents and take any such other actions.

         (k) For the period beginning on the date of this Agreement and ending on the Closing Date, unless waived by the Underwriters, neither the Seller nor any trust originated, directly or indirectly, by the Seller will offer to sell or sell notes (other than the Notes) collateralized by, or certificates (other than the Certificates) evidencing an ownership interest in, receivables generated pursuant to retail automobile or light duty truck installment sale contracts in such a manner as would constitute a public offering to persons in the United States.

         6. Payment of Expenses. The Seller will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation of this Agreement, (iii) the preparation, issuance and delivery of the Certificates to the Underwriters,
(iv) the fees and disbursements of the Seller's counsel and accountants, (v) the qualification of the Certificates under securities laws in accordance with the provisions of Section 5(f), including filing fees and the fees and disbursements of counsel for you in connection therewith and in connection with the preparation of any blue sky or legal investment survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, (vii) the printing and delivery to the Underwriters of copies of any blue sky or legal investment survey prepared in connection with the Certificates, (viii) any fees charged by rating agencies for the rating of the Certificates, (ix) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., and (x) the fees and expenses of Brown & Wood LLP in its role as counsel to the Trust incurred as a result of providing the opinions required by Section 7(g) and the second sentence of Section 7(h) hereof.

         7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Certificates will be subject to the accuracy of the representations and warranties on the part of the Seller herein, to the accuracy of the statements of officers of the Seller made pursuant to the provisions hereof, to the performance by the Seller of its obligations hereunder and to the following additional conditions precedent:

         (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Underwriters agree in writing to a later time, the Registration Statement shall have become effective not later than (i) 6:00 P.M. New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 P.M. New York City time on such date or (ii) 12:00 noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 P.M. New York City time on such date.

         (b) The Prospectus and any supplements thereto shall have been filed (if required) with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof, and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Seller or you, shall be contemplated by the Commission or by any authority administering any state securities or blue sky law.

         (c) On or prior to the Closing Date, you shall have received a letter, dated as of the Closing Date, of _________________, certified public accountants, substantially in the form of the drafts to which you have previously agreed and otherwise in form and substance satisfactory to you and your counsel.

         (d) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto) and the Prospectus (exclusive of any supplement thereto), there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust, the Seller, the Company or Chrysler Corporation which, in the judgment of the Underwriters, materially impairs the investment quality of the Certificates or makes it impractical or inadvisable to market the Certificates; (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (iii) any suspension of trading of any securities of Chrysler Corporation or the Seller on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Underwriters, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Certificates.

         (e) You shall have received an opinion of _______________, Vice President and General Counsel of CFC and the Company, addressed to you and the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

             (i) CFC has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Michigan with full power and authority (corporate and other) to own its properties and conduct its business as presently conducted by it, and to enter into and perform its obligations under this Agreement, the Note Underwriting Agreement, the Sale and Servicing Agreement, the Purchase Agreement, the Trust Agreement and the Administration Agreement, and had at all times, and now has, the power, authority and legal right to acquire, own, sell and service the Standard Receivables and the Fixed Value Receivables.

             (ii) The Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Michigan with full power and authority (corporate and other) to own its properties and conduct its business as presently conducted by it, and to enter into and perform its obligations under the Trust Agreement and the Purchase Agreement, and had at all times, and now has, the power, authority and legal right to acquire, own, sell and hold the excess cash flow from the Reserve Account and the Fixed Value Payments.

             (iii) Each of CFC and the Company is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to qualify or to obtain such licenses or approvals would render any Standard Receivable or Fixed Value Receivable unenforceable by the Seller, the Owner Trustee or the Indenture Trustee.

             (iv) The direction by the Seller to the Owner Trustee to authenticate the Certificates has been duly authorized by the Seller and, when the Certificates have been duly executed, authenticated and delivered by the Owner Trustee in accordance with the Trust Agreement and delivered and paid for pursuant to this Agreement, the Certificates will be duly issued and entitled to the benefits and security afforded by the Trust Agreement, subject as to the enforcement of remedies (x) to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (y) to general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

             (v) The direction by the Seller to the Indenture Trustee to authenticate the Notes has been duly authorized by the Seller, and when the Notes have been duly executed and delivered by the Owner Trustee and authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for pursuant to the Note Underwriting Agreement, the Notes will be duly issued and entitled to the benefits and security afforded by the Indenture, subject as to the enforcement of remedies (x) to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (y) to general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

             (vi) The Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement, and the Administration Agreement have been duly authorized, executed and delivered by CFC and are legal, valid and binding obligations of CFC enforceable against the CFC in accordance with their terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

             (vii) This Agreement and the Note Underwriting Agreement have been duly authorized, executed and delivered by the Seller.

             (viii) The Purchase Agreement and the Trust Agreement have been duly authorized, executed and delivered by the Company and are the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

             (ix) Neither the transfer of the Standard Receivables and the Fixed Value Receivables from the Seller to the Trust, nor the assignment of the Owner Trust Estate to the Trust, nor the grant of the security interest in the Collateral to the Indenture Trustee pursuant to the Indenture, nor the execution and delivery of the Note Underwriting Agreement, this Agreement, the Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement or the Administration Agreement by CFC, nor the execution and delivery of the Trust Agreement and the Purchase Agreement by the Company, nor the consummation of any transactions contemplated in the Note Underwriting Agreement, this Agreement, the Purchase Agreement, the Trust Agreement, the Indenture, the Administration Agreement or the Sale and Servicing Agreement (such agreements, excluding the Note Underwriting Agreement and this Agreement, being, collectively, the "Basic Documents"), nor the fulfillment of the terms thereof by CFC, the Company or the Trust, as the case may be, will conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the articles of incorporation or bylaws of the Seller or the Company, or of any indenture or other agreement or instrument to which the Seller or the Company is a party or by which either of them is bound, or result in a violation of or contravene the terms of any statute, order or regulation applicable to the Seller or the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over either of them.

             (x) There are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge after due inquiry, threatened before any court, administrative agency or other tribunal (1) asserting the invalidity of the Trust or any of the Basic Documents, (2) seeking to prevent the consummation of any of the transactions contemplated by any of the Basic Documents or the execution and delivery thereof, (3) that might materially and adversely affect the performance by CFC of its obligations under, or the validity or enforceability of, the Note Underwriting Agreement, this Agreement, the Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement, or the Administration Agreement, or, (4) that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, the Purchase Agreement or the Trust Agreement.

             (xi) To the best knowledge of such counsel and except as set forth in the Prospectus (and any supplement thereto), no default exists and no event has occurred which, with notice, lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any agreement to which the Seller or the Company is a party or by which either of them is bound, which default is or would have a material adverse effect on the financial condition, earnings, prospects, business or properties of the Seller and its subsidiaries, taken as a whole.

             (xii) Nothing has come to such counsel's attention that would lead such counsel to believe that the representations and warranties of (x) the Company contained in the Purchase Agreement and the Trust Agreement are other than as stated therein or (y) CFC contained in this Agreement, the Note Underwriting Agreement, the Trust Agreement or the Sale and Servicing Agreement are other than as stated therein.

             (xiii) The Seller is the sole owner of all right, title and interest in, and has good and marketable title to, the Standard Receivables and Fixed Value Receivables and the other property to be transferred by it to the Trust. The assignment of the Standard Receivables and Fixed Value Receivables, all documents and instruments relating thereto and all proceeds thereof to the Trust, pursuant to the Sale and Servicing Agreement, vests in the Trust all interests that are purported to be conveyed thereby, free and clear of any liens, security interests or encumbrances except as specifically permitted pursuant to the Sale and Servicing Agreement or any other Basic Document.

             (xiv) Immediately prior to the transfer of the Standard Receivables and Fixed Value Receivables to the Trust, the Seller's interest in the Standard Receivables and Fixed Value Receivables, the security interests in the Financed Vehicles securing the Standard Receivables and Fixed Value Receivables and the proceeds of each of the foregoing was perfected and constituted a perfected first priority interest therein.

             (xv) The Indenture constitutes a grant by the Trust to the Indenture Trustee of a valid security interest in the Standard Receivables and Fixed Value Receivables, the security interests in the Financed Vehicles securing the Standard Receivables and Fixed Value Receivables and the proceeds of each of the foregoing, which security interest will be perfected upon the filing of the UCC-1 financing statements with the Secretary of State of the State of Michigan and the State of Delaware and will constitute a first priority perfected security interest therein. No filing or other action, other than the filing of the UCC-1 financing statements with the Secretary of State of the State of Michigan and the State of Delaware referred to above, is necessary to perfect and maintain the interest or the security interest of the Indenture Trustee in the Standard Receivables and Fixed Value Receivables, the security interests in the Financed Vehicles securing the Receivables and the proceeds of each of the foregoing against third parties.

             (xvi) The Standard Receivables and Fixed Value Receivables are chattel paper as defined in the UCC.

             (xvii) The Sale and Servicing Agreement, the Trust Agreement, the Indenture, the Purchase Agreement and the Administration Agreement conform in all material respects with the descriptions thereof contained in the Prospectus (and any supplement thereto).

             (xviii) The statements in the Prospectus under the heading "Certain Legal Aspects of the Receivables", to the extent they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects.

             (xix) The statements contained in the Prospectus and any supplement thereto under the headings "Payments on the Securities", "Securities Offered" and "Principal Documents", insofar as such statements constitute a summary of the Certificates, the Notes, the Indenture, the Administration Agreement, the Purchase Agreement, the Sale and Servicing Agreement and the Trust Agreement, constitute a fair summary of such documents.

             (xx) No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated in the Basic Documents, except such filings with respect to the transfer of the Standard Receivables and Fixed Value Receivables to the Trust pursuant to the Sale and Servicing Agreement, the grant of a security interest in the Collateral to the Indenture Trustee pursuant to the Indenture and such other approvals as have been obtained and filings as have been made.

             (xxi) Such counsel is familiar with the Seller's standard operating procedures relating to the Seller's acquisition of a perfected first priority security interest in the vehicles financed by the Servicer pursuant to retail automobile and light duty truck installment sale contracts in the ordinary course of the Seller's business. Assuming that the Seller's standard procedures are followed with respect to the perfection of security interests in the Financed Vehicles (and such counsel has no reason to believe that the Seller has not followed or will not continue to follow its standard procedures in connection with the perfection of security interests in the Financed Vehicles), the Seller has acquired or will acquire a perfected first priority security interest in the Financed Vehicles.

             (xxii) All actions required to be taken and all filings required to be made under the Act and the Exchange Act prior to the sale of the Certificates have been duly taken or made.

             (xxiii) The Trust Agreement is not required to be qualified under the Trust Indenture Act and the Trust is not required to be registered under the Investment Company Act.

             (xxiv) The Indenture has been duly qualified under the Trust Indenture Act.

             (xxv) The Seller is not, and will not as a result of the offer and sale of the Certificates as contemplated in the Prospectus (and any supplement thereto) and this Agreement or of the Notes as contemplated in the Prospectus (and any supplement thereto) and the Note Underwriting Agreement become, an "investment company" as defined in the Investment Company Act or a company "controlled by" an "investment company" within the meaning of the Investment Company Act.

             (xxvi) To the best of such counsel's knowledge and information, there are no legal or governmental proceedings pending or threatened that are required to be disclosed in the Registration Statement, other than those disclosed therein.

             (xxvii) To the best of such counsel's knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference.

             (xxviii) The Registration Statement has become effective under the Act, any required filing of the Basic Prospectus, any preliminary Basic Prospectus, any Preliminary Prospectus Supplement and the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b), and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act, the Exchange Act, the Trust Indenture Act and the Rules and Regulations.

             (xxix) Such counsel has examined the Registration Statement and the Prospectus and nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement or the Prospectus or any amendment or supplement thereto as of the respective dates thereof (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need not express any view) contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading.

             (xxx) The Trust has been duly formed and is validly existing as a statutory business trust and is in good standing under the laws of the State of Delaware, with full power and authority to execute, deliver and perform its obligations under the Sale and Servicing Agreement, the Indenture, the Administration Agreement, and the Notes and the Certificates.

             (xxxi) The Indenture, the Sale and Servicing Agreement and the Administration Agreement have been duly authorized and, when duly executed and delivered by the Owner Trustee, will constitute the legal, valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (f) You shall have received an opinion of ____________________, Vice President and General Counsel of CFC and the Company, addressed to you and the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that the statements in the Basic Prospectus under the heading "Certain Federal Income Tax Consequences - Certain State Tax Consequences" and in the Prospectus Supplement under the heading "Federal Income Tax Consequences" (to the extent relating to Michigan tax consequences) accurately describe the material Michigan tax consequences to holders of the Securities.

         (g) You shall have received an opinion addressed to you of Brown & Wood LLP, in its capacity as federal tax counsel to the Trust, to the effect that the statements in the Basic Prospectus under the headings "Certain Federal Income Tax Consequences" and "Summary - Tax Status" and in the Prospectus Supplement under the heading "Federal Income Tax Consequences" (to the extent relating to federal income tax consequences) accurately describe the material federal income tax consequences to holders of the Securities.

         (h) You shall have received an opinion addressed to you of Brown & Wood LLP, in its capacity as special counsel to the Underwriters, dated the Closing Date, with respect to the validity of the Certificates and the Notes and such other related matters as you shall require, and the Seller shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. Brown & Wood LLP, in its capacity as special ERISA counsel to the Trust, shall also have delivered an opinion with respect to the characterization of the transfer of the Receivables and to the effect that the statements in the Basic Prospectus under the heading "ERISA Considerations", to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material consequences to holders of the Securities under ERISA.

         (i) You shall have received an opinion addressed to you and CFC of _________________________, counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

             (i) The Owner Trustee is a banking corporation duly incorporated and validly existing under the laws of the State of Delaware.

             (ii) The Owner Trustee has the full corporate trust power to accept the office of owner trustee under the Trust Agreement and to enter into and perform its obligations under the Trust Agreement and, on behalf of the Trust, under the Indenture, the Sale and Servicing Agreement and the Administration Agreement.

             (iii) The execution and delivery of the Trust Agreement and, on behalf of the Trust, of the Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Certificates and the Notes and the performance by the Owner Trustee of its obligations under the Trust Agreement, the Indenture, the Sale and Servicing Agreement and the Administration Agreement have been duly authorized by all necessary corporate action of the Owner Trustee and each has been duly executed and delivered by the Owner Trustee.

             (iv) The Trust Agreement, the Sale and Servicing Agreement, the Indenture and the Administration Agreement constitute valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with their terms under the laws of the State of New York, the State of Delaware and the federal law of the United States.

             (v) The execution and delivery by the Owner Trustee of the Trust Agreement and, on behalf of the Trust, of the Indenture, the Sale and Servicing Agreement and the Administration Agreement do not require any consent, approval or authorization of, or any registration or filing with, any Delaware or United States federal governmental authority.

             (vi) Each of the Certificates has been duly executed and delivered by the Owner Trustee as owner trustee and authenticating agent. Each of the Notes has been duly executed and delivered by the Owner Trustee, on behalf of the Trust.

             (vii) Neither the consummation by the Owner Trustee of the transactions contemplated in the Sale and Servicing Agreement, the Indenture, the Trust Agreement or the Administration Agreement nor the fulfillment of the terms thereof by the Owner Trustee will conflict with, result in a breach or violation of, or constitute a default under any law or the charter, bylaws or other organizational documents of the Owner Trustee or the terms of any indenture or other agreement or instrument known to such counsel to which the Owner Trustee or any of its subsidiaries is a party or is bound, or any judgment, order or decree known to such counsel to be applicable to the Owner Trustee or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Owner Trustee or any of its subsidiaries.

             (viii) To the knowledge of such counsel there is no action, suit or proceeding pending or threatened against the Owner Trustee (as owner trustee under the Trust Agreement or in its individual capacity) before or by any governmental authority that, if adversely decided, would materially adversely affect the ability of the Owner Trustee to perform its obligations thereunder.

             (ix) The execution, delivery and performance by the Owner Trustee (as trustee under the Trust Agreement or in its individual capacity, as the case may be) of the Sale and Servicing Agreement, the Indenture, the Trust Agreement or the Administration Agreement will not subject any of the property or assets of the Trust or any portion thereof to any lien created by or arising under the Owner Trustee that is unrelated to the transactions contemplated in such Agreements.

         (j) You shall have received a certificate dated the Closing Date of any of the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of each of the Seller and the Company, in which such officers shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of CFC or the Company, as the case may be, contained in the Trust Agreement, the Purchase Agreement and the Sale and Servicing Agreement, as applicable, are true and correct, that CFC or the Company, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and (ii) since ____________, except as may be disclosed in the Prospectus (and any supplement thereto) or, in the case of Chrysler Corporation, as may be disclosed publicly by Chrysler Corporation prior to the Execution Time, no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Trust, CFC, the Company or Chrysler Corporation has occurred.

         (k) You shall have received evidence satisfactory to you that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of State of the States of Michigan and Delaware reflecting the transfer of the interest of the Seller in the Standard Receivables and Fixed Value Receivables and the proceeds thereof to the Trust and the grant of the security interest by the Trust in the Standard Receivables and Fixed Value Receivables and the proceeds thereof to the Indenture Trustee.

         (l) The Certificates shall have been rated "__" by Standard & Poor's and "__" by Moody's Investors Service, Inc.

         (m) The issuance of the Notes and the Certificates shall not have resulted in a reduction or withdrawal by any Rating Agency of the current rating of any outstanding securities issued or originated by the Seller or any of its affiliates.

         (n) On the Closing Date, $_______________ aggregate principal amount of the Offered Notes shall have been issued and sold.

         (o) On the Closing Date, the Seller shall have purchased and fully paid for all of the Class A-1 Notes.

         The Seller will provide or cause to be provided to you such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

         8. Indemnification and Contribution. (a) The Seller will indemnify and hold each Underwriter harmless against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the preliminary Basic Prospectus, the Collateral Materials, the Preliminary Prospectus Supplement (if any), the Basic Prospectus or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein (in the case of the Collateral Materials, when read together with the Prospectus) a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Seller will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Seller by any Underwriter through you specifically for use therein.

         For all purposes contemplated hereby, the Seller and the Underwriters each acknowledge that the Collateral Materials were prepared by the Seller.

         (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Seller against any losses, claims, damages or liabilities to which the Seller may become subject, under the Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the preliminary Basic Prospectus, the Preliminary Prospectus Supplement (if any), the Basic Prospectus or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information relating to such Underwriter furnished to the Seller by such Underwriter through you specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Seller in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of the counsel appointed by the indemnifying party, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Seller on the one hand and the Underwriters on the other from the offering of the Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Seller on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Seller on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Seller bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter (except as may be provided in the agreement among Underwriters relating to the offering of the Certificates) shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Certificates purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) The obligations of the Seller under this Section shall be in addition to any liability that the Seller may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any of the Underwriters within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Seller, to each officer of the Seller who has signed the Registration Statement and to each person, if any, who controls the Seller within the meaning of the Act.

         9. Defaults of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase the Certificates hereunder on the Closing Date and arrangements satisfactory to the Representative and the Seller for the purchase of such Certificates by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Seller, except as provided in Section 11. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         10. No Bankruptcy Petition. Each Underwriter covenants and agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Seller or by a trust for which the Seller was the depositor which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other Person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law.

         11. Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Seller or the Company or any of their officers, and each of the Underwriters set forth in or made pursuant to this Agreement or contained in certificates of officers of the Seller submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof made by or on behalf of any Underwriter or the Seller or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Certificates. If for any reason the purchase of the Certificates by the Underwriters is not consummated, the Seller shall remain responsible for the expenses to be paid or reimbursed by the Seller pursuant to Section 6 and the respective obligations of the Seller and the Underwriters pursuant to Section 8 shall remain in effect. If for any reason the purchase of the Certificates by the Underwriters is not consummated (other than because of a failure to satisfy the conditions set forth in items (ii), (iv) and (v) of Section 7(d)), the Seller will reimburse any Underwriter, upon demand, for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Certificates. Nothing contained in this Section 11 shall limit the recourse of the Seller against the Underwriters.

         12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative at [Address of Representative Underwriter]; if sent to the Seller, will be mailed, delivered or telegraphed, and confirmed to it at Chrysler Financial Company L.L.C., 27777 Franklin Road, Southfield, Michigan 48034, Attention: Assistant Secretary; PROVIDED, HOWEVER, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter. Any such notice will take effect at the time of receipt.

         13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligations hereunder.

         14. Representation. You will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by you will be binding upon all the Underwriters.

         15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         16. Applicable Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Seller and the several Underwriters in accordance with its terms.

                                        Very truly yours,

                                        CHRYSLER FINANCIAL COMPANY L.L.C.



                                        By:

                                        Name:  ______________________
                                        Title:



The foregoing Certificate Underwriting
Agreement is hereby confirmed and
accepted as of the date first written above:

[Representative Underwriter]
as Representative of the Several Underwriters



By: _____________________________
Name:
Title:

                                                                    SCHEDULE I




                                                              PRINCIPAL AMOUNT
CERTIFICATE UNDERWRITERS                                      OF CERTIFICATES


[Representative Underwriter]..................................$_______________
[Underwriters]................................................$_______________
         Total................................................$_______________

                                                                   EXHIBIT 4.1


                              [FORM OF INDENTURE]



                                   INDENTURE

                                    between

                      DAIMLERCHRYSLER AUTO TRUST [___-_],
                                   as Issuer

                                      and

                             [INDENTURE TRUSTEE],
                             as Indenture Trustee

                        Dated as of [________] 1, [___]

                               TABLE OF CONTENTS

                                                                       PAGE

                                   ARTICLE I

                  Definitions and Incorporation by Reference

SECTION 1.01.     Definitions..............................................2
SECTION 1.02.     Incorporation by Reference of Trust Indenture Act........8
SECTION 1.03.     Rules of Construction....................................9

                         ARTICLE II

                          The Notes

SECTION 2.01.     Form.................................................... 9

SECTION 2.02.     Execution, Authentication and Delivery..................10
SECTION 2.03.     Temporary Notes.........................................10
SECTION 2.04.     [Reserved]..............................................11
SECTION 2.05.     Registration; Registration of Transfer and Exchange.....11
SECTION 2.06.     Mutilated, Destroyed, Lost or Stolen Notes..............12
SECTION 2.07.     Persons Deemed Owner....................................13
SECTION 2.08.     Payment of Principal and Interest; Defaulted Interest...13
SECTION 2.09.     Cancellation............................................14
SECTION 2.10.     Release of Collateral...................................14
SECTION 2.11.     Book-Entry Notes........................................14
SECTION 2.12.     Notices to Clearing Agency..............................15
SECTION 2.13.     Definitive Notes........................................15
SECTION 2.14.     Tax Treatment...........................................16

                         ARTICLE III

                          Covenants

SECTION 3.01.     Payment of Principal and Interest.......................16
SECTION 3.02.     Maintenance of Office or Agency.........................16
SECTION 3.03.     Money for Payments To Be Held in Trust..................16
SECTION 3.04.     Existence...............................................18
SECTION 3.05.     Protection of Trust Estate..............................18
SECTION 3.06.     Opinions as to Trust Estate.............................18
SECTION 3.07.     Performance of Obligations; Servicing of Receivables....19
SECTION 3.08.     Negative Covenants......................................21
SECTION 3.09.     Annual Statement as to Compliance.......................21
SECTION 3.10.     Issuer May Consolidate, etc., Only on Certain Terms.....22
SECTION 3.11.     Successor or Transferee.................................23
SECTION 3.12.     No Other Business.......................................23
SECTION 3.13.     No Borrowing............................................23
SECTION 3.14.     Servicer's Obligations..................................23
SECTION 3.15.     Guarantees, Loans, Advances and Other Liabilities.......24
SECTION 3.16.     Capital Expenditures....................................24
SECTION 3.17.     Removal of Administrator................................24
SECTION 3.18.     Restricted Payments.....................................24
SECTION 3.19.     Notice of Events of Default.............................24
SECTION 3.20.     Further Instruments and Acts............................24

                         ARTICLE IV

                 Satisfaction and Discharge

SECTION 4.01.     Satisfaction and Discharge of Indenture.................24
SECTION 4.02.     Application of Trust Money..............................26
SECTION 4.03.     Repayment of Moneys Held by Paying Agent................26

                          ARTICLE V

                          Remedies

SECTION 5.01.     Events of Default.......................................26
SECTION 5.02.     Acceleration of Maturity; Rescission and Annulment......27
SECTION 5.03.     Collection of Indebtedness and Suits for Enforcement
                     by Indenture Trustee.................................28
SECTION 5.04.     Remedies; Priorities....................................30
SECTION 5.05.     Optional Preservation of the Receivables................31
SECTION 5.06.     Limitation of Suits.....................................32
SECTION 5.07.     Unconditional Rights of Noteholders To Receive
                    Principal and Interest................................32
SECTION 5.08.     Restoration of Rights and Remedies......................33
SECTION 5.09.     Rights and Remedies Cumulative..........................33
SECTION 5.10.     Delay or Omission Not a Waiver..........................33
SECTION 5.11.     Control by Noteholders..................................33
SECTION 5.12.     Waiver of Past Defaults.................................34
SECTION 5.13.     Undertaking for Costs...................................34
SECTION 5.14.     Waiver of Stay or Extension Laws........................34
SECTION 5.15.     Action on Notes.........................................35
SECTION 5.16.     Performance and Enforcement of Certain Obligations......35

                         ARTICLE VI

                    The Indenture Trustee

SECTION 6.01.     Duties of Indenture Trustee.............................35
SECTION 6.02.     Rights of Indenture Trustee.............................36
SECTION 6.03.     Individual Rights of Indenture Trustee..................37
SECTION 6.04.     Indenture Trustee's Disclaimer..........................37
SECTION 6.05.     Notice of Defaults......................................37
SECTION 6.06.     Reports by Indenture Trustee to Holders.................37
SECTION 6.07.     Compensation and Indemnity..............................38
SECTION 6.08.     Replacement of Indenture Trustee........................38
SECTION 6.09.     Successor Indenture Trustee by Merger...................39
SECTION 6.10.     Appointment of Co-Indenture Trustee or
                    Separate Indenture Trustee............................39
SECTION 6.11.     Eligibility; Disqualification...........................40
SECTION 6.12.     Preferential Collection of Claims Against Issuer........41
SECTION 6.13.     Pennsylvania Motor Vehicle Sales Finance Act Licenses...41

                         ARTICLE VII

               Noteholders' Lists and Reports

SECTION 7.01.     Issuer To Furnish Indenture Trustee Names and
                    Addresses of Noteholders..............................41
SECTION 7.02.     Preservation of Information; Communications to
                    Noteholders...........................................41
SECTION 7.03.     Reports by Issuer.......................................41
SECTION 7.04.     Reports by Indenture Trustee............................42

                        ARTICLE VIII

            Accounts, Disbursements and Releases

SECTION 8.01.     Collection of Money.....................................42
SECTION 8.02.     Trust Accounts..........................................42
SECTION 8.03.     General Provisions Regarding Accounts...................43
SECTION 8.04.     Release of Trust Estate.................................44
SECTION 8.05.     Opinion of Counsel......................................45

                         ARTICLE IX

                   Supplemental Indentures

SECTION 9.01.     Supplemental Indentures Without Consent of Noteholders..45
SECTION 9.02.     Supplemental Indentures with Consent of Noteholders.....46
SECTION 9.03.     Execution of Supplemental Indentures....................48
SECTION 9.04.     Effect of Supplemental Indenture........................48
SECTION 9.05.     Conformity with Trust Indenture Act.....................48
SECTION 9.06.     Reference in Notes to Supplemental Indentures...........48

                          ARTICLE X

                     Redemption of Notes

SECTION 10.01.    Redemption..............................................48
SECTION 10.02.    Form of Redemption Notice...............................49
SECTION 10.03.    Notes Payable on Redemption Date........................49

                         ARTICLE XI

                        Miscellaneous

SECTION 11.01.    Compliance Certificates and Opinions, etc...............49
SECTION 11.02.    Form of Documents Delivered to Indenture Trustee........51
SECTION 11.03.    Acts of Noteholders.....................................52
SECTION 11.04.    Notices, etc., to Indenture Trustee,
                    Issuer and Rating Agencies............................52
SECTION 11.05.    Notices to Noteholders; Waiver..........................53
SECTION 11.06.    Alternate Payment and Notice Provisions.................53
SECTION 11.07.    Conflict with Trust Indenture Act.......................54
SECTION 11.08.    Effect of Headings and Table of Contents................54
SECTION 11.09.    Successors and Assigns..................................54
SECTION 11.10.    Separability............................................54
SECTION 11.11.    Benefits of Indenture...................................54
SECTION 11.12.    Legal Holidays..........................................54
SECTION 11.13.    GOVERNING LAW...........................................54
SECTION 11.14.    Counterparts............................................54
SECTION 11.15.    Recording of Indenture..................................55
SECTION 11.16.    Trust Obligation........................................55
SECTION 11.17.    No Petition.............................................55
SECTION 11.18.    Inspection..............................................55


SCHEDULE A        -........Schedule of Receivables

EXHIBIT A-1       .........-........Form of Class A-1 Note
EXHIBIT A-2       .........-........Form of Class A-2 Note
EXHIBIT A-3       .........-........Form of Class A-3 Note
EXHIBIT A-4       .........-........Form of Class A-4 Note
EXHIBIT A-5       .........-........Form of Class B Note
EXHIBIT B         .........-........Form of Note Depository Agreement

         INDENTURE dated as of [________] 1, [___], between DAIMLERCHRYSLER AUTO TRUST [___-_], a Delaware business trust (the "Issuer"), and [INDENTURE TRUSTEE], a [____________________], as trustee and not in its individual capacity (the "Indenture Trustee").

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's Class A-1 [____%] Asset Backed Notes (the "Class A-1 Notes"), Class A-2 [____%] Asset Backed Notes (the "Class A-2 Notes"), Class A-3 [____%] Asset Backed Notes (the "Class A-3 Notes"), Class A-4 [____%] Asset Backed Notes (the "Class A-4 Notes" and, together with the Class A-1 Notes, the Class A-2 Notes and Class A-3 Notes, the "Class A Notes") and Class B [____%] Asset Backed Notes (the "Class B Notes" and, together with the Class A Notes, the "Notes"):

                                GRANTING CLAUSE

         The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as Indenture Trustee for the benefit of the Holders of the Notes, all of the Issuer's right, title and interest in and to (a) the Receivables and all moneys received thereon on and after [________ __, ____]; (b) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Issuer in such Financed Vehicles;
(c) any proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors; (d) any proceeds with respect to the Receivables from recourse to Dealers thereon with respect to which the Servicer has determined in accordance with its customary servicing procedures that eventual payment in full is unlikely; (e) any Financed Vehicle that shall have secured a Receivable and that shall have been acquired by or on behalf of the Seller, the Servicer, the Company or the Issuer; (f) all funds on deposit from time to time in the Trust Accounts, including the Reserve Account Initial Deposit, and in all investments and proceeds thereof (including all income thereon); (g) the Sale and Servicing Agreement (including the Issuer's right to cause the Seller to repurchase Receivables from the Issuer under certain circumstances described therein); and (h) all present and future claims, demands, causes of action and chooses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Collateral").

         The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

         The Indenture Trustee, as Indenture Trustee on behalf of the Holders of the Notes, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the Holders of the Notes may be adequately and effectively protected.

                                   ARTICLE I

                  Definitions and Incorporation by Reference

         SECTION 1.01. (a) Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture.

         "Act" has the meaning specified in Section 11.03(a).

         "Administration Agreement" means the Administration Agreement dated as of [_________] 1, [___], among the Administrator, the Issuer and the Indenture Trustee.

         "Administrator" means Chrysler Financial Company L.L.C., a Michigan limited liability company, or any successor Administrator under the Administration Agreement.

         "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Authorized Officer" means, with respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Vice President or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

         "Basic Documents" means the Certificate of Trust, the Trust Agreement, the Sale and Servicing Agreement, the Purchase Agreement, the Administration Agreement, the Note Depository Agreement and other documents and certificates delivered in connection therewith.

         "Book-Entry Notes" means a beneficial interest in the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.11.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York are authorized or obligated by law, regulation or executive order to remain closed.

         "Certificate of Trust" means the certificate of trust of the Issuer substantially in the form of Exhibit B to the Trust Agreement.

         "Class A Notes" means the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes.

         "Class A-1 Interest Accrual Period" means the period from and including the most recent Distribution Date on which interest has been paid (or, in the case of the first Distribution Date, the Closing Date) to but excluding the following Distribution Date.

         "Class A-1 Interest Rate" means [____%] per annum [or interest rate formula] (computed on the basis of the actual number of days in the Class A-1 Interest Accrual Period divided by 360).

         "Class A-1 Notes" means the Class A-1 [____%] [Floating Rate] Asset Backed Notes, substantially in the form of Exhibit A-1.

         "Class A-2 Interest Rate" means [____%] per annum [or interest rate formula] (computed on the basis of a 360-day year consisting of twelve 30-day months).

         "Class A-2 Notes" means the Class A-2 [____%] [Floating Rate] Asset Backed Notes, substantially in the form of Exhibit A-2.

         "Class A-3 Interest Rate" means [____%] per annum (computed on the basis of a 360 day year consisting of twelve 30-day months).

         "Class A-3 Notes" means the Class A-3 [____%] Asset Backed Notes, substantially in the form of Exhibit A-3.

         "Class A-4 Interest Rate" means [____%] per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

         "Class A-4 Notes" means the Class A-4 [____%] Asset Backed Notes, substantially in the form of Exhibit A-4.

         "Class B Interest Rate" means [____%] per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

         "Class B Notes" means the Class B [____%] Asset Backed Notes, substantially in the form of Exhibit A-5.

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Date" means [________ __, ____].

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

         "Collateral" has the meaning specified in the Granting Clause of this Indenture.

         "Company" means Premier Receivables L.L.C., a Michigan limited liability company, any successor in interest and any transferee of the Rights (as defined in the Purchase Agreement) that becomes such transferee in accordance with Section 5.06 of the Purchase Agreement.

         "Corporate Trust Office" means the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Agreement is located at [__________________________________], Attention:
[____________________], or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Noteholders and the Issuer.

         "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

         "Definitive Notes" has the meaning specified in Section 2.11.

         "Event of Default" has the meaning specified in Section 5.01.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Executive Officer" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

         "Grant" means mortgage, pledge, bargain, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and a right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

         "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Note Register.

         "Indenture Trustee" means [Indenture Trustee], a
[___________________], as Indenture Trustee under this Indenture, or any successor Indenture Trustee under this Indenture.

         "Independent" means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor on the Notes, the Seller and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

         "Interest Accrual Period" means, with respect to any Distribution Date and the Notes, other than the Class A-1 Notes, the period from and including the [_______] day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, the Closing
Date) to and including the [________] day of the month of such Distribution
Date.

         "Interest Rate" means the Class A-1 Interest Rate, the Class A-2 Interest Rate, the Class A-3 Interest Rate, the Class A-4 Interest Rate or the Class B Interest Rate.

         "Issuer" means Premier Auto Trust [___-_] until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

         "Issuer Order" or "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

         "Notes" means Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes or Class B Notes.

         "Note Depository Agreement" means the agreement dated [________ __, ____], among the Issuer, the Administrator, the Indenture Trustee and The Depository Trust Company, as the initial Clearing Agency, relating to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes, substantially in the form of Exhibit B.

         "Note Owner" means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

         "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.05.

         "Officer's Certificate" means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in this Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

         "Opinion of Counsel" means one or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be an employee of or counsel to the Issuer and who shall be satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee as Indenture Trustee, shall comply with any applicable requirements of Section 11.01 and shall be in form and substance satisfactory to the Indenture Trustee.

         "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

               (i) Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

               (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for such notice has been made, satisfactory to the Indenture Trustee); and

               (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, that in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons.

         "Outstanding Amount" means the aggregate principal amount of all Notes, or Class of Notes, as applicable, Outstanding at the date of determination.

         "Owner Trustee" means [Owner Trustee], not in its individual capacity but solely as Owner Trustee under the Trust Agreement, or any successor Owner Trustee under the Trust Agreement.

         "Paying Agent" means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section
6.11 and is authorized by the Issuer to make payments to and distributions from the Collection Account and the Note Distribution Account, including payments of principal of or interest on the Notes on behalf of the Issuer.

         "Payment Date" means a Distribution Date.

         "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.06 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

         "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

         "Purchase Agreement" means the Purchase Agreement dated as of [________] 1, [___], between the Seller and the Company.

         "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days (or such shorter period as is acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Servicer and the Issuer in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes.

         "Rating Agency" means Moody's Investor's Service ("Moody's") and Standard & Poor's Ratings Services ("Standard & Poor's"). If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Indenture Trustee, the Owner Trustee and the Servicer. Any notice required to be given to a Rating Agency pursuant to this Agreement shall also be given to Fitch IBCA, Inc. and Duff & Phelps Credit Rating Co., although, except as set forth above, neither shall be deemed to be a Rating Agency for any purposes of this Agreement.

         "Record Date" means, with respect to a Distribution Date or Redemption Date, the close of business on the day immediately preceding such Distribution Date or Redemption Date or, if Definitive Notes have been issued pursuant to Section 2.13, the 15th day of the preceding month.

         "Redemption Date" means, in the case of a redemption of the Notes pursuant to Section 10.01, the Distribution Date specified by the Servicer or the Issuer pursuant to Section 10.01.

         "Redemption Price" means in connection with a redemption of the Notes pursuant to Section 10.01, an amount equal to the unpaid principal amount of the Notes redeemed plus accrued and unpaid interest thereon at the weighted average of the Interest Rates for each Class of Notes being so redeemed to but excluding the Redemption Date.

         "Registered Holder" means the Person in whose name a Note is registered on the Note Register on the applicable Record Date.

         "Responsible Officer" means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Sale and Servicing Agreement" means the Sale and Servicing Agreement dated as of [________] 1, [___], between the Issuer and Chrysler Financial Company L.L.C., as Seller and Servicer.

         "Schedule of Receivables" means the list of the Receivables set forth in Schedule A (which Schedule may be in the form of microfiche).

         "Securities Act" means the Securities Act of 1933, as amended.

         "Seller" means Chrysler Financial Company L.L.C., in its capacity as seller under the Sale and Servicing Agreement, and its successor in interest.

         "Servicer" means Chrysler Financial Company L.L.C., in its capacity as servicer under the Sale and Servicing Agreement, and any Successor Servicer thereunder.

         "State" means any one of the 50 States of the United States of America or the District of Columbia.

         "Successor Servicer" has the meaning specified in Section 3.07(e).

         "Telerate Page 3750" means the page so designated on the Dow Jones Telerate Service or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates of major banks.

         "Trust Estate" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of this Indenture for the benefit of the Noteholders (including, without limitation, all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

         "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

         "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

         (b) Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Sale and Servicing Agreement for all purposes of this Indenture.

         SECTION 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the Securities and Exchange Commission.

         "indenture securities" means the Notes.

         "indenture security holder" means a Noteholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Indenture Trustee.

         "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

         SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

               (i) a term has the meaning assigned to it;

               (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

               (iii) "or" is not exclusive;

               (iv) "including" means including without limitation;

               (v) words in the singular include the plural and words in the plural include the singular; and

               (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                  ARTICLE II

                                   The Notes

         SECTION 2.01. Form. The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes, in each case together with the Indenture Trustee's certificate of authentication, shall be in substantially the form set forth in Exhibit A-1, Exhibit A-2, Exhibit A-3, Exhibit A-4 and Exhibit A-5, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

         The definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

         Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A-1, Exhibit A-2, Exhibit A-3, Exhibit A-4 and Exhibit A-5 are part of the terms of this Indenture.

         SECTION 2.02. Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

         Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

         The Indenture Trustee shall upon Issuer Order authenticate and deliver Class A-1 Notes for original issue in an aggregate principal amount of [$____________], Class A-2 Notes for original issue in an aggregate principal amount of [$____________], Class A-3 Notes for original issue in an aggregate principal amount of [$____________], Class A-4 Notes for original issue in an aggregate principal amount of [$____________] and Class B Notes for original issue in an aggregate principal amount of [$____________]. The aggregate principal amount of Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes outstanding at any time may not exceed such respective amounts except as provided in Section 2.06.

         Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes in the minimum denomination of $1,000 and in integral multiples thereof.

         No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

         SECTION 2.03. Temporary Notes. Pending the preparation of definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

         If temporary Notes are issued, the Issuer shall cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver in exchange therefor, a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

         SECTION 2.04.     [Reserved].

         SECTION 2.05. Registration; Registration of Transfer and Exchange. The Issuer shall cause to be kept a register (the "Note Register") in which the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee initially shall be the "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

         If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

         Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.02, if the requirements of Section 8-401(a) of the UCC are met the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes of the same Class in any authorized denominations, of a like aggregate principal amount.

         At the option of the Holder, Notes may be exchanged for other Notes of the same Class in any authorized denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401(a) of the UCC are met the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

         All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

         Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

         No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.03 or 9.06 not involving any transfer.

         The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption or of any Note for a period of 15 days preceding the due date for any payment with respect to the Note.

         SECTION 2.06. Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 and 8-406 of the UCC are met, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Class; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

         Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

         Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         SECTION 2.07. Persons Deemed Owner. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

         SECTION 2.08. Payment of Principal and Interest; Defaulted Interest.
(a) The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes shall accrue interest at the Class A-1 Interest Rate, the Class A-2 Interest Rate, the Class A-3 Interest Rate, the Class A-4 Interest Rate and the Class B Interest Rate, respectively, as set forth in Exhibits A-1, A-2, A-3, A-4 and A-5, respectively, and such interest shall be payable on each Distribution Date as specified therein, subject to
Section 3.01. Any installment of interest or principal payable on a Note that is punctually paid or duly provided for by the Issuer on the applicable Distribution Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date by check mailed first-class postage prepaid to such Person's address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to Section 2.13, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final installment of principal payable with respect to such Note on a Distribution Date or on the applicable class final scheduled Distribution Date (and except for the Redemption Price for any Note called for redemption pursuant to Section 10.01) which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.

         (b) The principal of each Note shall be payable in installments on each Distribution Date as provided in the forms of the Notes set forth in Exhibits A-1, A-2, A-3, A-4 and A-5. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee or Holders of the Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.02. All principal payments on each Class of Notes shall be made pro rata to the Noteholders of such Class entitled thereto. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.02.

         (c) If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the applicable Interest Rate in any lawful manner. The Issuer may pay such defaulted interest to the persons who are Noteholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuer shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days before any such special record date, the Issuer shall mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

         SECTION 2.09. Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be returned to it; provided, that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

         SECTION 2.10. Release of Collateral. Subject to Section 11.01 and the terms of the Basic Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and Independent Certificates in accordance with TIA ss.ss. 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

         SECTION 2.11. Book-Entry Notes. The Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Issuer. The Book-Entry Notes shall be registered initially on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Owner thereof will receive a definitive Note representing such Note Owner's interest in such Note, except as provided in Section 2.13. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to such Note Owners pursuant to Section 2.13:

               (i) the provisions of this Section shall be in full force and effect;

               (ii) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Note Owners;

               (iii) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

               (iv) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants pursuant to the Note Depository Agreement. Unless and until Definitive Notes are issued pursuant to Section 2.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and

               (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding Amount of the Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

         SECTION 2.12. Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to such Note Owners pursuant to
Section 2.13, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the Clearing Agency, and shall have no obligation to such Note Owners.

         SECTION 2.13. Definitive Notes. If (i) the Administrator advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Notes and the Administrator is unable to locate a qualified successor, (ii) the Administrator at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or
(iii) after the occurrence of an Event of Default or a Servicer Default, Owners of the Book-Entry Notes representing beneficial interests aggregating at least a majority of the Outstanding Amount of such Notes advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of such Note Owners, then the Clearing Agency shall notify all Note Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

         SECTION 2.14. Tax Treatment. The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for all purposes including federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Trust Estate. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for all purposes including federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

                                  ARTICLE III

                                   Covenants

         SECTION 3.01. Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, subject to Section 8.02(c), the Issuer will cause to be distributed all amounts on deposit in the Note Distribution Account on a Distribution Date deposited therein pursuant to the Sale and Servicing Agreement (i) for the benefit of the Class A-1 Notes, to the Class A-1 Noteholders, (ii) for the benefit of the Class A-2 Notes, to the Class A-2 Noteholders, (iii) for the benefit of the Class A-3 Notes, to the Class A-3 Noteholders, (iv) for the benefit of the Class A-4 Notes, to the Class A-4 Noteholders and (v) for the benefit of the Class B Notes, to the Class B Noteholders; provided that on any Distribution Date no payment shall be made on the Class B Notes until payments of interest then due on the Class A Notes have been made. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

         SECTION 3.02. Maintenance of Office or Agency. The Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

         SECTION 3.03. Money for Payments To Be Held in Trust. As provided in
Section 8.02(a) and (b), all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Collection Account and the Note Distribution Account pursuant to Section 8.02(c) shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account and the Note Distribution Account for payments of Notes shall be paid over to the Issuer except as provided in this Section.

         On or before the Business Day preceding each Distribution Date and Redemption Date, the Issuer shall deposit or cause to be deposited in the Note Distribution Account an aggregate sum sufficient to pay the amounts then becoming due under the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of its action or failure so to act.

         The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

                  (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                  (ii) give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

                  (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

                  (iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

                  (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

         The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

         SECTION 3.04. Existence. The Issuer will keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate.

         SECTION 3.05. Protection of Trust Estate. The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

               (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

               (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

               (iii) enforce any of the Collateral; or

               (iv) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all persons and parties.

The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.05.

         SECTION 3.06. Opinions as to Trust Estate. (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

         (b) On or before March 31, in each calendar year, beginning in [____], the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until March 31 in the following calendar year.

         SECTION 3.07. Performance of Obligations; Servicing of Receivables.
(a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the Sale and Servicing Agreement or such other instrument or agreement.

         (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture.

         (c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate, including but not limited to filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Sale and Servicing Agreement in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the consent of the Indenture Trustee or the Holders of at least a majority of the Outstanding Amount of the Notes.

         (d) If the Issuer shall have knowledge of the occurrence of a Servicer Default under the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee and the Rating Agencies thereof, and shall specify in such notice the action, if any, the Issuer is taking with respect to such default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Receivables, the Issuer shall take all reasonable steps available to it to remedy such failure.

         (e) As promptly as possible after the giving of notice of termination to the Servicer of the Servicer's rights and powers pursuant to Section 8.01 of the Sale and Servicing Agreement, the Issuer shall appoint a successor servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. In the event that a Successor Servicer has not been appointed and accepted its appointment at the time when the Servicer ceases to act as Servicer, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer. The Indenture Trustee may resign as the Servicer by giving written notice of such resignation to the Issuer and in such event will be released from such duties and obligations, such release not to be effective until the date a new servicer enters into a servicing agreement with the Issuer as provided below. Upon delivery of any such notice to the Issuer, the Issuer shall obtain a new servicer as the Successor Servicer under the Sale and Servicing Agreement. Any Successor Servicer other than the Indenture Trustee shall (i) be an established financial institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of Contracts and (ii) enter into a servicing agreement with the Issuer having substantially the same provisions as the provisions of the Sale and Servicing Agreement applicable to the Servicer. If within 30 days after the delivery of the notice referred to above, the Issuer shall not have obtained such a new servicer, the Indenture Trustee may appoint, or may petition a court of competent jurisdiction to appoint, a Successor Servicer. In connection with any such appointment, the Indenture Trustee may make such arrangements for the compensation of such successor as it and such successor shall agree, subject to the limitations set forth below and in the Sale and Servicing Agreement, and in accordance with Section 8.02 of the Sale and Servicing Agreement, the Issuer shall enter into an agreement with such successor for the servicing of the Receivables (such agreement to be in form and substance satisfactory to the Indenture Trustee). If the Indenture Trustee shall succeed to the Servicer's duties as servicer of the Receivables as provided herein, it shall do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of Article VI hereof shall be inapplicable to the Indenture Trustee in its duties as the successor to the Servicer and the servicing of the Receivables. In case the Indenture Trustee shall become successor to the Servicer under the Sale and Servicing Agreement, the Indenture Trustee shall be entitled to appoint as Servicer any one of its affiliates, provided that it shall be fully liable for the actions and omissions of such affiliate in such capacity as Successor Servicer.

         (f) Upon any termination of the Servicer's rights and powers pursuant to the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee. As soon as a Successor Servicer is appointed, the Issuer shall notify the Indenture Trustee of such appointment, specifying in such notice the name and address of such Successor Servicer.

         (g) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees (i) that it will not, without the prior written consent of the Indenture Trustee or the Holders of at least a majority in Outstanding Amount of the Notes, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral (except to the extent otherwise provided in the Sale and Servicing Agreement) or the Basic Documents, or waive timely performance or observance by the Servicer or the Seller under the Sale and Servicing Agreement; and (ii) that any such amendment shall not (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Noteholders or (B) reduce the aforesaid percentage of the Notes that is required to consent to any such amendment, without the consent of the Holders of all the Outstanding Notes. If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee or such Holders, the Issuer agrees, promptly following a request by the Indenture Trustee to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee may deem necessary or appropriate in the circumstances.

             SECTION 3.08. Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

                  (i) except as expressly permitted by this Indenture, the Purchase Agreement or the Sale and Servicing Agreement, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Estate, unless directed to do so by the Indenture Trustee;

                  (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate; or

                  (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on any of the Financed Vehicles and arising solely as a result of an action or omission of the related Obligor) or (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics' or other lien) security interest in the Trust Estate.

         SECTION 3.09. Annual Statement as to Compliance. The Issuer will deliver to the Indenture Trustee, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year [____]), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

                  (i) a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer's supervision; and

                  (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

         SECTION 3.10. Issuer May Consolidate, etc., Only on Certain Terms.
(a) The Issuer shall not consolidate or merge with or into any other Person, unless:

               (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

               (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

               (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

               (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

               (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

               (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

         (b) The Issuer shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

               (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted (A) shall be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and
         (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

               (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

               (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

               (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse federal income or Michigan income or single business tax consequence to the Issuer, any Noteholder or any Certificateholder;

               (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

               (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

         SECTION 3.11. Successor or Transferee. (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

         (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.10(b), Premier Auto Trust [___-_] will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee stating that Premier Auto Trust [___-_] is to be so released.

         SECTION 3.12. No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning, selling and managing the Receivables in the manner contemplated by this Indenture and the Basic Documents and activities incidental thereto. The Issuer shall not fund the purchase of any new Contracts.

         SECTION 3.13. No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness.

         SECTION 3.14. Servicer's Obligations. The Issuer shall cause the Servicer to comply with Sections 4.09, 4.10, 4.11 and 5.09(b) and Article IX of the Sale and Servicing Agreement.

         SECTION 3.15. Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by the Sale and Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

         SECTION 3.16. Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

         SECTION 3.17. Removal of Administrator. So long as any Notes are Outstanding, the Issuer shall not remove the Administrator without cause unless the Rating Agency Condition shall have been satisfied in connection with such removal.

         SECTION 3.18. Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (x) distributions as contemplated by, and to the extent funds are available for such purpose under, the Sale and Servicing Agreement or the Trust Agreement and (y) payments to the Indenture Trustee pursuant to Section 1(a)(ii) of the Administration Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the Basic Documents.

         SECTION 3.19. Notice of Events of Default. The Issuer shall give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder, each default on the part of the Servicer or the Seller of its obligations under the Sale and Servicing Agreement and each default on the part of the Company or the Seller of its obligations under the Purchase Agreement.

         SECTION 3.20. Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                  ARTICLE IV

                          Satisfaction and Discharge

         SECTION 4.01. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.05, 3.08, 3.10, 3.12 and 3.13, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.02) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

                  (A)      either

               (1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.06 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

               (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation

                   a. have become due and payable,

                   b. will become due and payable at the Class B Final
               Scheduled Distribution Date within one year, or

                   c. are to be called for redemption within one year under
               arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer,

               and the Issuer, in the case of a., b. or c. above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the applicable final scheduled Distribution Date or Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.01), as the case may be;

               (B) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

               (C) the Issuer has delivered to the Indenture Trustee an Officer's Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.01(a) and, subject to Section 11.02, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         SECTION 4.02. Application of Trust Money. All moneys deposited with the Indenture Trustee pursuant to Section 4.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or required by law.

         SECTION 4.03. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

                                   ARTICLE V

                                   Remedies

         SECTION 5.01. Events of Default. "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (i) default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five days; provided that, prior to the Class B Final Scheduled Distribution Date, a default in the payment of interest on the Class B Notes shall not be an Event of Default until the Outstanding Amount of the Class A-4 Notes has been reduced to zero; or

               (ii) default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable; or

               (iii) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder; or

               (iv) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

               (v) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

The Issuer shall deliver to the Indenture Trustee, within five days after the occurrence thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii), its status and what action the Issuer is taking or proposes to take with respect thereto.

         SECTION 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes may declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

         At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders of Notes representing a majority of the Outstanding Amount of the Notes, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

               (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                   (A) all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

                   (B) all sums paid or advanced by the Indenture Trustee
               hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

               (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

         SECTION 5.03. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee. (a) The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuer will, upon demand of the Indenture Trustee, pay to it, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for principal and interest, with interest on the overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, on overdue installments of interest at the rate borne by the Notes and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

         (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be payable; provided that, in the case of a default in the payment of interest, on the Class B Notes, prior to the Class B Final Scheduled Distribution Date, the Indenture Trustee shall not institute such Proceeding solely in respect of such default unless the Outstanding Amount of the Class A-4 Notes has been reduced to zero.

         (c) If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

         (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, or liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

                  (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

                  (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

                  (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

                  (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any Proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

         (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

         (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

         (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

         SECTION 5.04. Remedies; Priorities. (a) If an Event of Default shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Section 5.05):

               (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

               (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

               (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes; and

               (iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, other than an Event of Default described in Section 5.01(i) or (ii), unless (A) the Holders of 100% of the Outstanding Amount of the Notes consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (C) the Indenture Trustee determines that the Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Holders of 66 2/3% of the Outstanding Amount of the Notes. In determining such sufficiency or insufficiency with respect to clause (B) and
(C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

         (b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order:

               FIRST: to the Indenture Trustee for amounts due under Section
         6.07;

               SECOND: to Holders of the Class A Notes for amounts due and unpaid on the Class A Notes for interest (including any premium), ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A Notes for interest (including any premium);

               THIRD: to Holders of the Class B Notes for amounts due and unpaid on the Class B Notes for interest (including any premium), ratably, without preference or priority of any kind, according to the amounts due and payable on the Class B Notes for interest (including any premium);

               FOURTH: to the Class A Noteholders in the following order of priority:

                  (a) to Holders of the Class A-1 Notes for amounts due and unpaid on the Class A-1 Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A-1 Notes for principal, until the Outstanding Amount of the Class A-1 Notes is reduced to zero;

                  (b) to Holders of the Class A-2 Notes for amounts due and unpaid on the Class A-2 Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A-2 Notes for principal, until the Outstanding Amount of the Class A-2 Notes is reduced to zero;

                  (c) to Holders of the Class A-3 Notes for amounts due and unpaid on the Class A-3 Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A-3 Notes for principal, until the Outstanding Amount of the Class A-3 Notes is reduced to zero; and

                  (d) to Holders of the Class A-4 Notes for amounts due and unpaid on the Class A-4 Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A-4 Notes for principal, until the Outstanding Amount of the Class A-4 Notes is reduced to zero;

               FIFTH: to Holders of the Class B Notes for amounts due and unpaid on the Class B Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class B Notes for principal, until the Outstanding Amount of the Class B Notes is reduced to zero; and

               SIXTH: to the Issuer for distribution pursuant to the Trust Agreement.

The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

         SECTION 5.05. Optional Preservation of the Receivables. If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Estate. In determining whether to maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

         SECTION 5.06. Limitation of Suits. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

               (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

               (ii) the Holders of not less than 25% of the Outstanding Amount of the Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

               (iii) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

               (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

               (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the Notes.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

         In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Outstanding Amount of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

         SECTION 5.07. Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder; provided that, until the Outstanding Amount of the Class A-4 Notes has been reduced to zero, the Holder of any Class B Note shall have the right to receive payment of principal and interest due on such Class B Note only to the extent that there are funds in the Note Distribution Account after applying the funds therein to the payment of all principal and interest then due on the Class A Notes.

         SECTION 5.08. Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

         SECTION 5.09. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 5.10. Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

         SECTION 5.11. Control by Noteholders. The Holders of a majority of the Outstanding Amount of the Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

               (i) such direction shall not be in conflict with any rule of law or with this Indenture;

               (ii) subject to the express terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of Notes representing not less than 100% of the Outstanding Amount of the Notes;

               (iii) if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the Outstanding Amount of the Notes to sell or liquidate the Trust Estate shall be of no force and effect; and

               (iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section, subject to Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

         SECTION 5.12. Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02, the Holders of Notes of not less than a majority of the Outstanding Amount of the Notes may waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

         Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

         SECTION 5.13. Undertaking for Costs. All parties to this Indenture agree, and each Holder of a Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

         SECTION 5.14. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 5.15. Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b).

         SECTION 5.16. Performance and Enforcement of Certain Obligations. (a) Promptly following a request from the Indenture Trustee to do so and at the Administrator's expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Seller or the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Sale and Servicing Agreement or by the Seller or the Company, as applicable, of each of their obligations under or in connection with the Purchase Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Servicer of each of their obligations under the Sale and Servicing Agreement.

         (b) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of 66 2/3% of the Outstanding Amount of the Notes shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Servicer under or in connection with the Sale and Servicing Agreement, or against the Company or the Seller under or in connection with the Purchase Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller or the Servicer, or the Company or the Seller, as the case may be, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale and Servicing Agreement or the Purchase Agreement, as the case may be, and any right of the Issuer to take such action shall be suspended.

                                  ARTICLE VI

                             The Indenture Trustee

         SECTION 6.01. Duties of Indenture Trustee. (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b)      Except during the continuance of an Event of Default:

               (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

               (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (a) of this Section;

               (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

         (d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a) , (b), (c) and (g) of this Section.

         (e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

         (f) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Sale and Servicing Agreement.

         (g) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

         SECTION 6.02. Rights of Indenture Trustee. (a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel.

         (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

         (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

         (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         SECTION 6.03. Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

         SECTION 6.04. Indenture Trustee's Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

         SECTION 6.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

         SECTION 6.06. Reports by Indenture Trustee to Holders. The Indenture Trustee shall deliver to each Noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns.

         SECTION 6.07. Compensation and Indemnity. The Issuer shall, or shall cause the Administrator to, pay to the Indenture Trustee from time to time reasonable compensation for its services. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall, or shall cause the Administrator to, reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Issuer shall, or shall cause the Administrator to, indemnify the Indenture Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Administrator shall not relieve the Issuer or the Administrator of its obligations hereunder. The Issuer shall, or shall cause the Administrator to, defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall, or shall cause the Administrator to, pay the fees and expenses of such counsel. Neither the Issuer nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

         The Issuer's payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(iv) or (v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

         SECTION 6.08. Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in Outstanding Amount of the Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

               (i) the Indenture Trustee fails to comply with Section 6.11;

               (ii) the Indenture Trustee is adjudged a bankrupt or insolvent;

               (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

               (iv) the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

         A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

         If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority in Outstanding Amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

         If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

         Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's and the Administrator's obligations under Section
6.07 shall continue for the benefit of the retiring Indenture Trustee.

         SECTION 6.09. Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating Agencies prior written notice of any such transaction.

         In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

         SECTION 6.10. Appointment of Co-Indenture Trustee or Separate Indenture Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof.

         (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

               (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

               (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

         (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

         (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         SECTION 6.11. Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition, and the time deposits of the Indenture Trustee shall be rated at least A-1 by Standard & Poor's and P-1 by Moody's. The Indenture Trustee shall comply with TIA ss. 310(b), including the optional provision permitted by the second sentence of TIA ss. 310(b)(9); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

         SECTION 6.12. Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

         SECTION 6.13. Pennsylvania Motor Vehicle Sales Finance Act Licenses. The Indenture Trustee shall use its best efforts to maintain the effectiveness of all licenses required under the Pennsylvania Motor Vehicle Sales Finance Act in connection with this Indenture and the transactions contemplated hereby until the lien and security interest of this Indenture shall no longer be in effect in accordance with the terms hereof.

                                  ARTICLE VII

                        Noteholders' Lists and Reports

         SECTION 7.01. Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after the earlier of (i) each Record Date and (ii) three months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, and (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

         SECTION 7.02. Preservation of Information; Communications to Noteholders. (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such
Section 7.01 upon receipt of a new list so furnished.

         (b) Noteholders may communicate pursuant to TIAss. 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

         (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA ss. 312(c).

         SECTION 7.03.     Reports by Issuer.  (a)  The Issuer shall:

                  (i) file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

                  (ii) file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                  (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA ss. 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

         (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

         SECTION 7.04. Reports by Indenture Trustee. If required by TIA ss. 313(a), within 60 days after each February 1 beginning with [________] 1, [___], the Indenture Trustee shall mail to each Noteholder as required by TIA ss. 313(c) a brief report dated as of such date that complies with TIA ss. 313(a). The Indenture Trustee also shall comply with TIA ss. 313(b).

         A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

                                 ARTICLE VIII

                     Accounts, Disbursements and Releases

         SECTION 8.01. Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

         SECTION 8.02. Trust Accounts. (a) On or prior to the Closing Date, the Issuer shall cause the Servicer to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders and the Certificateholders, the Trust Accounts as provided in Section 5.01 of the Sale and Servicing Agreement.

         (b) On or before each Distribution Date, the Total Distribution Amount (net of the Servicing Fee for such Distribution Date and any previously unpaid Servicing Fees and any other distributable amounts that are to be deposited into the Certificate Account or released to the Seller or the Company) with respect to the preceding Collection Period will be deposited in the Collection Account as provided in Section 5.02 of the Sale and Servicing Agreement. On or before each Distribution Date, all amounts required to be deposited in the Note Distribution Account with respect to the preceding Collection Period pursuant to Sections 5.06 and 5.07 of the Sale and Servicing Agreement will be transferred from the Collection Account and/or the Reserve Account to the Note Distribution Account.

         (c) On each Distribution Date and Redemption Date, the Indenture Trustee shall distribute all amounts on deposit in the Note Distribution Account to Noteholders in respect of the Notes to the extent of amounts due and unpaid on the Notes for principal and interest (including any premium) in the following amounts and in the following order of priority (except as otherwise provided in Section 5.04(b)):

               (i) accrued and unpaid interest on the Class A Notes; provided, that if there are not sufficient funds in the Note Distribution Account to pay the entire amount of accrued and unpaid interest then due on the Class A Notes, the amount in the Note Distribution Account shall be applied to the payment of such interest on the Class A Notes pro rata on the basis of the total such interest due on the Class A Notes;

               (ii) accrued and unpaid interest on the Class B Notes; and

               (iii) the Noteholders' Principal Distributable Amount (or on each Distribution Date in the Release Period, the Release Period Noteholders' Principal Distributable Amount) in the following order of priority:

               (1) to the Holders of the Class A-1 Notes on account of principal until the Outstanding Amount of the Class A-1 Notes is reduced to zero;

               (2) to the Holders of the Class A-2 Notes on account of principal until the Outstanding Amount of the Class A-2 Notes is reduced to zero;

               (3) to the Holders of the Class A-3 Notes on account of principal until the Outstanding Amount of the Class A-3 Notes is reduced to zero;

               (4) to the Holders of the Class A-4 Notes on account of principal until the Outstanding Amount of the Class A-4 Notes is reduced to zero; and

               (5) to the Class B Noteholders until the Outstanding Amount of the Class B Notes is reduced to zero.

         SECTION 8.03. General Provisions Regarding Accounts. (a) So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Trust Accounts shall be invested in Eligible Investments and reinvested by the Indenture Trustee (or the investment manager referred to in clause (2) of Section 5.01(b) of the Sale and Servicing Agreement) upon Issuer Order, subject to the provisions of Section 5.01(b) of the Sale and Servicing Agreement. All income or other gain from investments of moneys deposited in the Trust Accounts shall be deposited by the Indenture Trustee in the Collection Account, and any loss resulting from such investments shall be charged to such account. The Issuer will not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any of the Trust Accounts unless the security interest Granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.

         (b) Subject to Section 6.01(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee's failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

         (c) If (i) the Issuer (or the Servicer or any investment manager pursuant to Section 5.01(b) of the Sale and Servicing Agreement) shall have failed to give investment directions for any funds on deposit in the Trust Accounts to the Indenture Trustee by 11:00 a.m. Eastern Time (or such other time as may be agreed by the Issuer and Indenture Trustee) on any Business Day or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.02 or (iii) if such Notes shall have been declared due and payable following an Event of Default but amounts collected or receivable from the Trust Estate are being applied in accordance with
Section 5.05 as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in one or more Eligible Investments.

         SECTION 8.04. Release of Trust Estate. (a) Subject to the payment of its fees and expenses pursuant to Section 6.07, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

         (b) The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due the Indenture Trustee pursuant to Section 6.07 have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.04(b) only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA ss.ss. 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.01.

         [(c) Each Noteholder, by the acceptance of a Note, acknowledges that promptly following the Closing Date and each Subsequent Transfer Date the Indenture Trustee shall release the lien of this Indenture on each Fixed Value Payment assigned by the Issuer to the Seller, and consents to such release.]

         SECTION 8.05. Opinion of Counsel. The Indenture Trustee shall receive at least seven days notice when requested by the Issuer to take any action pursuant to Section 8.04(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, except in connection with any action contemplated by Section 8.04(c), as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

                                  ARTICLE IX

                            Supplemental Indentures

         SECTION 9.01. Supplemental Indentures Without Consent of Noteholders.
(a) Without the consent of the Holders of any Notes but with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

               (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

               (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

               (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

               (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

               (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not adversely affect the interests of the Holders of the Notes;

               (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of
         Article VI; or

               (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

         (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Notes but with prior notice to the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

         SECTION 9.02. Supplemental Indentures with Consent of Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies and with the consent of the Holders of not less than a majority of the Outstanding Amount of the Notes, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

               (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the Interest Rate thereon or the Redemption Price with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

               (ii) reduce the percentage of the Outstanding Amount of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

               (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

               (iv) reduce the percentage of the Outstanding Amount of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04;

               (v) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

               (vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Distribution Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein; or

               (vii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture.

The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

         It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         SECTION 9.03. Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

         SECTION 9.04. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         SECTION 9.05. Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this
Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

         SECTION 9.06. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

                                   ARTICLE X

                              Redemption of Notes

         SECTION 10.01. Redemption. The outstanding Class A-4 Notes and the Class B Notes are subject to redemption in whole, but not in part, at the direction of the Servicer pursuant to Section 9.01(a) of the Sale and Servicing Agreement, on any Distribution Date on which the Servicer exercises its option to purchase the Trust Estate pursuant to said Section 9.01(a), for a purchase price equal to the Redemption Price; provided that the Issuer has available funds sufficient to pay the Redemption Price. The Servicer or the Issuer shall furnish the Rating Agencies notice of such redemption. If the outstanding Class A-4 Notes and the Class B Notes are to be redeemed pursuant to this Section, the Servicer or the Issuer shall furnish notice of such election to the Indenture Trustee not later than 20 days prior to the Redemption Date and the Issuer shall deposit by 10:00 A.M. New York City time on the Redemption Date with the Indenture Trustee in the Note Distribution Account the Redemption Price of the Class A-4 Notes and the Class B Notes to be redeemed, whereupon all such Class A-4 Notes and Class B Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.02 to each Holder of the Notes.

         SECTION 10.02. Form of Redemption Notice. Notice of redemption under
Section 10.01 shall be given by the Indenture Trustee by first-class mail, postage prepaid, or by facsimile mailed or transmitted not later than 10 days prior to the applicable Redemption Date to each Holder of Notes, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder's address or facsimile number appearing in the Note Register.

         All notices of redemption shall state:

                  (i)      the Redemption Date;

                  (ii)     the Redemption Price; and

                  (iii) the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02).

Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

         SECTION 10.03. Notes Payable on Redemption Date. The Notes or portions thereof to be redeemed shall, following notice of redemption as required by Section 10.02, on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

                                  ARTICLE XI

                                 Miscellaneous

         SECTION 11.01. Compliance Certificates and Opinions, etc. (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (1) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

               (b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

               (ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause
         (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Notes.

               (iii) Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

               (iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause
         (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (v) below or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Outstanding Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Outstanding Amount of the Notes.

               (v) Notwithstanding Section 2.10 or any other provision of this Section, the Issuer may, without compliance with the requirements of the other provisions of this Section, (A) collect, liquidate, sell or otherwise dispose of Receivables and Financed Vehicles as and to the extent permitted or required by the Basic Documents, (B) make cash payments out of the Trust Accounts as and to the extent permitted or required by the Basic Documents and (C) convey to the Seller each Fixed Value Payment, so long as the Issuer shall deliver to the Indenture Trustee every six months, commencing [________ __, ____], an Officer's Certificate of the Issuer stating that all the dispositions of Collateral described in clauses (A) and
         (B) [or (C)] above that occurred during the preceding six calendar months were in the ordinary course of the Issuer's business and that the proceeds thereof were applied in accordance with the Basic Documents.

         SECTION 11.02. Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller, the Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

         SECTION 11.03. Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

         (c) The ownership of Notes shall be proved by the Note Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

         SECTION 11.04. Notices, etc., to Indenture Trustee, Issuer and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

                  (i) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office, or

                  (ii) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to: Premier Auto Trust [___-_], in care of [Owner Trustee], [_____________________], Attention [_____________________], or at any
         other address previously furnished in writing to the Indenture Trustee by the Issuer or the Administrator. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

         Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to (i) in the case of Moody's, at the following address: Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, (ii) in the case of Standard & Poor's, at the following address: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 25 Broadway (15th Floor), New York, New York 10004, Attention of Asset Backed Surveillance Department, (iii) in the case of Fitch IBCA, Inc., at the following address:
One State Street Plaza, New York, N.Y. 10004, and (iv) in the case of Duff & Phelps Credit Rating Co., at the following address: 17 State Street, 12th Floor, New York, N.Y. 10004; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

         SECTION 11.05. Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Holder's address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

         In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

         Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

         SECTION 11.06. Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

         SECTION 11.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

         The provisions of TIA ss.ss. 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

         SECTION 11.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 11.09. Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

         SECTION 11.10. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 11.11. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         SECTION 11.12. Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

         SECTION 11.13. GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 11.14. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 11.15. Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

         SECTION 11.16. Trust Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of
Article VI, VII and VIII of the Trust Agreement.

         SECTION 11.17. No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Company or the Issuer, or join in any institution against the Company or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.

         SECTION 11.18. Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall, and shall cause its representatives to, hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

         IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

                 DAIMLERCHRYSLER AUTO TRUST [___-_],

                 by:    [OWNER TRUSTEE], not in its individual capacity
                         but solely as Owner Trustee,


                        by:__________________________________
                             Name:
                             Title:

                 [INDENTURE TRUSTEE], not in its individual capacity but solely as Indenture Trustee,


                 by:_________________________________________
                      Name:
                      Title:

                                  SCHEDULE A

                   Provided to the Owner Trustee at Closing

                                                               EXHIBIT A-1

                           [FORM OF CLASS A-1 NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

REGISTERED                                                       $___________

No. R-__                                                CUSIP NO. ___________

                      DAIMLERCHRYSLER AUTO TRUST [___-_]

             CLASS A-1 [____%] [FLOATING RATE] ASSET BACKED NOTES

         DaimlerChrysler Auto Trust [___-_], a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ______________ DOLLARS payable on each Distribution Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $________________ and the denominator of which is $____________ by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-1 Notes pursuant to Section 3.01 of the Indenture dated as of [________] 1, [___] (the "Indenture"), between the Issuer and [Indenture Trustee], a [________________], as Indenture Trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the [________ ____] Distribution Date (the "Class A-1 Final Scheduled Distribution Date"). Capitalized terms used but not defined herein are defined in Article I of the Indenture, which also contains rules as to construction that shall be applicable herein.

         The Issuer will pay interest on this Note at [the rate per annum shown above] [state formula for rate] on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution
Date), subject to certain limitations contained in the last sentence of
Section 3.01 of the Indenture. Interest on this Note will accrue for each Distribution Date from and including the most recent Distribution Date on which interest has been paid (in the case of the first Distribution Date, from the Closing Date) to but excluding such current Distribution Date. Interest will be computed on the basis of the actual number of days in the Class A-1 Interest Accrual Period divided by 360. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

         The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

         Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:          DAIMLERCHRYSLER AUTO TRUST [___-_],

               by:  [OWNER TRUSTEE], not in its individual capacity
                    but solely as Owner Trustee under the Trust Agreement,


                     by:__________________________________________________
                                       Authorized Signatory

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date: [INDENTURE TRUSTEE], not in its individual capacity but solely as Indenture Trustee,




                     by: ___________________________________________________
                                          Authorized Signatory

         This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class A-1 [____%] [Floating Rate] Asset Backed Notes (herein called the "Class A-1 Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class A-1 Notes are subject to all terms of the Indenture.

         The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes (collectively, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture, subject to the subordination of the Class B Notes as provided in the Indenture.

         Principal of the Class A-1 Notes will be payable on each Distribution Date in an amount described on the face hereof. "Distribution Date" means the [________] day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing [________ __, ____].

         As described above, the entire unpaid principal amount of this Note shall be due and payable on the Class A-1 Final Scheduled Distribution Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class A-1 Notes shall be made pro rata to the Class A-1 Noteholders entitled thereto.

         Payments of interest on this Note due and payable on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Distribution Date by notice mailed or transmitted by facsimile prior to such Distribution Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

         The Issuer shall pay interest on overdue installments of interest at the Class A-1 Interest Rate to the extent lawful.

         As provided in the Indenture and subject to the limitations set forth therein and on the face hereof, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Seller, the Company or the Issuer, or join in any institution against the Seller, the Company or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

         The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Trust Estate. Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

         The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

         The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

         The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

         This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

         Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of [Owner Trustee] in its individual capacity, [Indenture Trustee] in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or failure to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                  ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

_____________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

_____________________________________________________________________________
                       (name and address of assignee)

the within Note and all rights thereunder,  and hereby irrevocably constitutes and appoints ________________________________________________________________,

attorney, transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:________________________             __________________________________*/
                                                    Signature Guaranteed:


                                           ________________________________*/

*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                   EXHIBIT A-2

                           [FORM OF CLASS A-2 NOTE]

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

REGISTERED                                                   $____________

No. R-__                                                       CUSIP NO.

                      DAIMLERCHRYSLER AUTO TRUST [___-_]

             CLASS A-2 [____%] [FLOATING RATE] ASSET BACKED NOTES

         DaimlerChrysler Auto Trust [___-_], a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of __________________________________
DOLLARS payable on each Distribution Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $____________ and the denominator of which is [$____________] by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-2 Notes pursuant to Section 3.01 of the Indenture dated as of [________] 1, [___] (the "Indenture"), between the Issuer and [Indenture Trustee], a [__________________], as Indenture Trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the [________ ____] Distribution Date (the "Class A-2 Final Scheduled Distribution Date"). No payments of principal of the Class A-2 Notes shall be made until the Class A-1 Notes have been paid in full. Capitalized terms used but not defined herein are defined in Article I of the Indenture, which also contains rules as to construction that shall be applicable herein.

         The Issuer will pay interest on this Note at [the rate per annum shown above] [state formula for rate] on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution
Date), subject to certain limitations contained in the last sentence of
Section 3.01 of the Indenture. Interest on this Note will accrue for each Distribution Date from the eighth day of the month preceding the month of such Distribution Date (in the case of the first Distribution Date, from the Closing Date) to and including the seventh day of the month of such Distribution Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

         The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

         Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:                     DAIMLERCHRYSLER AUTO TRUST [___-_],

                          by: [OWNER TRUSTEE], not in its individual capacity but solely as Owner Trustee under the Trust Agreement,


                                  by:_________________________________
                                           Authorized Signatory

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date: [INDENTURE TRUSTEE], not in its individual capacity but solely as Indenture Trustee,


                                   by: ________________________________________
                                            Authorized Signatory

         This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class A-2 [____%] [Floating Rate] Asset Backed Notes (herein called the "Class A-2 Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class A-2 Notes are subject to all terms of the Indenture.

         The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes (collectively, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture, subject to the subordination of the Class B Notes as provided in the Indenture.

         Principal of the Class A-2 Notes will be payable on each Distribution Date in an amount described on the face hereof. "Distribution Date" means the [________] day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing [________ __, ____].

         As described above, the entire unpaid principal amount of this Note shall be due and payable on the Class A-2 Final Scheduled Distribution Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class A-2 Notes shall be made pro rata to the Class A-2 Noteholders entitled thereto.

         Payments of interest on this Note due and payable on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Distribution Date by notice mailed or transmitted by facsimile prior to such Distribution Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

         The Issuer shall pay interest on overdue installments of interest at the Class A-2 Interest Rate to the extent lawful.

         As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Seller, the Company or the Issuer, or join in any institution against the Seller, the Company or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

         The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Trust Estate. Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

         The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

         The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

         The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

         This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

         Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of [Owner Trustee] in its individual capacity, [Indenture Trustee] in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                  ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

_____________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

_____________________________________________________________________________
                       (name and address of assignee)

the within Note and all rights thereunder,  and hereby irrevocably constitutes and appoints ________________________________________________________________,

attorney, transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:________________________             __________________________________*/
                                                    Signature Guaranteed:


                                           ________________________________*/




_______________
*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                               EXHIBIT A-3

                           [FORM OF CLASS A-3 NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

REGISTERED                                                      $____________

No. R-__                                                         CUSIP NO.

                      DAIMLERCHRYSLER AUTO TRUST [___-_]

                     CLASS A-3 [____%] ASSET BACKED NOTES

         DaimlerChrysler Auto Trust [___-_], a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of __________________________________
DOLLARS payable on each Distribution Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $____________ and the denominator of which is [$____________] by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-3 Notes pursuant to Section 3.01 of the Indenture dated as of [________] 1, [___] (the "Indenture"), between the Issuer and [Indenture Trustee], a [_______________], as Indenture Trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the [________ ____] Distribution Date (the "Class A-3 Final Scheduled Distribution Date"). No payments of principal of the Class A-3 Notes shall be made until the Class A-1 Notes and the Class A-2 Notes have been paid in full. Capitalized terms used but not defined herein are defined in Article I of the Indenture, which also contains rules as to construction that shall be applicable herein.

         The Issuer will pay interest on this Note at the rate per annum shown above on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in the last sentence of Section 3.01 of the Indenture. Interest on this Note will accrue for each Distribution Date from the eighth day of the month preceding the month of such Distribution Date (in the case of the first Distribution Date, from the Closing Date) to and including the seventh day of the month of such Distribution Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

         The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

         Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:                        DAIMLERCHRYSLER AUTO TRUST [___-_],

                             by:  [OWNER TRUSTEE], not in its individual
                                  capacity but solely as Owner Trustee
                                  under the Trust Agreement,


                                  by:_______________________________________
                                               Authorized Signatory

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date: [INDENTURE TRUSTEE], not in its individual capacity but solely as Indenture Trustee,



                                            by:____________________________
                                                   Authorized Signatory

         This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class A-3 [____%] Asset Backed Notes (herein called the "Class A-3 Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class A-3 Notes are subject to all terms of the Indenture.

         The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes (collectively, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture, subject to the subordination of the Class B Notes as provided in the Indenture.

         Principal of the Class A-3 Notes will be payable on each Distribution Date in an amount described on the face hereof. "Distribution Date" means the [________] day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing [________ __, ____].

         As described above, the entire unpaid principal amount of this Note shall be due and payable on the Class A-3 Final Scheduled Distribution Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class A-3 Notes shall be made pro rata to the Class A-3 Noteholders entitled thereto.

         Payments of interest on this Note due and payable on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Distribution Date by notice mailed or transmitted by facsimile prior to such Distribution Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

         The Issuer shall pay interest on overdue installments of interest at the Class A-3 Interest Rate to the extent lawful.

         As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Seller, the Company or the Issuer, or join in any institution against the Seller, the Company or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

         The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Trust Estate. Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

         The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

         The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

         The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

         This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

         Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of [Owner Trustee] in its individual capacity, [Indenture Trustee] in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                  ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

_____________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

_____________________________________________________________________________
                       (name and address of assignee)

the within Note and all rights thereunder,  and hereby irrevocably constitutes and appoints ________________________________________________________________,

attorney, transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:________________________             __________________________________*/
                                                    Signature Guaranteed:


                                           ________________________________*/


_______________
*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                   EXHIBIT A-4

                           [FORM OF CLASS A-4 NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

REGISTERED                                                  $____________

No. R-__                                                    CUSIP NO.

                      DAIMLERCHRYSLER AUTO TRUST [___-_]

                     CLASS A-4 [____%] ASSET BACKED NOTES

         DaimlerChrysler Auto Trust [___-_], a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of __________________________________
DOLLARS payable on each Distribution Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $____________ and the denominator of which is [$____________] by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-4 Notes pursuant to Section 3.01 of the Indenture dated as of [________] 1, [___] (the "Indenture"), between the Issuer and [Indenture Trustee], a [________________], as Indenture Trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the [________ ____] Distribution Date (the "Class A-4 Final Scheduled Distribution Date"). No payments of principal of the Class A-4 Notes shall be made until the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes have been paid in full. Capitalized terms used but not defined herein are defined in Article I of the Indenture, which also contains rules as to construction that shall be applicable herein.

         The Issuer will pay interest on this Note at the rate per annum shown above on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in the last sentence of Section 3.01 of the Indenture. Interest on this Note will accrue for each Distribution Date from the eighth day of the month preceding the month of such Distribution Date (in the case of the first Distribution Date, from the Closing Date) to and including the seventh day of the month of such Distribution Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

         The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

         Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:                      DAIMLERCHRYSLER AUTO TRUST [___-_],

                           by: [OWNER TRUSTEE], not in its individual capacity but solely as Owner Trustee under the Trust Agreement,



                                    by________________________________
                                           Authorized Signatory

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date: [INDENTURE TRUSTEE], not in its individual capacity but solely as Indenture Trustee,


                           by:__________________________________________
                                        Authorized Signatory

         This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class A-4 [____%] Asset Backed Notes (herein called the "Class A-4 Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class A-4 Notes are subject to all terms of the Indenture.

         The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes (collectively, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture, subject to the subordination of the Class B Notes as provided in the Indenture.

         Principal of the Class A-4 Notes will be payable on each Distribution Date in an amount described on the face hereof. "Distribution Date" means the [________] day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing [________ __, ____].

         As described above, the entire unpaid principal amount of this Note shall be due and payable on the Class A-4 Final Scheduled Distribution Date and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class A-4 Notes shall be made pro rata to the Class A-4 Noteholders entitled thereto.

         Payments of interest on this Note due and payable on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Distribution Date by notice mailed or transmitted by facsimile prior to such Distribution Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

         The Issuer shall pay interest on overdue installments of interest at the Class A-4 Interest Rate to the extent lawful.

         As provided in the Indenture, the Class A-4 Notes may be redeemed in whole but not in part at the option of the Servicer on any Distribution Date on and after the date on which the Pool Balance is less than or equal to 10% of the Original Pool Balance.

         As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Seller, the Company or the Issuer, or join in any institution against the Seller, the Company or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

         The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Trust Estate. Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

         The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

         The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

         The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

         This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

         Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of [Owner Trustee] in its individual capacity, [Indenture Trustee] in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                  ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

_____________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

_____________________________________________________________________________
                       (name and address of assignee)

the within Note and all rights thereunder,  and hereby irrevocably constitutes and appoints ________________________________________________________________,

attorney, transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:________________________             __________________________________*/
                                                    Signature Guaranteed:


                                           ________________________________*/


_______________
*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                   EXHIBIT A-5

                            [FORM OF CLASS B NOTE]

THE CLASS B NOTES ARE SUBORDINATED TO THE PAYMENT OF THE CLASS A NOTES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

REGISTERED                                                     $____________

No. R-__                                                        CUSIP NO.

                      DAIMLERCHRYSLER AUTO TRUST [___-_]

                      CLASS B [____%] ASSET BACKED NOTES

         DaimlerChrysler Auto Trust [___-_], a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of __________________ DOLLARS payable on each Distribution Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $____________ and the denominator of which is [$____________] by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class B Notes pursuant to Section 3.01 of the Indenture dated as of [________] 1, [___] (the "Indenture"), between the Issuer and [Indenture Trustee], a [________________], as Indenture Trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of the [________ ____] Distribution Date (the "Class B Final Scheduled Distribution Date") and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture. No payments of principal of the Class B Notes shall be made until the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes have been paid in full. Capitalized terms used but not defined herein are defined in Article I of the Indenture, which also contains rules as to construction that shall be applicable herein.

         The Issuer will pay interest on this Note at the rate per annum shown above on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in the last sentence of Section 3.01 of the Indenture; provided that until the Outstanding Amount of the Class A-4 Notes has been reduced to zero, interest on the Class B Notes will be due and payable only to the extent of funds in the Note Distribution Account after the application of funds in the Note Distribution Account to the payment of interest then due and payable on the Class A Notes. Interest on this Note will accrue for each Distribution Date from the eighth day of the month preceding the month of such Distribution Date (in the case of the first Distribution Date, from the Closing Date) to and including the seventh day of the month of such Distribution Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

         The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

         Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:                            DAIMLERCHRYSLER AUTO TRUST [___-_],


                                 by:      [OWNER TRUSTEE], not in its
                                          individual capacity but solely
                                          as Owner Trustee under the Trust
                                          Agreement,

                                          by: ___________________________
                                                Authorized Signatory

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date: [INDENTURE TRUSTEE], not in its individual capacity but solely as Indenture Trustee,


                                by: _________________________________
                                          Authorized Signatory

         This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class B [____%] Asset Backed Notes (herein called the "Class B Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class B Notes are subject to all terms of the Indenture.

         The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes (collectively, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture, subject to the subordination of the Class B Notes as provided in the Indenture.

         Principal of the Class B Notes will be payable on each Distribution Date in an amount described on the face hereof. "Distribution Date" means the [_______] day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing [________ __, ____].

         As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Class B Final Scheduled Distribution Date and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class B Notes shall be made pro rata to the Class B Noteholders entitled thereto.

         Payments of interest on this Note due and payable on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Distribution Date by notice mailed or transmitted by facsimile prior to such Distribution Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

         The Issuer shall pay interest on overdue installments of interest at the Class B Interest Rate to the extent lawful.

         As provided in the Indenture, the Class B Notes may be redeemed in whole but not in part at the option of the Servicer on any Distribution Date on and after the date on which the Pool Balance is less than or equal to 10% of the Original Pool Balance.

         As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Seller, the Company or the Issuer, or join in any institution against the Seller, the Company or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

         The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Trust Estate. Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

         The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

         The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

         The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

         This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

         Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of [Owner Trustee] in its individual capacity, [Indenture Trustee] in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                  ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

_____________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

_____________________________________________________________________________
                       (name and address of assignee)

the within Note and all rights thereunder,  and hereby irrevocably constitutes and appoints ________________________________________________________________,

attorney, transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:________________________             __________________________________*/
                                                    Signature Guaranteed:


                                           ________________________________*/
_______________
*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                 EXHIBIT B

                      [Form of Note Depository Agreement]

                           LETTER OF REPRESENTATIONS
                    [To be Completed by Issuer and Trustee]


                            ______________________
                               [Name of Issuer]

                            ______________________
                               [Name of Trustee]

                                                                 ___________
                                                                   [Date]

Attention: General Counsel's Office
THE DEPOSITORY TRUST COMPANY
55 Water Street; 49th Floor
New York, NY 10041-0099

         Re:   ___________________________________

               ___________________________________

               ___________________________________
                        [Issue Description]

Ladies and Gentlemen:

         This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue (the "Securities"). Trustee will act as trustee with respect to the Securities pursuant to a trust indenture dated _________________________ , 199 (the "Document").
_____________________________________________________ (the "Underwriter") is
distributing the Securities through The Depository Trust Company ("DTC").

         To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Trustee make the following representations to DTC:

         1. Prior to closing on the Securities on __________________, 199_, there shall be deposited with DTC one Security certificate registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         2. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Trustee shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall, to the extent possible, send notice of such record date to DTC not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at (212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to DTC's Reorganization Department as indicated in Paragraph 4.

         3. In the event of a full or partial redemption, Issuer or Trustee shall send a notice to DTC specifying: (a) the amount of the redemption or refunding; (b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be mailed to Security holders or published (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Trustee shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Call Notification Department at (516) 227-4039 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to:

                           Manager; Call Notification Department
                           The Depository Trust Company
                           711 Stewart Avenue
                           Garden City, NY 11530-4719

         4. In the event of an invitation to tender the Securities
(including mandatory tenders, exchanges, and capital changes), notice by Issuer or Trustee to Security holders specifying the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means in the manner set forth in the preceding Paragraph. Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094, and receipt of such notices shall be confirmed by telephoning (212) 709-6884. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                           Manager; Reorganization Department
                           Reorganization Window
                           The Depository Trust Company
                           7 Hanover Square, 23rd Floor
                           New York, NY 10004-2695

         5. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

         6. Trustee shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably 5, but not less than 2, business days prior to such payment date. Such notices, which shall also contain the current pool factor, and special adjustments to principal/interest rates (e.g., adjustments due to deferred interest or shortfall), and Trustee contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 709-1723, or if by mail or by any other means to:

                           Manager; Announcements
                           Dividend Department
                           The Depository Trust Company
                           7 Hanover Square, 22nd Floor
                           New York, NY 10004-2695

         7. [NOTE: ISSUER MUST REPRESENT ONE OF THE FOLLOWING, AND
CROSS OUT THE OTHER:] [The interest accrual period is record date to record date.] [The interest accrual period is payment date to payment date.]

         8. Trustee must provide DTC, no later than noon (Eastern
Time) on the payment date, CUSIP numbers for each issue for which payment is being sent, as well as the dollar amount of the payment for each issue. Notification of payment details should be sent using automated communications.

         9. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns in same-day funds, no later than 2:30 p.m. (Eastern Time) on each payment date (in accordance with existing arrangements between Issuer or Trustee and DTC). Absent any other arrangements between Issuer or Trustee and DTC, such funds shall be wired as follows:

                           The Chase Manhattan Bank
                           ABA 021000021
                           For credit to A/C The Depository Trust Company Dividend Deposit Account 066-026776

Issuer or Trustee shall provide interest payment information to a standard announcement service subscribed to by DTC. In the unlikely event that no such service exists, Issuer or Trustee shall provide interest payment information directly to DTC in advance of the interest payment date as soon as the information is available. This information should be conveyed directly to DTC electronically. If electronic transmission is not available, absent any other arrangements between Trustee and DTC, such information should be sent by telecopy to DTC's Dividend Department at (212) 709-1723 or (212) 709-1686, and receipt of such notices shall be confirmed by telephoning (212) 709-1270. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                           Manager, Announcements
                           Dividend Department
                           The Depository Trust Company
                           7 Hanover Square; 22nd Floor
                           New York, NY  10004-2695

         10. DTC shall receive maturity and redemption payments allocated with respect to each CUSIP number on the payable date in same-day funds by 2:30 p.m. (Eastern Time). Absent any other arrangements between Trustee and DTC, such payments shall be wired as follows:

                           The Chase Manhattan Bank
                           ABA 021000021
                           For credit to A/C The Depository Trust Company Redemption Account 066-027306

in accordance with existing SDFS payment procedures in the manner set forth in DTC's SDFS Paying Agent Operating Procedures, a copy of which has previously been furnished to Trustee.

         11. DTC shall receive all reorganization payments and CUSIP-level detail resulting from corporate actions (such as tender offers, remarketings, or mergers) on the first payable date in same-day funds by 2:30 p.m. (Eastern
Time). Absent any other arrangements between Trustee and DTC, such payments shall be wired as follows:

                           The Chase Manhattan Bank
                           ABA 021000021
                           For credit to A/C The Depository Trust Company Reorganization Account 066-027608

         12. DTC may direct Issuer or Trustee to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

         13. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Trustee's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Trustee to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Trustee prior to payment, if required.

         14. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Trustee shall notify DTC of the availability of certificates. In such event, Issuer or Trustee shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

         15. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Trustee (at which time DTC will confirm with Issuer or Trustee the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Trustee shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

         16. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and
(b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

         17.

         Nothing herein shall be deemed to require Trustee to advance funds on behalf of Issuer.

Notes:                                                    Very truly yours,
A.  If there is a Trustee (as defined in this Letter
of Representations), Trustee as well as Issuer must       __________________________________
sign this Letter.  If there is no Trustee, in                    (Issuer)
signing this Letter Issuer itself undertakes to
perform all of the obligations set forth herein.          By:_____________________________________
                                                                 (Authorized Officer's Signature)

B. Schedule B contains statements that DTC believes       ________________________________________
accurately describe DTC, the method of effecting                             (Trustee)
book-entry transfers of securities distributed
through DTC, and certain related matters.                 By:_____________________________________
                                                                (Authorized Officer's Signature)

Received and Accepted:
THE DEPOSITORY TRUST COMPANY


By:_________________________________

cc:      Underwriter
         Underwriter's Counsel


                                                                  SCHEDULE A



                     ___________________________________

                     ___________________________________
                               (Describe Issue)


CUSIP           Principal Amount       Maturity Date           Interest Rate

                                                                   SCHEDULE B

                      SAMPLE OFFICIAL STATEMENT LANGUAGE
                      DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
 (PREPARED BY DTC--BRACKETED MATERIAL MAY BE APPLICABLE ONLY TO CERTAIN ISSUES)

         1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered Security certificate will be issued for [each issue of the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

         2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

         3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

         4. To facilitate subsequent transfers, all Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         [6. Redemption notices shall be sent to Cede & Co. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

         7. Neither DTC nor Cede & Co. will consent or vote with respect to Securities. Under its usual procedures, DTC mails an Omnibus Proxy to the Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         8. Principal and interest payments on the Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Trustee, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Issuer or Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

         [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to Trustee [or Tender/Remarketing Agent], and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to Trustee [or Tender/Remarketing Agent]. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to Trustee [or Tender/Remarketing Agent's] DTC account.]

         10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

         11. The Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

         12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

                                                                   EXHIBIT 4.2




===============================================================================






                               MASTER INDENTURE



                                    between



                      DAIMLERCHRYSLER AUTO TRUST 200_-_,
                                   as Issuer



                                      and



                         ---------------------------,
                             as Indenture Trustee



                           Dated as of _______, 200_







==============================================================================

                               TABLE OF CONTENTS
                                                                         PAGE

                                   ARTICLE I
                  Definitions and Incorporation by Reference

SECTION 1.01.     Definitions.................................................1
SECTION 1.02.     Incorporation by Reference of Trust Indenture Act...........8
SECTION 1.03.     Rules of Construction.......................................8

                         ARTICLE II
                          The Notes

SECTION 2.01.     Form........................................................9
SECTION 2.02.     Execution, Authentication and Delivery......................9
SECTION 2.03.     Temporary Notes............................................10
SECTION 2.04.     [Reserved].10
SECTION 2.05.     Registration; Registration of Transfer and Exchange........10
SECTION 2.06.     Mutilated, Destroyed, Lost or Stolen Notes.................11
SECTION 2.07.     Persons Deemed Owner.......................................12
SECTION 2.08.     Payment of Principal and Interest; Defaulted Interest......12
SECTION 2.09.     Cancellation...............................................13
SECTION 2.10.     Release of Collateral......................................14
SECTION 2.11.     Book-Entry Notes...........................................14
SECTION 2.12.     Notices to Clearing Agency.................................15
SECTION 2.13.     Definitive Notes...........................................15
SECTION 2.14.     Tax Treatment..............................................15
SECTION 2.15.     New Issuances..............................................15

                         ARTICLE III
                          Covenants

SECTION 3.01.     Payment of Principal and Interest..........................18
SECTION 3.02.     Maintenance of Office or Agency............................18
SECTION 3.03.     Money for Payments To Be Held in Trust.....................18
SECTION 3.04.     Existence..................................................20
SECTION 3.05.     Protection of Trust Estate.................................20
SECTION 3.06.     Opinions as to Trust Estate................................20
SECTION 3.07.     Performance of Obligations; Servicing of Receivables.......21
SECTION 3.08.     Negative Covenants.........................................23
SECTION 3.09.     Annual Statement as to Compliance..........................23
SECTION 3.10.     Issuer May Consolidate, etc., Only on Certain Terms........24
SECTION 3.11.     Successor or Transferee....................................25
SECTION 3.12.     No Other Business..........................................26
SECTION 3.13.     No Borrowing...............................................26
SECTION 3.14.     Servicer's Obligations.....................................26
SECTION 3.15.     Guarantees, Loans, Advances and Other Liabilities..........26
SECTION 3.16.     Capital Expenditures.......................................26
SECTION 3.17.     Removal of Administrator...................................26
SECTION 3.18.     Restricted Payments........................................26
SECTION 3.19.     Notice of Events of Default................................26
SECTION 3.20.     Further Instruments and Acts...............................27

                         ARTICLE IV
                 Satisfaction and Discharge

SECTION 4.01.     Satisfaction and Discharge of Master Indenture.............27
SECTION 4.02.     Application of Trust Money.................................28
SECTION 4.03.     Repayment of Moneys Held by Paying Agent...................28

                          ARTICLE V
                          Remedies

SECTION 5.01.     Events of Default..........................................28
SECTION 5.02.     Acceleration of Maturity; Rescission and Annulment.........30
SECTION 5.03.     Collection of Indebtedness and Suits for Enforcement
                           by Indenture Trustee..............................30
SECTION 5.04.     Remedies; Priorities.......................................32
SECTION 5.05.     Optional Preservation of the Receivables...................33
SECTION 5.06.     Limitation of Suits........................................33
SECTION 5.07.     Unconditional Rights of Noteholders To Receive Principal
                           and Interest......................................34
SECTION 5.08.     Restoration of Rights and Remedies.........................34
SECTION 5.09.     Rights and Remedies Cumulative.............................34
SECTION 5.10.     Delay or Omission Not a Waiver.............................35
SECTION 5.11.     Control by Noteholders.....................................35
SECTION 5.12.     Waiver of Past Defaults....................................35
SECTION 5.13.     Undertaking for Costs......................................36
SECTION 5.14.     Waiver of Stay or Extension Laws...........................36
SECTION 5.15.     Action on Notes............................................36
SECTION 5.16.     Performance and Enforcement of Certain Obligations.........36

                         ARTICLE VI
                    The Indenture Trustee

SECTION 6.01.     Duties of Indenture Trustee................................37
SECTION 6.02.     Rights of Indenture Trustee................................38
SECTION 6.03.     Individual Rights of Indenture Trustee.....................39
SECTION 6.04.     Indenture Trustee's Disclaimer.............................39
SECTION 6.05.     Notice of Defaults.........................................39
SECTION 6.06.     Reports by Indenture Trustee to Holders....................39
SECTION 6.07.     Compensation and Indemnity.................................39
SECTION 6.08.     Replacement of Indenture Trustee...........................40
SECTION 6.09.     Successor Indenture Trustee by Merger......................41
SECTION 6.10.     Appointment of Co-Indenture Trustee or Separate
                           Indenture Trustee.................................41
SECTION 6.11.     Eligibility; Disqualification..............................42
SECTION 6.12.     Preferential Collection of Claims Against Issuer...........43
SECTION 6.13.     Pennsylvania Motor Vehicle Sales Finance Act Licenses......43

                         ARTICLE VII
               Noteholders' Lists and Reports

SECTION 7.01.     Issuer To Furnish Indenture Trustee Names and
                           Addresses of Noteholders..........................43
SECTION 7.02.     Preservation of Information; Communications to
                           Noteholders.......................................43
SECTION 7.03.     Reports by Issuer..........................................43
SECTION 7.04.     Reports by Indenture Trustee...............................44

                        ARTICLE VIII
            Accounts, Disbursements and Releases

SECTION 8.01.     Collection of Money........................................44
SECTION 8.02.     Deposit Account............................................45
SECTION 8.03.     General Provisions Regarding Accounts......................45
SECTION 8.04.     Release of Trust Estate....................................46
SECTION 8.05.     Opinion of Counsel.........................................46

                         ARTICLE IX
                   Supplemental Indentures

SECTION 9.01.     Supplemental Indentures Without Consent of Noteholders.....47
SECTION 9.02.     Supplemental Indentures with Consent of Noteholders........48
SECTION 9.03.     Execution of Supplemental Indentures.......................50
SECTION 9.04.     Effect of Supplemental Indenture...........................50
SECTION 9.05.     Conformity with Trust Indenture Act........................50
SECTION 9.06.     Reference in Notes to Supplemental Indentures..............50

                          ARTICLE X
                     Redemption of Notes

SECTION 10.01.    Redemption.................................................50
SECTION 10.02.    Form of Redemption Notice..................................51
SECTION 10.03.    Notes Payable on Redemption Date...........................51

                         ARTICLE XI
                        Miscellaneous

SECTION 11.01.    Compliance Certificates and Opinions, etc..................51
SECTION 11.02.    Form of Documents Delivered to Indenture Trustee...........53
SECTION 11.03.    Acts of Noteholders........................................54
SECTION 11.04.    Notices, etc., to Indenture Trustee, Issuer and Rating
                           Agencies..........................................55
SECTION 11.05.    Notices to Noteholders; Waiver.............................55
SECTION 11.06.    Alternate Payment and Notice Provisions....................56
SECTION 11.07.    Conflict with Trust Indenture Act..........................56
SECTION 11.08.    Effect of Headings and Table of Contents...................56
SECTION 11.09.    Successors and Assigns.....................................56
SECTION 11.10.    Separability...............................................56
SECTION 11.11.    Benefits of Master Indenture...............................56
SECTION 11.12.    Legal Holidays.............................................57
SECTION 11.13.    GOVERNING LAW..............................................57
SECTION 11.14.    Counterparts...............................................57
SECTION 11.15.    Recording of Master Indenture..............................57
SECTION 11.16.    Trust Obligation...........................................57
SECTION 11.17.    No Petition................................................57
SECTION 11.18.    Inspection.................................................58

         MASTER INDENTURE dated as of _______, 200_, between DAIMLERCHRYSLER AUTO TRUST 200_-_, a Delaware business trust (the "Issuer"), and ___________________________, a national banking association, as trustee and not in its individual capacity (the "Indenture Trustee"). From time to time the Issuer may issue a Series of Notes pursuant to this Master Indenture and an Indenture Supplement. If a conflict exists between the provisions of this Master Indenture and any Indenture Supplement, the provisions of the Indenture Supplement shall be controlling for the related Series.

                                  ARTICLE I
                  Definitions and Incorporation by Reference

         SECTION 1.01. (a) Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Master Indenture.

         "Act" has the meaning specified in Section 11.03(a).

         "Administration Agreement" means the Administration Agreement dated as of _______, 200_, among the Administrator, the Issuer and the Indenture Trustee.

         "Administrator" means Chrysler Financial Company L.L.C., a Michigan limited liability company, or any successor Administrator under the Administration Agreement.

         "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Authorized Officer" means, with respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Vice President or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

         "Basic Documents" means the Certificate of Trust, the Trust Agreement, the Sale and Servicing Agreement, the Purchase Agreement, the Administration Agreement, the Note Depository Agreement and other documents and certificates delivered in connection therewith.

         "Book-Entry Notes" means a beneficial interest in the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.11.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York are authorized or obligated by law, regulation or executive order to remain closed.

         "Certificate of Trust" means the certificate of trust of the Issuer substantially in the form of Exhibit B to the Trust Agreement.

         "Class" means any class of notes within a Series or class of certificates of the Issuer in respect of such Series.

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Date" means _______, 200_.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

         "Collateral" has the meaning specified in the Granting Clause of the related Indenture Supplement.

         "Company" means Premier Receivables L.L.C., a Michigan limited liability company, any successor in interest and any transferee of the Rights (as defined in the Purchase Agreement) that becomes such transferee in accordance with Section 5.06 of the Purchase Agreement.

         "Corporate Trust Office" means the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Agreement is located at ________________________________, Attention: Corporate Trust
Services Division, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Noteholders and the Issuer.

         "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

         "Definitive Notes" has the meaning specified in Section 2.11.

         "Event of Default" has the meaning specified in Section 5.01.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Executive Officer" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

         "Grant" means mortgage, pledge, bargain, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and a right of set-off against, deposit, set over and confirm pursuant to this Master Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

         "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Note Register.

         "Indenture Supplement" means a supplement to this Master Indenture specifying the principal terms of any additional Series.

         "Indenture Trustee" means ___________________________, a national banking association, as Indenture Trustee under this Master Indenture, or any successor Indenture Trustee under this Master Indenture.

         "Independent" means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor on the Notes, the Seller and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Master Indenture and that the signer is Independent within the meaning thereof.

         "Interest Accrual Period" with respect to any Payment Date and a Series of the Notes, has the meaning assigned in the related Indenture Supplement.

         "Interest Rate" means, with respect to each Class of Notes, the interest rate specified in the related Indenture Supplement.

         "Issuer" means DaimlerChrysler Auto Trust 200_-_ until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

         "Issuer Order" or "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

         "Majority in Interest" means, with respect to a Series a majority of the Outstanding Amount of the Notes of that Series.

         "Notes" means the notes of all Series issued by the Issuer pursuant to this Master Indenture and any applicable Indenture Supplement.

         "Note Depository Agreement" means, with respect to a Series, the agreement among the Issuer, the Administrator, the Indenture Trustee and The Depository Trust Company, as the initial Clearing Agency, substantially in the form of Exhibit A.

         "Note Owner" means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

         "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.05.

         "Officer's Certificate" means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in this Master Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

         "Opinion of Counsel" means one or more written opinions of counsel who may, except as otherwise expressly provided in this Master Indenture, be an employee of or counsel to the Issuer and who shall be satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee as Indenture Trustee, shall comply with any applicable requirements of Section 11.01 and shall be in form and substance satisfactory to the Indenture Trustee.

         "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Master Indenture except:

(i) Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (PROVIDED, HOWEVER, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Master Indenture or provision for such notice has been made, satisfactory to the Indenture Trustee); and

(iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Master Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

PROVIDED, that in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons.

         "Outstanding Amount" means, with respect to a Series, the aggregate principal amount of all Notes of that Series, or Class of Notes, as applicable, Outstanding at the date of determination.

         "Overcollateralization Certificates" has the meaning assigned to such term in the Trust Agreement.

         "Owner Trustee" means _______________________ , not in its individual capacity but solely as Owner Trustee under the Trust Agreement, or any successor Owner Trustee under the Trust Agreement.

         "Paying Agent" means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section
6.11 and is authorized by the Issuer to make payments to and distributions from the Deposit Account, including payments of principal of or interest on the Notes on behalf of the Issuer.

         "Payment Date" has the meaning assigned to it in the Sale And Servicing Agreement.

         "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.06 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

         "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

         "Purchase Agreement" means, with respect to a Series, the Purchase Agreement between the Seller and the Company specified in the related Indenture Supplement.

         "Rating Agency Condition" means, with respect to any action in respect of a Series, that each Rating Agency shall have been given 10 days (or such shorter period as is acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Servicer and the Issuer in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes of that Series.

         "Rating Agency" means Moody's Investors Service ("Moody's") and Standard & Poor's Ratings Services ("Standard & Poor's"). If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Indenture Trustee, the Owner Trustee and the Servicer. Any notice required to be given to a Rating Agency pursuant to this Agreement shall also be given to Fitch IBCA, Inc. and Duff & Phelps Credit Rating Co., although, except as set forth above, neither shall be deemed to be a Rating Agency for any purposes of this Agreement.

         "Record Date" means, with respect to a Payment Date or Redemption Date, the close of business on the day immediately preceding such Payment Date or Redemption Date or, if Definitive Notes have been issued pursuant to
Section 2.13, the 15th day of the preceding month.

         "Redemption Date" means, in the case of a redemption of the Notes of a Series pursuant to Section 10.01, the Payment Date specified by the Servicer or the Issuer pursuant to Section 10.01.

         "Redemption Price" means in connection with a redemption of the Notes of a Series pursuant to Section 10.01, an amount equal to the unpaid principal amount of the Notes redeemed plus accrued and unpaid interest thereon at the weighted average of the Interest Rates for each Class of Notes being so redeemed to but excluding the Redemption Date.

         "Registered Holder" means the Person in whose name a Note is registered on the Note Register on the applicable Record Date.

         "Responsible Officer" means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Sale and Servicing Agreement" means, with respect to a Series, the Sale and Servicing Agreement between the Issuer and Chrysler Financial Company L.L.C., as Seller and Servicer, specified in the related Indenture Supplement.

         "Schedule of Receivables" means the list of the Standard Receivables and the Fixed Value Receivables set forth in Schedule A (which Schedule may be in the form of microfiche).

         "Securities Act" means the Securities Act of 1933, as amended.

         "Seller" means Chrysler Financial Company L.L.C., in its capacity as seller under the Sale and Servicing Agreement, and its successor in interest.

         "Series" means any series of Notes issued pursuant to this Master Indenture and the related Indenture Supplement.

         "Series Account" for any Series has the meaning set forth in the related Indenture Supplement.

         "Series Termination Date" means, for any Series, the date specified in the related Indenture Supplement.

         "Servicer" means Chrysler Financial Company L.L.C., in its capacity as servicer under the Sale and Servicing Agreement, and any Successor Servicer thereunder.

         "State" means any one of the 50 States of the United States of America or the District of Columbia.

         "Successor Servicer" has the meaning specified in Section 3.07(e).

         "Telerate Page 3750" means the page so designated on the Dow Jones Telerate Service or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates of major banks.

         "Trust Certificates" has the meaning assigned to such term in the Trust Agreement.

         "Trust Estate" means, with respect to a Series, all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the related Indenture Supplement for the benefit of the Noteholders of that Series (including, without limitation, all property and interests Granted to the Indenture Trustee in respect of such Series), including all proceeds thereof.

         "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

         "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

         (b) Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Sale and Servicing Agreement for all purposes of this Master Indenture.

         SECTION 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Master Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Master Indenture. The following TIA terms used in this Master Indenture have the following meanings:

         "Commission" means the Securities and Exchange Commission.

         "indenture securities" means the Notes.

         "indenture security holder" means a Noteholder.

         "indenture to be qualified" means this Master Indenture.

         "indenture trustee" or "institutional trustee" means the Indenture Trustee.

         "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

         All other TIA terms used in this Master Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

         SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

(i)      a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(iii)    "or" is not exclusive;

(iv)     "including" means including without limitation;

(v) words in the singular include the plural and words in the plural include the singular; and

(vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                  ARTICLE II
                                   The Notes

         SECTION 2.01. Form. Any Series or Class of Notes, in each case together with the Indenture Trustee's certificate of authentication, shall be in substantially the form of an exhibit to the related Indenture Supplement, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Master Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

         The definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

         SECTION 2.02. Execution, Authentication and Delivery. Any Series or Class of Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

         Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

         The Indenture Trustee shall, upon Issuer Order, authenticate and deliver each Class of Notes issued pursuant to an Indenture Supplement. The aggregate principal amount of each Class of Notes outstanding at any time may not exceed such respective amounts of such Classes specified in the related Indenture Supplement except as provided in Section 2.06.

         Each Note shall be dated the date of its authentication. Except as otherwise specified in the related Indenture Supplement, the Notes shall be issuable as registered Notes in the minimum denomination of $1,000 and in integral multiples thereof.

         No Note shall be entitled to any benefit under this Master Indenture or its Indenture Supplement or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for in that Indenture Supplement executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

         SECTION 2.03. Temporary Notes. Pending the preparation of definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Master Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

         If temporary Notes are issued, the Issuer shall cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver in exchange therefor, a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Master Indenture as definitive Notes.

         SECTION 2.04. [Reserved].

         SECTION 2.05. Registration; Registration of Transfer and Exchange. The Issuer shall cause to be kept a register (the "Note Register") in which the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee initially shall be the "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

         If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

         Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.02, if the requirements of Section 8-401(a) of the UCC are met the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes of the same Series and Class in any authorized denominations, of a like aggregate principal amount.

         At the option of the Holder, Notes may be exchanged for other Notes of the same Series and Class in any authorized denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401(a) of the UCC are met the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

         All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Master Indenture and the related Indenture Supplement, as the Notes surrendered upon such registration of transfer or exchange.

         Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

         No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.03 or 9.06 not involving any transfer.

         The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption or of any Note for a period of 15 days preceding the due date for any payment with respect to the Note.

         SECTION 2.06. Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Sections 8-405 and 8-406 of the UCC are met, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Class; PROVIDED, HOWEVER, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

         Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

         Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Master Indenture equally and proportionately with any and all other Notes duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         SECTION 2.07. Persons Deemed Owner. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note pursuant to the terms of the applicable Indenture Supplement and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

         SECTION 2.08. Payment of Principal and Interest; Defaulted Interest.
(a) Each Class of Notes shall accrue interest at its related Interest Rate, and such interest shall be payable on each Payment Date, subject to Section
3.01. Interest on each Class of Notes will be calculated on the basis of a 360-day year consisting of twelve 30 day months. Interest on the Class A-1 Notes will be calculated on the basis specified in the related Indenture Supplement. The Issuer will pay interest on each Class of Notes at the related Interest Rate on each Payment Date on the principal amount of such Class of Notes outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), subject to certain limitations contained in the last sentence of Section 3.01. Any installment of interest or principal payable on a Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date by check mailed first-class postage prepaid to such Person's address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to Section 2.13, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final installment of principal payable with respect to such Note on a Payment Date or on the applicable class final scheduled Payment Date (and except for the Redemption Price for any Note called for redemption pursuant to Section 10.01) which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.

         (b) The principal of each Note shall be payable in installments on each Payment Date as provided in the forms of the Notes set forth in the related Indenture Supplement. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing in respect of a Series, if the Indenture Trustee or Holders of the Notes of that Series representing not less than a majority of the Outstanding Amount of the Notes of that Series have declared the Notes of that Series to be immediately due and payable in the manner provided in Section 5.02. All principal payments on each Class of Notes shall be made pro rata to the Noteholders of such Class entitled thereto. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.02.

         (c) If the Issuer defaults in a payment of interest on any Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the applicable Interest Rate in any lawful manner. The Issuer may pay such defaulted interest to the persons who are Holders of those Notes on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuer shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days before any such special record date, the Issuer shall mail to the Holders of those Notes a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

         SECTION 2.09. Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Master Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be returned to it; PROVIDED, that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

         SECTION 2.10. Release of Collateral. Subject to Section 11.01 and the terms of the Basic Documents, the Indenture Trustee shall release property from the lien of this Master Indenture only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and Independent Certificates in accordance with TIA ss.ss. 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

         SECTION 2.11. Book-Entry Notes. Unless otherwise provided in any related Indenture Supplement, the Notes of a Series, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Issuer. The Book-Entry Notes of each Series shall be registered initially on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Owner thereof will receive a definitive Note representing such Note Owner's interest in such Note, except as provided in Section 2.13. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to such Note Owners pursuant to Section 2.13:

(i) the provisions of this Section shall be in full force and effect with respect to each Series;

(ii) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Master Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Note Owners;

(iii) to the extent that the provisions of this Section conflict with any other provisions of this Master Indenture, the provisions of this Section shall control;

(iv) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants pursuant to the Note Depository Agreement. Unless and until Definitive Notes are issued pursuant to
         Section 2.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and

(v) whenever this Master Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes of a Series evidencing a specified percentage of the Outstanding Amount of the Notes of that Series, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes of that Series and has delivered such instructions to the Indenture Trustee.

         SECTION 2.12. Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Master Indenture, unless and until Definitive Notes shall have been issued to such Note Owners pursuant to Section 2.13, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the Clearing Agency, and shall have no obligation to such Note Owners.

         SECTION 2.13. Definitive Notes. If (i) the Administrator advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Notes of a Series and the Administrator is unable to locate a qualified successor, (ii) the Administrator at its option advises the Indenture Trustee in writing that, for such Series, it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default or a Servicer Default, Owners of the Book-Entry Notes representing beneficial interests aggregating at least a majority of the Outstanding Amount of such Notes advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of such Note Owners, then the Clearing Agency shall notify all Note Owners of that Series and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes of that Series in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes of that Series, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders of that Series.

         SECTION 2.14. Tax Treatment. The Issuer has entered into this Master Indenture, and the Notes will be issued, with the intention that, for all purposes including federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Trust Estate. The Issuer, by entering into this Master Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for all purposes including federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

         SECTION 2.15. New Issuances.

         (a) Pursuant to one or more Indenture Supplements, the Issuer may direct the Indenture Trustee, on behalf of the Issuer, to authenticate and deliver one or more new Series of Notes. The Notes of all outstanding Series shall be equally and ratably entitled to the benefits of this Master Indenture without preference, priority, or distinction under the terms of this Master Indenture and the applicable Indenture Supplement except, with respect to any Series or Class, as provided in that Indenture Supplement and except that the Notes of a Series shall be secured only by the Collateral granted in the related Indenture Supplement. Principal and interest on the Notes of all outstanding Series shall be paid as specified in the related Indenture Supplements.

         (b) On or before the issuance date of any new Series of Notes, the Issuer and the Indenture Trustee shall execute and deliver an Indenture Supplement that will specify the principal terms of that Series. The terms of that Indenture Supplement may modify or amend the terms of this Indenture solely as applied to that new Series. Other than any Series issued pursuant to an Indenture Supplement dated as of the date hereof, the obligation of the Indenture Trustee to authenticate and deliver the Notes of any Series and to execute and deliver the related Indenture Supplement is subject to the satisfaction of the following conditions:

(i) on or before the ___ Business Day immediately preceding the issuance date of the new Series, the Issuer shall have given the Indenture Trustee, any provider of credit enhancement (which does not include holders of subordinate securities), and the Servicer (if the Servicer is not the Seller or an Affiliate) written notice of the issuance of that Series and the issuance date thereof. That notice shall state the designation of that Series (and any Classes within that Series) and (A) its initial principal amount, (B) the interest rates of each Class of Notes in that Series (or the method of calculating the rates), and (C) if applicable, the provider of any credit enhancement for that Series or for any Classes in that Series;

(ii) the Issuer shall have executed and delivered to the Indenture Trustee the related Indenture Supplement, in a form satisfactory to the Indenture Trustee and specifying the principal terms of the Notes of the new Series;

(iii) the Issuer shall have delivered to the Indenture Trustee (A) notice of the form of any Credit Enhancement and (B) any related Credit Enhancement Agreement executed by the Issuer and the provider of the Credit Enhancement;

(iv) each Rating Agency shall have delivered written confirmation to the Issuer, the Servicer, and the Indenture Trustee that the issuance of the new Series of Notes will satisfy the Rating Agency Condition;

(v) the issuance of the new Series will not result in the occurrence of an Event of Default for any Series, and the Issuer shall have delivered to the Indenture Trustee an officer's certificate of the Issuer dated the issuance date of the new Series (upon which the Indenture Trustee may conclusively rely) to the effect that the Issuer reasonably believes that that issuance will not result in the occurrence of an Event of Default; and

(vi) the Issuer shall have delivered to the Indenture Trustee an Opinion of Counsel to the effect that the issuance of the new Series (A) either has been registered under the Securities Act or need not be so registered, (B) will not result in the requirement that any outstanding Series not registered under the Securities Act be so registered, and (C) will not result in the Issuer being required to be registered as an investment company under the Investment Company Act of 1940.

         (c) Upon satisfaction of the conditions to issuance, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver the Notes of the new Series as provided in this Indenture and the applicable Indenture Supplement. Notwithstanding the provisions of this Section, prior to the execution of any Indenture Supplement, the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of that Indenture Supplement is authorized or permitted by this Indenture and any Indenture Supplement relating to any then outstanding Series. The Indenture Trustee may, but shall not be obligated to, enter into any Indenture Supplement that adversely affects the Indenture Trustee's own rights, duties, or immunities under this Indenture.

                                 ARTICLE III
                                   Covenants

         SECTION 3.01. Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest, if any, on the Notes of each Series in accordance with the terms of the Notes, this Master Indenture and any relevant Indenture Supplement. Without limiting the foregoing, subject to and in accordance with Section 8.02(c), the Issuer will cause to be distributed all amounts on deposit in the Deposit Account of a Series and allocated for distribution to the Noteholders of that Series on a Payment Date pursuant to the Sale and Servicing Agreement for that Series and as specified in the related Indenture Supplement. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Master Indenture and the related Indenture Supplement.

         SECTION 3.02. Maintenance of Office or Agency. The Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Master Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

         SECTION 3.03. Money for Payments To Be Held in Trust. As provided in
Section 8.02(a) and (b), all payments of amounts due and payable with respect to any Notes of a Series that are to be made from amounts withdrawn from the Deposit Account for that Series pursuant to Section 8.02(c) shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the Deposit Account for a Series for payments of Notes of that Series shall be paid over to the Issuer except as provided in this Section and in the related Indenture Supplement.

         On or before the Business Day preceding each Payment Date and Redemption Date, the Issuer shall allocate or cause to be allocated in the Deposit Account for each outstanding Series for distribution to the Noteholders of that Series an aggregate sum sufficient to pay the amounts then becoming due under the Notes of such outstanding Series, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of its action or failure so to act.

         The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

(i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii) give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

(v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

         The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Master Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; PROVIDED, HOWEVER, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

         SECTION 3.04. Existence. The Issuer will keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Master Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate.

         SECTION 3.05. Protection of Trust Estate. The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(i) maintain or preserve the lien and security interest (and the priority thereof) of each Indenture Supplement or carry out more effectively the purposes hereof;

(ii) perfect, publish notice of or protect the validity of any Grant made or to be made by each Indenture Supplement;

(iii)    enforce any of the Collateral; or

(iv) preserve and defend title to each Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all persons and parties.

         The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.05.

         SECTION 3.06. Opinions as to Trust Estate. (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Master Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest of each Indenture Supplement and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

         (b) On or before March 31, in each calendar year, beginning in 200_, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Master Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by each Indenture Supplement and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Master Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of each Indenture Supplement until March 31 in the following calendar year.

         SECTION 3.07. Performance of Obligations; Servicing of Receivables.
(a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in each Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Master Indenture, any Indenture Supplement, any Sale and Servicing Agreement or such other instrument or agreement.

         (b) The Issuer may contract with other Persons to assist it in performing its duties under this Master Indenture and each Indenture Supplement, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its duties under this Master Indenture and each Indenture Supplement.

         (c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Master Indenture, each Indenture Supplement, the Basic Documents and in the instruments and agreements included in each Trust Estate, including but not limited to filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Master Indenture, each Indenture Supplement and each Sale and Servicing Agreement in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the consent of the Indenture Trustee or the Holders of a Majority in Interest of each Series adversely affected in any material respect.

         (d) If the Issuer shall have knowledge of the occurrence of a Servicer Default under a Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee and the Rating Agencies thereof, and shall specify in such notice the action, if any, the Issuer is taking with respect to such default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under a Sale and Servicing Agreement with respect to the Receivables, the Issuer shall take all reasonable steps available to it to remedy such failure.

         (e) As promptly as possible after the giving of notice of termination to the Servicer of the Servicer's rights and powers pursuant to Section 8.01 of a Sale and Servicing Agreement, the Issuer shall appoint a successor servicer (the "Successor Servicer") under that Sale and Servicing Agreement, and such Successor Servicer shall accept its appointment under that Sale and Servicing Agreement by a written assumption in a form acceptable to the Indenture Trustee. In the event that a Successor Servicer has not been appointed and accepted its appointment at the time when the Servicer ceases to act as Servicer under a Sale and Servicing Agreement, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer under a Sale and Servicing Agreement. The Indenture Trustee may resign as the Servicer by giving written notice of such resignation to the Issuer and in such event will be released from such duties and obligations, such release not to be effective until the date a new servicer enters into a servicing agreement with the Issuer as provided below. Upon delivery of any such notice to the Issuer, the Issuer shall obtain a new servicer as the Successor Servicer under such Sale and Servicing Agreement. Any Successor Servicer other than the Indenture Trustee shall (i) be an established financial institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of Contracts and (ii) enter into a servicing agreement with the Issuer having substantially the same provisions as the provisions of such Sale and Servicing Agreement applicable to the Servicer. If within 30 days after the delivery of the notice referred to above, the Issuer shall not have obtained such a new servicer under that Sale and Servicing Agreement, the Indenture Trustee may appoint, or may petition a court of competent jurisdiction to appoint, a Successor Servicer under that Sale and Servicing Agreement. In connection with any such appointment, the Indenture Trustee may make such arrangements for the compensation of such successor as it and such successor shall agree, subject to the limitations set forth below and in such Sale and Servicing Agreement, and in accordance with Section 8.02 of such Sale and Servicing Agreement, the Issuer shall enter into an agreement with such successor for the servicing of the Receivables (such agreement to be in form and substance satisfactory to the Indenture Trustee). If the Indenture Trustee shall succeed to the Servicer's duties as servicer of the Receivables under that Sale and Servicing Agreement as provided herein, it shall do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of Article VI hereof shall be inapplicable to the Indenture Trustee in its duties as the successor to the Servicer and the servicing of the Receivables under that Sale and Servicing Agreement. In case the Indenture Trustee shall become successor to the Servicer under a Sale and Servicing Agreement, the Indenture Trustee shall be entitled to appoint as Servicer any one of its affiliates, provided that it shall be fully liable for the actions and omissions of such affiliate in such capacity as Successor Servicer.

         (f) Upon any termination of the Servicer's rights and powers pursuant to a Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee. As soon as a Successor Servicer is appointed under that Sale and Servicing Agreement, the Issuer shall notify the Indenture Trustee of such appointment, specifying in such notice the name and address of such Successor Servicer.

         (g) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under each Indenture Supplement or the rights of the Indenture Trustee hereunder or thereunder, the Issuer agrees (i) that it will not, without the prior written consent of the Indenture Trustee or the Holders of at least a Majority in Interest of each Series adversely affected in any material respect, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral (except to the extent otherwise provided in the related Sale and Servicing Agreement) or the Basic Documents, or waive timely performance or observance by the Servicer or the Seller under a Sale and Servicing Agreement; and (ii) that any such amendment shall not (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Noteholders or (B) reduce the aforesaid percentage of the Notes of a Series that is required to consent to any such amendment, without the consent of the Holders of all the Outstanding Notes of that Series. If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee or the Holders of a Majority in Interest of each Series adversely affected in any material respect, the Issuer agrees, promptly following a request by the Indenture Trustee to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee may deem necessary or appropriate in the circumstances.

         SECTION 3.08. Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

(i) except as expressly permitted by this Master Indenture, the relevant Indenture Supplement, the related Purchase Agreement or the related Sale and Servicing Agreement, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the related Trust Estate, unless directed to do so by the Indenture Trustee;

(ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate; or

(iii) (A) permit the validity or effectiveness of this Master Indenture or any Indenture Supplement to be impaired, or permit the lien of any Indenture Supplement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Master Indenture or any Indenture Supplement except as may be expressly permitted hereby or by the related Indenture Supplement,
         (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of an Indenture Supplement) to be created on or extend to or otherwise arise upon or burden any Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on any of the Financed Vehicles and arising solely as a result of an action or omission of the related Obligor) or (C) permit the lien of any Indenture Supplement not to constitute a valid first priority (other than with respect to any such tax, mechanics' or other lien) security interest in the related Trust Estate.

         SECTION 3.09. Annual Statement as to Compliance. The Issuer will deliver to the Indenture Trustee, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year 200_) and with respect to each Series Outstanding, an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

(i) a review of the activities of the Issuer during such year and of its performance under this Master Indenture and the related Indenture Supplement has been made under such Authorized Officer's supervision; and

(ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Master Indenture and the related Indenture Supplement throughout such year or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

         SECTION 3.10. Issuer May Consolidate, etc., Only on Certain Terms.
(a) The Issuer shall not consolidate or merge with or into any other Person, unless:

(i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Master Indenture on the part of the Issuer to be performed or observed, all as provided herein;

(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

(iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

(v) any action that is necessary to maintain the lien and security interest created by any Indenture Supplement shall have been taken; and

(vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

         (b) The Issuer shall not convey or transfer any of its properties or assets, including those included in any Trust Estate, to any Person, unless:

(i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted (A) shall be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Master Indenture and each Indenture Supplement on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Master Indenture, each Indenture Supplement and the Notes and (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

(iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse federal income or Michigan income or single business tax consequence to the Issuer, any Noteholder or any Certificateholder;

(v) any action that is necessary to maintain the lien and security interest created by each Indenture Supplement shall have been taken; and

(vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

         SECTION 3.11. Successor or Transferee. (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Master Indenture and each Indenture Supplement with the same effect as if such Person had been named as the Issuer herein.

         (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.10(b), DaimlerChrysler Auto Trust 200_-_ will be released from every covenant and agreement of this Master Indenture and each Indenture Supplement to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee stating that DaimlerChrysler Auto Trust 200_-_ is to be so released.

         SECTION 3.12. No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning, selling and managing the Receivables in the manner contemplated by this Master Indenture and the Basic Documents and activities incidental thereto. The Issuer shall not fund the purchase of any new Contracts.

         SECTION 3.13. No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness.

         SECTION 3.14. Servicer's Obligations. The Issuer shall cause the Servicer to comply with Sections 4.09, 4.10, 4.11 and 5.07(b) and Article IX of each Sale and Servicing Agreement.

         SECTION 3.15. Guarantees, Loans, Advances and Other
Liabilities. Except as contemplated by a Sale and Servicing Agreement, this Master Indenture or an Indenture Supplement, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

         SECTION 3.16. Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

         SECTION 3.17. Removal of Administrator. So long as any Notes are Outstanding, the Issuer shall not remove the Administrator without cause unless the Rating Agency Condition shall have been satisfied in connection with such removal.

         SECTION 3.18. Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; PROVIDED, HOWEVER, that the Issuer may make, or cause to be made, (x) distributions as contemplated by, and to the extent funds are available for such purpose under, any Sale and Servicing Agreement or the Trust Agreement and (y) payments to the Indenture Trustee pursuant to Section 1(a)(ii) of the Administration Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from any Deposit Account except in accordance with this Master Indenture, the related Indenture Supplement and the Basic Documents.

         SECTION 3.19. Notice of Events of Default. The Issuer shall give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder, each default on the part of the Servicer or the Seller of its obligations under any Sale and Servicing Agreement and each default on the part of the Company or the Seller of its obligations under any Purchase Agreement.

         SECTION 3.20. Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Master Indenture and any Indenture Supplement.

                                  ARTICLE IV
                          Satisfaction and Discharge

         SECTION 4.01. Satisfaction and Discharge of Master Indenture. This Master Indenture and the Indenture Supplement for a Series shall cease to be of further effect with respect to the Notes of that Series except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.05, 3.08, 3.10, 3.12 and 3.13, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.02) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Master Indenture with respect to the Notes, when:

         (A) either:

(1) all Notes of that Series theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.06 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

(2) all Notes of that Series not theretofore delivered to the Indenture Trustee for cancellation:

                         a. have become due and payable,

                         b. will become due and payable at the final Payment
                    Date for that Series within one year, or

                         c. are to be called for redemption within one year
                    under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of a., b. or c. above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the applicable final scheduled Payment Date or Redemption Date (if such Notes shall have been called for redemption pursuant to Section 10.01), as the case may be;

                  (B) the Issuer has paid or caused to be paid all other sums payable by the Issuer hereunder and under and the related Indenture Supplement in respect of that Series; and

                  (C) the Issuer has delivered to the Indenture Trustee an Officer's Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.01(a) and, subject to Section 11.02, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Master Indenture in respect of that Series and the related Indenture Supplement have been complied with.

         SECTION 4.02. Application of Trust Money. All moneys deposited with the Indenture Trustee pursuant to Section 4.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the related Series of Notes, this Master Indenture and the related Indenture Supplement, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Notes of that Series for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or required by law.

         SECTION 4.03. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Master Indenture with respect to a Series of Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Master Indenture and the related Indenture Supplement with respect to such Series of Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

                                  ARTICLE V
                                   Remedies

         SECTION 5.01. Events of Default. "Event of Default", with respect to the Notes of an outstanding Series, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) default in the payment of any interest on any Note of that Series when the same becomes due and payable, and such default shall continue for a period of five days;

(ii) default in the payment of the principal of or any installment of the principal of any Note of that Series when the same becomes due and payable; or

(iii) default in the observance or performance of any covenant or agreement of the Issuer made in this Master Indenture or the related Indenture Supplement in respect of that Series (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuer made in this Master Indenture or the related Indenture Supplement in respect of that Series or in any certificate or other writing delivered pursuant hereto or in connection herewith (or pursuant to or in connection with the related Indenture Supplement) in respect of that Series proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the Investor Interest for that Series, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder; or

(iv) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the related Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of such Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(v) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the related Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

         The Issuer shall deliver to the Indenture Trustee, within five days after the occurrence thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii), its status and what action the Issuer is taking or proposes to take with respect thereto. Additional Events of Default may be designated for any Series and the consequences of their occurrence shall be set forth, in the related Indenture Supplement.

         SECTION 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing in respect of a Series, then and in every such case the Indenture Trustee or the Holders of a Majority in Interest of that Series may declare all the Notes of that Series to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

         At any time after such declaration of acceleration of maturity in respect of a Series has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders of a Majority in Interest of that Series, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

          (A) all payments of principal of and interest on all Notes of that Series and all other amounts that would then be due hereunder or upon such Notes if the Event of Default in respect of that Series giving rise to such acceleration had not occurred; and

          (B) all sums paid or advanced by the Indenture Trustee hereunder in respect of that Series and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

(ii) all Events of Default in respect of that Series, other than the nonpayment of the principal of the Notes of that Series that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

         SECTION 5.03. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee. (a) The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuer will, upon demand of the Indenture Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and interest, with interest on the overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, on overdue installments of interest at the rate borne by such Notes and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

         (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.

         (c) If an Event of Default occurs and is continuing in respect of a Series, the Indenture Trustee may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders of that Series, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Master Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Master Indenture or by law.

         (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes of a Series or any Person having or claiming an ownership interest in the Trust Estate of a Series, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, or liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes of a Series, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any Proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

         (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

         (f) All rights of action and of asserting claims under this Master Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

         (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Master Indenture to which the Indenture Trustee shall be a party) in respect of a Series, the Indenture Trustee shall be held to represent all the Holders of the Notes of that Series, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

         SECTION 5.04. Remedies; Priorities. (a) If an Event of Default shall have occurred and be continuing with respect to any outstanding Series, the Indenture Trustee may do one or more of the following (subject to Section 5.05):

(i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes of that Series or under this Master Indenture with respect thereto or the related Indenture Supplement, whether by declaration or otherwise, enforce any judgment obtained and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

(ii) institute Proceedings from time to time for the complete or partial foreclosure of this Master Indenture or the related Indenture Supplement with respect to the related Trust Estate;

(iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of such Notes; and

(iv) sell the related Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

PROVIDED, HOWEVER, that the Indenture Trustee may not sell or otherwise liquidate the related Trust Estate following an Event of Default in respect of a Series, other than an Event of Default described in Section 5.01(i) or (ii), unless (A) the Holders of 100% of the Outstanding Amount of the Notes of such Series consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders of such Series are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (C) the Indenture Trustee determines that the related Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on such Notes as they would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Holders of 66% of the Outstanding Amount of the Notes of such Series. In determining such sufficiency or insufficiency with respect to clause (B) and
(C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

         (b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the order set forth in the applicable Indenture Supplement.

         The Indenture Trustee may fix a record date and payment date for any payment to the applicable Noteholders pursuant to this Section. At least 15 days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

         SECTION 5.05. Optional Preservation of the Receivables. If the Notes of a Series have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the related Trust Estate. It is the desire of the parties hereto and the Noteholders of each Series that there be at all times sufficient funds for the payment of principal of and interest on the Notes of such Series, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Estate. In determining whether to maintain possession of the related Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

         SECTION 5.06. Limitation of Suits. No Holder of any Note of a Series shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Master Indenture or the related Indenture Supplement, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default in respect of such Series;

(ii) the Holders of not less than 25% of the Investor Interest of such Series of Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default for such Series in its own name as Indenture Trustee hereunder;

(iii) such Holder or Holders of such Series have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

(iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a Majority in Interest of such Series.

It is understood and intended that no one or more Holders of Notes of a Series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Master Indenture or the related Indenture Supplement to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Master Indenture or the related Indenture Supplement, except in the manner herein or therein provided.

         In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes of a Series, each representing less than a Majority in Interest of such Series, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Master Indenture or the related Indenture Supplement.

         SECTION 5.07. Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Master Indenture or the related Indenture Supplement, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Master Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

         SECTION 5.08. Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder of a Series has instituted any Proceeding to enforce any right or remedy under this Master Indenture or the related Indenture Supplement and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders of such Series shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders of such Series shall continue as though no such Proceeding had been instituted.

         SECTION 5.09. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 5.10. Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

         SECTION 5.11. Control by Noteholders. The Holders of a Majority in Interest of a Series shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes of that Series or exercising any trust or power conferred on the Indenture Trustee regarding the Notes of that Series; PROVIDED that:

(i) such direction shall not be in conflict with any rule of law or with this Master Indenture or the related Indenture Supplement;

(ii) subject to the express terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the related Trust Estate shall be by Holders of Notes of such Series representing not less than 100% of the Outstanding Amount of the Notes of such Series;

(iii) if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the related Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes of such Series representing less than 100% of the Outstanding Amount of the Notes of such Series to sell or liquidate the related Trust Estate shall be of no force and effect; and

(iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section, subject to Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

         SECTION 5.12. Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes of a Series as provided in
Section 5.02, the Holders of a Majority in Interest may waive any past Default or Event of Default and its consequences for such Series except a Default (a) in payment of principal of or interest on any of the Notes of such Series or
(b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note of such Series. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes of such Series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

         Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Master Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

         SECTION 5.13. Undertaking for Costs. All parties to this Master Indenture agree, and each Holder of a Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Master Indenture or the related Indenture Supplement, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee,
(b) any suit instituted by any Noteholder of a Series, or group of Noteholders of a Series, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Notes of such Series or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Master Indenture or the related Indenture Supplement (or, in the case of redemption, on or after the Redemption Date).

         SECTION 5.14. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Master Indenture and any Indenture Supplement; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 5.15. Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Master Indenture and any Indenture Supplement shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Master Indenture or any Indenture Supplement. Neither the lien of any Indenture Supplement nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of any Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b) or as specified in the applicable Indenture Supplement.

         SECTION 5.16. Performance and Enforcement of Certain Obligations. (a) Promptly following a request from the Indenture Trustee to do so and at the Administrator's expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Seller or the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with any Sale and Servicing Agreement or by the Seller or the Company, as applicable, of each of their obligations under or in connection with any Purchase Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with any Sale and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Servicer of each of their obligations under any Sale and Servicing Agreement.

         (b) If an Event of Default has occurred and is continuing in respect of a Series, the Indenture Trustee may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of 66% of the Outstanding Amount of the Notes of such Series, shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Servicer under or in connection with the related Sale and Servicing Agreement, or against the Company or the Seller under or in connection with the related Purchase Agreement, including the right or power to take any action to compel or secure performance or observance by any Seller or the Servicer, or the Company or the Seller, as the case may be, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the related Sale and Servicing Agreement or the related Purchase Agreement, as the case may be, and any right of the Issuer to take such action shall be suspended.

                                  ARTICLE VI
                             The Indenture Trustee

         SECTION 6.01. Duties of Indenture Trustee. (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Master Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default:

(i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Master Indenture and no implied covenants or obligations shall be read into this Master Indenture against the Indenture Trustee; and

(ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Master Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Master Indenture.

         (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

(ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

         (d) Every provision of this Master Indenture and each Indenture Supplement that in any way relates to the Indenture Trustee is subject to paragraphs (a) , (b), (c) and (g) of this Section.

         (e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

         (f) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Master Indenture, the applicable Indenture Supplement or the applicable Sale and Servicing Agreement.

         (g) No provision of this Master Indenture or any Indenture Supplement shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (h) Every provision of this Master Indenture and each Indenture Supplement relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

         SECTION 6.02. Rights of Indenture Trustee. (a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel.

         (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

         (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; PROVIDED, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

         (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Master Indenture, any Indenture Supplement and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         SECTION 6.03. Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

         SECTION 6.04. Indenture Trustee's Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Master Indenture, any Indenture Supplement or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Master Indenture or any Indenture Supplement or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

         SECTION 6.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

         SECTION 6.06. Reports by Indenture Trustee to Holders. The Indenture Trustee shall deliver to each Noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns. On each Payment Date, the Indenture Trustee shall send to each Certificateholder the statement or statements provided to the Indenture Trustee by the Servicer pursuant to Section 5.07 of each Sale and Servicing Agreement with respect to such Payment Date.

         SECTION 6.07. Compensation and Indemnity. The Issuer shall, or shall cause the Administrator to, pay to the Indenture Trustee from time to time reasonable compensation for its services. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall, or shall cause the Administrator to, reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Issuer shall, or shall cause the Administrator to, indemnify the Indenture Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Administrator shall not relieve the Issuer or the Administrator of its obligations hereunder. The Issuer shall, or shall cause the Administrator to, defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall, or shall cause the Administrator to, pay the fees and expenses of such counsel. Neither the Issuer nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

         The Issuer's payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Master Indenture. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(iv) or (v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

         SECTION 6.08. Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by so notifying the Issuer. The Holders of a Majority in Interest of each outstanding Series may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

(i)      the Indenture Trustee fails to comply with Section 6.11;

(ii)     the Indenture Trustee is adjudged a bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(iv)     the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

         A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Master Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

         If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or a Majority in Interest of each outstanding Series may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

         If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

         Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's and the Administrator's obligations under Section
6.07 shall continue for the benefit of the retiring Indenture Trustee.

         SECTION 6.09. Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; PROVIDED, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating Agencies prior written notice of any such transaction.

         In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Master Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Master Indenture provided that the certificate of the Indenture Trustee shall have.

         SECTION 6.10. Appointment of Co-Indenture Trustee or Separate Indenture Trustee. (a) Notwithstanding any other provisions of this Master Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of a Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to such Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof.

         (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

         (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Master Indenture, specifically including every provision of this Master Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

         (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Master Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         SECTION 6.11. Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition, and the time deposits of the Indenture Trustee shall be rated at least A-1 by Standard & Poor's and P-1 by Moody's. The Indenture Trustee shall comply with TIA ss. 310(b), including the optional provision permitted by the second sentence of TIA ss. 310(b)(9); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

         SECTION 6.12. Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

         SECTION 6.13. Pennsylvania Motor Vehicle Sales Finance Act Licenses. The Indenture Trustee shall use its best efforts to maintain the effectiveness of all licenses required under the Pennsylvania Motor Vehicle Sales Finance Act in connection with this Master Indenture and the transactions contemplated hereby until the lien and security interest of this Master Indenture shall no longer be in effect in accordance with the terms hereof.

                                 ARTICLE VII
                        Noteholders' Lists and Reports

         SECTION 7.01. Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after the earlier of (i) each Record Date and (ii) three months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, and (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; PROVIDED, HOWEVER, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

         SECTION 7.02. Preservation of Information; Communications to Noteholders. (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such
Section 7.01 upon receipt of a new list so furnished.

         (b) Noteholders may communicate pursuant to TIA ss. 312(b) with other Noteholders with respect to their rights under this Master Indenture or under the Notes.

         (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA ss. 312(c).

         SECTION 7.03. Reports by Issuer. (a) The Issuer shall:

(i) file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

(ii) file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Master Indenture as may be required from time to time by such rules and regulations; and

(iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA ss. 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

         (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

         SECTION 7.04. Reports by Indenture Trustee. If required by TIA ss. 313(a), within 60 days after each February 1 beginning with __________, 200_, the Indenture Trustee shall mail to each Noteholder as required by TIA ss. 313(c) a brief report dated as of such date that complies with TIA ss. 313(a). The Indenture Trustee also shall comply with TIA ss. 313(b).

         A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

                                 ARTICLE VIII
                     Accounts, Disbursements and Releases

         SECTION 8.01. Collection of Money. Except as otherwise expressly provided herein or the related Indenture Supplement, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Master Indenture and each Indenture Supplement. The Indenture Trustee shall apply all such money received by it as provided in this Master Indenture. Except as otherwise expressly provided in this Master Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of a Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Master Indenture and any right to proceed thereafter as provided in Article V.

         SECTION 8.02. Deposit Account. (a) On or prior to the Closing Date for a Serues, the Issuer shall cause the Servicer to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders and the Certificateholders of such Series, the Deposit Account for such Series as provided in Section 5.01 of the related Sale and Servicing Agreement.

         (b) On or before each Payment Date, the Total Distribution Amount for a Series (net of the Servicing Fee for such Payment Date and any previously unpaid Servicing Fees for such Series, the Cash Release Amount for such Series and any other distributable amounts for such Series that are to be allocated for distribution or release to the Seller or the Company) with respect to the preceding Collection Period will be deposited in the Deposit Account as provided in Section 5.02 of the related Sale and Servicing Agreement. The Indenture Trustee shall allocate amounts in the Deposit Account for distribution to Noteholders in accordance with Sections 5.05 and 5.06 of the related Sale and Servicing Agreement.

         (c) On each Payment Date and Redemption Date, the Indenture Trustee shall distribute all amounts allocated in the Deposit Account for distribution to the Noteholders in respect of the Notes to the extent of amounts due and unpaid on the Notes for principal and interest (including any premium) in the amounts and in the order of priority set forth in the related Indenture Supplement.

         SECTION 8.03. General Provisions Regarding Accounts. (a) So long as no Default or Event of Default shall have occurred and be continuing for a Series, all or a portion of the funds in the Deposit Account for such Series shall be invested in Eligible Investments and reinvested by the Indenture Trustee (or the investment manager referred to in clause (2) of Section 5.01(b) of the related Sale and Servicing Agreement) upon Issuer Order, subject to the provisions of Section 5.01(b) of such Sale and Servicing Agreement. All income or other gain from investments of moneys deposited in the Deposit Account for such Series shall remain on deposit in such Deposit Account, and any loss resulting from such investments shall be charged to such account. The Issuer will not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in a Deposit Account unless the security interest Granted and perfected in such Deposit Account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.

         (b) Subject to Section 6.01(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in the Deposit Account for a Series resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee's failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

         (c) If (i) the Issuer (or the Servicer or any investment manager pursuant to Section 5.01(b) of the related Sale and Servicing Agreement) shall have failed to give investment directions for any funds on deposit in the related Deposit Account to the Indenture Trustee by 11:00 a.m. Eastern Time (or such other time as may be agreed by the Issuer and Indenture Trustee) on any Business Day or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Notes of a Series but such Notes shall not have been declared due and payable pursuant to Section 5.02 or (iii) if such Notes shall have been declared due and payable following an Event of Default but amounts collected or receivable from the related Trust Estate are being applied in accordance with Section 5.05 as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in such Deposit Account in one or more Eligible Investments.

         SECTION 8.04. Release of Trust Estate. (a) Subject to the payment of its fees and expenses pursuant to Section 6.07, the Indenture Trustee may, and when required by the provisions of this Master Indenture shall, execute instruments to release property from the lien of any Indenture Supplement, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Master Indenture and the applicable Indenture Supplement. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

         (b) The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due the Indenture Trustee pursuant to Section 6.07 have been paid, release any remaining portion of a Trust Estate that secured the Notes of the related series from the lien of the related Indenture Supplement and release to the Issuer or any other Person entitled thereto any funds then on deposit in the related Deposit Account. The Indenture Trustee shall release property from the lien of the related Indenture Supplement pursuant to this Section 8.04(b) only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA ss.ss. 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.01.

         (c) Each Noteholder, by the acceptance of a Note, acknowledges that promptly following the Closing Date and each Transfer Date the Indenture Trustee shall release the lien of the related Indenture Supplement on each Fixed Value Payment and Fixed Value Finance Charges (subject to Section 5.03(b) of the Sale and Servicing Agreement) assigned by the Issuer to the Seller, and consents to such release.

         SECTION 8.05. Opinion of Counsel. The Indenture Trustee shall receive at least seven days notice when requested by the Issuer to take any action pursuant to Section 8.04(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, except in connection with any action contemplated by Section 8.04(c), as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Master Indenture; PROVIDED, HOWEVER, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

                                  ARTICLE IX
                            Supplemental Indentures

         SECTION 9.01. Supplemental Indentures Without Consent of Noteholders.
(a) Without the consent of the Holders of any Notes but with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, or may amend any Indenture Supplement for any of the following purposes:

(i) to correct or amplify the description of any property at any time subject to the lien of such Indenture Supplement, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Master Indenture, or to subject to the lien of this Master Indenture additional property;

(ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

(iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes of a Series, or to surrender any right or power herein conferred upon the Issuer;

(iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any Indenture Supplement or any other supplemental indenture or to make any other provisions with respect to matters or questions arising under this Master Indenture or in any Indenture Supplement or any other supplemental indenture; PROVIDED, that such action shall not adversely affect in any material respect the interests of the Holders of the Notes of any Series;

(vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Master Indenture or any Indenture Supplement as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI;

(vii) to modify, eliminate or add to the provisions of this Master Indenture or any Indenture Supplement to such extent as shall be necessary to effect the qualification of this Master Indenture or any Indenture Supplement under the TIA or under any similar federal statute hereafter enacted and to add to this Master Indenture or any Indenture Supplement such other provisions as may be expressly required by the TIA; or

(viii) to provide for the issuance of one or more Series of Notes, as provided in this Master Agreement.

         The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

         (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Notes of any Series but with prior notice to the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Master Indenture or of modifying in any manner the rights of the Holders of the Notes under this Master Indenture; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

         (c) The issuance of an additional Series and any amendments regarding the addition or removal of Collateral from the Issuer will not be considered an amendment requiring Holder consent under the provisions of this Master Indenture.

         SECTION 9.02. Supplemental Indentures with Consent of Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies and with the consent the Holders of a Majority in Interest of each materially adversely affected Series of Notes, by Act of the Holders of such Series delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Master Indenture or the related Indenture Supplement or of modifying in any manner the rights of the Holders of the Notes of such Series under this Master Indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the Interest Rate thereon or the Redemption Price with respect thereto, change the provisions of this Master Indenture relating to the application of collections on, or the proceeds of the sale of, a Trust Estate to payment of principal of or interest on the related Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Master Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

(ii) reduce the percentage of the Outstanding Amount of the Notes of a Series, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Master Indenture or the related Indenture Supplement or certain defaults hereunder and their consequences provided for in this Master Indenture or the related Indenture Supplement;

(iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

(iv) reduce the percentage of the Outstanding Amount of any Series required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate for such Series pursuant to Section 5.04;

(v) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Master Indenture or the related Indenture Supplement or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(vi) modify any of the provisions of this Master Indenture or the related Indenture Supplement in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein or the related Indenture Supplement; or

(vii) permit the creation of any lien ranking prior to or on a parity with the lien of any Indenture Supplement with respect to any part of the related Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of any Indenture Supplement on any property at any time subject thereto or deprive the Holder of any Note of the security provided by the lien of the related Indenture Supplement.

The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

         It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Holders of the Notes of the applicable Series to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         SECTION 9.03. Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Master Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Master Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Master Indenture or otherwise.

         SECTION 9.04. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Master Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Master Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Master Indenture for any and all purposes.

         SECTION 9.05. Conformity with Trust Indenture Act. Every amendment of this Master Indenture and any Indenture Supplement and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Master Indenture shall then be qualified under the Trust Indenture Act.

         SECTION 9.06. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX that affects such Notes may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

                                  ARTICLE X
                              Redemption of Notes

         SECTION 10.01. Redemption. To the extent provided in the Indenture Supplement, Notes of Classes so specified in such Indenture Supplement are subject to redemption in whole, but not in part, at the direction of the Servicer pursuant to Section 9.01(a) of the related Sale and Servicing Agreement, on any Payment Date on which the Servicer exercises its option to purchase the Trust Estate pursuant to said Section 9.01(a), for a purchase price equal to the Redemption Price; PROVIDED that the Issuer has available funds in the related Trust Estate sufficient to pay the Redemption Price. The Servicer or the Issuer shall furnish the Rating Agencies notice of such redemption. If the outstanding Notes of such Class are to be redeemed pursuant to this Section, the Servicer or the Issuer shall furnish notice of such election to the Indenture Trustee not later than 20 days prior to the Redemption Date and the Issuer shall deposit by 10:00 A.M. New York City time on the Redemption Date with the Indenture Trustee in the Deposit Account for such Series the Redemption Price of the Class of Notes to be redeemed, whereupon all such Class of Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.02 to each Holder of such Class of Notes.

         SECTION 10.02. Form of Redemption Notice. Notice of redemption under
Section 10.01 shall be given by the Indenture Trustee by first-class mail, postage prepaid, or by facsimile mailed or transmitted not later than 10 days prior to the applicable Redemption Date to each Holder of Notes, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder's address or facsimile number appearing in the Note Register.

         All notices of redemption shall state:

(i)      the Redemption Date;

(ii)     the Redemption Price; and

(iii) the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02).

Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

         SECTION 10.03. Notes Payable on Redemption Date. The Notes or portions thereof to be redeemed shall, following notice of redemption as required by Section 10.02, on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

                                  ARTICLE XI
                                 Miscellaneous

         SECTION 11.01. Compliance Certificates and Opinions, etc. (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Master Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Master Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Master Indenture, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Master Indenture shall include:

                  (1) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

                 (b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of an Indenture Supplement for a Series, the Issuer shall, in addition to any obligation imposed in Section 11.01(a) or elsewhere in this Master Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

                 (ii) Whenever the Issuer is required to furnish to the Indenture Trustee in respect of a Series an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Outstanding Amount of the Notes of such Series, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Notes of such Series.

                 (iii) Whenever any property or securities are to be released from the lien of an Indenture Supplement for a Series, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under such Indenture Supplement in contravention of the provisions hereof.

                 (iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause
         (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (v) below or securities released from the lien of the Indenture Supplement for such Series since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Outstanding Amount of the Notes of such Series, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Outstanding Amount of the Notes of such Series.

                 (v) Notwithstanding Section 2.10 or any other provision of this Section, the Issuer may, without compliance with the requirements of the other provisions of this Section, (A) collect, liquidate, sell or otherwise dispose of Receivables and Financed Vehicles as and to the extent permitted or required by the Basic Documents, (B) make cash payments out of a Deposit Account as and to the extent permitted or required by the Basic Documents and (C) convey to the Seller each Fixed Value Payment and Fixed Value Finance Charge in accordance with
         Section 8.04(b), so long as the Issuer shall deliver to the Indenture Trustee every six months, commencing _______, 200_, an Officer's Certificate of the Issuer stating that all the dispositions of Collateral described in clauses (A), (B) and (C) above that occurred during the preceding six calendar months were in the ordinary course of the Issuer's business and that the proceeds thereof were applied in accordance with the Basic Documents.

         SECTION 11.02. Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller, the Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Master Indenture, they may, but need not, be consolidated and form one instrument.

         Whenever in this Master Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

         SECTION 11.03. Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Master Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Master Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

         (c) The ownership of Notes shall be proved by the Note Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

         SECTION 11.04. Notices, etc., to Indenture Trustee, Issuer and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Master Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

(i) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office, or

(ii) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to:
         DaimlerChrysler Auto Trust 200_-_, in care of Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, Attention of Corporate Trustee Administration Department, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Administrator. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

         Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to (i) in the case of Moody's, at the following address: Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, (ii) in the case of Standard & Poor's, at the following address: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention of Asset Backed Surveillance Department, (iii) in the case of Fitch IBCA, Inc., at the following address:
One State Street Plaza, New York, N.Y. 10004, and (iv) in the case of Duff & Phelps Credit Rating Co., at the following address: 17 State Street, 12th Floor, New York, N.Y. 10004; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

         SECTION 11.05. Notices to Noteholders; Waiver. Where this Master Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Holder's address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

         Where this Master Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

         In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Master Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

         Where this Master Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

         SECTION 11.06. Alternate Payment and Notice Provisions. Notwithstanding any provision of this Master Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Master Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

         SECTION 11.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Master Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

         The provisions of TIA ss.ss. 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Master Indenture) are a part of and govern this Master Indenture, whether or not physically contained herein.

         SECTION 11.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 11.09. Successors and Assigns. All covenants and agreements in this Master Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Master Indenture shall bind its successors, co-trustees and agents.

         SECTION 11.10. Separability. In case any provision in this Master Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 11.11. Benefits of Master Indenture. Nothing in this Master Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of any Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Master Indenture.

         SECTION 11.12. Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Master Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

         SECTION 11.13. GOVERNING LAW. THIS MASTER INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 11.14. Counterparts. This Master Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 11.15. Recording of Master Indenture. If this Master Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Master Indenture.

         SECTION 11.16. Trust Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Master Indenture or any Indenture Supplement or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Master Indenture, in the performance of any duties or obligations of the Issuer hereunder and under each Indenture Supplement, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

         SECTION 11.17. No Petition. The Indenture Trustee, by entering into this Master Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Company or the Issuer, or join in any institution against the Company or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Master Indenture, each Indenture Supplement or any of the Basic Documents.

         SECTION 11.18. Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall, and shall cause its representatives to, hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

         IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Master Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

                             DAIMLERCHRYSLER AUTO TRUST 200_-_,

                             by: CHASE MANHATTAN BANK DELAWARE, not in its individual capacity but solely as Owner Trustee,



                                    by:__________________________________
                                    Name:
                                    Title:


                                    ___________________________, not in its
                                    individual capacity but
                                    solely as Indenture Trustee,



                                    by:_____________________________________
                                    Name:
                                    Title:

                                                                    EXHIBIT A

                      [Form of Note Depository Agreement]


                           LETTER OF REPRESENTATIONS
                    [To be Completed by Issuer and Trustee]


                               [Name of Issuer]
                               [Name of Trustee]

                                                                      [Date]

Attention: General Counsel's Office
THE DEPOSITORY TRUST COMPANY
55 Water Street; 49th Floor
New York, NY 10041-0099

         Re:  ________________________________________________________________
                              [Issue Description]

Ladies and Gentlemen:


         This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue (the "Securities"). Trustee will act as trustee with respect to the Securities pursuant to a trust _______ indenture _______ dated ______________________________ , ________ 199
_________ (the _______ "Document").
_____________________________________________________ (the "Underwriter") is
distributing the Securities through The Depository Trust Company ("DTC").
         To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Trustee make the following representations to DTC:

         1. Prior to closing on the Securities on _____________________, 199_, there shall be deposited with DTC one Security certificate registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         2. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Trustee shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall, to the extent possible, send notice of such record date to DTC not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at (212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to DTC's Reorganization Department as indicated in Paragraph 4.

         3. In the event of a full or partial redemption, Issuer or Trustee shall send a notice to DTC specifying: (a) the amount of the redemption or refunding; (b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be mailed to Security holders or published (the "Publication Date"). Such notice shall be sent to DTC by a secure means (E.G., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Trustee shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Call Notification Department at (516) 227-4039 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to:

                     Manager; Call Notification Department
                         The Depository Trust Company
                              711 Stewart Avenue
                          Garden City, NY 11530-4719

         4. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Trustee to Security holders specifying the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means in the manner set forth in the preceding Paragraph. Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094, and receipt of such notices shall be confirmed by telephoning (212) 709-6884. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                      Manager; Reorganization Department
                             Reorganization Window
                         The Depository Trust Company
                         7 Hanover Square, 23rd Floor
                            New York, NY 10004-2695

         5. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

         6. Trustee shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably 5, but not less than 2, business days prior to such payment date. Such notices, which shall also contain the current pool factor, and special adjustments to principal/interest rates (e.g., adjustments due to deferred interest or shortfall), and Trustee contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 709-1723, or if by mail or by any other means to:

                            Manager; Announcements
                              Dividend Department
                         The Depository Trust Company
                         7 Hanover Square, 22nd Floor
                            New York, NY 10004-2695

         7. [NOTE: ISSUER MUST REPRESENT ONE OF THE FOLLOWING, AND CROSS OUT THE OTHER:] [The interest accrual period is record date to record date.] [The interest accrual period is payment date to payment date.]

         8. Trustee must provide DTC, no later than noon (Eastern Time) on the payment date, CUSIP numbers for each issue for which payment is being sent, as well as the dollar amount of the payment for each issue. Notification of payment details should be sent using automated communications.

         9. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns in same-day funds, no later than 2:30 p.m. (Eastern Time) on each payment date (in accordance with existing arrangements between Issuer or Trustee and DTC). Absent any other arrangements between Issuer or Trustee and DTC, such funds shall be wired as follows:

                           The Chase Manhattan Bank
                           ABA 021000021
                           For credit to A/C The Depository Trust Company Dividend Deposit Account 066-026776

Issuer or Trustee shall provide interest payment information to a standard announcement service subscribed to by DTC. In the unlikely event that no such service exists, Issuer or Trustee shall provide interest payment information directly to DTC in advance of the interest payment date as soon as the information is available. This information should be conveyed directly to DTC electronically. If electronic transmission is not available, absent any other arrangements between Trustee and DTC, such information should be sent by telecopy to DTC's Dividend Department at (212) 709-1723 or (212) 709-1686, and receipt of such notices shall be confirmed by telephoning (212) 709-1270. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                            Manager, Announcements
                              Dividend Department
                         The Depository Trust Company
                         7 Hanover Square; 22nd Floor
                            New York, NY 10004-2695

         10. DTC shall receive maturity and redemption payments allocated with respect to each CUSIP number on the payable date in same-day funds by 2:30 p.m. (Eastern Time). Absent any other arrangements between Trustee and DTC, such payments shall be wired as follows:

                           The Chase Manhattan Bank
                                 ABA 021000021
                For credit to A/C The Depository Trust Company
                         Redemption Account 066-027306

in accordance with existing SDFS payment procedures in the manner set forth in DTC's SDFS PAYING AGENT OPERATING PROCEDURES, a copy of which has previously been furnished to Trustee.

         11. DTC shall receive all reorganization payments and CUSIP-level detail resulting from corporate actions (such as tender offers, remarketings, or mergers) on the first payable date in same-day funds by 2:30 p.m. (Eastern
Time). Absent any other arrangements between Trustee and DTC, such payments shall be wired as follows:

                           The Chase Manhattan Bank
                           ABA 021000021
                           For credit to A/C The Depository Trust Company Reorganization Account 066-027608

         12. DTC may direct Issuer or Trustee to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

         13. In the event of a redemption, acceleration, or any other similar transaction (E.G., tender made and accepted in response to Issuer's or Trustee's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Trustee to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Trustee prior to payment, if required.

         14. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Trustee shall notify DTC of the availability of certificates. In such event, Issuer or Trustee shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

         15. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Trustee (at which time DTC will confirm with Issuer or Trustee the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Trustee shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

         16. ______ Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

         17. Nothing herein shall be deemed to require Trustee to advance funds on behalf of Issuer.



Notes:                                                 Very truly yours,

A.  If there is a Trustee (as defined in this Letter
of Representations), Trustee as well as Issuer must    ----------------------------------------------
sign this Letter.  If there is no Trustee, in                            (Issuer)
signing this Letter Issuer itself undertakes to
perform all of the obligations set forth herein.       By: ------------------------------------------
                                                                 (Authorized Officer's Signature)
B. Schedule B contains statements that DTC believes    ----------------------------------------------
accurately describe DTC, the method of effecting                             (Trustee)
book-entry transfers of securities distributed
through DTC, and certain related matters.              By: ------------------------------------------
                                                                 (Authorized Officer's Signature)


Received and Accepted:
THE DEPOSITORY TRUST COMPANY

By: ----------------------------------------------


cc:      Underwriter
         Underwriter's Counsel

                                                                   SCHEDULE A


                               (Describe Issue)


CUSIP      Principal Amount        Maturity Date        Interest Rate

                                                                    SCHEDULE B

                      SAMPLE OFFICIAL STATEMENT LANGUAGE
                      DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
 (PREPARED BY DTC--BRACKETED MATERIAL MAY BE APPLICABLE ONLY TO CERTAIN ISSUES)


         1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered Security certificate will be issued for [each issue of the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

         2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

         3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

         4. To facilitate subsequent transfers, all Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         [6. Redemption notices shall be sent to Cede & Co. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

         7. Neither DTC nor Cede & Co. will consent or vote with respect to Securities. Under its usual procedures, DTC mails an Omnibus Proxy to the Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         8. Principal and interest payments on the Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Trustee, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Issuer or Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

         [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to Trustee [or Tender/Remarketing Agent], and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to Trustee [or Tender/Remarketing Agent]. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to Trustee [or Tender/Remarketing Agent's] DTC account.]

         10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

         11. The Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

         12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

                                                                   EXHIBIT 4.3


                       DAIMLERCHRYSLER AUTO TRUST 200_-_

                                    Issuer

                                      and

                     ------------------------------------
                               Indenture Trustee

                  on behalf of the Series 200_-_ Noteholders

                       ---------------------------------

                           SERIES 200_-_ SUPPLEMENT

                        Dated as of ____________, 200_

                                      to

                               MASTER INDENTURE

                        Dated as of ____________, 200_

                      ----------------------------------

                               Table of Contents

                                                                         Page

                                   ARTICLE I

                        Creation of Series 200_-_ Notes

Section 1.01 Designation...................................................3

                         ARTICLE II

                         Definitions

Section 2.01 Definitions...................................................4
Section 2.02 Other Defined Terms...........................................5

                         ARTICLE III

          Allocation and Application of Collections

Section 3.01 Payments......................................................6

                         ARTICLE IV

                          Remedies

Section 4.01 Remedies, Priorities...........................................

                          ARTICLE V

                  Miscellaneous Provisions

Section 5.01 Amendment......................................................
Section 5.02 Governing Law.................................................8
Section 5.03 Counterparts..................................................8
Section 5.04 Ratification of Indenture.....................................8
Section 5.05 Cross-references..............................................8
Section 5.06 Tax Treatment.................................................8

                          EXHIBITS

Exhibit A-1  Form of Class A-1 Note....................................A-1-1
Exhibit A-2  Form of Class A-2 Note....................................A-2-1
Exhibit A-3  Form of Class A-3 Note....................................A-3-1
Exhibit A-4  Form of Class A-4 Note....................................A-4-1

         SERIES 200_-_ SUPPLEMENT, dated as of ____________, 200_, between DAIMLERCHRYSLER AUTO TRUST 200_-_, a Delaware business trust, and
____________________________________, a
______________________________________________________________ , as indenture trustee under the Master Indenture, dated as of ____________, 200_, between the Issuer and the Indenture Trustee.

         Pursuant to Section 2.15 of the Master Indenture, the Issuer may direct the Indenture Trustee to issue one or more Series of Notes. Pursuant to this Series 200_-_ Supplement, the Issuer shall create the Series 200_-_ Notes and specify their principal terms.

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's Class A-1 [ %] [Floating Rate] Asset Backed Notes (the "Class A-1 Notes"), Class A-2 [ %] [Floating Rate] Asset Backed Notes (the "Class A-2 Notes"), Class A-3 [ %] [Floating Rate] Asset Backed Notes (the "Class A-3 Notes") and Class A-4 [ %] [Floating Rate] Asset Backed Notes (the "Class A-4 Notes" and, together with the Class A-1 Notes, the Class A-2 Notes and Class A-3 Notes, the "Notes"):

                                GRANTING CLAUSE

         The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as Indenture Trustee for the benefit of the Holders of the Series 200__-__ Notes, all of the Issuer's right, title and interest in and to (a) the Receivables and all moneys received thereon on and after _______, 200_;
(b) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Issuer in such Financed Vehicles; (c) any proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors; (d) any proceeds with respect to the Receivables from recourse to Dealers thereon with respect to which the Servicer has determined in accordance with its customary servicing procedures that eventual payment in full is unlikely; (e) any Financed Vehicle that shall have secured a Receivable and that shall have been acquired by or on behalf of the Seller, the Servicer, the Company or the Issuer; (f) all funds on deposit from time to time in the Deposit Account, including the Reserve Account Initial Deposit, and in all investments and proceeds thereof (including all income thereon); (g) the Sale and Servicing Agreement (including the Issuer's right to cause the Seller to repurchase Standard Receivables or Fixed Value Receivables from the Issuer under certain circumstances described therein); and (h) all present and future claims, demands, causes of action and chooses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Collateral").

         The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Series __-__ Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture Supplement and the Master Indenture, all as provided herein and therein.

         The Indenture Trustee, as Indenture Trustee on behalf of the Holders of the Series __-__ Notes, acknowledges such Grant, accepts the trusts under this Indenture Supplement and the Master Indenture in accordance with the provisions of such indentures and agrees to perform its duties as required in this Indenture Supplement and the Master Indenture to the best of its ability to the end that the interests of the Holders of the Notes may be adequately and effectively protected.

                                  ARTICLE I


                        Creation of Series 200_-_ Notes

Section 1.01  Designation.

          (a) _______________ A Series of Notes to be designated generally as the "Series 200_-_ Notes" shall be issued pursuant to this Series 200_-_ Supplement. The Class A-1 Notes shall be designated generally as the "Class A-1 [___%] [Floating Rate] Asset Backed Notes, Series 200_-_" or the "Class A-1 Notes." The Class A-2 Notes shall be designated generally as the "Class A-2 [___%] [Floating Rate] Asset Backed Notes, Series 200_-_" or the "Class A-2 Notes". The Class A-3 Notes shall be designated generally as the "Class A-3 [___%] [Floating Rate] Backed Notes, Series 200_-_" or the "Class A-3 Notes." The Class A-4 Notes shall be designated generally as the "Class A-4 [___%] [Floating Rate] Asset Backed Notes, Series 200_-_" or the "Class A-4 Notes".

          (b) If any provision contained in this Series 200_-_ Supplement or the Series 200_-_ Notes conflicts with or is inconsistent with any provision contained in the Master Indenture, the provisions of this Series 200_-_ Supplement or the Series 200_-_ Notes shall be controlling. Each capitalized term defined in this Series 200_-_ Supplement shall relate only to the Series 200_-_ Notes and to no other Series of Notes issued by the Issuer.

                                  ARTICLE II

                                  Definitions

Section 2.01   Definitions.

         Whenever used in this Series 200_-_ Supplement, the following words and phrases shall have the following meanings:

         "CLASS A-1 INTEREST ACCRUAL PERIOD" means the period from and including the most recent Payment Date on which interest has been paid (or, in the case of the first Payment Date, the Closing Date) to but excluding the following Payment Date.

         "CLASS A-1 INTEREST RATE" means [___%] per annum.

         "CLASS A-1 NOTES" means the Class A-1 [___%] [Floating Rate] Asset Backed Notes, substantially in the form of Exhibit A-1.

         "CLASS A-2 INTEREST RATE" means [___%] per annum[or floating rate formula].

         "CLASS A-2 NOTES" means the Class A-2 [___%] [Floating Rate] Asset Backed Notes, substantially in the form of Exhibit A-2.

         "CLASS A-3 INTEREST RATE" means [___%] per annum [or floating rate formula].

         "CLASS A-3 NOTES" means the Class A-3 [___%] [Floating Rate] Asset Backed Notes, substantially in the form of Exhibit A-3.

         "CLASS A-4 INTEREST RATE" means [___%] per annum [or floating rate formula].

         "CLASS A-4 NOTES" means the Class A-4 [___%] [Floating Rate] Asset Backed Notes, substantially in the form of Exhibit A-4.

         "CLOSING DATE" means ____________, 200_.

         "INTEREST ACCRUAL PERIOD" means for the first Payment Date (which is scheduled to occur in _______________), the period from the Closing Date to the first Payment Date and for any subsequent Payment Date, the period from the previous Payment Date to that subsequent Payment Date.

         "MASTER INDENTURE" means the Master Indenture, dated as of ____________, 200_, between the Issuer and the Indenture Trustee.

         "SERIES 200_-_" means the series of Notes created by this Indenture Supplement, together with Certificates of that series.

         "SERIES 200_-_ NOTES" means the Class A-1, Class A-2, Class A-3 and Class A-4 Notes.

         "SERIES 200_-_ SUPPLEMENT" means this Indenture Supplement to the Master Indenture.

Section 2.02   Other Defined Terms.

         Capitalized terms used in this Series 200_-_ Supplement that are not otherwise defined have the meanings assigned to them in the Master Indenture.

                                 ARTICLE III

                   Allocation and Application of Collections

Section 3.01   Payments.

         (a) On each Payment Date and Redemption Date, the Indenture Trustee shall distribute all amounts allocated in the Deposit Account for Series 200__-__ for distribution to the Series 200__-__ Noteholders in respect of the Series 200-__-__ Notes to the extent of amounts due and unpaid on the Notes for principal and interest (including any premium) in the following amounts and in the following order of priority (except as otherwise provided in Section 4.01):

         (i) accrued and unpaid interest on the Series 200__-__ Notes; provided, that if there are not sufficient funds allocated in the Deposit Account for Series 200__-__ for distribution to the Series 200__-__ Noteholders to pay the entire amount of accrued and unpaid interest then due on the Series 200__-__ Notes, the amount allocated in such Deposit Account for distribution to the Series200__-__ Noteholders shall be applied to the payment of such interest on the Series 200__-__ Notes pro rata on the basis of the total such interest due on the Notes; and

         (ii) principal on the Series 200__-__ Notes in the following order of priority:

         (a) to the Holders of the Class A-1 Notes on account of principal until the Outstanding Amount of the Class A-1 Notes is reduced to zero;

         (b) to the Holders of the Class A-2 Notes on account of principal until the Outstanding Amount of the Class A-2 Notes is reduced to zero;

         (c) to the Holders of the Class A-3 Notes on account of principal until the Outstanding Amount of the Class A-3 Notes is reduced to zero; and

         (d) to the Holders of the Class A-4 Notes on account of principal until the Outstanding Amount of the Class A-4 Notes is reduced to zero.

         If the amounts called for pursuant to Section 5.05(a)(ii)(D), (E) and
(F) of the Sale and Servicing Agreement have not been netted out of the Total Distribution Amount as permitted under that Section under certain circumstances, then after making the distributions to the Series 200__-__ Noteholders, the Indenture Trustee shall make the distributions, if any, to the Certificateholders called for pursuant to Sections 5.05(a)(ii)(D), (E) and
(F) of the Sale and Servicing Agreement; provided that if the Owner Trustee has removed the Indenture Trustee as the paying agent for the Issuer, the Indenture Trustee shall distribute such amounts to the paying agent for the Issuer as instructed by the Owner Trustee.

                                  ARTICLE IV

                                   Remedies

Section 4.01   Remedies, Priorities.

         (a) If the Indenture Trustee collects any money or property in respect of the Trust Estate for Series 200__-__ pursuant to Article V of the Master Indenture, it shall pay out the money or property in the following order:

         FIRST: to the Indenture Trustee for amounts due under Section 6.07 of the Master Indenture;

         SECOND: to the Series 200__-__ Noteholders for amounts due and unpaid on the Series 200__-__ Notes for interest (including any premium), ratably, without preference or priority of any kind, according to the amounts due and payable on the Series 200__-__ Notes for interest (including any premium);

         THIRD: to the Series 200__-__ Noteholders in the following order of priority:

         (a) to Holders of the Class A-1 Notes for amounts due and unpaid on the Class A-1 Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A-1 Notes for principal, until the Outstanding Amount of the Class A-1 Notes is reduced to zero;

         (b) to Holders of the Class A-2 Notes for amounts due and unpaid on the Class A-2 Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A-2 Notes for principal, until the Outstanding Amount of the Class A-2 Notes is reduced to zero;

         (c) to Holders of the Class A-3 Notes for amounts due and unpaid on the Class A-3 Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A-3 Notes for principal, until the Outstanding Amount of the Class A-3 Notes is reduced to zero; and

         (d) to Holders of the Class A-4 Notes for amounts due and unpaid on the Class A-4 Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A-4 Notes for principal, until the Outstanding Amount of the Class A-4 Notes is reduced to zero;

         FIFTH: to the Issuer for distribution pursuant to the Trust
     Agreement.



                                  ARTICLE V

                           Miscellaneous Provisions

Section 5.01   Amendment.

         (a) No amendment may be made to this Series 200_-_ Supplement other than as provided in the Master Indenture, except as and to the extent otherwise expressly provided herein and except that the terms and conditions of this Series 200_-_ Supplement may be amended without the consent of the Series 200_-_ Securityholders, subject to the satisfaction of the Rating Agency Condition, in connection with the issuance of any Series issued after the date hereof.

         Section 5.02 Governing Law. THE AGREEMENT AND EACH SERIES 200_-_ NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REFERENCE TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

         Section 5.03 Counterparts. This Series 200_-_ Supplement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         Section 5.04 Ratification of Master Indenture. As supplemented by this Series 200_-_ Supplement, the Master Indenture is in all respects ratified and confirmed, and the Master Indenture as so supplemented by this Series 200_-_ Supplement shall be read, taken, and construed as one and the same instrument.

         Section 5.05 Cross-references. Cross-references to sections and subsections correspond to sections and subsections of this Series 200_-_ Supplement except where otherwise indicated.

         Section 5.06 Tax Treatment. The Issuer and each Holder of a Series 200_-_ Note (by acceptance of that Series 200_-_ Note) hereby agree to treat the Series 200_-_ Notes as debt for federal, state and local income tax purposes.

         IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Series 200_-_ Supplement to be duly executed by their respective officers as of the day and year first above written.

                                            DAIMLERCHRYSLER AUTO TRUST 200_-_,
                                            Issuer



                                            By:_______________________________
                                                Name:
                                                Title:    Secretary

                                            _________________________________,
                                                     Indenture Trustee

                                            By:______________________________
                                               Name:
                                               Title:

                                                                 EXHIBIT A-1

                           [FORM OF CLASS A-1 NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

REGISTERED                                                    $___________

No. R-__                                             CUSIP NO. ___________

                       DAIMLERCHRYSLER AUTO TRUST 200_-_

              CLASS A-1 [___%] [Floating Rate] ASSET BACKED NOTES

         DaimlerChrysler Auto Trust 200_-_, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ______________ DOLLARS payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $________________ and the denominator of which is $____________ by (ii) the aggregate amount, if any, payable from the Deposit Account in respect of principal on the Class A-1 Notes pursuant to
Section 3.01 of the Master Indenture dated as of _______, 200_ (the "Indenture"), between the Issuer and ___________________________, a national banking association, as Indenture Trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the __________ 200_ Payment Date (the "Class A-1 Final Scheduled Payment Date"). Capitalized terms used but not defined herein are defined in
Article I of the Indenture, which also contains rules as to construction that shall be applicable herein.

         The Issuer will pay interest on this Note at [the rate per annum shown above] [state interest rate formula] on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), subject to certain limitations contained in the last sentence of Section 3.01 of the Indenture. Interest on this Note will accrue for each Payment Date from and including the most recent Payment Date on which interest has been paid (in the case of the first Payment Date, from the Closing Date) to but excluding such current Payment Date. Interest will be computed on the basis of the actual number of days in the Class A-1 Interest Accrual Period divided by 360. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

         The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

         Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:                               DAIMLERCHRYSLER AUTO TRUST 200_-_,

                                    by:  CHASE MANHATTAN BANK DELAWARE,
                                         not in its individual capacity but
                                         solely as Owner Trustee under the
                                         Trust Agreement,

                                         by:__________________________________
                                            Authorized Signatory

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:                               ___________________________, not in its
                                    individual capacity but solely as Indenture
                                    Trustee,


                                    by:________________________________________
                                    Authorized Signatory

         This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class A-1 [___%] [Floating Rate] Asset Backed Notes (herein called the "Class A-1 Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class A-1 Notes are subject to all terms of the Indenture.

         The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes (collectively, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

         Principal of the Class A-1 Notes will be payable on each Payment Date and, if the Class A-1 Notes have not been paid in full prior to the Class A-1 Final Scheduled Payment Date, on the Class A-1 Final Scheduled Payment Date, in an amount described on the face hereof. "Payment Date" means the eighth day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing _______, 200_.

         As described above, the entire unpaid principal amount of this Note shall be due and payable on the Class A-1 Final Scheduled Payment Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class A-1 Notes shall be made pro rata to the Class A-1 Noteholders entitled thereto.

         Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date or, if applicable, the Class A-1 Final Scheduled Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date or the Class A-1 Final Scheduled Payment Date, as applicable, by notice mailed or transmitted by facsimile prior to such Payment Date or the Class A-1 Final Scheduled Payment Date, as applicable, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

         The Issuer shall pay interest on overdue installments of interest at the Class A-1 Interest Rate to the extent lawful.

         As provided in the Indenture and subject to the limitations set forth therein and on the face hereof, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Seller, the Company or the Issuer, or join in any institution against the Seller, the Company or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

         The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Trust Estate. Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

         The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

         The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

         The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

         This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

         Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Chase Manhattan Bank Delaware in its individual capacity, ___________________________ in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or failure to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                  ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

______________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

______________________________________________________________________________
                        (name and address of assignee)

the within Note and all rights thereunder,  and hereby irrevocably constitutes and appoints ________________________________________________________________,

attorney, transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.


Dated:______________________________         ______________________________*/
                                                   Signature Guaranteed:

                                             ______________________*/

*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                               EXHIBIT A-2

                           [FORM OF CLASS A-2 NOTE]

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

REGISTERED                                                    $____________

No. R-__                                                      CUSIP NO.

                       DAIMLERCHRYSLER AUTO TRUST 200_-_

              CLASS A-2 [___%] [Floating Rate] ASSET BACKED NOTES

         DaimlerChrysler Auto Trust 200_-_, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ________________________________ DOLLARS payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $____________ and the denominator of which is $____________ by (ii) the aggregate amount, if any, payable from the Deposit Account in respect of principal on the Class A-2 Notes pursuant to Section 3.01 of the Master Indenture dated as of _______, 200_ (the "Indenture"), between the Issuer and ___________________________, a national banking association, as Indenture Trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the __________ 200_ Payment Date (the "Class A-2 Final Scheduled Payment Date"). No payments of principal of the Class A-2 Notes shall be made until the Class A-1 Notes have been paid in full. Capitalized terms used but not defined herein are defined in Article I of the Indenture, which also contains rules as to construction that shall be applicable herein.

         The Issuer will pay interest on this Note at [the rate per annum shown above] [state interest rate formula] on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), subject to certain limitations contained in the last sentence of Section 3.01 of the Indenture. Interest on this Note will accrue for each Payment Date from the eighth day of the month preceding the month of such Payment Date (in the case of the first Payment Date, from the Closing Date) to and including the seventh day of the month of such Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

         The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

         Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:                        DAIMLERCHRYSLER AUTO TRUST 200_-_,

                             by:   CHASE MANHATTAN BANK DELAWARE,
                                   not in its individual capacity but
                                   solely as Owner Trustee under
                                   the Trust Agreement,

                                   by:_________________________________
                                             Authorized Signatory

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:                                 ___________________________, not in its
                                      individual capacity but solely as
                                      Indenture Trustee,

                                      by:___________________________________
                                                Authorized Signatory

         This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class A-2 [___%] [Floating Rate] Asset Backed Notes (herein called the "Class A-2 Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class A-2 Notes are subject to all terms of the Indenture.

         The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes (collectively, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

         Principal of the Class A-2 Notes will be payable on each Payment Date in an amount described on the face hereof. "Payment Date" means the eighth day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing _______, 200_.

         As described above, the entire unpaid principal amount of this Note shall be due and payable on the Class A-2 Final Scheduled Payment Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class A-2 Notes shall be made pro rata to the Class A-2 Noteholders entitled thereto.

         Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

         The Issuer shall pay interest on overdue installments of interest at the Class A-2 Interest Rate to the extent lawful.

         As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Seller, the Company or the Issuer, or join in any institution against the Seller, the Company or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

         The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Trust Estate. Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

         The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

         The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

         The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

         This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

         Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Chase Manhattan Bank Delaware in its individual capacity, ___________________________ in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                  ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

______________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

______________________________________________________________________________
                        (name and address of assignee)

the within Note and all rights thereunder,  and hereby irrevocably constitutes and appoints ________________________________________________________________,

attorney, transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.


Dated:______________________________         ______________________________*/
                                                   Signature Guaranteed:

                                             ______________________*/

*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                 EXHIBIT A-3

                           [FORM OF CLASS A-3 NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

REGISTERED                                          $____________

No. R-__                                            CUSIP NO.

                       DAIMLERCHRYSLER AUTO TRUST 200_-_

              CLASS A-3 [___%] [Floating Rate] ASSET BACKED NOTES

         DaimlerChrysler Auto Trust 200_-_, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ________________________________ DOLLARS payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $____________ and the denominator of which is $____________ by (ii) the aggregate amount, if any, payable from the Deposit Account in respect of principal on the Class A-3 Notes pursuant to Section 3.01 of the Master Indenture dated as of _______, 200_ (the "Indenture"), between the Issuer and ___________________________, a national banking association, as Indenture Trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the __________ 200_ Payment Date (the "Class A-3 Final Scheduled Payment Date"). No payments of principal of the Class A-3 Notes shall be made until the Class A-1 Notes and the Class A-2 Notes have been paid in full. Capitalized terms used but not defined herein are defined in Article I of the Indenture, which also contains rules as to construction that shall be applicable herein.

         The Issuer will pay interest on this Note at [the rate per annum shown above] [state interest rate formula] on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), subject to certain limitations contained in the last sentence of Section 3.01 of the Indenture. Interest on this Note will accrue for each Payment Date from the eighth day of the month preceding the month of such Payment Date (in the case of the first Payment Date, from the Closing Date) to and including the seventh day of the month of such Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

         The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

         Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:                                       DAIMLERCHRYSLER AUTO TRUST 200_-_,

                                            by:  CHASE MANHATTAN BANK DELAWARE,
                                                 not in its individual capacity
                                                 but solely as Owner Trustee
                                                 under the Trust Agreement,

                                                 by:__________________________
                                                 Authorized Signatory

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:                                  ___________________________, not in its
                                       individual capacity but solely as
                                       Indenture Trustee,


                                       by:____________________________________
                                                 Authorized Signatory

         This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class A-3 [___%] [Floating Rate] Asset Backed Notes (herein called the "Class A-3 Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class A-3 Notes are subject to all terms of the Indenture.

         The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes (collectively, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

         Principal of the Class A-3 Notes will be payable on each Payment Date in an amount described on the face hereof. "Payment Date" means the eighth day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing _______, 200_.

         As described above, the entire unpaid principal amount of this Note shall be due and payable on the Class A-3 Final Scheduled Payment Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class A-3 Notes shall be made pro rata to the Class A-3 Noteholders entitled thereto.

         Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

         The Issuer shall pay interest on overdue installments of interest at the Class A-3 Interest Rate to the extent lawful.

         As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Seller, the Company or the Issuer, or join in any institution against the Seller, the Company or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

         The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Trust Estate. Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

         The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

         The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

         The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

         This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

         Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Chase Manhattan Bank Delaware in its individual capacity, ___________________________ in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                  ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

______________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

______________________________________________________________________________
                        (name and address of assignee)

the within Note and all rights thereunder,  and hereby irrevocably constitutes and appoints ________________________________________________________________,

attorney, transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.


Dated:______________________________         ______________________________*/
                                                   Signature Guaranteed:

                                             ______________________*/

*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                EXHIBIT A-4

                           [FORM OF CLASS A-4 NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

REGISTERED                                          $____________

No. R-__                                              CUSIP NO.

                       DAIMLERCHRYSLER AUTO TRUST 200_-_

              CLASS A-4 [___%] [Floating Rate] ASSET BACKED NOTES

         DaimlerChrysler Auto Trust 200_-_, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ________________________________ DOLLARS payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $____________ and the denominator of which is $____________ by (ii) the aggregate amount, if any, payable from the Deposit Account in respect of principal on the Class A-4 Notes pursuant to Section 3.01 of the Master Indenture dated as of _______, 200_ (the "Indenture"), between the Issuer and ___________________________, a national banking association, as Indenture Trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of the __________ 200_ Payment Date (the "Class A-4 Final Scheduled Payment Date") and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture. No payments of principal of the Class A-4 Notes shall be made until the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes have been paid in full. Capitalized terms used but not defined herein are defined in Article I of the Indenture, which also contains rules as to construction that shall be applicable herein.

         The Issuer will pay interest on this Note at [the rate per annum shown above] [state interest rate formula] on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), subject to certain limitations contained in the last sentence of Section 3.01 of the Indenture. Interest on this Note will accrue for each Payment Date from the eighth day of the month preceding the month of such Payment Date (in the case of the first Payment Date, from the Closing Date) to and including the seventh day of the month of such Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

         The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

         Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:                                      DAIMLERCHRYSLER AUTO TRUST 200_-_,

                                           by: CHASE MANHATTAN BANK DELAWARE,
                                               not in its individual capacity
                                               but solely as Owner Trustee
                                               under the Trust Agreement,

                                               by:____________________________
                                                      Authorized Signatory

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:                           ___________________________, not in its
                                individual capacity but solely as Indenture
                                Trustee,


                                by:__________________________________________
                                            Authorized Signatory

         This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class A-4 [___%] [Floating Rate] Asset Backed Notes (herein called the "Class A-4 Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class A-4 Notes are subject to all terms of the Indenture.

         The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes (collectively, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

         Principal of the Class A-4 Notes will be payable on each Payment Date in an amount described on the face hereof. "Payment Date" means the eighth day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing _______, 200_.

         As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Class A-4 Final Scheduled Payment Date and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class A-4 Notes shall be made pro rata to the Class A-4 Noteholders entitled thereto.

         Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

         The Issuer shall pay interest on overdue installments of interest at the Class A-4 Interest Rate to the extent lawful.

         As provided in the Indenture, the Class A-4 Notes may be redeemed in whole but not in part at the option of the Servicer on any Payment Date on and after the date on which the Pool Balance is less than or equal to 10% of the Original Pool Balance.

         As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Seller, the Company or the Issuer, or join in any institution against the Seller, the Company or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

         The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Trust Estate. Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

         The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

         The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

         The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

         This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

         Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Chase Manhattan Bank Delaware in its individual capacity, ___________________________ in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                  ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

______________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

______________________________________________________________________________
                        (name and address of assignee)

the within Note and all rights thereunder,  and hereby irrevocably constitutes and appoints ________________________________________________________________,

attorney, transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.


Dated:______________________________         ______________________________*/
                                                   Signature Guaranteed:

                                             ______________________*/

*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                 Exhibit 4.4

=============================================================================








                              AMENDED AND RESTATED
                                TRUST AGREEMENT
                                     Among
                       CHRYSLER FINANCIAL COMPANY L.L.C.,
                                 as Depositor,
                           PREMIER RECEIVABLES L.L.C.
                                      And
                         CHASE MANHATTAN BANK DELAWARE,
                                as Owner Trustee



                          Dated as of _________, 200_
=============================================================================

N                              Table of Contents
                                                                        Page
                                                                        ----

                                   ARTICLE I

                                  Definitions

         SECTION 1.01. Capitalized Terms....................................1
         SECTION 1.02. Other Definitional Provisions........................4

                                   ARTICLE II
                                  Organization

         SECTION 2.01. Name.................................................4
         SECTION 2.02. Office...............................................4
         SECTION 2.03. Purposes and Powers..................................5
         SECTION 2.04. Appointment of Owner Trustee.........................5
         SECTION 2.05. Initial Capital Contribution of Owner Trust Estate...5
         SECTION 2.06. Declaration of Trust.................................6
         SECTION 2.07. Liability of Owners..................................6
         SECTION 2.08. Title to Trust Property..............................6
         SECTION 2.09. Situs of Trust.......................................6
         SECTION 2.10. Representations and Warranties of Depositor
                       and Company..........................................6

                                  ARTICLE III
                     Certificates and Transfer of Interests

         SECTION 3.01. Initial Ownership....................................8
         SECTION 3.02. The Certificates.....................................8
         SECTION 3.03. Authentication of Certificates.......................9
         SECTION 3.04. Registration of Transfer and Exchange of
                       Certificates; Limitations on Transfer................9
         SECTION 3.05. Mutilated, Destroyed, Lost or Stolen Certificates...10
         SECTION 3.06. Persons Deemed Owners...............................11
         SECTION 3.07. Access to List of Certificateholders' Names and
                       Addresses...........................................11
         SECTION 3.08. Maintenance of Office or Agency.....................11
         SECTION 3.09. Appointment of Paying Agent.........................11
         SECTION 3.10. Definitive Certificates.............................12
         SECTION 3.11. Fixed Value Securities..............................12

                                   ARTICLE IV
                            Actions by Owner Trustee

         SECTION 4.01. Prior Notice to Owners with Respect to Certain
                       Matters.............................................13
         SECTION 4.02. Action by Owners with Respect to Certain Matters....14
         SECTION 4.03. Action by Owners with Respect to Bankruptcy.........14
         SECTION 4.04. Restrictions on Owners' Power.......................14
         SECTION 4.05. Majority Control....................................14

                                   ARTICLE V
                   Application of Trust Funds; Certain Duties

         SECTION 5.01. Establishment of Deposit Account....................15
         SECTION 5.02. Application of Trust Funds..........................15
         SECTION 5.03. Method of Payment...................................15
         SECTION 5.04. Accounting and Reports to Owners, Internal
                       Revenue Service and Others..........................15

                                   ARTICLE VI
                     Authority and Duties of Owner Trustee

         SECTION 6.01. General Authority...................................16
         SECTION 6.02. General Duties......................................16
         SECTION 6.03. Action upon Instruction.............................17
         SECTION 6.04. No Duties Except as Specified in this Agreement or in Instructions..................................17
         SECTION 6.05. No Action Except Under Specified Documents or
                       Instructions........................................18
         SECTION 6.06. Restrictions........................................18

                                  ARTICLE VII
                            Concerning Owner Trustee

         SECTION 7.01. Acceptance of Trusts and Duties.....................18
         SECTION 7.02. Furnishing of Documents.............................19
         SECTION 7.03. Representations and Warranties......................19
         SECTION 7.04. Reliance; Advice of Counsel.........................20
         SECTION 7.05. Not Acting in Individual Capacity...................20
         SECTION 7.06. Owner Trustee Not Liable for Certificates
                       or Receivables......................................21
         SECTION 7.07. Owner Trustee May Own Certificates and Notes........21
         SECTION 7.08. Pennsylvania Motor Vehicle Sales Finance
                       Act Licenses........................................21

                                  ARTICLE VIII
                         Compensation of Owner Trustee

         SECTION 8.01. Owner Trustee's Fees and Expenses...................21
         SECTION 8.02. Indemnification.....................................22
         SECTION 8.03. Payments to Owner Trustee...........................22

                                   ARTICLE IX
                         Termination of Trust Agreement

         SECTION 9.01. Termination of Trust Agreement......................22

                                   ARTICLE X
             Successor Owner Trustees and Additional Owner Trustees

         SECTION 10.01.  Eligibility Requirements for Owner Trustee........23
         SECTION 10.02.  Resignation or Removal of Owner Trustee...........24
         SECTION 10.03.  Successor Owner Trustee...........................24
         SECTION 10.04.  Merger or Consolidation of Owner Trustee..........25
         SECTION 10.05.  Appointment of Co-Trustee or Separate Trustee.....25

                                   ARTICLE XI
                                 Miscellaneous

         SECTION 11.01.  Supplements and Amendments........................26
         SECTION 11.02.  No Legal Title to Owner Trust Estate in Owners....27
         SECTION 11.03.  Limitations on Rights of Others...................28
         SECTION 11.04.  Notices...........................................28
         SECTION 11.05.  Severability......................................28
         SECTION 11.06.  Separate Counterparts.............................28
         SECTION 11.07.  Successors and Assigns............................28
         SECTION 11.08.  Covenants of Company..............................28
         SECTION 11.09.  No Petition.......................................29
         SECTION 11.10.  No Recourse.......................................29
         SECTION 11.11.  Headings..........................................29
         SECTION 11.12.  GOVERNING LAW.....................................29
         SECTION 11.13.  Certificate Transfer Restrictions.................29
         SECTION 11.14.  Depositor Payment Obligation......................29

                                    EXHIBITS


EXHIBIT A       Form of Certificate........................................A-1
EXHIBIT B       Form of Certificate of Trust of DaimlerChrysler Auto
                Trust 200_-_...............................................B-1
EXHIBIT C       Form of Transferor Certificate.............................C-1
EXHIBIT D       Form of Investment Letter..................................D-1
EXHIBIT E       Form of Rule 144A Letter...................................E-1

         AMENDED AND RESTATED TRUST AGREEMENT dated as of _________, 200_, among CHRYSLER FINANCIAL COMPANY L.L.C., a Michigan limited liability company, as depositor (the "Depositor"), PREMIER RECEIVABLES L.L.C. (the "Company"), a Michigan limited liability company, and CHASE MANHATTAN BANK DELAWARE, a Delaware banking corporation, as owner trustee.

         WHEREAS, the Owner Trustee and the Company entered into a Trust Agreement dated _________, 200_ (the "Trust Agreement");

         WHEREAS, the Trust Agreement is being amended and restated as of _________, 200_;

         WHEREAS, the Depositor and the Company have entered into a Purchase Agreement dated as of _________, 200_ (the "Purchase Agreement"), pursuant to which the Depositor will assign to the Company any and all of the Depositor's rights and interests with respect to the receipt of amounts from the Reserve Account and with respect to any Fixed Value Payments and Fixed Value Finance Charges; and

         WHEREAS, in connection therewith, the Company is willing to assume certain obligations pursuant hereto;

         NOW, THEREFORE, the Depositor, the Company and the Owner Trustee hereby agree as follows:



                                   ARTICLE I

                                  Definitions

         SECTION 1.01. Capitalized Terms. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

         "Administration Agreement" shall mean the Administration Agreement dated as of _________, 200_, among the Trust, the Indenture Trustee and CFC, as Administrator.

         "Agreement" shall mean this Amended and Restated Trust Agreement, as the same may be amended and supplemented from time to time.

         "Basic Documents" shall mean the Purchase Agreement, the Sale and Servicing Agreement, the Indenture, the Administration Agreement, the Note Depository Agreement and the other documents and certificates delivered in connection therewith.

         "Benefit Plan" shall have the meaning assigned to such term in Section 11.13.

         "Business Trust Statute" shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. Codess. 3801 et seq., as the same may be amended from time to time.

         "Certificate Balance" shall mean the outstanding principal balance of the Certificates and shall equal the Initial Certificate Balance less the aggregate amount previously distributed to the Holders of the Certificates pursuant to Section 5.05(a)(ii)(E) of the Sale and Servicing Agreement.

         "Certificate" shall mean a certificate evidencing the beneficial interest of an Owner in the Trust, substantially in the form attached hereto as Exhibit A.

         "Certificate of Trust" shall mean the Certificate of Trust in the form of Exhibit B filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

         "Certificate Register" and "Certificate Registrar" shall mean the register mentioned in and the registrar appointed pursuant to Section 3.04.

         "Certificateholder" or "Holder" shall mean a Person in whose name a Certificate is registered.

         "CFC" shall mean Chrysler Financial Company L.L.C., a Michigan limited liability company, and any successor in interest.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

         "Company" shall mean Premier Receivables L.L.C., a Michigan limited liability company, and any successor in interest.

         "Corporate Trust Office" shall mean, with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at 1201 Market Street, Wilmington, Delaware 19801, or at such other address as the Owner Trustee may designate by notice to the Owners, the Depositor and the Company, or the principal corporate trust office of any successor Owner Trustee at the address designated by such successor Owner Trustee by notice to the Owners, the Depositor and the Company.

         "Depositor" shall mean CFC in its capacity as depositor hereunder.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Expenses" shall have the meaning assigned to such term in Section
8.02.

         "Indemnified Parties" shall have the meaning assigned to such term in
Section 8.02.

         "Indenture" shall mean the Indenture dated as of _________, 200_ between the Trust and ______________ as Indenture Trustee.

         "Note Depository Agreement" shall mean the agreement dated _________, 200_ among the Trust, the Indenture Trustee, the Administrator and The Depository Trust Company, as the initial Clearing Agency, relating to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, as the same may be amended and supplemented from time to time.

         "Opinion of Counsel" means one or more written opinions of counsel, who may be an employee of or counsel to the Seller, the Company or the Servicer, which counsel shall be acceptable to the Indenture Trustee, the Owner Trustee or the Rating Agencies, as applicable.

         "Owner" shall mean each Holder of a Certificate.

         "Owner Trust Estate" shall mean all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to
Article II of the Sale and Servicing Agreement, all funds on deposit from time to time in the Deposit Account and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Sale and Servicing Agreement and the Administration Agreement.

         "Owner Trustee" shall mean Chase Manhattan Bank Delaware, a Delaware banking corporation, not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

         "Paying Agent" shall mean any paying agent or co-paying agent appointed pursuant to Section 3.09 and shall initially be the Indenture Trustee.

         "Percentage Interest" means, as to any Certificate, the percentage interest, specified on the face thereof, in the distributions on the Certificates pursuant to this Agreement.

         "Record Date" shall mean, with respect to any Payment Date, the 15th day of the month preceding such Payment Date.

         "Sale and Servicing Agreement" shall mean the Sale and Servicing Agreement dated as of _________, 200_, between the Trust, as issuer, and the Depositor, as seller and servicer, as the same may be amended or supplemented from time to time.

         "Secretary of State" shall mean the Secretary of State of the State of Delaware.

         "Treasury Regulations" shall mean regulations, including proposed or temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

         "Trust" shall mean the trust continued pursuant to this Agreement.

         SECTION 1.02. Other Definitional Provisions. (a) Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Sale and Servicing Agreement or, if not defined therein, in the Indenture.

         (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

         (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" and its variations shall mean "including without limitation".

         (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

         (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.



                                   ARTICLE II

                                  Organization

         SECTION 2.01. Name. The Trust created hereby shall be known as "DaimlerChrysler Auto Trust 200_-_," in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

         SECTION 2.02. Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Owners, the Depositor and the Company.

         SECTION 2.03. Purposes and Powers. The purpose of the Trust is to engage in the following activities:

                    (i) to issue the Notes pursuant to the Indenture and the Certificates pursuant to this Agreement and to sell the Notes and the Certificates;

                    (ii) with the proceeds of the sale of the Notes and the Certificates, to purchase the Receivables, to fund the Reserve Account, to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance to the Depositor pursuant to the Sale and Servicing Agreement;

                    (iii) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Owners pursuant to the terms of the Sale and Servicing Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

                    (iv) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

                    (v) to sell the Fixed Value Payments to the Depositor and, if requested by the Company (as assignee of the Depositor), subsequently to acquire the Fixed Value Payments and to issue and sell the Fixed Value Securities;

                    (vi) to engage in those activities, including entering into agreements, that are necessary or suitable to accomplish the foregoing or are incidental thereto or connected therewith; and

                    (vii) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Owners and the Noteholders and in respect of the Fixed Value Securities.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

         SECTION 2.04. Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

         SECTION 2.05. Initial Capital Contribution of Owner Trust Estate. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be deposited in the Deposit Account. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

         SECTION 2.06. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Owners, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, (i) so long as there is a sole Owner, the Trust shall be treated as a security arrangement, with the assets of the Trust being the Receivables and other assets held by the Trust, the owner of the Receivables being the sole Owner and the Notes being non-recourse debt of the sole Owner and (ii) if there is more than one Owner, the Trust shall be treated as a partnership for income and franchise tax purposes, with the assets of the partnership being the Receivables and other assets held by the Trust, the partners of the partnership being the Owners (including the Company as assignee of the Depositor pursuant to the Purchase Agreement, in its capacity as recipient of distributions from the Reserve Account) and the Notes being debt of the partnership. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as provided in the preceding sentence for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust.

         SECTION 2.07. Liability of Owners. The Owners (including the Company) shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware.

         SECTION 2.08. Title to Trust Property. Legal title to all the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

         SECTION 2.09. Situs of Trust. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or New York, and payments will be made by the Trust only from Delaware or New York. The only office of the Trust will be at the Corporate Trust Office in Delaware.

         SECTION 2.10. Representations and Warranties of Depositor and Company.
(a) The Depositor hereby represents and warrants to the Owner Trustee that:

                    (i) The Depositor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Michigan, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

                    (ii) The Depositor is duly qualified to do business as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications.

                    (iii) The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and the Depositor has duly authorized such sale and assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Depositor by all necessary action of a limited liability company.

                    (iv) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or operating agreement of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

                    (v) To the Depositor's best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

                   (vi) The representations and warranties of the Company and the Depositor in Sections 3.01 and 3.02 of the Purchase Agreement are true and correct.

         (b) The Company hereby represents and warrants to the Owner Trustee that:

                    (i) The Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its organization, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

                    (ii) The Company is duly qualified to do business as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications.

                    (iii) The Company has the power and authority to execute and deliver this Agreement and to carry out its terms; the Company has full power and authority to purchase the Certificates; and the execution, delivery and performance of this Agreement has been duly authorized by the Company by all necessary action.

                    (iv) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or operating agreement of the Company, or any indenture, agreement or other instrument to which the Company is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Company's knowledge, any order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or its properties.

                    (v) There are no proceedings or investigations pending or, to the Company's best knowledge, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or its properties: (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement.



                                  ARTICLE III

                     Certificates and Transfer of Interests

         SECTION 3.01. Initial Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.05 and until the issuance of the Certificates, the Depositor shall be the sole beneficiary of the Trust.

         SECTION 3.02. The Certificates. The Certificates shall be issued in minimum denominations of a one percent Percentage Interest in the Trust. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

         A transferee of a Certificate shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee's acceptance of a Certificate duly registered in such transferee's name pursuant to Section 3.04.

         SECTION 3.03. Authentication of Certificates. On the Closing Date, the Owner Trustee shall cause the Certificates in an aggregate Percentage Interest equal to 100% to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president, any vice president, secretary or any assistant treasurer, without further corporate action by the Depositor, in the authorized denominations. No Certificate shall entitle its Holder to any benefit under this Agreement or be valid for any purpose unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or The Chase Manhattan Bank, as the Owner Trustee's authenticating agent, by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         SECTION 3.04. Registration of Transfer and Exchange of Certificates; Limitations on Transfer. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.08, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Chase Manhattan Bank shall be the initial Certificate Registrar.

         The Certificates have not been and will not be registered under the Securities Act and will not be listed on any exchange. No transfer of a Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and state securities laws, in order to assure compliance with the Securities Act and such laws, the Holder desiring to effect such transfer and such Holder's prospective transferee shall each certify to the Owner Trustee in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit C (the "Transferor Certificate") and either Exhibit D (the "Investment Letter") or Exhibit E (the "Rule 144A Letter"). Except in the case of a transfer as to which the proposed transferee has provided a Rule 144A Letter, there shall also be delivered to the Owner Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trust or the Owner Trustee; provided that such Opinion of Counsel in respect of the applicable state securities laws may be a memorandum of law rather than an opinion if such counsel is not licensed in the applicable jurisdiction. The Depositor shall provide to any Holder of a Certificate and any prospective transferee designated by any such Holder, information regarding the Certificates and the Receivables and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. Each Holder of a Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Trust, the Owner Trustee, and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with federal and state securities laws. The Owner Trustee shall cause each Certificate to contain a legend in the form set forth on the form of Certificate attached hereto as Exhibit A.

         Upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 3.08 and subject to the satisfaction of the preceding paragraph, the Owner Trustee shall execute, authenticate and deliver (or shall cause The Chase Manhattan Bank as its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Certificates of like tenor and in authorized denominations of a like aggregate Percentage Interest dated the date of authentication by the Owner Trustee or any authenticating agent; provided that prior to such execution, authentication and delivery, the Owner Trustee shall have received an Opinion of Counsel to the effect that the proposed transfer will not cause the Trust to be characterized as an association (or a publicly traded partnership) taxable as a corporation or alter the tax characterization of the Notes for federal income tax purposes or Michigan income and single business tax purposes. At the option of a Holder, Certificates may be exchanged for other Certificates of like tenor and of authorized denominations of a like aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to Section 3.08.

         Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Owner Trustee in accordance with its customary practice.

         No service charge shall be made for any registration of transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The preceding provisions of this Section notwithstanding, the Owner Trustee shall not make, and the Certificate Registrar shall not register transfers or exchanges of, Certificates for a period of 15 days preceding the due date for any payment with respect to the Certificates.

         SECTION 3.05. Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate has been acquired by a protected purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee or The Chase Manhattan Bank, as the Owner Trustee's authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         SECTION 3.06. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar or any Paying Agent may treat the Person in whose name any Certificate is registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar or any Paying Agent shall be bound by any notice to the contrary.

         SECTION 3.07. Access to List of Certificateholders' Names and Addresses. The Owner Trustee shall furnish or cause to be furnished to the Servicer and the Depositor, within 15 days after receipt by the Owner Trustee of a written request therefor from the Servicer or the Depositor, a list, in such form as the Servicer or the Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If a Certificateholder applies in writing to the Owner Trustee, and such application states that the applicant desires to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, then the Owner Trustee shall, within five Business Days after the receipt of such application, afford such applicant access during normal business hours to the current list of Certificateholders. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Company, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

         SECTION 3.08. Maintenance of Office or Agency. The Owner Trustee shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificates and the Basic Documents may be served. The Owner Trustee initially designates The Chase Manhattan Bank, 55 Water Street, New York, New York 10041 as its office for such purposes. The Owner Trustee shall give prompt written notice to the Company and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

         SECTION 3.09. Appointment of Paying Agent. The Paying Agent shall make distributions to Certificateholders from the Deposit Account pursuant to
Section 5.02 and shall report the amounts of such distributions to the Owner Trustee. Subject to the provisions of Section 5.05 of the Sale and Servicing Agreement, any Paying Agent shall have the revocable power to withdraw funds from the Deposit Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect or that it is in the interest of the Certificateholders to do so. The Paying Agent initially shall be the Indenture Trustee, and any co-paying agent chosen by the Indenture Trustee and acceptable to the Owner Trustee. The Person acting as Indenture Trustee shall not be permitted to resign as Paying Agent so long as such Person is acting as the Indenture Trustee. The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that, as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.01, 7.03, 7.04 and 8.01 shall apply to the Owner Trustee also in its role as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

         SECTION 3.10. Definitive Certificates. The Certificates, upon original issuance, will be issued in definitive, fully registered form.

         SECTION 3.11. Fixed Value Securities. Pursuant to the Sale and Servicing Agreement and the Purchase Agreement, promptly following the sale of the Standard Receivables and Fixed Value Receivables to the Trust on the Closing Date, the Trust will sell to the Depositor the Fixed Value Payments and Fixed Value Finance Charges in accordance with Section 2.02 of the Sale and Servicing Agreement. Neither the Depositor nor the Company (as assignee of the Depositor) shall transfer such Fixed Value Payments and Fixed Value Finance Charges to any Person other than the Trust and except as contemplated by the Purchase Agreement. At any time after the Trust sells the Fixed Value Payments and Fixed Value Finance Charges to the Depositor, at the option of the Company (as assignee of the Depositor) and upon 10 days prior written notice to the Owner Trustee and the Indenture Trustee, the Company will be permitted to sell to the Trust, and the Trust shall be obligated to purchase from the Company (subject to the availability of funds), all or any portion of the Fixed Value Payments and/or Fixed Value Finance Charges due under the Receivables, subject to the terms and conditions of the Sale and Servicing Agreement. Upon any such sale, (i) the Depositor, the Company and the Owner Trustee will enter into an amendment to this Agreement to provide for, at the election of the Company, the issuance of certificates representing ownership interests in the Trust to the extent of the Fixed Value Payments and/or Fixed Value Finance Charges due under the Receivables or the issuance of indebtedness by the Trust secured by the Fixed Value Payments and/or Fixed Value Finance Charges due under the Receivables and to make any other provisions herein that are necessary or desirable in connection therewith and (ii) the Owner Trustee and the Depositor will enter into any other agreements or instruments related thereto as may be requested by the Company; provided, however, that the Owner Trustee may, but shall not be obligated to, enter into any such amendment, agreement or instrument that affects the Owner Trustee's own rights, duties or immunities under this Agreement; and provided, further, that the obligation of the Owner Trustee to enter into any such amendment or other agreement or instrument is subject to the following conditions precedent:

         (a) Such amendment and other agreements and instruments, in forms satisfactory to the Owner Trustee and, in the case of amendments or agreements to be executed and delivered by the Indenture Trustee, the Indenture Trustee, shall have been executed by each other party thereto and delivered to the Owner Trustee;

         (b) The Company shall have delivered to the Owner Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel to the effect that each condition precedent (including the requirement with respect to all required filings) provided by this Section has been complied with and such amendment or other agreement or instrument is authorized or permitted by this Agreement;

         (c) The Rating Agency Condition shall have been satisfied with respect to such sale and issuance;

         (d) Such sale and issuance and such amendment or other agreement or instrument shall not adversely affect in any material respect the interest of any Noteholder or Certificateholder, and the Company shall have provided to the Owner Trustee and the Indenture Trustee an Officers' Certificate to such effect;

         (e) The Owner Trustee and the Indenture Trustee shall have received an Opinion of Counsel to the effect that such sale and issuance will not have any material adverse tax consequence to the Trust or to any Noteholder or Certificateholder; and

         (f) All filings and other actions required to continue the first perfected interest of the Trust in the Owner Trust Estate and of the Indenture Trustee in the Collateral shall have been duly made or taken by the Company.



                                   ARTICLE IV

                            Actions by Owner Trustee

         SECTION 4.01. Prior Notice to Owners with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders in writing of the proposed action and the Owners shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Owners have withheld consent or provided alternative direction:

         (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Receivables) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of the Receivables);

         (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

         (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

         (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of the Owners;

         (e) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Owners; or

         (f) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

         SECTION 4.02. Action by Owners with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the direction of the Owners, to (a) remove the Administrator under the Administration Agreement pursuant to Section 8 thereof, (b) appoint a successor Administrator pursuant to Section 8 of the Administration Agreement, (c) remove the Servicer under the Sale and Servicing Agreement pursuant to Section 8.01 thereof or (d) except as expressly provided in the Basic Documents, sell the Receivables after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Owners.

         SECTION 4.03. Action by Owners with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Owners and the delivery to the Owner Trustee by each such Owner of a certificate certifying that such Owner reasonably believes that the Trust is insolvent.

         SECTION 4.04. Restrictions on Owners' Power. The Owners shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given.

         SECTION 4.05. Majority Control. Except as expressly provided herein, any action that may be taken by the Owners under this Agreement may be taken by the Holders of the Certificates evidencing not less than a majority of the Percentage Interests evidenced by the Certificates. Except as expressly provided herein, any written notice of the Owners delivered pursuant to this Agreement shall be effective if signed by the Holders of the Certificates evidencing not less than a majority of the Percentage Interests evidenced by the Certificates at the time of the delivery of such notice.



                                   ARTICLE V

                   Application of Trust Funds; Certain Duties

         SECTION 5.01. Establishment of Deposit Account. The Deposit Account shall be established and maintained pursuant to Section 5.01 of the Sale and Servicing Agreement. The Deposit Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of Noteholders and the Certificateholders, as applicable in accordance with the Sale and Servicing Agreement.

         SECTION 5.02. Application of Trust Funds. (a) On each Payment Date, the Servicer is obligated to instruct the Indenture Trustee to make distributions and allocations in accordance with Section 5.05(a) of the Sale and Servicing Agreement. Distributions to Certificateholders will be made in accordance with Section 5.05(a)(ii) of the Sale and Servicing Agreement.

         (b) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to an Owner, such tax shall reduce the amount otherwise distributable to the Owner in accordance with this Section. The Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Owners sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to an Owner shall be treated as cash distributed to such Owner at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Owner), the Paying Agent may in its sole discretion withhold such amounts in accordance with this paragraph.

         SECTION 5.03. Method of Payment. Subject to Section 9.01(c), distributions required to be made to Certificateholders on any Payment Date shall be made by the Paying Agent to each Certificateholder of record on the preceding Record Date by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Payment Date, or, if not, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register.

         SECTION 5.04. Accounting and Reports to Owners, Internal Revenue Service and Others. The Owner Trustee shall deliver to each Owner such information, reports or statements as may be required by the Code and applicable Treasury Regulations and as may be required to enable each Owner to prepare its federal and state income tax returns. Consistent with the Trust's characterization for tax purposes, as a security arrangement for the issuance of non-recourse debt, no federal income tax return shall be filed on behalf of the Trust unless either (i) the Owner Trustee shall receive an Opinion of Counsel that, based on a change in applicable law occurring after the date hereof, or as a result of a transfer by the Company permitted by Section 3.04, the Code requires such a filing or (ii) the Internal Revenue Service shall determine that the Trust is required to file such a return. Notwithstanding the preceding sentence, the Owner Trustee shall file Internal Revenue Service Form 8832 and elect for the Trust to be treated as a domestic eligible entity with a single owner that is disregarded as a separate entity, which election shall remain in effect so long as the Company or any other party is the sole Owner. In the event that the Trust is required to file tax returns, the Owner Trustee shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Company (or if the Company no longer owns any Certificates, the Owner designated for such purpose by the Company to the Owner Trustee in writing) at least five (5) days before such returns are due to be filed. The Company (or such designee Owner, as applicable) shall promptly sign such returns and deliver such returns after signature to the Owner Trustee and such returns shall be filed by the Owner Trustee with the appropriate tax authorities. In no event shall the Owner Trustee or the Company (or such designee Owner, as applicable) be liable for any liabilities, costs or expenses of the Trust or the Noteholders arising out of the application of any tax law, including federal, state, foreign or local income or excise taxes or any other tax imposed on or measured by income (or any interest, penalty or addition with respect thereto or arising from a failure to comply therewith) except for any such liability, cost or expense attributable to any act or omission by the Owner Trustee or the Company (or such designee Owner, as applicable), as the case may be, in breach of its obligations under this Agreement.



                                   ARTICLE VI

                     Authority and Duties of Owner Trustee

         SECTION 6.01. General Authority. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party and any amendment or other agreement or instrument described in Section 3.11, in each case, in such form as the Company shall approve, as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator recommends with respect to the Basic Documents.

         SECTION 6.02. General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the Basic Documents to which the Trust is a party and to administer the Trust in the interest of the Owners, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Basic Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

         SECTION 6.03. Action upon Instruction. (a) Subject to Article IV and in accordance with the terms of the Basic Documents, the Owners may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Owners pursuant to Article IV.

         (b) The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

         (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Owners requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Owners received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Owners, and shall have no liability to any Person for such action or inaction.

         (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Owners requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Owners, and shall have no liability to any Person for such action or inaction.

         SECTION 6.04. No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.03; and no implied duties or obligations shall be read into this Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

         SECTION 6.05. No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.03.

         SECTION 6.06. Restrictions. The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in
Section 2.03 or (b) that, to the actual knowledge of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for federal income tax purposes. The Owners shall not direct the Owner Trustee to take action that would violate the provisions of this Section.



                                  ARTICLE VII

                            Concerning Owner Trustee

         SECTION 7.01. Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts, but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

         (a) The Owner Trustee shall not be liable for any error of judgment made in good faith by the Owner Trustee;

         (b) The Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator or any Owner;

         (c) No provision of this Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

         (d) Under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes or any amounts payable on the Certificates;

         (e) The Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or the Company or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate, or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any Owner, other than as expressly provided for herein or expressly agreed to in the Basic Documents;

         (f) The Owner Trustee shall not be liable for the default or misconduct of the Administrator, CFC, as Seller or Depositor, the Company, the Indenture Trustee or the Servicer under any of the Basic Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer or CFC, as Depositor or as Seller, under the Sale and Servicing Agreement; and

         (g) The Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of any of the Owners, unless such Owners have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

         SECTION 7.02. Furnishing of Documents. The Owner Trustee shall furnish to the Owners, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

         SECTION 7.03. Representations and Warranties. The Owner Trustee hereby represents and warrants to the Company, for the benefit of the Owners, that:

         (a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

         (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

         (c) Neither the execution or the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby, nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

         SECTION 7.04. Reliance; Advice of Counsel. (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

         (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Agreement or any Basic Document.

         SECTION 7.05. Not Acting in Individual Capacity. Except as provided in this Article VII, in accepting the trusts hereby created Chase Manhattan Bank Delaware acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

         SECTION 7.06. Owner Trustee Not Liable for Certificates or Receivables. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Owner Trustee on the Certificates) shall be taken as the statements of the Depositor and the Company, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Basic Document or of the Certificates (other than the signature and countersignature of the Owner Trustee on the Certificates) or the Notes, or of any Receivable or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor, the Company or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee.

         SECTION 7.07. Owner Trustee May Own Certificates and Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Certificates or Notes and may deal with the Depositor, the Company, the Administrator, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

         SECTION 7.08. Pennsylvania Motor Vehicle Sales Finance Act Licenses. The Owner Trustee, in its individual capacity, shall use its best efforts to maintain, and the Owner Trustee, as Owner Trustee, shall cause the Trust to use its best efforts to maintain, the effectiveness of all licenses required under the Pennsylvania Motor Vehicle Sales Finance Act in connection with this Agreement and the Basic Documents and the transactions contemplated hereby and thereby until such time as the Trust shall terminate in accordance with the terms hereof.



                                  ARTICLE VIII

                         Compensation of Owner Trustee

         SECTION 8.01. Owner Trustee's Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Depositor and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Depositor for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

         SECTION 8.02. Indemnification. The Depositor shall be liable as primary obligor for, and shall indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Depositor shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.01. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Depositor, which approval shall not be unreasonably withheld.

         SECTION 8.03. Payments to Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.



                                   ARTICLE IX

                         Termination of Trust Agreement

         SECTION 9.01. Termination of Trust Agreement. (a) The Trust shall dissolve upon the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture, the Sale and Servicing Agreement and Article V. The bankruptcy, liquidation, dissolution, death or incapacity of any Owner shall not (x) operate to dissolve or terminate this Agreement or the Trust or (y) entitle such Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Owner Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

         (b) Except as provided in Section 9.01(a), none of the Depositor, the Company or any Owner shall be entitled to revoke, dissolve or terminate the Trust.

         (c) Notice of any dissolution of the Trust, specifying the Payment Date upon which Certificateholders shall surrender their Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to Certificateholders mailed within five Business Days of receipt of a termination notice of such termination from the Servicer given pursuant to Section 9.01(c) of the Sale and Servicing Agreement, stating (i) the Payment Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Payment Date pursuant to
Section 5.02.

         In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Subject to applicable escheat laws, any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Paying Agent to the Company.

         (d) Upon the winding up of the Trust in accordance with Section 3808 of the Business Trust Statute, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Business Trust Statute and the Trust and this Agreement (other than Article
VIII) shall terminate and be of no further force or effect..



                                   ARTICLE X

             Successor Owner Trustees and Additional Owner Trustees

         SECTION 10.01. Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a corporation satisfying the provisions of
Section 3807(a) of the Business Trust Statute; authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) time deposits that are rated at least A-1 by Standard & Poor's and P-1 by Moody's. If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

         SECTION 10.02. Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

         If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign after written request therefor by the Administrator, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may remove the Owner Trustee. If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee, and shall pay all fees owed to the outgoing Owner Trustee.

         Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

         SECTION 10.03. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

         No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.01.

         Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice thereof to all Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Administrator shall fail to mail such notice within 10 days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

         SECTION 10.04. Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that such corporation shall be eligible pursuant to
Section 10.01 and, provided, further, that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

         SECTION 10.05. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Financed Vehicle may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Administrator and Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to
Section 10.03.

         Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

         (a) All rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

         (b) No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

         (c) The Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

         Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.



                                   ARTICLE XI

                                 Miscellaneous

         SECTION 11.01. Supplements and Amendments. This Agreement may be amended by the Depositor, the Company and the Owner Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement (including for the issuance of Fixed Value Securities pursuant to Section 2.03 of the Sale and Servicing Agreement) or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

         This Agreement may also be amended from time to time by the Depositor, the Company and the Owner Trustee, with prior written notice to the Rating Agencies, with the consent of the Holders (as defined in the Indenture) of Notes evidencing not less than a majority of the Outstanding Amount of the Notes, the consent of the Holders of Certificates evidencing not less than a majority of the Percentage Interests evidenced by the Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes or of the Percentage Interests evidenced by the Certificates required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and Certificates.

         Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

         It shall not be necessary for the consent of Certificateholders, Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

         Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

         Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

         In connection with the execution of any amendment to this Agreement or any amendment of any other agreement to which the Issuer is a party, the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel to the effect that such amendment is authorized or permitted by the Basic Documents and that all conditions precedent in the Basic Documents for the execution and delivery thereof by the Issuer or the Owner Trustee, as the case may be, have been satisfied.

         SECTION 11.02. No Legal Title to Owner Trust Estate in Owners. The Owners shall not have legal title to any part of the Owner Trust Estate. The Owners shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Owners to and in their ownership interest in the Trust shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

         SECTION 11.03. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Company, the Owners, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         SECTION 11.04. Notices. (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Depositor, addressed to Chrysler Financial Company L.L.C., 27777 Franklin Road, Southfield, Michigan 48034, Attention of Assistant Secretary; if to the Company, addressed to Premier Receivables L.L.C., 27777 Franklin Road, Southfield, Michigan 48034, Attention of Assistant Secretary; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

         (b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         SECTION 11.05. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 11.06. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 11.07. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the Depositor, the Company and its permitted assignees, the Owner Trustee and its successors and each Owner and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by an Owner shall bind the successors and assigns of such Owner.

         SECTION 11.08. Covenants of Company. In the event that any litigation with claims in excess of $1,000,000 to which the Company is a party which shall be reasonably likely to result in a material judgment against the Company that the Company will not be able to satisfy shall be commenced by an Owner, during the period beginning nine months following the commencement of such litigation and continuing until such litigation is dismissed or otherwise terminated (and, if such litigation has resulted in a final judgment against the Company, such judgment has been satisfied), the Company shall not make any distribution on or in respect of its membership interests to any of its members, or repay the principal amount of any indebtedness of the Company held by CFC, unless (i) after giving effect to such distribution or repayment, the Company's liquid assets shall not be less than the amount of actual damages claimed in such litigation or (ii) the Rating Agency Condition shall have been satisfied with respect to any such distribution or repayment. The Company will not at any time institute against the Trust any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, this Agreement or any of the Basic Documents.

         SECTION 11.09. No Petition. The Owner Trustee, by entering into this Agreement, each Certificateholder, by accepting a Certificate, and the Indenture Trustee and each Noteholder, by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Company or the Trust, or join in any institution against the Company or the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, this Agreement or any of the Basic Documents.

         SECTION 11.10. No Recourse. Each Certificateholder by accepting a Certificate acknowledges that such Certificateholder's Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, the Servicer, the Company, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificates or the Basic Documents.

         SECTION 11.11. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 11.12. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 11.13. Certificate Transfer Restrictions. The Certificates may not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding a Certificate, the Holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

         SECTION 11.14. Depositor Payment Obligation. The Depositor shall be responsible for payment of the Administrator's fees under the Administration Agreement and shall reimburse the Administrator for all expenses and liabilities of the Administrator incurred thereunder. In addition, the Depositor shall be responsible for the payment of all fees and expenses of the Trust, the Owner Trustee and the Indenture Trustee paid by any of them in connection with any of their obligations under the Basic Documents to obtain or maintain any required license under the Pennsylvania Motor Vehicle Sales Finance Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                       CHRYSLER FINANCIAL COMPANY L.L.C.,
                                         as Depositor



                                       By:_____________________________
                                          Name:
                                          Title:



                                       PREMIER RECEIVABLES L.L.C.


                                       By: Chrysler Financial Receivables
                                           Corporation,
                                           as a Member



                                       By:_________________________________
                                          Name:
                                          Title:



                                        CHASE MANHATTAN BANK DELAWARE,
                                        not in its individual capacity but
                                        solely as Owner Trustee



                                        By:_________________________________
                                           Name:
                                           Title:

                                                                 EXHIBIT A

                              Form of Certificate


THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. IN ADDITION, THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS AND CONDITIONS SET FORTH IN
SECTION 3.04 OF THE TRUST AGREEMENT UNDER WHICH THIS CERTIFICATE IS ISSUED (A COPY OF WHICH TRUST AGREEMENT IS AVAILABLE FROM THE OWNER TRUSTEE OR UPON REQUEST), INCLUDING RECEIPT BY THE OWNER TRUSTEE OF AN INVESTMENT LETTER IN WHICH THE TRANSFEREE MAKES CERTAIN REPRESENTATIONS.


No. R-1                                            Percentage Interest: ____%


                       DAIMLERCHRYSLER AUTO TRUST 200_-_

                                  CERTIFICATE

evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of retail installment sale contracts and the Amortizing Payments on the Fixed Value Receivables (each as defined herein) secured by new and used automobiles and light duty trucks.

(This Certificate does not represent an interest in or obligation of Chrysler Financial Company L.L.C. or any of its affiliates, except to the extent described below.)

         THIS CERTIFIES THAT ______________________________________. is the
registered owner of a __________________________________ PERCENT nonassessable, fully-paid, undivided percentage interest in DaimlerChrysler Auto Trust 200_-_ (the "Trust"), formed by Chrysler Financial Company L.L.C., a Michigan limited liability company (the "Depositor"), and Premier Receivables L.L.C., a Michigan limited liability company (the "Company").

                 OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Trust Agreement.

                                                CHASE MANHATTAN BANK DELAWARE,
CHASE MANHATTAN BANK DELAWARE,                  or  as Owner Trustee
as Owner Trustee
                                                by:  THE CHASE MANHATTAN BANK,
                                                     as Authenticating Agent

by:____________________________                 by:  __________________________
   Authorized Signatory                              Authorized Signatory

         The Trust was created pursuant to a Trust Agreement dated as of _________, 200_, as amended and restated by an Amended and Restated Trust Agreement dated as of _________, 200_ (as so amended and restated and further amended or supplemented from time to time, the "Trust Agreement"), among the Depositor, the Company and Chase Manhattan Bank Delaware, as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement or the Sale and Servicing Agreement dated as of _________, 200_ (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), between the Trust and the Depositor, as seller and as servicer (in such capacity, the "Servicer"), as applicable.

         This Certificate is one of the duly authorized class of certificates designated as "Certificates" (the "Certificates"). Also issued under an Indenture dated as of _________, 200_ (the "Indenture"), between the Trust and __________________________, as indenture trustee, are the four classes of Notes designated as "Class A-1
 _____% Asset Backed Notes," "Class A-2 ____% Asset Backed Notes," "Class A-3
____% Asset Backed Notes" and "Class A-4 ______% Asset Backed Notes" (collectively, the "Notes"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound. The property of the Trust consists of a pool of retail installment sale contracts for new and used automobiles and light duty trucks and the Amortizing Payments on the Fixed Value Receivables (collectively, the "Receivables"), all monies received on or after _________, 200_, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and certain other rights under the Trust Agreement and the Sale and Servicing Agreement and all proceeds of the foregoing. The term "Fixed Value Receivables" shall mean retail sale contracts secured by new automobiles or light duty trucks with a series of fixed level payment monthly installments (the "Amortizing Payments") and a final fixed value payment that is greater than each Amortizing Payment. Distributions, if any, in respect of this Certificate will be made pursuant to Section 5.02 of the Trust Agreement.

         It is the intent of the Depositor, the Company, the Servicer and the Certificateholder that, for purposes of federal income, state and local income and single business tax and any other income taxes, the Trust will be treated as a security arrangement for the issuance of debt by the sole Certificateholder. The Company, by acceptance of the Certificates, agrees to treat, and to take no action inconsistent with the above treatment for so long as the Company is the sole Owner.

         Solely in the event the Certificates are held by more than a single Owner, it is the intent of the Depositor, the Company, the Servicer and the Certificateholders that, for purposes of federal income, state and local income and single business tax and any other income taxes, the Trust will be treated as a partnership and the Certificateholders (including the Company) will be treated as partners in the partnership. The Company and the other Certificateholders, by acceptance of a Certificate, agree to treat, and to take no action inconsistent with the Treatment of, the Certificates for such tax purposes as partnership interests in the Trust.

         Each Certificateholder, by its acceptance of a Certificate covenants and agrees that such Certificateholder will not at any time institute against the Company, or join in any institution against the Company of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, the Trust Agreement or any of the Basic Documents.

         Distributions on this Certificate will be made as provided in the Trust Agreement by the Paying Agent by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Paying Agent in the Borough of Manhattan, The City of New York.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

         THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.

                                      DAIMLERCHRYSLER AUTO TRUST 200_-_

                                      by:  CHASE MANHATTAN BANK DELAWARE,
                                           not in its individual
                                           capacity but solely as
                                           Owner Trustee




Dated:                                by:___________________________________
                                                 Authorized Signatory

                            [REVERSE OF CERTIFICATE]


         The Certificates do not represent an obligation of, or an interest in, the Depositor, the Servicer, the Company, the Owner Trustee or any affiliates of any of them and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated herein or in the Trust Agreement or the Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Sale and Servicing Agreement. A copy of each of the Sale and Servicing Agreement and the Trust Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.

         The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Company and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor, the Company and the Owner Trustee with the consent of the Holders of the Certificates and the Notes, each voting as a class, evidencing not less than a majority of the Percentage Interests evidenced by the outstanding Certificates or a majority of the Outstanding Amount of the Notes of each such class. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is The Chase Manhattan Bank, New York, New York.

         Except as provided in the Trust Agreement, the Certificates are issuable only as registered Certificates. As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement and the Sale and Servicing Agreement and the disposition of all property held as part of the Owner Trust Estate. The Servicer of the Receivables may at its option purchase the Owner Trust Estate at a price specified in the Sale and Servicing Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificates; provided, however, such right of purchase is exercisable only as of the last day of any Collection Period as of which the Pool Balance is less than or equal to 10% of the Original Pool Balance.

         The Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity or which uses plan assets to acquire Certificates (each, a "Benefit Plan"). By accepting and holding this Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

                                   ASSIGNMENT


         FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE



------------------------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)

the within Certificate, and all rights thereunder, and hereby irrevocably constitutes and appoints _________________________, attorney, to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.


Dated:                       ________________________________________*/
                                           Signature Guaranteed:


                                       ____________________________*/



-----------------

  */ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                    EXHIBIT B

       Form of Certificate of Trust of DaimlerChrysler Auto Trust 200_-_


                  THIS Certificate of Trust of DaimlerChrysler Auto Trust 200_-_ (the "Trust"), dated ___________, 200_, is being duly executed and filed by Chase Manhattan Bank Delaware, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code, ss. 3801 et seq.).

                  1. Name. The name of the business trust formed hereby is DAIMLERCHRYSLER AUTO TRUST 200_-_.

                  2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trustee Administration Department.

                  3. Effective Date. This Certificate of Trust shall be effective upon its filing with the Secretary of State of the State of Delaware.


                  IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                         CHASE MANHATTAN BANK DELAWARE,
                                         not in its individual capacity
                                         but as owner trustee under
                                         the Trust Agreement dated as of
                                         ____________, 200__-__



                                         by:__________________________________
                                                Name:
                                                Title:

                                                                  EXHIBIT C


                         FORM OF TRANSFEROR CERTIFICATE


                               [DATE]


[Seller]
[Seller Address]
[Owner Trustee]
[Owner Trustee Address]

                  Re:   DaimlerChrysler Auto Trust 200_-_ Certificates

Ladies and Gentlemen:

                  In connection with our disposition of the above-referenced Certificates (the "Certificates") we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being transferred by us in a transaction that is exempt from the registration requirements of the Act and (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act.

                                    Very truly yours,

                                    [NAME OF TRANSFEROR]




                                    By:___________________________________
                                          Authorized Officer

                                                                    EXHIBIT D


                           FORM OF INVESTMENT LETTER

                           [DATE]

[Seller]
[Seller Address]
[Owner Trustee]
[Owner Trustee Address]

                  Re:      DaimlerChrysler Auto Trust 200_-_ Certificates

Ladies and Gentlemen:

                  In connection with our acquisition of the above-referenced Certificates (the "Certificates") we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the seller concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (f) below), (e) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action that would result in a violation of Section 5 of the Act or any state securities laws and (f) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act and in compliance with any relevant state securities laws or is exempt from such registration requirements and, if requested, we will at our expense provide an Opinion of Counsel satisfactory to the addresses of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Amended and Restated Trust dated as of _________, 200_, between Chrysler Financial Company L.L.C., as Depositor, Premier Receivables L.L.C. and Chase Manhattan Bank Delaware, as Owner Trustee.

                                    Very truly yours,

                                    [NAME OF TRANSFEROR]



                                    By:______________________________
                                          Authorized Officer

                                                                 EXHIBIT E


                            FORM OF RULE 144A LETTER


                           [DATE]

[Seller]
[Seller Address]
[Owner Trustee]
[Owner Trustee Address]

                  Re:      DaimlerChrysler Auto Trust 200_-_ Certificates

Ladies and Gentlemen:

                  In connection with our acquisition of the above-referenced Certificates (the "Certificates") we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the seller concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we have not, nor has anyone acting on our behalf, offered, transferred, pledged, sold or otherwise disposed of the Certificates or any interest in the Certificates, or solicited any offer to buy, transfer, pledge or otherwise dispose of the Certificates or any interest in the Certificates from any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of Section 5 of the Act or any state securities laws or require registration pursuant thereto, and we will not act, or authorize any person to act, in such manner with respect to the Certificates, (e) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Act. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A or (ii) pursuant to another exemption from registration under the Act.

                                    Very truly yours,

                                    [NAME OF TRANSFEROR]



                                    By:________________________________
                                          Authorized Officer

                                                                   EXHIBIT 4.5




==============================================================================








                             AMENDED AND RESTATED

                                TRUST AGREEMENT


                                     among


                      Chrysler Financial Company L.L.C.,
                                 as Depositor,


                          [-------------------------]

                                      and


                        [-----------------------------]
                               as Owner Trustee



                          Dated as of _________, 200_








==============================================================================



                               Table of Contents
                                                                                                               Page
                                                                                                               ----
                                   ARTICLE I
                                  Definitions

         SECTION 1.01.         Capitalized Terms..................................................................1
         SECTION 1.02.         Other Definitional Provisions......................................................4

                                  ARTICLE II
                                 Organization

         SECTION 2.01.         Name...............................................................................4
         SECTION 2.02.         Office.............................................................................4
         SECTION 2.03.         Purposes and Powers................................................................5
         SECTION 2.04.         Appointment of Owner Trustee.......................................................5
         SECTION 2.05.         Initial Capital Contribution of Series Owner Trust Estate..........................6
         SECTION 2.06.         Declaration of Trust...............................................................6
         SECTION 2.07.         Liability of Owners................................................................6
         SECTION 2.08.         Title to Trust Property............................................................6
         SECTION 2.09.         Situs of Trust.....................................................................6
         SECTION 2.10.         Subdivision........................................................................7
         SECTION 2.11.         Representations and Warranties of Depositor and Company............................8

                                  ARTICLE III
                 Trust Certificates and Transfer of Interests

         SECTION 3.01.         Initial Ownership; Beneficial Interests in the Trust..............................10
         SECTION 3.02.         The Trust Certificates............................................................10
         SECTION 3.03.         Authentication of Trust Certificates..............................................10
         SECTION 3.04.         Registration of Transfer and Exchange of Trust Certificates; Limitations
                               on Transfer.......................................................................10
         SECTION 3.05.         Mutilated, Destroyed, Lost or Stolen Trust Certificates...........................12
         SECTION 3.06.         Persons Deemed Owners.............................................................12
         SECTION 3.07.         Access to List of Certificateholders' Names and Addresses.........................12
         SECTION 3.08.         Maintenance of Office or Agency...................................................13
         SECTION 3.09.         Appointment of Paying Agent.......................................................13
         SECTION 3.10.         Fixed Value Securities............................................................14
         SECTION 3.11.         Definitive Trust Certificates.....................................................15

                                  ARTICLE IV
                           Actions by Owner Trustee

         SECTION 4.01.         Prior Notice to Owners with Respect to Certain Matters............................15
         SECTION 4.02.         Action by Owners with Respect to Certain Matters..................................16
         SECTION 4.03.         Action by Owners with Respect to Bankruptcy.......................................16
         SECTION 4.04.         Restrictions on Owners' Power.....................................................16
         SECTION 4.05.         Majority Control..................................................................16

                                   ARTICLE V
                  Application of Trust Funds; Certain Duties

         SECTION 5.01.         Establishment of Trust Account....................................................16
         SECTION 5.02.         Application of Trust Funds........................................................17
         SECTION 5.03.         Method of Payment.................................................................17
         SECTION 5.04.         No Segregation of Moneys; No Interest.............................................18
         SECTION 5.05.         Accounting and Reports to Owners, Internal Revenue Service and Others.............18

                                  ARTICLE VI
                     Authority and Duties of Owner Trustee

         SECTION 6.01.         General Authority.................................................................18
         SECTION 6.02.         General Duties....................................................................19
         SECTION 6.03.         Action upon Instruction...........................................................19
         SECTION 6.04.         No Duties Except as Specified in this Agreement or in Instructions................20
         SECTION 6.05.         No Action Except Under Specified Documents or Instructions........................20
         SECTION 6.06.         Restrictions......................................................................20

                                  ARTICLE VII
                           Concerning Owner Trustee

         SECTION 7.01.         Acceptance of Trusts and Duties...................................................21
         SECTION 7.02.         Furnishing of Documents...........................................................22
         SECTION 7.03.         Representations and Warranties....................................................22
         SECTION 7.04.         Reliance; Advice of Counsel.......................................................22
         SECTION 7.05.         Not Acting in Individual Capacity.................................................23
         SECTION 7.06.         Owner Trustee Not Liable for Trust Certificates or Receivables....................23
         SECTION 7.07.         Owner Trustee May Own Trust Certificates and Notes................................24
         SECTION 7.08.         Pennsylvania Motor Vehicle Sales Finance Act Licenses.............................24

                                 ARTICLE VIII
                         Compensation of Owner Trustee

         SECTION 8.01.         Owner Trustee's Fees and Expenses.................................................24
         SECTION 8.02.         Indemnification...................................................................24
         SECTION 8.03.         Payments to Owner Trustee.........................................................25

                                  ARTICLE IX
                Dissolution and Termination of Trust Agreement

         SECTION 9.01.         Dissolution of the Trust and Termination of Trust Agreement.......................25

                                   ARTICLE X
            Successor Owner Trustees and Additional Owner Trustees

         SECTION 10.01.        Eligibility Requirements for Owner Trustee........................................26
         SECTION 10.02.        Resignation or Removal of Owner Trustee...........................................26
         SECTION 10.03.        Successor Owner Trustee...........................................................27
         SECTION 10.04.        Merger or Consolidation of Owner Trustee..........................................27
         SECTION 10.05.        Appointment of Co-Trustee or Separate Trustee.....................................27

                                  ARTICLE XI
                                 Miscellaneous

         SECTION 11.01.        Supplements and Amendments........................................................29
         SECTION 11.02.        No Legal Title to any Series Owner Trust Estate in Owners.........................30
         SECTION 11.03.        Limitations on Rights of Others...................................................30
         SECTION 11.04.        Notices...........................................................................30
         SECTION 11.05.        Severability......................................................................31
         SECTION 11.06.        Separate Counterparts.............................................................31
         SECTION 11.07.        Successors and Assigns............................................................31
         SECTION 11.08.        Covenants of Company..............................................................31
         SECTION 11.09.        No Petition.......................................................................31
         SECTION 11.10.        No Recourse.......................................................................31
         SECTION 11.11.        Headings..........................................................................32
         SECTION 11.12.        GOVERNING LAW.....................................................................32
         SECTION 11.13.        Trust Certificate Transfer Restrictions...........................................32
         SECTION 11.14.        Depositor Payment Obligation......................................................32



                                   EXHIBITS

EXHIBIT A         Form of Trust Certificate.....................................................A-1
EXHIBIT B         Form of Certificate of Trust of DaimlerChrysler Auto Trust __-_...............B-1
EXHIBIT C         Form of Transferor Certificate................................................C-1
EXHIBIT D         Form of Investment Letter.....................................................D-1
EXHIBIT E         Form of Rule 144A Letter......................................................E-1
EXHIBIT F         Form of Supplement............................................................F-1


     AMENDED AND RESTATED TRUST AGREEMENT dated as of _______, 200_, among Chrysler Financial Company L.L.C., a Michigan limited liability company, as depositor (the "Depositor"), [__________________________] (the
     "Company"), a __________________________________, and
     [______________________________], a ___________ ______________, as owner trustee (the "Owner Trustee").

     WHEREAS, the Depositor, the Owner Trustee and the Company entered into a Trust Agreement dated as of ___________, 200_ (the "Trust Agreement");

     WHEREAS, the Trust Agreement is being amended and restated as of _______, 200_;

     WHEREAS, the Trust may purchase Receivables from the Depositor from time to time; each group of Receivables so purchased will support a separate series of Notes and/or Certificate issued by the Trust from time to time;

     WHEREAS, the Depositor and the Company may enter into separate Purchase Agreements from time to time, pursuant to which the Depositor will assign to the Company any and all of the Depositor's rights and interests with respect to the receipt of amounts from the Reserve Account for a Series and with respect to any Fixed Value Payments for a Series; and

     WHEREAS, in connection therewith, the Company is willing to assume certain obligations pursuant hereto;

     NOW, THEREFORE, the Depositor, the Company and the Owner Trustee hereby agree as follows:

                                  ARTICLE I

                                  Definitions

     SECTION 1.01. Capitalized Terms. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

     "Administration Agreement": with respect to a Series, as defined in the related Supplement.

     "Administration" shall mean Chrysler Financial Company L.L.C. and its successors and permitted assigns.

     "Agreement" shall mean this Amended and Restated Trust Agreement and all amendments hereof and supplements hereto, including each Supplement.

     "Basic Documents" shall mean, with respect to a Series, the Purchase Agreement, the Sale and Servicing Agreement, the Indenture, the Administration Agreement and the Note Depository Agreement, each as defined in the related Supplement, and the other documents and certificates delivered in connection therewith.

     "Benefit Plan" shall have the meaning assigned to such term in Section
11.13.

     "Business Trust Statute" shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 ET SEQ., as the same may be amended from time to time.

     "Certificate of Trust" shall mean the Certificate of Trust in the form of Exhibit B filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

     "Certificate Register" and "Certificate Registrar" shall mean the register mentioned in and the registrar appointed pursuant to Section 3.04.

     "Certificateholder" or "Holder" shall mean a Person in whose name a Trust Certificate is registered.

     "CFC" shall mean Chrysler Financial Company L.L.C., a Michigan limited liability company, and any successor in interest.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

     "Company": with respect to a Series, as defined in the related
Supplement.

     "Corporate Trust Office" shall mean, with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at ______________________________, ______________, or at such other address as the Owner Trustee may designate by notice to the Owners, the Depositor and the Company, or the principal corporate trust office of any successor Owner Trustee at the address designated by such successor Owner Trustee by notice to the Owners, the Depositor and the Company.

     "Depositor" shall mean CFC in its capacity as depositor hereunder.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Expenses" shall have the meaning assigned to such term in Section 8.02.

     "Indemnified Parties" shall have the meaning assigned to such term in
Section 8.02.

     "Indenture": with respect to a Series, as defined in the related
Supplement.

     "Note Depository Agreement": with respect to a Series, as defined in the related Supplement.

     "Opinion of Counsel" means one or more written opinions of counsel, who may be an employee of or counsel to the Seller, the Company or the Servicer, which counsel shall be acceptable to the Indenture Trustee, the Owner Trustee or the Rating Agencies, as applicable.

     "Owner" shall mean each Holder of a Trust Certificate.

     "Owner Trustee" shall mean _____________________________, a
__________________ _______ corporation, not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

     "Paying Agent" shall mean any paying agent or co-paying agent appointed pursuant to Section 3.09 and shall initially be ________________________.

     "Percentage Interest" means, as to any Trust Certificate of any Series, the percentage interest, specified on the face thereof, in the distributions on the Trust Certificates of such Series pursuant to this Agreement and the related Supplement.

     "Record Date" shall mean, with respect to any Distribution Date, the 15th day of the month preceding such Distribution Date.

     "Sale and Servicing Agreement": with respect to a Series, as defined in the related Supplement.

     "Secretary of State" shall mean the Secretary of State of the State of Delaware.

     "Series" shall mean any series of Notes and/or Trust Certificates, which may include a class or classes of Notes and/or Trust Certificates.

     "Series Certificate Distribution Account" shall have the meaning assigned to such term in Section 5.01.

     "Series Owner Trust Estate": with respect to a Series, as defined in the related Supplement.

     "Subdivision" shall mean, with respect to a Series, a separate subdivision of this Trust, within the meaning of Section 3806(b)(2) of the Business Trust Statute, containing assets separate and apart from all other assets of the Trust, all as specified in the related Supplement.

     "Supplement" shall mean, with respect to a Series, a supplement to this Agreement executed in connection with the issuance of a Series of Notes and/or Trust Certificates.

     "Treasury Regulations" shall mean regulations, including proposed or temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

     "Trust" shall mean the trust established by this Agreement.

     "Trust Certificate" shall mean a certificate evidencing the beneficial interest of an Owner in the Trust, or, if specified in such certificate, in a separate Subdivision for a Series substantially in the form attached hereto as Exhibit A.

     SECTION 1.02. Other Definitional Provisions. (a) With respect to a Series, capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Sale and Servicing Agreement for such Series or, if not defined therein, in the Indenture for such Series.

     (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

     (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

     (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                  ARTICLE II

                                 Organization

     SECTION 2.01 Name. The Trust created hereby shall be known as "DaimlerChrysler Auto Trust ____-_," in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

     SECTION 2.02. Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Owners, the Depositor and the Company.

     SECTION 2.03. Purposes and Powers. (a) The purpose of the Trust is to engage in the following activities:

          (i) to issue one or more Series of Notes pursuant to the related Indenture or Indentures and one or more Series of the Trust Certificates pursuant to this Agreement and the related Supplement or Supplements and to sell the Notes and the Trust Certificates;

         (ii) with the proceeds of the sale of the Notes and the Trust Certificates of a Series, to purchase the Receivables for such Series, to fund the Reserve Account, if any, for such Series, and to pay the balance to the Depositor pursuant to the Sale and Servicing Agreement for such Series;

        (iii) to pay the organizational, start-up and transactional expenses of the Trust for each Series;

         (iv) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate of a Series pursuant to the Indenture for such Series and to hold, manage and distribute to the Owners pursuant to the terms of the Sale and Servicing Agreement for such Series any portion of the Trust Estate of such Series released from the Lien of, and remitted to the Trust pursuant to, such Indenture;

          (v) to enter into and perform its obligations under the Basic Documents for each Series to which it is to be a party;

         (vi) to sell the Fixed Value Payments of a Series to the Depositor and, if requested by the Company for such Series (as assignee of the Depositor), subsequently to acquire the related Fixed Value Payments and to issue and sell the Fixed Value Securities;

        (vii) to engage in those activities, including entering into agreements, that are necessary or suitable to accomplish the foregoing or are incidental thereto or connected therewith; and

       (viii) subject to compliance with the Basic Documents of each Series, to engage in such other activities as may be required in connection with conservation of the Series Owner Trust Estate for such Series and the making of distributions to the related Owners and the related Noteholders and in respect of the Fixed Value Securities for such Series.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents for a Series.

     SECTION 2.04. Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and in the Business Trust Statute.

     SECTION 2.05. Initial Capital Contribution of Series Owner Trust Estate. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Series Owner Trust Estate and shall be deposited in the Certificate Distribution Account. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

     SECTION 2.06. Declaration of Trust. The Owner Trustee hereby declares that it will hold each Series Owner Trust Estate in trust upon and subject to the conditions set forth herein and the related Supplement for the use and benefit of the related Owners, subject to the obligations of the Trust under the related Basic Documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, with respect to each Series and the related Subdivision (i) so long as there is a sole Owner with respect to such Subdivision, such Subdivision shall be treated as a security arrangement, with the assets of such Subdivision being the Receivables and other assets held in such Subdivision, the owner of such Receivables being the sole Owner and the Notes of such Series being non-recourse debt of such sole Owner and (ii) if there is more than one Owner, such Subdivision shall be treated as a partnership for income and franchise tax purposes, with the assets of the partnership being the related Receivables and other assets held by the Trust in such Subdivision, the partners of the partnership being such Owners (including the Company as assignee of the Depositor pursuant to the Purchase Agreement for such Series, in its capacity as recipient of distributions from the Reserve Account for such Series) and such Notes being debt of the partnership. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust and its Subdivisions as provided in the preceding sentence for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust.

     SECTION 2.07. Liability of Owners. The Owners (including the Company) shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware.

     SECTION 2.08. Title to Trust Property. Legal title to all of the Series Owner Trust Estate of each Series shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of a Series Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

     SECTION 2.09. Situs of Trust. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. The Trust shall not have any employees in any state other than Delaware; PROVIDED, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or New York, and payments will be made by the Trust only from Delaware or New York. The only office of the Trust will be at the Corporate Trust Office in Delaware.

     SECTION 2.10. Subdivision. (a) Each Supplement for a Series will create a separate Subdivision, which shall contain the Series Owner Trust Estate for such Series, which will consist of the Receivables and other assets specified in such Supplement. The holders of the Notes and Trust Certificates of a Series shall only have an interest in and rights and claims to the Subdivision for such Series and the Series Owner Trust Estate for such Subdivision, and shall not have, and hereby agree that they will not have, any interest in or rights or claims to the Subdivision for any other Series and the related Series Owner Trust Estate. The holders of the Trust Certificates of any Series shall not have legal title to any part of the Series Owner Trust Estate related to such Series of Trust Certificates.

     (b) Upon the written direction of the Depositor, the Owner Trustee and the Depositor shall enter into one or more Supplements, providing for the issuance of separate Series of Trust Certificates. Each Series shall be a separate Series of the Trust within the meaning of Section 3806(b)(2) of the Business Trust Statute. Separate and distinct records (including tax records) shall be maintained for each Series and the Series Owner Trust Estate associated with each such Series shall be maintained for each Series and the Series Owner Trust Estate associated with each such Series shall be held in the Trust and accounted for separately from the Series Owner Trust Estate of any other Series. Except as specified in this Agreement or in any Supplement, the Series Owner Trust Estate of any Series shall not be subject to claims, debts, liabilities, expenses or obligations arising from or with respect to the Trust or any other Series. The debts, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the related Series Owner Trust Estate only and not against the assets of the Trust generally or any other Series. Notice of this limitation on inter-series liabilities shall be set forth in the Certificate of Trust (whether originally or by amendment) as filed with the Secretary of State pursuant to the Business Trust Statute, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Business Trust Statute relating to limitations on inter-series liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate Trust) shall become applicable to the Trust and each Series of Trust Certificates.

     (c) Each Supplement shall contain provisions requiring that neither the Depositor nor any Holder of a Trust Certificate of the related Series of Trust Certificates shall direct the Owner Trustee to (i) take any action that would cause the Series Owner Trust Estate of the related Series to be substantively consolidated into any other Series Owner Trust Estate of any other Series such that it will have its separate existence disregarded in the event of an insolvency event with respect to any Certificateholder of such Series, the Trust or another Series, (ii) to commingle any of the Series Owner Trust Estate of the related Series with the Series Owner Trust Estate of any other Series, (iii) to maintain the corporate, financial and accounting books and records and statements of the related Series, if any, in a manner such that they cannot be separated from those of any other Series, (iv) to take any action that would cause (a) the funds and other assets of the related Series, if any, not be identifiable or the bank accounts, corporate records and books of account, if any, of the related Series not to be inseparable from those of any other Series and (b) the Trust to pay, other than from assets of the related Series, any obligations or indebtedness of any kind incurred by the related Series and payable by the Trust pursuant to this agreement, (v) to maintain the assets and liabilities of the related Series so that they are not readily ascertainable from those of any other Series and subject to segregation without requiring substantial time or expense to effect and account for such segregated assets and liabilities, (vi) to take any actions with respect to the related Series except in its capacity as Owner Trustee in respect of such Series. The Administrator shall have the right to take any action on behalf of the Trust to enforce the foregoing provisions of each Supplement for the benefit of the Trust and of each Series.

     SECTION 2.11. Representations and Warranties of Depositor and Company.
(a) The Depositor hereby represents and warrants, as of the date on which this Agreement is executed and delivered and as of each date on which a Supplement is executed and delivered, to the Owner Trustee that:

          (i) The Depositor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Michigan, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

         (ii) The Depositor is duly qualified to do business as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications.

        (iii) The Depositor has the power and authority to execute and deliver this Agreement and any Supplement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and the Depositor has duly authorized such sale and assignment and deposit to the Trust by all necessary action; and the execution, delivery and performance of this Agreement have been duly authorized by the Depositor by all necessary action.

         (iv) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or operating agreement of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents for a Series); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

          (v) To the Depositor's best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (A) asserting the invalidity of this Agreement or any Supplement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or any Supplement.

         (vi) The representations and warranties of the Company and the Depositor in Sections 3.01 and 3.02 of the Purchase Agreement for each Series are true and correct.

     (b) The Company hereby represents and warrants, as of the date on which this Agreement is executed and delivered and as of each date on which a Supplement is executed and delivered, to the Owner Trustee that:

          (i) The Company has been duly organized and is validly existing as a [limited liability company] in good standing under the laws of the jurisdiction of its organization, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

         (ii) The Company is duly qualified to do business as a foreign [limited liability company] in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications.

        (iii) The Company has the power and authority to execute and deliver this Agreement and any Supplement and to carry out its terms; the Company has full power and authority to purchase the Trust Certificates; and the execution, delivery and performance of this Agreement and any Supplement has been duly authorized by the Company by all necessary action.

         (iv) The consummation of the transactions contemplated by this Agreement and any Supplement and the fulfillment of the terms hereof and thereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or operating agreement of the Company, or any indenture, agreement or other instrument to which the Company is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents for a Series); nor violate any law or, to the best of the Company's knowledge, any order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or its properties.

          (v) There are no proceedings or investigations pending or, to the Company's best knowledge, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or its properties: (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement.

                                 ARTICLE III

                 Trust Certificates and Transfer of Interests

     SECTION 3.01. Initial Ownership; Beneficial Interests in the Trust. (a) Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.05 and until the issuance of the Trust Certificates for a Series, the Depositor shall be the sole beneficiary of the Trust.

     (b) Each holder of a Trust Certificate of a Series shall hold an exclusive, divided beneficial interest in the Series Owner Trust Estate of such Series.

     SECTION 3.02. The Trust Certificates. The Trust Certificates of a Series shall be issued in minimum denominations of a one percent Percentage Interest in the related Subdivision. A Trust Certificate shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee. Trust Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Agreement and the related Supplement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Trust Certificates or did not hold such offices at the date of authentication and delivery of such Trust Certificates.

     A transferee of a Trust Certificate shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder and the related Supplement upon such transferee's acceptance of a Trust Certificate duly registered in such transferee's name pursuant to Section 3.04.

     SECTION 3.03. Authentication of Trust Certificates. On the Closing Date, the Owner Trustee shall cause the Trust Certificates of a Series in an aggregate Percentage Interest equal to 100% to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president, any vice president, secretary or any assistant treasurer, without further corporate action by the Depositor, in authorized denominations. No Trust Certificate shall entitle its Holder to any benefit under this Agreement or the related Supplement or be valid for any purpose unless there shall appear on such Trust Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or ________________________, as the Owner Trustee's authenticating agent, by manual signature; such authentication shall constitute conclusive evidence that such Trust Certificate shall have been duly authenticated and delivered hereunder. All Trust Certificates shall be dated the date of their authentication.

     SECTION 3.04. Registration of Transfer and Exchange of Trust Certificates; Limitations on Transfer. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.08, a Certificate Register for each Series in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Trust Certificates of such Series and of transfers and exchanges of such Trust Certificates as herein provided. ________________________ shall be the initial Certificate Registrar.

     Unless otherwise provided in the related Supplement, the Trust Certificates of a Series will not be registered under the Securities Act and will not be listed on any exchange. No transfer of a Trust Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and state securities laws, in order to assure compliance with the Securities Act and such laws, the Holder desiring to effect such transfer and such Holder's prospective transferee shall each certify to the Owner Trustee in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit C (the "Transferor Certificate") and either Exhibit D (the "Investment Letter") or Exhibit E (the "Rule 144A Letter"). Except in the case of a transfer as to which the proposed transferee has PROVIDED a Rule 144A Letter, there shall also be delivered to the Owner Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trust or the Owner Trustee; provided that such Opinion of Counsel in respect of the applicable state securities laws may be a memorandum of law rather than an opinion if such counsel is not licensed in the applicable jurisdiction. The Depositor shall provide to any Holder of a Trust Certificate and any prospective transferee designated by any such Holder, information regarding the Trust Certificates and the Receivables and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Trust Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. Each Holder of a Trust Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Trust, the Owner Trustee, and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with federal and state securities laws. The Owner Trustee shall cause each Trust Certificate to contain a legend in the form set forth on the form of Trust Certificate attached hereto as Annex A.

     Upon surrender for registration of transfer of any Trust Certificate at the office or agency maintained pursuant to Section 3.08 and subject to the satisfaction of the preceding paragraph, the Owner Trustee shall execute, authenticate and deliver (or shall cause _____ ___________________ as its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Trust Certificates of the same Series in authorized denominations of a like aggregate Percentage Interest dated the date of authentication by the Owner Trustee or any authenticating agent; PROVIDED that, unless otherwise specified in the related Supplement, prior to such execution, authentication and delivery, the Owner Trustee shall have received an Opinion of Counsel to the effect that the proposed transfer will not cause the Trust to be characterized as an association (or a publicly traded partnership) taxable as a corporation or alter the tax characterization of the Notes of such Series for federal income tax purposes or Michigan income and single business tax purposes. At the option of a Holder, Trust Certificates may be exchanged for other Trust Certificates of such Series of authorized denominations of a like aggregate Percentage Interest upon surrender of the Trust Certificates to be exchanged at the office or agency maintained pursuant to Section 3.08.

     Every Trust Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Trust Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Owner Trustee in accordance with its customary practice.

     No service charge shall be made for any registration of transfer or exchange of Trust Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Trust Certificates.

     The preceding provisions of this Section notwithstanding, the Owner Trustee shall not make, and the Certificate Registrar shall not register transfers or exchanges of, Trust Certificates of a Series for a period of 15 days preceding the due date for any payment with respect to the Trust Certificates of such Series.

     SECTION 3.05. Mutilated, Destroyed, Lost or Stolen Trust Certificates. If
(a) any mutilated Trust Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate and
(b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Certificate has been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee or [______________________], as the Owner Trustee's authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate of the same Series of like tenor and denomination. In connection with the issuance of any new Trust Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Certificate of a Series issued pursuant to this Section shall constitute conclusive evidence of ownership in the related Subdivision, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

     SECTION 3.06. Persons Deemed Owners. Prior to due presentation of a Trust Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar or any Paying Agent may treat the Person in whose name any Trust Certificate is registered in the Certificate Register as the owner of such Trust Certificate for the purpose of receiving distributions pursuant to
Section 5.02 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar or any Paying Agent shall be bound by any notice to the contrary.

     SECTION 3.07. Access to List of Certificateholders' Names and Addresses. The Owner Trustee shall furnish or cause to be furnished to the Servicer and the Depositor, within 15 days after receipt by the Owner Trustee of a written request therefor from the Servicer or the Depositor, a list, in such form as the Servicer or the Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If a Certificateholder of a Series applies in writing to the Owner Trustee, and such application states that the applicant desires to communicate with other Certificateholders of such Series with respect to their rights under this Agreement and the related Supplement or under the Trust Certificates of such Series, then the Owner Trustee shall, within five Business Days after the receipt of such application, afford such applicant access during normal business hours to the current list of Certificateholders of such Series. Each Holder, by receiving and holding a Trust Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Company, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     SECTION 3.08. Maintenance of Office or Agency. The Owner Trustee shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Trust Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Trust Certificates and the Basic Documents may be served. The Owner Trustee initially designates _________ _________________________________________________________ as its office for such purposes. The Owner Trustee shall give prompt written notice to the Company and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

     SECTION 3.09. Appointment of Paying Agent. The Paying Agent shall make distributions to Certificateholders of a Series from the Certificate Distribution Account of such Series pursuant to the related Supplement and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from a Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent initially shall be ________________________, and any co-paying agent chosen by
_______________________ and acceptable to the Owner Trustee.
________________________ shall be permitted to resign as Paying Agent upon 30 days' written notice to the Owner Trustee. In the event that ________________________ shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which successor shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that, as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Section 7.01, 7.03, 7.04 and 8.01 shall apply to the Owner Trustee also in its role as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

     SECTION 3.10. Fixed Value Securities. Pursuant to the Sale and Servicing Agreement and the Purchase Agreement for a Series, promptly following the sale of the Standard Receivables and Fixed Value Receivables for such Series to the Trust on the Closing Date, the Trust will sell to the Depositor the related Fixed Value Payments in accordance with such Sale and Servicing Agreement. Neither the Depositor nor the Company (as assignee of the Depositor) shall transfer such Fixed Value Payments to any Person other than the Trust and except as contemplated by such Purchase Agreement. At any time after the Trust sells the Fixed Value Payments of a Series to the Depositor, at the option of the Company (as assignee of the Depositor) and upon 10 days prior written notice to the Owner Trustee and the Indenture Trustee for such Series, the Company will be permitted to sell to the Trust, and the Trust shall be obligated to purchase from the Company (subject to the availability of funds), all or any portion of such Fixed Value Payments due under the Receivables for such Series, subject to the terms and conditions of such Sale and Servicing Agreement. Upon any such sale, (i) the Depositor, the Company and the Owner Trustee will enter into an amendment to this Agreement and the related Supplement to provide for, at the election of the Company, the issuance of certificates representing ownership interests in the related Subdivision to the extent of such Fixed Value Payments due under such Receivables or the issuance of indebtedness by the Trust secured by such Fixed Value Payments due under such Receivables and to make any other provisions herein that are necessary or desirable in connection therewith and (ii) the Owner Trustee and the Depositor will enter into any other agreements or instruments related thereto as may be requested by the Company; PROVIDED, HOWEVER, that the Owner Trustee may, but shall not be obligated to, enter into any such amendment, agreement or instrument that affects the Owner Trustee's own rights, duties or immunities under this Agreement; and PROVIDED, FURTHER, that the obligation of the Owner Trustee to enter into any such amendment or other agreement or instrument is subject to the following conditions precedent:

     (a) Such amendment and other agreements and instruments, in forms satisfactory to the Owner Trustee and, in the case of amendments or agreements to be executed and delivered by the Indenture Trustee for such Series, such Indenture Trustee, shall have been executed by each other party thereto and delivered to the Owner Trustee;

     (b) The Company shall have delivered to the Owner Trustee and such Indenture Trustee an Officer's Certificate and an Opinion of Counsel to the effect that each condition precedent (including the requirement with respect to all required filings) provided by this Section has been complied with and such amendment or other agreement or instrument is authorized or permitted by this Agreement;

     (c) The Rating Agency Condition shall have been satisfied with respect to such sale and issuance;

     (d) Such sale and issuance and such amendment or other agreement or instrument shall not adversely affect in any material respect the interest of any Noteholder or Certificateholder of such Series, and the Company shall have provided to the Owner Trustee and such Indenture Trustee an Officer's Certificate to such effect;

     (e) The Owner Trustee and such Indenture Trustee shall have received an Opinion of Counsel to the effect that such sale and issuance will not have any material adverse tax consequence to the Trust, the related Subdivision or to any Noteholder or Certificateholder of such Series; and

     (f) All filings and other actions required to continue the first perfected interest of the Trust in the Series Owner Trust Estate and of such Indenture Trustee in the related Trust Estate shall have been duly made or taken by the Company.

     SECTION 3.11. Definitive Trust Certificates. Unless otherwise provided in the related Supplement, the Trust Certificates of a Series, upon original issuance, will be issued in definitive, fully registered form.

                                  ARTICLE IV

                           Actions by Owner Trustee

     SECTION 4.01. Prior Notice to Owners with Respect to Certain Matters. With respect to the following matters with respect to a Series and the related Subdivision, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders of such Series in writing of the proposed action and the Owners shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Owners have withheld consent or provided alternative direction:

     (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Receivables) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of the Receivables);

     (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

     (c) the amendment of the Indenture for such Series by a supplemental indenture in circumstances where the consent of any related Noteholder is required;

     (d) the amendment of the Indenture for such Series by a supplemental indenture in circumstances where the consent of any related Noteholder is not required and such amendment materially adversely affects the interests of the Owners of such Series;

     (e) the amendment, change or modification of the Administration Agreement for such Series, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Owners of such Series; or

     (f) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee for such Series or pursuant to this Agreement of a successor Certificate Registrar for such Series, or the consent to the assignment by such Note Registrar, Paying Agent or Indenture Trustee or Certificate Registrar of its obligations under the Indenture for such Series or this Agreement, as applicable.

     SECTION 4.02. Action by Owners with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the direction of the Owners, to
(a) remove the Administrator for a Series under the related Administration Agreement pursuant to the terms thereof, (b) appoint a successor Administrator pursuant to the terms of an Administration Agreement, (c) remove the Servicer under a Sale and Servicing Agreement pursuant to the terms thereof or (d) except as expressly provided in the Basic Documents of a Series, sell the related Receivables after the termination of the related Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Owners of the related Series.

     SECTION 4.03. Action by Owners with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Owners and the delivery to the Owner Trustee by each such Owner of a certificate certifying that such Owner reasonably believes that the Trust is insolvent.

     SECTION 4.04. Restrictions on Owners' Power. The Owners shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents of any Series or would be contrary to Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given.

     SECTION 4.05. Majority Control. Except as expressly provided herein, any action that may be taken by the Owners of a Series under this Agreement and the related Supplement may be taken by the Holders of Trust Certificates of such Series evidencing not less than a majority of the Percentage Interests evidenced by such Trust Certificates. Except as expressly provided herein or the related Supplement, any written notice of the Owners of a Series delivered pursuant to this Agreement and the related Supplement shall be effective if signed by Holders of Trust Certificates of such Series evidencing not less than a majority of the Percentage Interests evidenced by the Trust Certificates of such Series at the time of the delivery of such notice.

                                  ARTICLE V

                  Application of Trust Funds; Certain Duties

     SECTION 5.01. Establishment of Trust Account. The Owner Trustee, for the benefit of the Certificateholders of each Series, shall establish and maintain in the name of the Trust an Eligible Deposit Account for a single Series or two or more Series, as specified in the related Supplements (the "Series Certificate Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held solely for the benefit of the Certificateholders of the specified Series.

     The Owner Trustee shall possess all right, title and interest in all funds on deposit from time to time in each Series Certificate Distribution Account and in all proceeds thereof. Except as otherwise expressly provided herein or the related Supplement, each Series Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee solely for the benefit of the Certificateholders of the related Series. If, at any time, a Series Certificate Distribution Account ceases to be an Eligible Deposit Account, the Owner Trustee (or the Depositor on behalf of the Owner Trustee, if such Certificate Distribution Account is not then held by the Owner Trustee or an affiliate thereof) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Series Certificate Distribution Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Series Certificate Distribution Account.

     SECTION 5.02. Application of Trust Funds. (a) The holders of any Series of Trust Certificates shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with the provisions of this Article V.

     (b) With respect to each Series on each Distribution Date, the Owner Trustee will distribute to Certificateholders of such Series, on the basis of the Percentage Interest evidenced by their Trust Certificates, amounts deposited in the Series Certificate Distribution Account for such Series pursuant to the applicable provisions of the Sale and Servicing Agreement for such Series with respect to such Distribution Date.

     (c) On each Distribution Date for a Series, the Owner Trustee shall send to each Certificateholder of such Series the statement or statements provided to the Owner Trustee by the Servicer pursuant to the applicable provisions of the Sale and Servicing Agreement for such Series with respect to such Distribution Date.

     (d) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to an Owner, such tax shall reduce the amount otherwise distributable to such Owner in accordance with this Section. The Owner Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Owners of a Series sufficient funds from the related Series Certificate Distribution Account for the payment of any tax that is legally owed by the Trust in respect of such Owners (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to an Owner shall be treated as cash distributed to such Owner at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Owner), the Owner Trustee may in its sole discretion withhold such amounts in accordance with this paragraph.

     SECTION 5.03. Method of Payment. Subject to Section 9.01(c), distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the preceding Record Date by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Distribution Date, or, if not, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register.

     SECTION 5.04. No Segregation of Moneys; No Interest. Subject to Sections
5.01 and 5.02, moneys received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or the related Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

     SECTION 5.05. Accounting and Reports to Owners, Internal Revenue Service and Others. The Owner Trustee shall deliver to each Owner of a Series such information, reports or statements with respect to such Series as may be required by the Code and applicable Treasury Regulations and as may be required to enable each Owner to prepare its federal and state income tax returns. Unless otherwise provided in respect of a Series in the related Supplement, consistent with the Trust's characterization for tax purposes, as a security arrangement for the issuance of non-recourse debt, no federal income tax return shall be filed on behalf of the Trust unless either (i) the Owner Trustee shall receive an Opinion of Counsel that, based on a change in applicable law occurring after the date hereof, or as a result of a transfer by the Company permitted by Section 3.04, the Code requires such a filing or
(ii) the Internal Revenue Service shall determine that the Trust, or a Subdivision, is required to file such a return. Notwithstanding the preceding sentence, the Owner Trustee shall file Internal Revenue Service Form 8832 and elect for the Trust and each Subdivision to be treated as a domestic eligible entity with a single owner that is disregarded as a separate entity, which election shall remain in effect so long as the Company or any other party is the sole Owner. In the event that the Trust is required to file tax returns, the Owner Trustee shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Company (or if the Company no longer owns any Certificates, the Owner designated for such purpose by the Company to the Owner Trustee in writing) at least five (5) days before such returns are due to be filed. The Company (or such designee Owner, as applicable) shall promptly sign such returns and deliver such returns after signature to the Owner Trustee and such returns shall be filed by the Owner Trustee with the appropriate tax authorities. In no event shall the Owner Trustee or the Company (or such designee Owner, as applicable) be liable for any liabilities, costs or expenses of the Trust or the Noteholders arising out of the application of any tax law, including federal, state, foreign or local income or excise taxes or any other tax imposed on or measured by income (or any interest, penalty or addition with respect thereto or arising from a failure to comply therewith) except for any such liability, cost or expense attributable to any act or omission by the Owner Trustee or the Company (or such designee Owner, as applicable), as the case may be, in breach of its obligations under this Agreement.

                                  ARTICLE VI

                     Authority and Duties of Owner Trustee

     SECTION 6.01. General Authority. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents for each Series to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents of a Series to which the Trust is to be a party and any amendment or other agreement or instrument described in Section 3.10, in each case, in such form as the Company for the related Series shall approve, as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents of each Series. The Owner Trustee is further authorized from time to time to take such action as the Administrator recommends with respect to the Basic Documents for each Series.

     SECTION 6.02. General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement, each Supplement and the Basic Documents for each Series to which the Trust is a party and to administer the Trust in the interest of the Owners, subject to the Basic Documents for each Series and in accordance with the provisions of this Agreement and each Supplement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under a Supplement and the Basic Documents for each Series to the extent the Administrator has agreed in the Administration Agreement for the related Series to perform any act or to discharge any duty of the Owner Trustee hereunder or under such Supplement and any Basic Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement for the related Series.

     SECTION 6.03. Action upon Instruction. (a) Subject to Article IV and in accordance with the terms of the Basic Documents of a Series and the related Supplement, the Owners of such Series may by written instruction direct the Owner Trustee in the management of the related Subdivision. Such direction may be exercised at any time by written instruction of the Owners pursuant to
Article IV.

     (b) The Owner Trustee shall not be required to take any action hereunder or under any Supplement or related Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of such Supplement or Basic Document or is otherwise contrary to law.

     (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any Supplement or related Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Owners of the related Series requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of such Owners received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement, the related Supplement, or the related Basic Documents, as it shall deem to be in the best interests of the Owners of such Series, and shall have no liability to any Person for such action or inaction.

     (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Supplement or related Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement or a Supplement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Owners of the related Series requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the related Supplement and Basic Documents, as it shall deem to be in the best interests of the Owners of the related Series, and shall have no liability to any Person for such action or inaction.

     SECTION 6.04. No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Series Owner Trust Estate of any Series, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby or by any Supplement to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or such Supplement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.03; and no implied duties or obligations shall be read into this Agreement, any Supplement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or any Subdivision or to record this Agreement, any Supplement or any Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of any Series Owner Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of such Series Owner Trust Estate.

     SECTION 6.05. No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of Series Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement or the related Supplement, (ii) in accordance with the related Basic Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.03.

     SECTION 6.06. Restrictions. The Owner Trustee shall not take any action
(a) that is inconsistent with the purposes of the Trust set forth in Section
2.03 or (b) that, to the actual knowledge of the Owner Trustee, would result in the Trust or any Subdivision becoming taxable as a corporation for federal income tax purposes. The Owners shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

                                 ARTICLE VII

                           Concerning Owner Trustee

     SECTION 7.01. Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts, but only upon the terms of this Agreement and each Supplement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of any Series Owner Trust Estate upon the terms of this Agreement and the related Supplement and Basic Documents. The Owner Trustee shall not be answerable or accountable hereunder or under the related Supplement and the related Basic Document under any circumstances, except (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

     (a) The Owner Trustee shall not be liable for any error of judgment made in good faith by the Owner Trustee;

     (b) The Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator or any Owner;

     (c) No provision of this Agreement, any Supplement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Supplement or any Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

     (d) Under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes of any Series;

     (e) The Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or any Supplement or for the due execution hereof by the Depositor or the Company or for the form, character, genuineness, sufficiency, value or validity of any Series Owner Trust Estate, or for or in respect of the validity or sufficiency of any Basic Documents, other than the certificate of authentication on the Trust Certificates of any Series, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any Owner, other than as expressly provided for herein or expressly agreed to in the related Basic Documents;

     (f) The Owner Trustee shall not be liable for the default or misconduct of the Administrator, CFC, as Seller or Depositor, the Company, the Indenture Trustee or the Servicer of any Series under any of the related Basic Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement, any Supplement or any Basic Documents that are required to be performed by the Administrator under the related Administration Agreement, the Indenture Trustee under the related Indenture or the Servicer or CFC, as Depositor or as Seller, under the related Sale and Servicing Agreement; and

     (g) The Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Supplement, or to institute, conduct or defend any litigation under this Agreement or any Supplement or otherwise or in relation to this Agreement, any Supplement or any Basic Document, at the request, order or direction of any of the Owners, unless such Owners have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement, any Supplement or any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

     SECTION 7.02. Furnishing of Documents. The Owner Trustee shall furnish to the Owners of a Series, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents for such Series.

     SECTION 7.03. Representations and Warranties. The Owner Trustee hereby represents and warrants, as of the date on which this Agreement is executed and delivered and as of each date on which a Supplement is executed and delivered, to the Depositor and the Company and for the benefit of the Owners that:

     (a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and such Supplement.

     (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement and such Supplement, and this Agreement and such Supplement have been executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement and such Supplement on its behalf.

     (c) Neither the execution or the delivery by it of this Agreement and such Supplement, nor the consummation by it of the transactions contemplated hereby or thereby, nor compliance by it with any of the terms or provisions hereof or thereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

     SECTION 7.04. Reliance; Advice of Counsel. (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement, any Supplement or any Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Agreement, any Supplement or any Basic Document.

     SECTION 7.05. Not Acting in Individual Capacity. Except as provided in this Article VII, in accepting the trusts hereby created _____________________________ acts solely as Owner Trustee hereunder and under each Supplement and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the applicable Series Owner Trust Estate for payment or satisfaction thereof.

     SECTION 7.06. Owner Trustee Not Liable for Trust Certificates or Receivables. The recitals contained herein and in any Supplement and the related Trust Certificates (other than the signature and countersignature of the Owner Trustee on the Trust Certificates) shall be taken as the statements of the Depositor and the Company, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Supplement or any Basic Document or of the Trust Certificates of any Series (other than the signature and countersignature of the Owner Trustee on the Trust Certificates) or the Notes of any series, or of any Receivable or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of any Series Owner Trust Estate or its ability to generate the payments to be distributed to the related Certificateholders under this Agreement or the related Supplement or the Noteholders under the Indenture for the related Series, including, without limitation: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor, the Company or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Administrator, the Indenture Trustee or the Servicer for any Series or any subservicer taken in the name of the Owner Trustee.

     SECTION 7.07. Owner Trustee May Own Trust Certificates and Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Trust Certificates or Notes and may deal with the Depositor, the Company, the Administrator, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

     SECTION 7.08. Pennsylvania Motor Vehicle Sales Finance Act Licenses. The Owner Trustee, in its individual capacity, shall use its best efforts to maintain, and the Owner Trustee, as Owner Trustee, shall cause the Trust to use its best efforts to maintain, the effectiveness of all licenses required under the Pennsylvania Motor Vehicle Sales Finance Act in connection with this Agreement, each Supplement and the Basic Documents and the transactions contemplated hereby and thereby until such time as the Trust shall terminate in accordance with the terms hereof.

                                 ARTICLE VIII

                         Compensation of Owner Trustee

     SECTION 8.01. Owner Trustee's Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Depositor and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Depositor for its other reasonable expenses hereunder and under each Supplement, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

     SECTION 8.02. Indemnification. The Depositor shall be liable as primary obligor for, and shall indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, any Supplement, any Basic Documents, any Series Owner Trust Estate, the administration of any Series Owner Trust Estate or the action or inaction of the Owner Trustee hereunder or under any Supplement, except only that the Depositor shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.01. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement or any Supplement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Depositor, which approval shall not be unreasonably withheld.

     SECTION 8.03. Payments to Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of any Series Owner Trust Estate immediately after such payment.

                                  ARTICLE IX

                Dissolution and Termination of Trust Agreement

     SECTION 9.01. Dissolution of the Trust and Termination of Trust Agreement. (a) This Agreement (other than Article VIII) and the Trust shall terminate and be of no further force or effect upon the final distribution by the Owner Trustee of all moneys or other property or proceeds of each Series Owner Trust Estate in accordance with the terms of the related Supplement, Indenture, Sale and Servicing Agreement and Article V. The bankruptcy, liquidation, dissolution, death or incapacity of any Owner shall not (x) operate to terminate this Agreement, the Trust or the related Supplement or Subdivision or (y) entitle such Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or such Series Owner Trust Estate or Subdivision or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

     (b) Except as provided in Section 9.01(a), none of the Depositor, the Company or any Owner shall be entitled to revoke or terminate the Trust or any Subdivision.

     (c) Notice of any dissolution and termination of the Trust, specifying the Distribution Date upon which Certificateholders of each Series then outstanding shall surrender their Trust Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to such Certificateholders mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to each related Sale and Servicing Agreement, stating (i) the Distribution Date upon or with respect to which final payment of such Trust Certificates shall be made upon presentation and surrender of such Trust Certificates at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of such Trust Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to such Certificateholders. Upon presentation and surrender of such Trust Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.02.

     In the event that all of the Certificateholders shall not surrender their Trust Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Trust Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Trust Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Trust Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Subject to applicable escheat laws, any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Owner Trustee to the Company for the related Series.

     (d) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Business Trust Statute.

                                  ARTICLE X

            Successor Owner Trustees and Additional Owner Trustees

     SECTION 10.01. Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a corporation satisfying the provisions of
Section 3807(a) of the Business Trust Statute; authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) time deposits that are rated at least A-1 by Standard & Poor's and P-1 by Moody's. If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

     SECTION 10.02. Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

     If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign after written request therefor by the Administrator, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may remove the Owner Trustee. If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee, and shall pay all fees owed to the outgoing Owner Trustee.

     Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

     SECTION 10.03. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

     No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.01.

     Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice thereof to all Certificateholders, each Indenture Trustee, the Noteholders of each Series and the Rating Agencies. If the Administrator shall fail to mail such notice within 10 days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

     SECTION 10.04. Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; PROVIDED, that such corporation shall be eligible pursuant to Section 10.01 and, PROVIDED, FURTHER, that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

     SECTION 10.05. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of any Series Owner Trust Estate or any Financed Vehicle may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Administrator and Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or separate trustees, of all or any part of any Series Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section
10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

     Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

     (a) All rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to any Series Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

     (b) No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement or any Supplement; and

     (c) The Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

     Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement or the related Supplement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

                                  ARTICLE XI

                                 Miscellaneous

     SECTION 11.01. Supplements and Amendments. This Agreement and any Supplement may be amended by the Depositor, the applicable Company and the Owner Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Certificateholders of any Series, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders of any Series; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

     This Agreement and any Supplement may also be amended from time to time by the Depositor, the Company and the Owner Trustee, with prior written notice to the Rating Agencies, with the consent of the Holders (as defined in the related Indenture) of Notes evidencing not less than a majority of the Outstanding Amount of the Notes of each Series adversely affected thereby and the consent of the Holders of Trust Certificates evidencing not less than a majority of the Percentage Interests evidenced by the Trust Certificates of each Series adversely affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; PROVIDED, HOWEVER, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables of a Series or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders of a Series or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes of a Series or of the Percentage Interests evidenced by the Trust Certificates of a Series required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and Trust Certificates of a Series.

     Promptly after the execution of any such amendment or consent in respect of a Series, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder of such Series, the Indenture Trustee of such Series and each of the Rating Agencies.

     It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement, any Supplement or any Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

     Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

     Prior to the execution of any amendment to this Agreement, any Supplement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee's own rights, duties or immunities under this Agreement, any Supplement or otherwise.

     In connection with the execution of any amendment to this Trust Agreement, any Supplement or any amendment of any other agreement to which the Issuer is a party, the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel to the effect that such amendment is authorized or permitted by the related Basic Documents and that all conditions precedent in such Basic Documents for the execution and delivery thereof by the Trust or the Owner Trustee, as the case may be, have been satisfied.

     SECTION 11.02. No Legal Title to any Series Owner Trust Estate in Owners. The Owners shall not have legal title to any part of any Series Owner Trust Estate. The Owners shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and IX and the related Supplement. No transfer, by operation of law or otherwise, of any right, title or interest of the Owners of a Series to and in their ownership interest in the related Series Owner Trust Estate shall operate to terminate this Agreement or the related Supplement or the trusts hereunder or thereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of such Series Owner Trust Estate.

     SECTION 11.03. Limitations on Rights of Others. Subject to Section 2.10 the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Company, the Owners, the Administrator and, to the extent expressly provided herein, each Indenture Trustee and the Noteholders of each Series, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in any Series Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     SECTION 11.04. Notices. (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Depositor, addressed to Chrysler Financial Company L.L.C., 27777 Franklin Road, Southfield, Michigan 48034, Attention of Assistant Secretary; if to the Company, addressed to [___________], [______________________________________]; Attention of Assistant Secretary;
or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

     (b) ______ Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the related Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     SECTION 11.05. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 11.06. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 11.07. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the Depositor, the Company and its permitted assignees, the Owner Trustee and its successors and each Owner and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by an Owner shall bind the successors and assigns of such Owner.

     SECTION 11.08. Covenants of Company. In the event that any litigation with claims in excess of $1,000,000 to which the Company is a party which shall be reasonably likely to result in a material judgment against the Company that the Company will not be able to satisfy shall be commenced by an Owner, during the period beginning nine months following the commencement of such litigation and continuing until such litigation is dismissed or otherwise terminated (and, if such litigation has resulted in a final judgment against the Company, such judgment has been satisfied), the Company shall not make any distribution on or in respect of its membership interests to any of its members, or repay the principal amount of any indebtedness of the Company held by CFC, unless (i) after giving effect to such distribution or repayment, the Company's liquid assets shall not be less than the amount of actual damages claimed in such litigation or (ii) the Rating Agency Condition shall have been satisfied with respect to any such distribution or repayment. The Company will not at any time institute against the Trust any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, the Trust Agreement or any of the Basic Documents.

     SECTION 11.09. No Petition. The Owner Trustee, by entering into this Agreement, each Certificateholder, by accepting a Trust Certificate, and the Indenture Trustee of each Series and each Noteholder of each Series, by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Company or the Trust, or join in any institution against the Company or the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates of any Series, the Notes of any Series, this Agreement or any of the Basic Documents for any Series.

     SECTION 11.10. No Recourse. Each Certificateholder by accepting a Trust Certificate acknowledges that such Certificateholder's Trust Certificates represent beneficial interests in the related Subdivision only and do not represent interests in or obligations of the Depositor, the Servicer, the Company, the Administrator, the Owner Trustee, the Indenture Trustee of any Series or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement and the related Supplement, the related Trust Certificates or the related Basic Documents.

     SECTION 11.11. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 11.12. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 11.13. Trust Certificate Transfer Restrictions. Unless otherwise specified in any Supplement, the Trust Certificates of any Series may not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA,
(ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding a Trust Certificate, the Holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

     SECTION 11.14. Depositor Payment Obligation. The Depositor shall be responsible for payment of the Administrator's fees under the Administration Agreement for any Series and shall reimburse the Administrator for all expenses and liabilities of the Administrator incurred thereunder. In addition, the Depositor shall be responsible for the payment of all fees and expenses of the Trust, the Owner Trustee and the Indenture Trustee for each Series paid by any of them in connection with any of their obligations under the related Basic Documents to obtain or maintain any required license under the Pennsylvania Motor Vehicle Sales Finance Act.

     IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                              Chrysler Financial Company L.L.C.,
                              as Depositor



                              By:______________________________________________
                                 Name:
                                 Title:



                              [--------------------------]

                              By:



                              By:______________________________________________
                                 Name:
                                 Title:



                              [------------------------------]
                              not in its individual capacity but solely as Owner Trustee



                              By:______________________________________________
                                 Name:
                                 Title:

                                                                   EXHIBIT A

                           Form of Trust Certificate
                           -------------------------


THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. IN ADDITION, THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS AND CONDITIONS SET FORTH IN
SECTION 3.04 OF THE TRUST AGREEMENT UNDER WHICH THIS CERTIFICATE IS ISSUED (A COPY OF WHICH TRUST AGREEMENT IS AVAILABLE FROM THE OWNER TRUSTEE OR UPON REQUEST), INCLUDING RECEIPT BY THE OWNER TRUSTEE OF AN INVESTMENT LETTER IN WHICH THE TRANSFEREE MAKES CERTAIN REPRESENTATIONS.


NUMBER                                                              Percentage
R-__                                                         Interest: _______%


                DAIMLERCHRYSLER AUTO TRUST ___-_, Series ____-_

                    ASSET BACKED CERTIFICATE, Series ____-_

evidencing a fractional undivided interest in the Subdivision of the Trust for Series 200_-_, as defined below, the property of which includes a pool of retail installment sale contracts and the Amortizing Payments on the Fixed Value Receivables (each, as defined herein) secured by new and used automobiles and light duty trucks.

(This Trust Certificate does not represent an interest in or obligation of Chrysler Financial Company L.L.C. or any of its affiliates, except to the extent described below.)

     THIS CERTIFIES THAT _______________________________ is the registered owner of a ________________ PERCENT nonassessable, fully-paid, undivided percentage interest in the Subdivision for Series 200_-_ of DaimlerChrysler Auto Trust ____-_ (the "Trust"), formed by Chrysler Financial Company L.L.C., a Michigan limited liability (the "Depositor"), and [Premier Receivables L.L.C., a Michigan limited liability company] (the "Company").

                 OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Trust Certificates referred to in the within-mentioned Trust Agreement.

-----------------------------,               -----------------------------,
as Owner Trustee                         or        as Owner Trustee

                                                   by: ________________________
                                                       as Authenticating Agent


by: __________________________
        Authorized Signatory

                                                   by:_________________________
                                                       Authorized Signatory

     The Trust was created pursuant to a Trust Agreement dated as of ________ __, 200_, as amended and restated by an Amended and Restated Trust Agreement dated as of ________, 200_ (as so amended and restated and further amended or supplemented from time to time, the "Trust Agreement"), among the Depositor, the Company and ____________________, as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. The Subdivision for Series 200_-_ of the Trust (the "Series 200_-_ Subdivision") was created pursuant to the Supplement (the "Series 200_-_ Supplement") dated ___________, 200_-_ to the Trust Agreement. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement, the Series 200_-_ Supplement or the Sale and Servicing Agreement dated as of _______, 200_ (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), between the Trust and the Depositor, as seller and as servicer (in such capacity, the "Servicer"), as applicable.

     This Certificate is one of the duly authorized certificates designated as "Asset Backed Certificates, Series 200_-_" (herein called the "Series 200_-_ Trust Certificates"). Also issued under an Indenture dated as of _______, 200_ (the "Indenture"), between the Trust and [______________], as indenture trustee, are the five classes of Notes designated as "Class A-1 ____% Asset Backed Notes," "Class A-2 ____% Asset Backed Notes," "Class A-3 ____% Asset Backed Notes," "Class A-4 ____% Asset Backed Notes" and "Class B ____% Asset Backed Notes" (collectively, the "Series 200_-_ Notes"). This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Series 200_-_ Trust Certificate by virtue of its acceptance hereof assents and by which such Holder is bound. The property of the Series 200_-_ Subdivision consists of a pool of retail installment sale contracts for new and used automobiles and light duty trucks and the Amortizing Payments on the Fixed Value Receivables (collectively, the "Receivables"), all monies received on or after ________ __, 2007, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and certain other rights under the Trust Agreement, the Series 200_-_ Supplement and the Sale and Servicing Agreement and all proceeds of the foregoing. The term "Fixed Value Receivables" shall mean retail sale contracts secured by new automobiles or light duty trucks with a series of fixed level payment monthly installments (the "Amortizing Payments") and a final fixed value payment that is greater than each Amortizing Payment. Distributions, if any, in respect of this Series 200_-_ Trust Certificate will be made pursuant to Section 5.02 of the Trust Agreement.

     It is the intent of the Depositor, the Company, the Servicer and the Certificateholder that, for purposes of federal income, state and local income and single business tax and any other income taxes, the Series 200_-_ Subdivision will be treated as a security arrangement for the issuance of debt by the sole Certificateholder. The Company, by acceptance of the Series 200_-_ Trust Certificates, agrees to treat, and to take no action inconsistent with the above treatment for so long as the Company is the sole Owner.

     Solely in the event the Series 200_-_ Trust Certificates are held by more than a single Owner, it is the intent of the Depositor, the Company, the Servicer and the Certificateholders that, for purposes of federal income, state and local income and single business tax and any other income taxes, the Series 200_-_ Subdivision will be treated as a partnership and the Certificateholders (including the Company) will be treated as partners in the partnership. The Company and the other Certificateholders, by acceptance of a Series _-_ Trust Certificate, agree to treat, and to take no action inconsistent with the Treatment of, the Series _-_ Trust Certificates for such tax purposes as partnership interests in the Trust.

     Each Certificateholder, by its acceptance of a Trust Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Company, or join in any institution against the Company of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Series _-_ Trust Certificates, the Series _-_ Notes, the Trust Agreement or any of the Basic Documents.

     The holders of the Series 200_ Trust Certificates shall not have legal title to any part of the Series Owner Trust Estate of any other Series of Trust Certificates.

     Distributions on this Series 200_-_ Trust Certificate will be made as provided in the Trust Agreement and the Series 200_-_ Supplement by the Owner Trustee by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Series 200_-_ Trust Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and the Series 200_-_ Supplement and notwithstanding the above, the final distribution on this Series 200_-_ Trust Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Series 200_-_ Trust Certificate at the office or agency maintained for that purpose by the Owner Trustee in the Borough of Manhattan, The City of New York.

     Reference is hereby made to the further provisions of this Series 200_-_ Trust Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Series 200_-_ Trust Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement, the Series 200_-_ Supplement or the Sale and Servicing Agreement or be valid for any purpose.

     THIS SERIES 200_-_ TRUST CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Series 200_-_ Trust Certificate to be duly executed.

                                DAIMLERCHRYSLER AUTO TRUST ____-_

                                By: __________________________________________
                                    Not in its individual capacity but solely
                                    as Owner Trustee

Dated:                          By:___________________________________________
                                                 Authorized Signatory

                 [REVERSE OF SERIES 200_-_ TRUST CERTIFICATE]


     The Series 200_-_ Trust Certificates do not represent an obligation of, or an interest in, the Depositor, the Servicer, the Company, the Owner Trustee or any affiliates of any of them and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated herein or in the Trust Agreement, the Series 200_-_ Supplement or the Basic Documents. In addition, this Series 200_-_ Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Sale and Servicing Agreement. A copy of each of the Sale and Servicing Agreement, the Trust Agreement and the Series 200_-_ Supplement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and of the Series 200_-_ Supplement and the modification of the rights and obligations of the Depositor and the Company and the rights of the Certificateholders under the Trust Agreement and the Series 200_-_ Supplement at any time by the Depositor, the Company and the Owner Trustee with the consent of the Holders of the Series 200_-_ Trust Certificates and the Series 200_-_ Notes, each voting as a class, evidencing not less than a majority of the Percentage Interests evidenced by the outstanding Series 200_-_ Trust Certificates or a majority of the outstanding principal balance of the Series 200_-_ Notes of each class. Any such consent by the Holder of this Series 200_-_ Trust Certificate shall be conclusive and binding on such Holder and on all future Holders of this Series 200_-_ Trust Certificate and of any Series 200_-_ Trust Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Series 200_-_ Trust Certificate. The Trust Agreement also permits the amendment thereof, and of the Series 200_-_ Supplement, in certain limited circumstances, without the consent of the Holders of any of the Series 200_-_ Trust Certificates.

     As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Series 200_-_ Trust Certificate is registerable in the Certificate Register upon surrender of this Series 200_-_ Trust Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Series 200_-_ Trust Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is ________________________, New York, New York.

     Except as provided in the Trust Agreement and the Series 200_-_ Supplement, the Series 200_-_ Trust Certificates are issuable only as registered Trust Certificates. As provided in the Trust Agreement and subject to certain limitations therein set forth, Series 200_-_ Trust Certificates are exchangeable for new Series 200_-_ Trust Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

     The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Trust Agreement as they related to the Series 2007 _-_ Subdivision shall terminate upon the payment to Series 200_-_ Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement, the Series 200_-_ Supplement and the Sale and Servicing Agreement and the disposition of all property held as part of the Series Owner Trust Estate. The Servicer of the Receivables may at its option purchase the Series Owner Trust Estate at a price specified in the Sale and Servicing Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Trust Certificates; PROVIDED, HOWEVER, such right of purchase is exercisable only as of the last day of any Collection Period as of which the Series 200_-_ Pool Balance is less than or equal to 10% of the Series 200_-_ Original Pool Balance.

     The Series 200_-_ Trust Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity or which uses plan assets to acquire Trust Certificates (each, a "Benefit Plan"). By accepting and holding this Series 200_-_ Trust Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

                                  ASSIGNMENT


     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE



_______________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)

     the within Trust Certificate, and all rights thereunder, and hereby irrevocably constitutes and appoints
_______________________________________________-______________________________
, attorney, to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises. Dated:


                                ___________________________________________ */
                                              Signature Guaranteed:



                                         ____________________________ */



-----------------

*/ _______ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                    EXHIBIT B


       Form of Certificate of Trust of DaimlerChrysler Auto Trust ____-_


     THIS Certificate of Trust of DaimlerChrysler Auto Trust ____-_ (the "Trust"), dated ___________, 200_, is being duly executed and filed by _____________________________, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code,
Section 3801 ET SEQ.).

     1. Name. The name of the business trust formed hereby is DAIMLERCHRYSLER AUTO TRUST ____-_.

     2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is _____________________________, Attention:
Corporate Trustee Administration Department.

     3. Series Trust. The Trust shall be a series trust and the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets of such series only, and not against the assets of the Trust generally.

     4. Effective Date. This Certificate of Trust shall be effective upon its filing with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.



                          _____________________________________________________
                          not in its individual capacity but solely as owner trustee under the Trust Agreement dated as of ____________, 200_-_


                          By:_________________________________________________
                             Name:
                             Title:

                                                                     EXHIBIT C


                        FORM OF TRANSFEROR CERTIFICATE


                        [DATE]


[Seller]
[Seller Address]
[Owner Trustee]
[Owner Trustee Address]

         Re:  DaimlerChrysler Auto Trust ___-_
              Asset Backed Certificates, Series 200_-_
              ----------------------------------------

Ladies and Gentlemen:

     In connection with our disposition of the above-referenced Asset Backed Certificates Series 200_-_ (the "Series 200_-_ Certificates") we certify that
(a) we understand that the Series 200_-_ Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being transferred by us in a transaction that is exempt from the registration requirements of the Act and (b) we have not offered or sold any Series 200_-_ Certificates to, or solicited offers to buy any Series 200_-_Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act.


                               Very truly yours,

                               [NAME OF TRANSFEROR]


                               By:________________________________
                                      Authorized Officer

                                                                     EXHIBIT D
                           FORM OF INVESTMENT LETTER

                      [DATE]

[Seller]
[Seller Address]
[Owner Trustee]
[Owner Trustee Address]

         Re:  DaimlerChrysler Auto Trust ____-_
              Asset Backed Certificates Series ___-_
              --------------------------------------

Ladies and Gentlemen:

     In connection with our acquisition of the above-referenced Asset Backed Certificates, Series 200_-_ (the "Series 200_-_ Certificates") we certify that
(a) we understand that the Series 200_-_ Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Series 200_-_ Certificates, (c) we have had the opportunity to ask questions of and receive answers from the seller concerning the purchase of the Series 200_-_ Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Series 200_-_ Certificates,
(d) we are acquiring the Series 200_-_ Certificates for investment for our own account and not with a view to any distribution of such Series 200_-_ Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Series 200_-_ Certificates in accordance with clause
(f) below), (e) we have not offered or sold any Series 200_-_ Certificates to, or solicited offers to buy any Series 200_-_ Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action that would result in a violation of Section 5 of the Act or any state securities laws and (f) we will not sell, transfer or otherwise dispose of any Series 200_-_ Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act and in compliance with any relevant state securities laws or is exempt from such registration requirements and, if requested, we will at our expense provide an Opinion of Counsel satisfactory to the addresses of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Series 200_-_ Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Amended and Restated Trust dated as of _______, 200_, between Chrysler Financial Company L.L.C., as Depositor, Premier Receivables L.L.C. and [____________], as Owner Trustee and the Series 200_-_ Series Supplement thereto dated as of ________________, 200_-_.

                               Very truly yours,

                               [NAME OF TRANSFEREE]


                                By: ________________________
                                     Authorized Officer

                                                                    EXHIBIT E
                           FORM OF RULE 144A LETTER
                     [DATE]
[Seller]
[Seller Address]
[Owner Trustee]
[Owner Trustee Address]

         Re:  DaimlerChrysler Auto Trust 200_-_
              Asset Backed Certificates, Series 200_-_
              ----------------------------------------

Ladies and Gentlemen:

     In connection with our acquisition of the above-referenced Asset Backed Certificates, Series 200_-_ (the "Series 200_-_ Certificates") we certify that
(a) we understand that the Series 200_-_ Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Series 200_-_ Certificates, (c) we have had the opportunity to ask questions of and receive answers from the seller concerning the purchase of the Series 200_-_ Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Series 200_-_ Certificates,
(d) we have not, nor has anyone acting on our behalf, offered, transferred, pledged, sold or otherwise disposed of the Series 200_-_ Certificates or any interest in the Series 200_-_ Certificates, or solicited any offer to buy, transfer, pledge or otherwise dispose of the Series 200_-_ Certificates or any interest in the Series 200_-_ Certificates from any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action that would constitute a distribution of the Series 200_-_ Certificates under the Act or that would render the disposition of the Series 200_-_ Certificates a violation of Section 5 of the Act or any state securities laws or require registration pursuant thereto, and we will not act, or authorize any person to act, in such manner with respect to the Series 200_-_ Certificates, and (e) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Act. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Series 200_-_ Certificates for our own account or for resale pursuant to Rule 144A and understand that such Series 200_-_ Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A or (ii) pursuant to another exemption from registration under the Act.

                               Very truly yours,

                               [NAME OF TRANSFEREE]


                               By: ________________________________________
                                      Authorized Officer

                                                            Exhibit 5.1


                       [Letterhead of Brown & Wood LLP]





                                        December 10, 1999


Chrysler Financial Company L.L.C.
27777 Franklin Road
Southfield, Michigan 48034


Re:      Chrysler Financial Company L.L.C.
         Registration Statement on Form S-3
         ----------------------------------

Ladies and Gentlemen:

         We have acted as special counsel for you in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of $10,000,000,000 aggregate principal amount of asset backed notes (the "Notes") and asset backed certificates ("Certificates" and, together with the Notes, the "Securities"). Each series of such Securities will be issued pursuant to (i) a trust agreement (the "Trust Agreement") among a trustee named in the related prospectus supplement, Chrysler Financial Company L.L.C. (the "Registrant") and another entity named in such prospectus supplement and/or (ii) an indenture (the "Indenture") between the trust formed pursuant to the Trust Agreement and the indenture trustee named in the related prospectus supplement.

         We have made such investigation of law as we deemed appropriate and have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by the Registrant in connection with the authorization, issuance and sale of the Securities.

         Based on the foregoing, we are of the opinion that:

         1. When each Indenture in respect of which we have participated has been duly authorized by all necessary action and has been duly executed and delivered, the Pooling and Servicing Agreement will constitute a valid and binding obligation of the Registrant and the Indenture will constitute a valid and binding obligation of the trust referred to therein, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

         2. When the issuance, execution and delivery of the Securities issued pursuant to an Indenture in respect of which we have participated have been duly authorized by all necessary action, and when such Securities have been duly executed and delivered and sold and paid for as described in the Registration Statement, such Securities will be legally and validly issued and the holders of such Securities will be entitled to the benefits provided by the Pooling and Servicing Agreement or the Indenture, as applicable, pursuant to which such Securities were issued.

         In rendering the foregoing opinions, we have assumed the accuracy and truthfulness of all public records regarding the Registrant and of all certifications, documents and other proceedings examined by us that have been executed or certified by officials of the Registrant acting within the scope of their official capacities and have not verified the accuracy or truthfulness thereof. We have also assumed the genuineness of the signatures appearing upon such public records, certifications, documents and proceedings. In addition, we have assumed that each such Pooling and Servicing Agreement and Indenture and the related Securities, as applicable, will be executed and delivered in substantially the form filed as exhibits to the Registration Statement with such changes acceptable to us, and that such Securities will be sold as described in the Registration Statement. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinions" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                      Very truly yours,

                                                      Brown & Wood LLP

                                                                   Exhibit 5.2


                   [Letterhead of Richards, Layton & Finger]




                                                          December 10, 1999

Chrysler Financial Company L.L.C.
27777 Franklin Road
Southfield, Michigan 48034

                   Re: Chrysler Financial Company L.L.C.
                       Registration Statement on Form S-3
                       ----------------------------------

Ladies and Gentlemen:

     We have acted as special Delaware counsel for Chrysler Financial Company L.L.C. (the "Registrant") in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of up to $10,000,000,000 aggregate principal amount of asset backed notes (the "Notes") and asset backed certificates (the "Certificates"; and together with the Notes, the "Securities"). Each series of such Securities may be issued pursuant to a trust agreement (the "Trust Agreement") among a trustee named in the related prospectus supplement, the Registrant and another entity named in such prospectus supplement. This opinion is being delivered to you at your request.

     For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

     (a) The form of Trust Agreement (including the form of Certificate of Trust (the "Certificate of Trust") attached as Exhibit B thereto); and

     (b) The Registration Statement.

     Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

     For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

     With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

     For purposes of this opinion, we have assumed (i) that the Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, (ii) the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, and (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

     This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

     Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

     1. When each Trust Agreement in respect of which we have participated as your counsel has been duly authorized by all necessary corporate action and has been duly executed and delivered, it will constitute a valid and binding obligation of the Registrant enforceable in accordance with its terms; and

     2. When the issuance, execution and delivery of the Certificates in respect of which we have participated as your counsel have been duly authorized by all necessary corporate action, and when such Certificates have been duly executed and delivered and sold as described in the Registration Statement, such Certificates will be legally and validly issued and the holders of such Certificates will be entitled to the benefits provided by the Trust Agreement pursuant to which such Certificates were issued.

     The foregoing opinions regarding enforceability are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent conveyance and similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law) and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinions" in the Prospectus forming a part of the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder with respect to any part of the Registration Statement, including this exhibit.

                                            Very truly yours,

                                            Richards Layton & Finger


[EAM]

                                                                   Exhibit 8.1

                       [Letterhead of Brown & Wood LLP]







                                                           December 10, 1999



Chrysler Financial Company L.L.C.
27777 Franklin Road
Southfield, Michigan 48034

Re:  Chrysler Financial Company L.L.C.
     Registration Statement on Form S-3
     ----------------------------------

Ladies and Gentlemen:

     We have acted as special federal tax counsel to the trusts referred to below in connection with the filing by Chrysler Financial Company L.L.C., a Michigan limited liability company (the "Registrant"), of a Registration Statement on Form S-3 (such registration statement, together with the exhibits and any amendments thereto as of the date hereof, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") for the registration under the Act of asset backed notes (the "Notes") and asset backed certificates (the "Certificates") in an aggregate principal amount of up to $10,000,000,000. As described in the Registration Statement, the Notes and/or the Certificates will be issued from time to time in series, with each series being issued by a trust (each, a "Trust") to be formed by the Registrant pursuant to a Trust Agreement (each, a "Trust Agreement") among the Registrant, a wholly-owned subsidiary of the Registrant and an owner trustee, or a Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement") between the Registrant and a trustee. Each series may include one or more classes of Notes, which will be issued pursuant to an Indenture between the related Trust and an indenture trustee. Each series may include one or more classes of Certificates, which will be issued pursuant to a Trust Agreement or a Pooling and Servicing Agreement.

     We have advised the Registrant with respect to certain federal income tax consequences of the proposed issuance of the notes and the Certificates. This advice is summarized under the headings "Summary -- Tax Status" and "Certain Federal Income Tax Consequences" in the Prospectus and "Federal Income Tax Consequences" in the Prospectus Supplements, all a part of the Registration Statement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance, but with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as special federal tax counsel to the Trust) under the heading "Certain Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.


                                                    Very truly yours,


                                                    Brown & Wood LLP

                                                                  EXHIBIT 24.1


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Managers of Chrysler Financial Company L.L.C. hereby severally constitutes and appoints CHRISTOPHER TARAVELLA, BYRON C. BABBISH and SILVIA M. KLEER, or any one or more of them, to be his agents, proxies and attorneys-in-fact, to sign and execute in his name, place and stead and on his behalf as a Manager of Chrysler Financial Company L.L.C., and to file with the Securities and Exchange Commission, the Registration Statement of Chrysler Financial Company L.L.C. on Form S-3, registering under the Securities Act of 1933, as amended, asset backed securities having an aggregate initial public offering price of $10 billion and any and all further amendments (including post-effective amendments) to such Registration Statement, and to file all exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing required to be done that may be necessary or desirable, hereby approving, ratifying and confirming all that the aforesaid agents, proxies and attorneys-in-fact do, or that any one of them does or causes to be done, on his behalf pursuant to this Power of Attorney.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this 10th day of December, 1999.






  /s/T. P. Capo
-------------------------
     T. P. Capo



  /s/D. L. Davis
-------------------------
     D. L. Davis



  /s/W. J. O'Brien III
-------------------------
     W. J. O'Brien III




  /s/G. C. Valade
-------------------------
     G. C. Valade

                                                                  EXHIBIT 25.1


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)



                        BANK ONE, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

 A National Banking Association                             36-0899825
                                                         (I.R.S. employer
                                                      identification number)

One Bank One Plaza, Chicago, Illinois                       60670-0126
(Address of principal executive offices)                    (Zip Code)

                        Bank One, National Association
                        One Bank One Plaza, Suite 0286
                         Chicago, Illinois 60670-0286
            Attn: Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)


         EACH DAIMLERCHRYSLER AUTO TRUST _____ - __ THAT ISSUES NOTES
            UNDER THE RELATED PROSPECTUS AND PROSPECTUS SUPPLEMENT
              (Exact name of obligor as specified in its charter)

          Delaware                                    Applied for
(State or other jurisdiction of                   (I.R.S. employer
incorporation or organization)                    identification number)

c/o Chase Manhattan Bank Delaware, as Owner Trustee
1201 Market Street
9th Floor
Wilmington, Delaware                                            19801
Or such other address specified in the applicable            (Zip Code)
  Prospectus Supplement
(Address of principal executive offices)

                              Asset Backed Notes
                      (Title of the Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

            (a) Name and address of each examining or supervising authority to which it is subject.

            Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

            (b) Whether it is authorized to exercise corporate trust powers.

            The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

            No such affiliation exists with the trustee.


Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

            1. A copy of the articles of association of the trustee now in effect.*

            2. A copy of the certificates of authority of the trustee to commence business.*

            3. A copy of the authorization of the trustee to exercise corporate trust powers.*

            4.   A copy of the existing by-laws of the trustee.*

            5.   Not Applicable.

            6. The consent of the trustee required by Section 321(b) of the Act.

            7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

            8.   Not Applicable.

            9.   Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 12th day of October, 1999.


                      Bank One, National Association,
                      Trustee

                      By  /s/ Steven M. Wagner
                          -----------------------------
                           Steven M. Wagner
                           First Vice President





* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc., filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).







                            ARTICLES OF ASSOCIATION

                                      OF

                        BANK ONE, NATIONAL ASSOCIATION

                       (Corrected To September 13, 1999)


         FIRST. The title of this Association, organized for the purpose of carrying on the business of banking under the laws of the United States, shall be "Bank One, National Association".

         SECOND. The main office of this Association shall be in Chicago, County of Cook, State of Illinois. The business of the Association shall be conducted at its main office and its branches.

         THIRD. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five persons, the exact number of directors within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Any vacancy in the Board of Directors may be filled by action of a majority of the remaining directors between meetings of shareholders. The Board of Directors, by the vote of a majority of the full Board, may, between meetings of shareholders, increase the membership of the Board within such maximum limit by not more than four members if the number of directors last elected by shareholders was 16 or more and by not more than two members if the number of directors last elected by shareholders was 15 or less.

         FOURTH. The regular annual meeting of the shareholders of this Association shall be held at its main banking house, or other convenient place duly authorized by the Board of Directors, on such day of each year as is specified therefor in the by-laws.

         FIFTH. The amount of authorized capital stock of this Association shall be Five Hundred Twenty-Five Million Eight Hundred Fifty-Eight Thousand Two Hundred Dollars ($525,858,200) divided into 26,292,910 shares of common stock of the par value per share of Twenty Dollars ($20); but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

         In the event of any such increase in the capital stock of this Association by the sale of additional shares or the distribution of additional shares as a stock dividend, each shareholder of this Association (unless otherwise provided by the shareholders' vote or votes authorizing the increase) shall be entitled, in proportion to the number of shares of said capital stock owned by him before such increase, to proportionate rights in respect of such additional shares as follows: (1) to the extent that such shareholder's proportionate right in respect of such additional shares shall embrace one or more whole shares of such additional shares, to receive (a) in the case of a sale, a transferable warrant entitling the holder to subscribe, within the specified subscription period, for such one or more whole shares of such additional shares or (b) in the case of a stock dividend, a certificate evidencing such one or more whole shares of such additional shares; and (2) to the extent that such shareholder's proportionate right in respect of such additional shares shall embrace a fraction of a share, to receive (a) in the case of a sale, a fractional subscription warrant, conditioned that it shall be void unless, within the specified subscription period, it is combined with other such fractional subscription warrants in the aggregate entitling the holder thereof to subscribe for a whole share or whole shares of such additional shares and such subscription is completed by such holder of such combined fractional warrants or (b) in the case of a stock dividend, a fractional warrant which shall not represent or entitle the holder thereof to any of the privileges of a shareholder of this Association but may be combined with other such fractional warrants in the aggregate entitling the holder thereof to exchange them for a whole share or whole shares of such additional shares and conditioned that the holder exchanging such combined fractional warrants for such whole share or whole shares of such additional shares shall receive any dividends applicable to such whole share or whole shares declared after the date of such fractional warrants and payable in respect of such whole share or whole shares at the time of such exchange.

         In the event of an increase in the capital stock of this Association in pursuance of a statutory consolidation to which this Association may be a party, the additional shares shall be issued in such a manner as the contract or plan of consolidation may provide, pursuant to and in contemplation of the statute under which said consolidation is effected.

         In the event of an increase in the capital stock of this Association in pursuance of a plan or contract (other than in the case of a statutory consolidation) for the acquisition by this Association of the assets, in whole or in part, and the good will of another banking institution or banker, the additional shares shall be subscribed for by or issued to any persons, firms, trustees or corporations, whether or not shareholders of this Association, as, in its discretion in the execution of such plan or contract, the Board of Directors may approve.

         The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

         SIXTH. The Board of Directors shall appoint one of its members President of this Association, who shall be Chairman of the Board; but the Board of Directors may appoint a director, in lieu of the President, to be Chairman of the Board, who shall perform such duties as may be designated by the Board of Directors. The Board of Directors shall have the power to appoint one or more Vice Presidents; to appoint a Cashier and such other officers as may be required to transact the business of this Association; to fix the salaries to be paid to all officers of this Association; and to dismiss such officers, or any of them; but the Board of Directors may delegate to the Chairman of the Board the authority to exercise such powers of appointment, salary determination and dismissal.

         The Board of Directors shall have the power to define the duties of officers and employees of this Association, to require bonds from them, and to fix the penalty thereof; to regulate the manner in which directors shall be elected or appointed, and to appoint judges of election; in the event of an increase of the capital stock of this Association to regulate the manner in which such increase shall be made; to make all by-laws that it may be lawful for them to make for the general regulation of the business of this Association and the management of its affairs; and generally to do and perform all acts that it may be lawful for a Board of Directors to do and perform.

         The Board of Directors, without the approval of the shareholders, shall have the power to change the location of the main office of this Association, subject to such limitations as from time to time may be provided by law.

         SEVENTH. This Association shall have succession from the date of its organization certificate until such time as it be dissolved by the act of its shareholders in accordance with the provisions of the banking laws of the United States, or until its franchise becomes forfeited by reason of violation of law, or until terminated by either a general or a special act of Congress, or until its affairs be placed in the hands of a receiver and finally wound up by him.

         EIGHTH. The Board of Directors of this Association, the Chairman of the Board, or the President, may call a special meeting of the shareholders at any time: Provided, however, that, unless otherwise provided by the by-laws or the laws of the United States, or waived by the shareholders, notice of the time, place and purpose of the meeting shall be given to each shareholder of record of this Association entitled to act and vote at such meeting, by a notice in writing either mailed (prepaid first class postage) to such shareholder at his address as shown upon the books of this Association or delivered manually to such shareholder, not less than ten days prior to the date fixed for any such meeting.

         NINTH. (a) This Association shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer or employee of this Association, or is or was serving at the request of this Association as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits this Association to provide broader indemnification rights than said law permitted this Association to provide prior to such amendment) against all expenses (including attorneys' fees, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by him in connection therewith. This Association may, by action of the Board of Directors, provide indemnification to agents of this Association with a lesser or the same scope and effect as the foregoing indemnification of directors, officers and employees of this Association.

         (b) Expenses incurred by a director, officer or employee in defending a civil or criminal action, suit or proceeding shall be paid by this Association in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by this Association. Such expenses incurred by agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         (c) The indemnification provided by this Article does not authorize this Association to indemnify any director, officer or employee against expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order against such director, officer or employee assessing civil money penalties or requiring affirmative action in the form of payments to this Association.

         (d) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Ninth shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Notwithstanding the provisions of this Article, this Association may indemnify any person referred to in paragraph (a) of this Article to the fullest extent permitted under the statutes applicable to national banking associations and the rules, regulations and interpretations promulgated thereunder by the primary regulator of national banking associations, in each case now or hereafter in effect.

         (e) This Association shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of this Association, or is or was serving at the request of this Association as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not this Association would have the power to indemnify him against such liability under the provisions of this Article. This provision does not, however, authorize this Association to purchase insurance covering civil money penalties assessed against a director or employee of this Association pursuant to a formal order by an appropriate bank regulatory agency.

         (f) Neither the amendment nor repeal of this Article Ninth, nor the adoption of any provision of these Articles of Association inconsistent with this Article Ninth, shall eliminate or reduce the effect of this Article Ninth in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Ninth, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

         TENTH. These Articles of Association may, subject to the provisions of the banking laws of the United States, be amended at any regular or special meeting of the shareholders by the affirmative vote of the shareholders owning at least a majority of the stock of this Association.







                                  EXHIBIT 4


                                   BY-LAWS

                                      OF

                        BANK ONE, NATIONAL ASSOCIATION



                  AS AMENDED AND RESTATED SEPTEMBER 13, 1999







                                    BY-LAWS

                                      OF

                        BANK ONE, NATIONAL ASSOCIATION


                                   ARTICLE I

                             CORPORATE GOVERNANCE

            To the extent not inconsistent with applicable Federal banking statutes or regulations, or safe and sound banking practices, the Bank shall follow the corporate governance procedures of the Delaware General Corporation Law, as amended.


                                  ARTICLE II

                                 SHAREHOLDERS

           SECTION 1. Annual Meeting. The regular annual meeting of shareholders of the Bank to elect directors and to transact whatever other business may properly come before the meeting shall be held in its main office on the third Tuesday in May if not a legal holiday under the Laws of Illinois, and if a legal holiday, then on the next business day following, at 11:30 A.M., or on such other date and time as shall be designated by the Board of Directors. If, for any cause, the annual election of directors should not be held on that date, the Board shall order the election to be held on some subsequent day, of which special notice shall be given.

           SECTION 2. Judges of Election. To the extent required by law, the Board of Directors shall, prior to the time of the election of directors, appoint three persons to be Judges of Election, who shall hold and conduct the same, and who shall, after the election has been held, certify under their hands to the Cashier of the Bank the result thereof and the names of the directors-elect.

           SECTION 3. Notice to Directors-Elect. The Cashier upon receiving the Certificate of the Judges of Election as aforesaid, shall cause the same to be recorded upon the minute book of the Bank, and shall notify the directors-elect of their election and of the time at which they are required to meet at the main office of the Bank for the purpose of organizing the new Board. If at the time fixed for the meeting of the directors-elect there should not be a quorum present, the members present may adjourn from time to time until a quorum is obtained.

         SECTION 4. Special Meetings. Special meetings of the shareholders may be called in accordance with Article EIGHTH of the Bank's Articles of Association.

           SECTION 5. Record Date. The Board of Directors may fix in advance a day not more than sixty (60) or less than ten (10) days prior to the date of holding any regular or special meeting of shareholders as the day as of which shareholders entitled to notice of and to vote at such meeting shall be determined.
           SECTION 6. Notice. The Bank shall mail notice of any meeting of shareholders at least 10 days prior to the meeting by first class mail, unless the Office of the Comptroller of the Currency determines that an emergency circumstance exists. If the Bank is a wholly-owned subsidiary of a company, the sole shareholder may waive notice of the shareholder's meeting.

           SECTION 7. Consent of Shareholders in Lieu of Annual or Special Meeting. Unless otherwise restricted by law or the Articles of Association, any action which may be taken at any annual or special shareholder meeting may be taken without a meeting, without prior notice and without a vote, if written consent setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who did not give written consent.

           SECTION 8. Minutes. The proceedings of shareholders at all regular and special meetings or by written consent in lieu of a meeting shall be recorded in the minute book, together with the Articles of Association of the Bank and the returns of the Judges of Election. The minutes of each meeting shall be signed by the Presiding Officer, and attested by the Cashier, or other officer of the Bank acting in place of the Cashier.


                                  ARTICLE III

                                   DIRECTORS

           SECTION 1. Authority. The Board of Directors shall have the power to manage and administer the business and affairs of the Bank. Except as expressly limited by law, all corporate powers of the Bank shall be vested in and may be exercised by the Board of Directors.

           SECTION 2. Number. The Board of Directors shall at all times consist of not less than five nor more than twenty-five individuals. The exact number within such minimum and maximum limits shall be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any meeting thereof; provided, however, that the Board of Directors may not increase the number of directors to a number which: (1) exceeds by more than two the number of directors last elected by shareholders where such number was fifteen or less; or (ii) exceeds by more than four the number of directors last elected by shareholders where such number was sixteen or more, but in no event shall the number of directors exceed twenty-five.

           SECTION 3. Term of Office. Each director shall hold office from the date of his election or appointment until the next annual shareholder meeting. Any director ceasing to be the owner of the amount of stock required by law or in any other manner becoming disqualified shall thereupon vacate his office as director.

           SECTION 4. Compensation. The Board of Directors may provide that a reasonable fee be paid to any of its members or to the members of any duly authorized committee for services rendered. No such payment shall preclude any director from serving the Bank in any other capacity and receiving compensation therefor.

         SECTION 5. Regular Meetings. Regular meetings of the Board of Directors shall be held on such dates, times and locations as determined by the Chairman of the Board and communicated in writing to the directors.

         SECTION 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President. Such meetings shall be held at such times and at such places as shall be determined by the officer calling the meeting. Notice of any special meeting of directors shall be given to each director at the director's business or residence in writing by hand delivery, first-class or overnight mail or courier service, telegram or facsimile transmission, or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mail so addressed, with postage thereon prepaid, at least two (2) days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve
(12) hours before such meeting. Such notice need not state the purposes of the meeting. Any or all directors may waive notice of any meeting, either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 7. Quorum; Majority Vote. A quorum of directors shall be required to transact business at any regular or special meeting of the Board of Directors. A majority of the directors shall constitute a quorum. Each director shall be entitled to one vote. A vote by a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present shall be required to approve any matter or proposal at any such meeting.

         SECTION 8. Vacancies. When any vacancy occurs in the Board of Directors, a majority of the remaining members of the Board, according to the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the Board of Directors, or at a special meeting called for that purpose at which a quorum is present, or if the directors remaining in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the directors remaining in office, or by shareholders at a special meeting called for that purpose. At any such shareholder meeting, each shareholder entitled to vote shall have the right to multiply the number of votes he or she is entitled to cast by the number of vacancies being filled and cast the product for a single candidate or distribute the product among two or more candidates. A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

         SECTION 9. Presiding Officer. The Chairman of the Board shall preside at all meetings of the Board of Directors at which he is present. In the absence of the Chairman of the Board, the President shall perform the duties of the Chairman of the Board and shall preside at the meetings of the Board of Directors. In the absence of the Chairman of the Board and the President, the Vice Chairman of the Board (or in the event there be more than one Vice Chairman of the Board, the Vice Chairmen of the Board in the order designated, or in the absence of any designation, then in the order of their election) shall perform their duties and shall preside at the meetings of the Board of Directors.

         SECTION 10. Minutes of Meeting. The Cashier shall act as secretary to the Board of Directors to take minutes at any regular or special meeting of the Board of Directors. If the Cashier is not present at any such meeting, the Chairman of the Board may designate a secretary pro tem to take minutes at the meeting. The Cashier or secretary pro tem shall record the actions and proceedings at each regular or special meeting of the Board of Directors as minutes of the meeting and shall maintain such minutes in a minute book of proceedings of such meetings of the Board of Directors. Minutes of each such meeting shall be signed by the presiding officer and secretary of each meeting.

         SECTION 11. Participation in Meetings by Telephone Unless otherwise restricted by law or the Articles of Association, members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment which allows each person participating in the meeting to hear each other. Participation in such a meeting shall constitute presence in person at such meeting.

         SECTION 12. Consent of Directors in Lieu of Meeting. Unless otherwise restricted by law or the Articles of Association, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         SECTION 13. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board, designate one or more committees, each committee to consist of two or more of the Directors of the Bank. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Bank, and may authorize the seal of the Bank to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. As used in these By-Laws, "entire Board" means the total number of Directors the Bank would have if there were no vacancies.

         There shall be an Executive Committee composed and created as the Board of Directors may designate by resolution passed by a majority of the entire Board. During intervals between the regular meetings of the Board of Directors, the Executive Committee, to the extent permitted by law, the Articles of Association of the Bank and the By-Laws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Bank.

         Unless otherwise provided by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this Section shall constitute a quorum at any meeting thereof and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Any such committee shall, subject to any rules prescribed by the Board of Directors, prescribe its own rules for calling, giving notice of and holding meetings and its method of procedure at such meetings and shall keep a written record of all action taken by it. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         SECTION 14. Honorary Directors. Any person who has at any time been Chairman of the Board, President or Vice Chairman of the Board of the Bank may, after retirement from the Board of Directors, be appointed by the Board of Directors as an Honorary Director on a year-to-year basis. In no case shall an Honorary Director serve as such for more than five years. Honorary Directors shall serve in an advisory capacity to the Board of Directors, shall have no vote and shall not be considered directors for the purpose of determining a quorum. Honorary Directors shall be reimbursed for their expenses in attending meetings of the Board of Directors and shall receive such fees, if any, for attendance at each meeting of the Board of Directors as may be fixed from time to time by the Board of Directors but shall not receive any other directors' fees or any other compensation for their services.


                                  ARTICLE IV

                                   OFFICERS

         SECTION 1. Officer Titles. The officers of the Bank shall include a Chairman of the Board and a President and may include one or more Vice Chairmen of the Board, Executive Vice Presidents, Senior Vice Presidents, First Vice Presidents, Vice Presidents and Assistant Vice Presidents, a General Auditor, a General Counsel, a Cashier, and such other officers as may be appropriate for the prompt and orderly transaction of the business of the Bank. Individuals appointed as Chairman of the Board, President and Vice Chairman of the Board must be members of the Board. The same person may hold any two or more offices. The Chairman of the Board or the President shall have such authority to establish officer titles as from time to time delegated by the Board of Directors and to delegate such authority further to other officers of the Bank.

         SECTION 2. Executive Management. The Chairman of the Board or the President, as determined by the Board of Directors, shall be the chief executive officer of the Bank. In case of the death or disability of the Chairman of the Board, his powers shall be exercised and his duties discharged by the President. In the event of the death or disability of the Chairman of the Board and the President, the Vice Chairman of the Board (or in the event there be more than one Vice Chairman of the Board, the Vice Chairmen of the Board in the order designated, or in the absence of any designation, then in the order of their election) shall exercise the powers and discharge the duties of the Chairman of the Board.

         SECTION 3. Election of Officers. The Board of Directors of the Bank shall have authority to appoint the officers of the Bank. The Chairman of the Board or the President shall have such authority to appoint officers as from time to time delegated by the Board of Directors, and to delegate such authority further to other officers of the Bank.

         SECTION 4. Authority and Responsibility. The authorities and responsibilities of all officers, in addition to those specifically prescribed herein, shall be those usually pertaining to their respective offices, or as may be designated by the Board of Directors or by the Chairman of the Board or by the President, or by any officer of the Bank designated by one of the foregoing.

         SECTION 5. Term of Office. Officers shall be appointed for an indefinite term, and their employment may be terminated or they may be removed from office at any time. The Board of Directors shall have authority to terminate or remove officers of the Bank. The Chairman of the Board or the President shall have such authority to terminate or remove officers as from time to time delegated by the Board of Directors, and to delegate such authority further to other officers of the Bank.

         SECTION 6. Surety. All officers and employees of the Bank who shall be responsible for any moneys, funds or valuables of the Bank shall give bond, or be covered by a blanket bond, in such penal sum and with such security as shall be approved by the Board, conditioned for the faithful and honest discharge of their duties as such officers or employees and that they will faithfully apply and account for all such moneys, funds and valuables and deliver the same on proper demand to the order of the Board of the Bank, or to the person or persons authorized to receive the same.


                                   ARTICLE V

                                     SEAL

         SECTION 1. Description. The following is a description of the Seal adopted by the Board of the Bank:

         Female with left arm resting on shield, bale of goods and sheaf of grain at her side, ship and sea in the distance; the whole surrounded with the words, "BANK ONE, NATIONAL ASSOCIATION".

         SECTION 2. Attestation. Any instrument which is executed for and on behalf of the Bank by its duly authorized officers may, when necessary, be attested and sealed with the corporate seal by any officer of the Bank other than the officer who executes such instrument on behalf of the Bank.


                                  ARTICLE VI

                           TRANSFERS OF REAL ESTATE

         Any Vice President or higher ranking officer shall have authority on behalf of and in the name of the Bank, to execute any document or instrument and to take action which may be necessary or appropriate to purchase, convey, lease, or otherwise affect any real estate or interest in real estate owned or to be owned by the Bank; provided, however, any document or instrument purchasing, conveying or leasing real estate used or to be used by the Bank as banking facilities must be executed by a Senior Vice President or higher ranking officer, or any other officer designated by any of the foregoing. Any Assistant Vice President or higher ranking officer shall have authority to execute and deliver on behalf of and in the name of the Bank, releases of mortgages or trust deeds.

                                  ARTICLE VII

                         STOCK AND STOCK CERTIFICATES

         SECTION 1. Increase of Stock. In the event of any increase in the capital stock of the Bank the preemptive rights of the shareholders in respect of any such increased stock shall be as set forth in Article FIFTH of the Articles of Association.

         Any warrants or certificates issuable to shareholders in connection with any increase of the capital stock of the Bank, shall be delivered to the respective shareholders entitled thereto, either by hand or by mail, first-class postage prepaid, addressed to their respective addresses as shown on the books of the Bank.

         If, in the event of a sale of additional shares, any subscription rights shall not have been exercised at the expiration of the specified subscription period, such unsubscribed new shares may be issued and sold at such price, not less than the par value thereof, to such persons and on such terms as the Board of Directors may determine.

         SECTION 2. Transfers of Stock. The stock of the Bank shall be assignable only upon the books of the Bank, subject to the restrictions of the Act, and a transfer book shall be kept in which all assignments and transfers of stock shall be made. Transfers of stock may be suspended preparatory to any election or payment of any dividends.

         SECTION 3. Certificates of Stock. Certificates of stock signed by any Vice President or higher ranking officer and the Cashier or any Assistant Cashier may be issued to shareholders, and the Certificates shall state upon the face thereof that the stock is transferable only upon the books of the Bank. If such Certificates are manually countersigned by two other officers of the Bank, the signatures of the officers designated in the preceding sentence may be facsimiles, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon such Certificates shall have ceased to be such officer before such Certificates are issued, they may be issued by the Bank with the same effect as if such officer had not ceased to be such at the date of issue. In case of transfer of stock, new Certificates of stock shall not be issued until other Certificate or Certificates of stock of an equal amount shall first have been surrendered and cancelled.

           Any one of the following officers of the Bank: the Chairman of the Board, the President, or any Vice Chairman of the Board is each hereby authorized to cause new Certificates of stock of the Bank to be issued to replace Certificates reported to have been lost, stolen or destroyed, upon receipt of: (a) appropriate affidavit or affidavits setting forth whether the Certificates were lost, stolen or destroyed and the circumstances thereof, and
(b) a bond or bonds (blanket or otherwise) or an agreement or agreements of indemnity, sufficient in the opinion of any of such officers to protect the interests of the Bank issuing such new Certificates.


                                 ARTICLE VIII

                                 BANKING HOURS

         The Bank shall be open for business during such days of the year and for such hours as the Board of Directors or any officer of the Bank designated by the Board of Directors may from time to time determine.


                                  ARTICLE IX

                 CONTRACTS, CERTIFICATES OF DEPOSIT AND NOTES

         SECTION 1. Execution of Contracts. Any officer of the bank and such other persons as may be authorized by the Board of Directors are severally and respectively authorized to execute documents and to take action in the Bank's name in connection with any and all transactions conducted in the ordinary course of business of the Bank.

         SECTION 2. Certificates of Deposit and Notes. Notwithstanding the foregoing, all certificates of deposits and notes evidencing obligations of the Bank shall be signed either manually or by facsimile signature by any officer of the Bank, and, if such signature is not a manual signature, shall be validated by the manual signature of another officer of the Bank whose signature does not already appear on said certificate of deposit or note or by the authorized officers of corporate fiduciaries or agents with whom the Board of Directors may from time to time by resolution authorize the officers of the Bank to contract for services in connection with the validation and delivery of certificates of deposit or notes issued by the Bank.


                                   ARTICLE X

                                 VOTING RIGHTS

         The vote of the Bank as stockholder in any corporation in which it may hold stock or upon any securities carrying voting rights which it shall have the right to vote in its individual capacity as a Bank, shall be cast at any stockholders' or shareholders' meeting by any Vice President or higher ranking officer, or the Cashier, in person, or by some person or persons authorized by written proxy signed by one of said officers.

         In all cases where shares of stock or other securities carrying voting rights and owned by the Bank shall be held in the name of a nominee of the Bank, any Vice President or higher ranking officer, or the Cashier, may authorize such nominee to vote such stock or other securities in person, either unconditionally or upon such terms, limitations, or conditions as such officer may direct, or any such officer may authorize such nominee to execute a proxy to vote such shares of stock or other securities carrying voting rights, either unconditionally or upon such terms, conditions and/or limitations as such officer shall approve.


                                  ARTICLE XI

                                 EXAMINATIONS

         It shall be the duty of the Auditor to examine, from time to time, the various operations of the Bank, verify its assets and liabilities, and perform such other procedures as are required to determine that the accounting records are accurate and to ascertain whether the Bank is in a sound and solvent condition. Major discrepancies and defalcations shall be reported to the Board promptly and other reports shall be made directly to the Board when deemed appropriate either by the Auditor or the Board. In the event of the death, resignation, absence or inability of the Auditor, the Board of Directors shall appoint a competent person who shall make such examinations and reports, pending the election of a successor to the Auditor or the return of the Auditor to his duties.


                                  ARTICLE XII

                              BONDS OF INDEMNITY

         Bonds of indemnity given to secure the issuance of duplicate or substitute notes, bonds, stock certificates, checks, debentures or other securities which may have been lost, destroyed or stolen or to secure the payment of any such lost, destroyed or stolen securities or to secure the payment by the Bank of funds deposited by any public authorities, shall be executed by any Assistant Vice President or higher ranking officer, and, if required, sealed with the corporate seal and attested by some other officer of the Bank.


                                 ARTICLE XIII

                     AUTHORITY TO SELL STOCKS, BONDS, ETC.

         SECTION 1. U.S. Obligations. Any Assistant Vice President or higher ranking officer may at any time, in his discretion, sell, assign and transfer any and all United States bonds now standing, or which may hereafter stand, in the name of the Bank, and to appoint one or more attorneys for that purpose.

         SECTION 2. Other Obligations. Any Assistant Vice President or higher ranking officer may at any time, in his discretion, sell, assign and transfer any and all notes, bonds, certificates of indebtedness or obligations of any corporation, firm or individual, which said notes, bonds, certificates of indebtedness or obligations are now registered, or may hereafter be registered, in the name of, or for the benefit of, the Bank, or are payable or indorsed to the Bank.

         SECTION 3. Stock. Any Assistant Vice President or higher ranking officer may at any time in his discretion, sell, assign and transfer to any assignee or transferee, for and on behalf of the Bank and in its name, any and all shares of capital stock of any corporation or corporations held by the Bank.


                                  ARTICLE XIV

                             FIDUCIARY ACTIVITIES

         1. Authority to Sign as Registrar, Transfer Agent, etc. Any officer of the Bank shall have the right to sign, countersign, certify, register, authenticate and identify all bonds, notes, interim certificates, and depositary receipts, warrants, participation certificates, certificates of stock and similar instruments for or in respect of which the Bank may be acting as Trustee, Registrar, Transfer Agent or otherwise.

         2. Authority to Vote Stock. The vote of the Bank as stockholder in any corporation or mutual fund in which it may hold capital stock in any fiduciary capacity, unless the governing instrument directs otherwise, may be voted by any officer of the Bank in person, electronically or by written proxy signed by one of said officers.

         3. Authority to Sell, Assign and Transfer Stocks, etc. Any officer of the Bank may sell, assign and transfer to any assignee or transferee for the Bank and in its name, any and all shares of the capital stock or other securities and obligations of any individual or entity held by the Bank in any fiduciary capacity, and sign and deliver any instruments with respect to any such items.

         4. Authority to Sign Checks and Other Instruments. Any officer of the Bank is authorized to sign for and on behalf of the Bank: checks against any account or accounts of any organizational unit of the Bank exercising fiduciary powers; petitions; schedules; accounts; reports; receipts for funds or securities deposited with the Bank as fiduciary and all instruments or documents that may be necessary or desirable in connection with the execution of any fiduciary powers of the Bank.

         5. Delegation of Authority. Anything in this Article XIV to the contrary notwithstanding, the Chairman of the Board or President is authorized to designate in writing such persons as shall be authorized in the name of the Bank to sign or countersign any or all of the documents and instruments enumerated in this Article XIV relating to transactions conducted in connection with the execution of any fiduciary powers of the Bank.


                                  ARTICLE XV

                             AMENDMENT OF BY-LAWS

         These By-Laws may be changed or amended by the vote of a majority of the directors present at any regularly constituted meeting of the Board of Directors.


                                  ARTICLE XVI

                          EMERGENCY OPERATION OF BANK

         In the event of an emergency declared by the President of the United States or the person performing his functions, due to threatened or actual enemy attack or disaster, the officers and employees of the Bank will continue to conduct the affairs of the Bank under such guidance from the directors as may be available, except as to matters which by statute require specific approval of the Board of Directors, and subject to conformance with any governmental directives during the emergency.


                                 ARTICLE XVII

                            DELEGATION OF AUTHORITY

         Each of the Chairman of the Board, the President, any Vice Chairman of the Board and the Cashier of the Bank are severally and respectively authorized to designate in writing such persons who shall be authorized in the name and on behalf of the Bank to sign any document or instrument, including certificates of deposit and notes, and to take action which may be necessary or appropriate to the conduct of the Bank's business, in its individual capacity or any other capacity. Any such authorization to sign such document or instrument and to take any action may be general or limited as is determined in the discretion of the Chairman of the Board, the President, any Vice Chairman of the Board or the Cashier.







                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                                     October 12, 1999



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between DaimlerChrysler Auto Trust _____-__ and each other DaimlerChrysler Auto Trust ____ - __ that issues notes under the related prospectus and prospectus supplement and Bank One, National Association, as Trustee, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    Bank One, National Association



                                    By: /s/ Steven M. Wagner
                                        ----------------------------
                                        Steven M. Wagner
                                        First Vice President




Legal Title of Bank:  Bank One, National Association   Call Date: 06/30/99
Address:              One Bank One Plaza, Ste 0460     ST-BK: 17-1630 FFIEC 031
City, State  Zip:     Chicago, IL  60670               Page RC-1
FDIC Certificate No.: 0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet


                                                                              Dollar Amounts in thousands C400
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                      RCFD
    a. Noninterest-bearing balances and currency and coin(1) ...........        0081     3,983,167        1.a
    b. Interest-bearing balances(2) ....................................        0071     3,924,307        1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) .......        1754             0        2.a
    b. Available-for-sale securities (from Schedule RC-B, column D) ....        1773    12,582,363        2.b
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                      1350     7,578,668        3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule                  RCFD
    RC-C) ..............................................................        2122    40,676,052       4.a
    b. LESS: Allowance for loan and lease losses .......................        3123       458,781       4.b
    c. LESS: Allocated transfer risk reserve ...........................        3128         4,342       4.c
    d. Loans and leases, net of unearned income, allowance, and                 RCFD
       reserve (item 4.a minus 4.b and 4.c) ............................        2125    40,212,929       4.d
5.  Trading assets (from Schedule RD-D) ................................        3545     4,484,022       5.
6.  Premises and fixed assets (including capitalized leases) ...........        2145       724,662       6.
7.  Other real estate owned (from Schedule RC-M) .......................        2150         2,270       7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) .....................................        2130       207,442       8.
9.  Customers' liability to this bank on acceptances outstanding .......        2155       300,112       9.
10. Intangible assets (from Schedule RC-M) .............................        2143       232,947      10.
11. Other assets (from Schedule RC-F) ..................................        2160     2,513,151      11.
12. Total assets (sum of items 1 through 11) ...........................        2170    76,746,040      12.


--------------------
(1) Includes cash items in process of collection and unposted debits. (2)
Includes time certificates of deposit not held for trading.





Legal Title of Bank:  Bank One, National Association   Call Date: 06/30/99
Address:              One Bank One Plaza, Ste 0460     ST-BK: 17-1630 FFIEC 031
City, State  Zip:     Chicago, IL  60670               Page RC-2
FDIC Certificate No.: 0/3/6/1/8


Schedule RC-Continued
                                                                                Dollar Amounts in Thousands
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                    RCON
       from Schedule RC-E, part 1)......................................        2200    22,391,381      13.a
       (1) Noninterest-bearing(1).......................................        6631    10,239,312      13.a1
       (2) Interest-bearing.............................................        6636    12,152,069      13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and                 RCFN
       IBFs (from Schedule RC-E, part II)...............................        2200    23,013,949      13.b
       (1) Noninterest bearing..........................................        6631       361,838      13.b1
       (2) Interest-bearing.............................................        6636    22,652,111      13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                              RCFD 2800 6,919,979     14
15. a. Demand notes issued to the U.S. Treasury                                 RCON 2840   362,951     15.a
b.       Trading Liabilities(from Schedule RC-D).........................       RCFD 3548 4,548,086     15.b

16. Other borrowed money:                                                       RCFD
    a. With original maturity of one year or less.......................        2332     9,453,587      16.a
    b. With original  maturity of more than one year....................        A547       104,900      16.b
    c. With original maturity of more than three years .................        A548       343,059      16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding                     2920       300,112      18.
19. Subordinated notes and debentures...................................        3200     2,750,000      19.
20. Other liabilities (from Schedule RC-G)..............................        2930     1,361,700      20.
21. Total liabilities (sum of items 13 through 20)......................        2948    71,549,704      21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.......................        3838             0      23.
24. Common stock........................................................        3230       200,858      24.
25. Surplus (exclude all surplus related to preferred stock)                    3839     3,245,088      25.
26. a. Undivided profits and capital reserves...........................        3632     1,872,884      26.a
     b. Net unrealized holding gains (losses) on available-for-sale
       securities.......................................................        8434      (121,259)     26.b
     c.  Accumulated net gains (losses) on cash flow hedges.............        4336           0        26.c
27. Cumulative foreign currency translation adjustments                         3284        (1,235)     27.
28. Total equity capital (sum of items 23 through 27)                           3210     5,196,336      28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)...............................        3300    76,746,040     29.



Memorandum

To be reported only with the March Report of Condition.

1.   Indicate in the box at the right the number of the
     statement below that best describes the most comprehensive                           Number
     level of auditing work performed for the bank by                                       N/A
     independent external auditors as of any date during 1996...............RCFD 6724       M.1

1 =  Independent audit of the bank conducted in accordance          4. = Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified          external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank          authority)
2 =  Independent audit of the bank's parent holding company         5 = Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing           auditors
     standards by a certified public accounting firm which          6 = Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company               auditors
     (but not on the bank separately)                               7 = Other audit  procedures  (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in                8 = No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)

---------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.


                                                                  Exhibit 25.2



==============================================================================


                                   FORM T-1



                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                           STATEMENT OF ELIGIBILITY

                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A

                   CORPORATION DESIGNATED TO ACT AS TRUSTEE



                   1. CHECK IF AN APPLICATION TO DETERMINE

                     ELIGIBILITY OF A TRUSTEE PURSUANT TO

                            SECTION 305(b)(2) |__|





                             THE BANK OF NEW YORK

              (Exact name of trustee as specified in its charter)





New York                                                   13-5160382

(State of incorporation                                    (I.R.S. employer

if not a U.S. national bank)                               identification no.)



One Wall Street, New York, N.Y.                            10286

(Address of principal executive offices)                   (Zip code)




               Each DaimlerChrysler Trust ____ - __ That Issues
         Notes under the related Prospectus and Prospectus Supplement

              (Exact name of obligor as specified in its charter)





Michigan                                                   52-2109803

(State or other jurisdiction of                            (I.R.S. employer

incorporation or organization)                             identification no.)





27777 Franklin Road

Southfield, Michigan                                       48034-8286

(Address of principal executive offices)                   (Zip code)



                                 -------------



                              Asset Backed Notes

                      (Title of the indenture securities)



==============================================================================

1.   General information.  Furnish the following information as to the Trustee:



     (a) Name and address of each examining or supervising authority to which it is subject.



---------------------------------------------

        Name               Address

---------------------------------------------



     Superintendent of Banks of the State of           2 Rector Street, New York,

     New York                                          N.Y.  10006, and Albany, N.Y. 12203



     Federal Reserve Bank of New York                  33 Liberty Plaza, New York,

                                                       N.Y.  10045



     Federal Deposit Insurance Corporation             Washington, D.C.  20429



     New York Clearing House Association               New York, New York   10005



     (b) Whether it is authorized to exercise corporate trust powers.



     Yes.



2.   Affiliations with Obligor.



     If the obligor is an affiliate of the trustee, describe each such affiliation.



     None.



16.  List of Exhibits.



     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).



     1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)



     4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)



     6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)



     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                   SIGNATURE







     Pursuant to the requirements of the Act, the Trustee, The Bank of New
          York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 7th day of December, 1999.





                                       THE BANK OF NEW YORK







                                       By:     /s/  MARY LAGUMINA
                                          -------------------------
                                           Name:    MARY LAGUMINA

                                           Title:   ASSISTANT VICE PRESIDENT

------------------------------------------------------------------------------

                      Consolidated Report of Condition of

                             THE BANK OF NEW YORK

                   of One Wall Street, New York, N.Y. 10286
                    And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business September 30, 1999, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                  Dollar Amounts
ASSETS                                                              In Thousands
Cash and balances due from depository
   institutions:
   Noninterest-bearing balances and currency
     and coin..........................................               $6,394,412
   Interest-bearing balances...........................                3,966,749
Securities:
   Held-to-maturity securities.........................                  805,227
   Available-for-sale securities.......................                4,152,260
Federal funds sold and Securities purchased
   under agreements to resell..........................                1,449,439
Loans and lease financing receivables:
   Loans and leases, net of unearned
     income...............                                            37,900,739
   LESS: Allowance for loan and
     lease losses............                                            572,761
   LESS: Allocated transfer risk
     reserve........................                                      11,754
   Loans and leases, net of unearned income,
     allowance, and reserve............................               37,316,224
Trading Assets.........................................                1,646,634
Premises and fixed assets (including
   capitalized leases).................................                  678,439
Other real estate owned................................                   11,571
Investments in unconsolidated subsidiaries
   and associated companies............................                  183,038
Customers' liability to this bank on
   acceptances outstanding.............................                  349,282
Intangible assets......................................                  790,558
Other assets...........................................                2,498,658
                                                                     -----------
Total assets...........................................              $60,242,491
                                                                     ===========

LIABILITIES
Deposits:
   In domestic offices.................................              $26,030,231
   Noninterest-bearing.................................               11,348,986
   Interest-bearing....................................               14,681,245
   In foreign offices, Edge and Agreement
     subsidiaries, and IBFs............................               18,530,950
   Noninterest-bearing.................................                  156,624
   Interest-bearing....................................               18,374,326
Federal funds purchased and Securities sold
   under agreements to repurchase......................                2,094,678
Demand notes issued to the U.S.Treasury................                  232,459
Trading liabilities....................................                2,081,462
Other borrowed money:
   With remaining maturity of one year or
    less...............................................                  863,201
   With remaining maturity of more than one
    year through three years...........................                      449
   With remaining maturity of more than
    three years........................................                   31,080
Bank's liability on acceptances executed and
   outstanding.........................................                  351,286
Subordinated notes and debentures......................                1,308,000
Other liabilities......................................                3,055,031
                                                                      ----------
Total liabilities......................................               54,578,827
                                                                      ==========

EQUITY CAPITAL
Common stock...........................................                1,135,284
Surplus................................................                  815,314
Undivided profits and capital reserves.................                3,759,164
Net unrealized holding gains (losses) on
   available-for-sale securities.......................           (      15,440)
Cumulative foreign currency translation
   adjustments.........................................            (     30,658)
                                                                  --------------
Total equity capital...................................                5,663,664
                                                                  --------------
Total liabilities and equity capital...................              $60,242,491
                                                                  ==============

     I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                           Thomas J. Mastro

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                   ---
Thomas A. Reyni       |
Alan R. Griffith      |                    Directors
Gerald L. Hassell     |
                   ---

------------------------------------------------------------------------------

                                                                  EXHIBIT 99.1








==============================================================================








                         SALE AND SERVICING AGREEMENT

                                    between

                       DAIMLERCHRYSLER AUTO TRUST 200_-_

                                    Issuer,

                                      and

                      CHRYSLER FINANCIAL COMPANY L.L.C.,

                              Seller and Servicer

                         Dated as of ______ 1, 200_-_








===============================================================================


                               Table of Contents


                                                                                                      Page

                                   ARTICLE I
                                  Definitions

SECTION 1.01.   Definitions............................................................................1
SECTION 1.02.   Other Definitional Provisions.........................................................13

                                  ARTICLE II
                           Conveyance of Receivables

SECTION 2.01.   Conveyance of Receivables.............................................................14
SECTION 2.02.   Conveyance of Fixed Value Payments and Fixed Value
                Finance Charges.......................................................................15
SECTION 2.03.   Fixed Value Securities................................................................15

                                  ARTICLE III
                                The Receivables

SECTION 3.01.   Representations and Warranties of Seller with Respect to the
                Receivables...........................................................................16
SECTION 3.02.   Repurchase upon Breach................................................................20
SECTION 3.03.   Custody of Receivable Files...........................................................20
SECTION 3.04.   Duties of Servicer as Custodian.......................................................20
SECTION 3.05.   Instructions; Authority To Act........................................................21
SECTION 3.06.   Custodian's Indemnification...........................................................21
SECTION 3.07.   Effective Period and Termination......................................................21

                                  ARTICLE IV
                  Administration and Servicing of Receivables

SECTION 4.01.   Duties of Servicer....................................................................22
SECTION 4.02.   Collection and Allocation of Receivable Payments......................................22
SECTION 4.03.   Realization upon Receivables..........................................................23
SECTION 4.04.   Physical Damage Insurance.............................................................23
SECTION 4.05.   Maintenance of Security Interests in Financed Vehicles................................23
SECTION 4.06.   Covenants of Servicer.................................................................23
SECTION 4.07.   Purchase of Receivables upon Breach...................................................23
SECTION 4.08.   Servicing Fee.........................................................................24
SECTION 4.09.   Servicer's Certificate................................................................24
SECTION 4.10.   Annual Statement as to Compliance; Notice of Default..................................24
SECTION 4.11.   Annual Independent Certified Public Accountants' Report...............................25
SECTION 4.12.   Access to Certain Documentation and Information
                Regarding Receivables.................................................................25
SECTION 4.13.   Servicer Expenses.....................................................................25
SECTION 4.14.   Appointment of Subservicer............................................................25

                                   ARTICLE V
 Distributions; Reserve Account; Statements to Certificateholders and Noteholders

SECTION 5.01.   Establishment of Deposit Account......................................................26
SECTION 5.02.   Collections...........................................................................27
SECTION 5.03.   Application of Collections............................................................28
SECTION 5.04.   Additional Deposits...................................................................28
SECTION 5.05.   Distributions.........................................................................29
SECTION 5.06.   Reserve Account.......................................................................30
SECTION 5.07.   Statements to Noteholders and Certificateholders......................................31
SECTION 5.08.   Net Deposits..........................................................................31

                                  ARTICLE VI
                                  The Seller

SECTION 6.01.   Representations of Seller.............................................................32
SECTION 6.02.   Preservation of Existence.............................................................33
SECTION 6.03.   Liability of Seller; Indemnities......................................................33
SECTION 6.04.   Merger or Consolidation of, or Assumption of Obligations
                of, Seller............................................................................34

SECTION 6.05.   Limitation on Liability of Seller and Others..........................................35
SECTION 6.06.   Seller May Own Notes..................................................................35

                                  ARTICLE VII
                                 The Servicer

SECTION 7.01.   Representations of Servicer...........................................................35
SECTION 7.02.   Indemnities of Servicer...............................................................36
SECTION 7.03.   Merger or Consolidation of, or Assumption of Obligations
                of, Servicer..........................................................................37
SECTION 7.04.   Limitation on Liability of Servicer and Others........................................38
SECTION 7.05.   CFC Not To Resign as Servicer.........................................................38

                                 ARTICLE VIII
                                    Default

SECTION 8.01.   Servicer Default......................................................................38
SECTION 8.02.   Appointment of Successor..............................................................39
SECTION 8.03.   Notification to Noteholders and Certificateholders....................................40
SECTION 8.04.   Waiver of Past Defaults...............................................................40

                                  ARTICLE IX
                                  Termination

SECTION 9.01.   Optional Purchase of All Receivables..................................................41

                                   ARTICLE X
                                 Miscellaneous

SECTION 10.01.  Amendment.............................................................................41
SECTION 10.02.  Protection of Title to Trust..........................................................42
SECTION 10.03.  Notices...............................................................................44
SECTION 10.04.  Assignment by the Seller or the Servicer..............................................44
SECTION 10.05.  Limitations on Rights of Others.......................................................45
SECTION 10.06.  Severability..........................................................................45
SECTION 10.07.  Separate Counterparts.................................................................45
SECTION 10.08.  Headings..............................................................................45
SECTION 10.09.  Governing Law.........................................................................45
SECTION 10.10.  Assignment by Issuer..................................................................45
SECTION 10.11.  Nonpetition Covenants.................................................................45
SECTION 10.12.  Limitation of Liability of Owner Trustee and Indenture Trustee........................46


SCHEDULE A      Schedule of Receivables
SCHEDULE B      Location of Receivable Files

EXHIBIT A       Form of Distribution Statement to Noteholders........................................A-1
EXHIBIT B       Form of Servicer's Certificate.......................................................B-1


     SALE AND SERVICING AGREEMENT dated as of ______ 1, 200_-_, between DAIMLERCHRYSLER AUTO TRUST 200_-_, a Delaware business trust (the "Issuer"), and CHRYSLER FINANCIAL COMPANY L.L.C., a Michigan limited liability company, as seller and servicer.

     WHEREAS the Issuer desires to purchase a portfolio of receivables arising in connection with automobile retail installment sale contracts generated by Chrysler Financial Company L.L.C. in the ordinary course of business; and

     WHEREAS Chrysler Financial Company L.L.C. is willing to sell such receivables to, and to service such receivables on behalf of, the Issuer;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                  ARTICLE I

                                  Definitions

     SECTION 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     "Amortizing Payment" means, with respect to each Fixed Value Receivable and each Collection Period prior to the date on which the Fixed Value Payment relating to such Receivable is due, the amount specified in the applicable Contract in the payment schedule as the "Amount of Each Payment", except that in the case of a prepayment, liquidation or repurchase by the Seller or purchase by the Servicer, the Amortizing Payment shall be equal to the aggregate "Amount of Each Payment" that has not yet been paid for the period through and including the last payment prior to the date when the Fixed Value Payment is due less the amount of the unearned finance charges under the related Contract allocable to such amount in accordance with the Servicer's customary procedures.

     "Amortizing Payment Finance Charge" means, with respect to each payment collected on a Fixed Value Receivable, the finance charge included in such payment (as determined in accordance with the Servicer's customary procedures) that is allocable to the related Principal Balance.

     "Amount Financed" means (i) with respect to a Standard Receivable, the amount advanced under such Standard Receivable toward the purchase price of the Financed Vehicle and any related costs and (ii) with respect to a Fixed Value Receivable, an amount equal to the present value of the fixed level payment monthly installments (not including the amount designated as the Fixed Value Payment) under such Fixed Value Receivable, assuming that each payment is made on the due date in the month in which such payment is due, discounted at the APR for such Fixed Value Receivable.

     "Annual Percentage Rate" or "APR" of a Receivable means the annual rate of finance charges stated in the related Contract.

     "Basic Documents" means the Indenture, the Trust Agreement, the Administration Agreement and the Purchase Agreement.

     "Cash Release Amount" means on each Payment Date during the Release Period, the greater of:

     (i)   D - [S - (P x [____]%)]

                     or

     (ii)  $0.00

     where

     D = the sum of (a) principal collections and principal payments contained in the Total Distribution Amount for such Payment Date and
          (b) the excess, if any, of (x) the interest collections, interest payments and investment earnings contained in such Total Distribution Amount over (y) the sum of (A) the Servicing Fee for such Payment Date and any unpaid Servicing Fees for prior Payment Dates, (B) accrued and unpaid interest on the Notes and (C) the amount, if any, required to be deposited into the Reserve Account pursuant to Section 5.05(a)(ii)(B);

     S = the sum of the aggregate Outstanding Amount of the Notes and the Certificate Balance of the Certificates before giving effect to payments made on the Notes and Certificates on such Payment Date.

     P =  the Related Pool Balance

provided that on the First Release Payment Date the Cash Release Amount shall be reduced to the extent, if any, that the funds included in D are applied to reduce the Outstanding Amount of the Class A-1 Notes to zero; provided further that on the Last Release Payment Date the Cash Release Amount shall equal the Initial Overcollateralization Amount less the aggregate of the Cash Release Amounts for all prior Payment Dates.

     "Certificate Balance" has the meaning assigned to such term in the Trust Agreement

     "Certificateholders" has the meaning assigned to such term in the Trust Agreement.

     "Certificates" has the meaning assigned to such term in the Trust
Agreement.

     "CFC" means Chrysler Financial Company L.L.C., a Michigan limited liability company, or its successors.

     "Class" means any one of the classes of Notes.

     "Class A-1 Final Scheduled Payment Date" means the __________ Payment
Date.

     "Class A-1 Initial Principal Balance" shall mean $__________.

     "Class A-1 Noteholder" means the Person in whose name a Class A-1 Note is registered in the Note Register.

     "Class A-2 Final Scheduled Payment Date" means the __________ Payment
Date.

     "Class A-2 Noteholder" means the Person in whose name a Class A-2 Note is registered in the Note Register.

     "Class A-3 Final Scheduled Payment Date" means the __________ Payment
Date.

     "Class A-3 Noteholder" means the Person in whose name a Class A-3 Note is registered in the Note Register.

     "Class A-4 Final Scheduled Payment Date" means the __________ Payment
Date.

     "Class A-4 Noteholder" means the Person in whose name a Class A-4 Note is registered in the Note Register.

     "Collection Period" means a calendar month. The "related Collection Period" for a Payment Date is the Collection Period ending immediately prior to such Payment Date. Unless otherwise specified, any amount stated as of the last day of a Collection Period or as of the first day of a Collection Period shall give effect to the following calculations as determined as of the close of business on such last day: (1) all applications of collections, and (2) all distributions to be made on the related Payment Date.

     "Company" means Premier Receivables L.L.C., a Michigan limited liability company, and any successor in interest or, if the Rights (as defined in the Purchase Agreement) have been assigned to a Person that becomes a transferee in accordance with Section 5.05 of the Purchase Agreement, such transferee Person and any successor in interest.

     "Contract" means a motor vehicle retail installment sale contract.

     "Corporate Trust Office" means the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at ________________________________; Corporate Trust Services
Division; or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Seller, or the principal corporate trust office of any successor Indenture Trustee (of which address such successor Indenture Trustee will notify the Noteholders and the Seller).

     "Cutoff Date" means __________, __ 200_.

     "Dealer" means the dealer who sold a Financed Vehicle and who originated and assigned the related Receivable to CFC under an existing agreement between such dealer and CFC.

     "Delivery" when used with respect to Trust Account Property means:

          (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a securities intermediary (as defined in Section 8-102 of the UCC) and the making by such securities intermediary of entries on its books and records identifying such certificated securities (as defined in Section 8-102 of the UCC) of the Indenture Trustee or its nominee or custodian or
     (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102 of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a securities intermediary by the amount of such certificated security, the identification by the clearing corporation on its books and records that the certificated securities are credited to the sole and exclusive securities account of the securities intermediary, the maintenance of such certificated securities by such clearing corporation or a custodian or the nominee of such clearing corporation subject to the clearing corporation's exclusive control, and the making by such securities intermediary of entries on its books and records identifying such certificated securities as being credited to the securities account of the Indenture Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property (as defined herein) to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

          (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that are book-entry securities held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a "depository" pursuant to applicable Federal regulations; the identification by the Federal Reserve Bank of such book-entry securities on its record being credited to the securities intermediary's securities account; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as being credited to the Indenture Trustee's securities account; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

          (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (a) above, registration on the books and records of the issuer thereof in the name of the securities intermediary, the sending of a confirmation by the securities intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, the making by such securities intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture Trustee or its nominee or custodian.

     "Deposit Account" means the account designated as such, established and maintained pursuant to Section 5.01(a)(i).

     "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade.

     "Eligible Institution" means (a) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) has either (A) a long-term unsecured debt rating of "AAA" or better by Standard & Poor's and "A1" or better by Moody's or (B) a certificate of deposit rating of "A-1+" by Standard & Poor's and "P-1" or better by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC or (b) the corporate trust department of the Indenture Trustee, the Owner Trustee or The Chase Manhattan Bank. If so qualified, the Indenture Trustee, the Owner Trustee or The Chase Manhattan Bank may be considered an Eligible Institution for the purposes of clause (a) of this definition.

     "Eligible Investments" means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

          (a) direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America;

          (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest applicable rating category granted thereby;

          (c) commercial paper, variable amount notes or other short term debt obligations having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest applicable rating category granted thereby;

          (d) investments in money market or common trust funds having a rating from each of the Rating Agencies in the highest applicable rating category granted thereby (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor);

          (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

          (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b);

          (g) repurchase obligations with respect to any security or whole loan, entered into with (i) a depository institution or trust company (acting as principal) described in clause (b) above (except that the rating referred to in the proviso in such clause (b) shall be "A-1" or higher in the case of Standard & Poor's) (such depository institution or trust company being referred to in this definition as a "financial institution"), (ii) a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Exchange Act (a "broker/dealer") the unsecured short-term debt obligations of which are rated "P-1" by Moody's and at least "A-1" by Standard & Poor's at the time of entering into such repurchase obligation (a "rated broker/dealer"), (iii) an unrated broker/dealer (an "unrated broker/dealer"), acting as principal, that is a wholly-owned subsidiary of a non-bank holding company the unsecured short-term debt obligations of which are rated "P-1" by Moody's and at least "A-1" by Standard & Poor's at the time of entering into such repurchase obligation (a "Rated Holding Company") or (iv) an unrated subsidiary (a "Guaranteed Counterparty"), acting as principal, that is a wholly-owned subsidiary of a direct or indirect parent Rated Holding Company, which guarantees such subsidiary's obligations under such repurchase agreement; provided that the following conditions are satisfied:

               (A) the aggregate amount of funds invested in repurchase obligations of a financial institution, a rated broker/dealer, an unrated broker/dealer or Guaranteed Counterparty in respect of which the Standard & Poor's unsecured short-term ratings are "A-1" (in the case of an unrated broker/dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company) shall not exceed 20% of the sum of the then outstanding principal balance of the Notes (there being no limit on the amount of funds that may be invested in repurchase obligations in respect of which such Standard & Poor's rating is "A-1+" (in the case of an unrated broker/dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company));

               (B) in the case of the amount allocated to the Reserve Account, the rating from Standard & Poor's in respect of the unsecured short-term debt obligations of the financial institution, rated broker/dealer, unrated broker/dealer or Guaranteed Counterparty (in the case of an unrated broker/dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company) shall be "A-1+";

               (C) the repurchase obligation must mature within 30 days of the date on which the Indenture Trustee or the Issuer, as applicable, enters into such repurchase obligation;

               (D) the repurchase obligation shall not be subordinated to any other obligation of the related financial institution, rated broker/dealer, unrated broker/dealer or Guaranteed Counterparty;

               (E) the collateral subject to the repurchase obligation is held, in the appropriate form, by a custodial bank on behalf of the Indenture Trustee or the Issuer, as applicable;

               (F) the repurchase obligation shall require that the collateral subject thereto shall be marked to market daily;

               (G) in the case of a repurchase obligation of a Guaranteed Counterparty, the following conditions shall also be satisfied:

                         (i) the Indenture Trustee or the Issuer, as
               applicable, shall have received an opinion of counsel (which may be in-house counsel) to the effect that the guarantee of the related Rated Holding Company is a legal, valid and binding agreement of the Rated Holding Company, enforceable in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization and moratorium or other similar laws affecting creditors' rights generally and to general equitable principles;

                         (ii) the Indenture Trustee or the Issuer, as
               applicable, shall have received (x) an incumbency certificate for the signer of such guarantee, certified by an officer of such Rated Holding Company and (y) a resolution, certified by an officer of the Rated Holding Company, of the board of directors (or applicable committee thereof) of the Rated Holding Company authorizing the execution, delivery and performance of such guarantee by the Rated Holding Company;

                         (iii) the only conditions to the obligation of such
               Rated Holding Company to pay on behalf of the Guaranteed Counterparty shall be that the Guaranteed Counterparty shall not have paid under such repurchase obligation when required (it being understood that no notice to, demand on or other action in respect of the Guaranteed Counterparty is necessary) and that the Indenture Trustee or the Issuer shall make a demand on the Rated Holding Company to make the payment due under such guarantee;

                         (iv) the guarantee of the Rated Holding Company shall
               be irrevocable with respect to such repurchase obligation and shall not be subordinated to any other obligation of the Rated Holding Company; and

                         (v) each of Standard & Poor's and Moody's has
               confirmed in writing to the Indenture Trustee or Issuer, as applicable, that it has reviewed the form of the guarantee of the Rated Holding Company and has determined that the issuance of such guarantee will not result in the downgrade or withdrawal of the ratings assigned to the Notes.

               (H) the repurchase obligation shall require that the repurchase obligation be overcollateralized and shall provide that, upon any failure to maintain such overcollateralization, the repurchase obligation shall become due and payable, and unless the repurchase obligation is satisfied immediately, the collateral subject to the repurchase agreement shall be liquidated and the proceeds applied to satisfy the unsatisfied portion of the repurchase obligation;

          (h) any other investment with respect to which the Issuer or the Servicer has received written notification from the Rating Agencies that the acquisition of such investment as an Eligible Investment will not result in a withdrawal or downgrading of the ratings on the Notes.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Final Scheduled Maturity Date" means __________.

     "Financed Vehicle" means an automobile or light-duty truck, together with all accessions thereto, securing an Obligor's indebtedness under the respective Standard Receivable or Fixed Value Receivable.

     "First Release Payment Date" means the Payment Date on which the Class A-1 Notes have been paid in full.

     "Fixed Value Finance Charge" means, with respect to each payment collected on a Fixed Value Receivable, the finance charge included in such payment (as determined in accordance with the Servicer's customary procedures) that is allocable to the related Fixed Value Payment.

     "Fixed Value Payment" means, with respect to each Fixed Value Receivable, the amount specified on the applicable Contract as the "Amount of Fixed Value Payment" reduced (i) in the case of a prepayment or repurchase, by the amount of the unearned finance charges under the Contract allocable to such payment in accordance with the Servicer's customary procedures and (ii) in the case of a liquidation, by the excess of Liquidation Proceeds collected by the Servicer over the Amortizing Payment on such date.

     "Fixed Value Receivable" means any Contract listed on Schedule A (which Schedule may be in the form of microfiche) that provides for amortization of the loan over a series of fixed level payment monthly installments in accordance with the simple interest method, but also requires a final payment that is greater than the scheduled monthly payments and is due after payment of such scheduled monthly payments and that may be made by (i) payment in full in cash of a fixed value amount, (ii) return of the Financed Vehicle to the Servicer provided certain conditions are satisfied or (iii) refinancing the final fixed value payment in accordance with specified conditions.

     "Fixed Value Securities" has the meaning assigned to such term in Section 2.03.

     "Indenture" means the Indenture dated as of ______ 1, 200_-_, between the Issuer and the Indenture Trustee.

     "Indenture Trustee" means the Person acting as Indenture Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

     "Initial Overcollateralization Amount" means $__________.

     "Insolvency Event" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

     "Investment Earnings" means, with respect to any Payment Date, the investment earnings (net of losses and investment expenses), if any, on amounts on deposit in the Deposit Account to be applied on such Payment Date pursuant to Section 5.01(b).

     "Issuer" means DaimlerChrysler Auto Trust 200_-_.

     "Last Release Payment Date" means the Payment Date on which the aggregate amount of the Cash Release Amounts released from the lien of the Indenture pursuant to Section 5.05(a)(ii)(D) on such Payment Date and all prior Payment Dates is equal to the Initial Overcollateralization Amount.

     "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor.

     "Liquidated Receivable" means any Receivable liquidated by the Servicer through the sale of a Financed Vehicle or otherwise.

     "Liquidation Proceeds" means, with respect to any Liquidated Receivable, the moneys collected in respect thereof, from whatever source on a Liquidated Receivable during the Collection Period in which such Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivable.

     "Moody's" means Moody's Investors Service, Inc., or its successor.

     "Notes" means the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes.

     "Obligor" on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

     "Officer's Certificate" means a certificate signed by the chairman of the board, any vice president, the controller or any assistant controller, the president, a treasurer, assistant treasurer, secretary or assistant secretary of the Seller, the Company or the Servicer, as appropriate.

     "OMSC Receivable" means any Standard Receivable acquired by CFC from the Overseas Military Sales Corporation, or its successor.

     "Opinion of Counsel" means one or more written opinions of counsel, who may be an employee of or counsel to the Seller, the Company or the Servicer, which counsel shall be acceptable to the Indenture Trustee, the Owner Trustee or the Rating Agencies, as applicable.

     "Original Pool Balance" means $__________.

     "Overcollateralization Amount" means, with respect to any Payment Date,
(i) the Related Pool Balance minus (ii) the Securities Amount.

     "Owner Trust Estate" has the meaning assigned to such term in the Trust Agreement.

     "Owner Trustee" means the Person acting as Owner Trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

     "Payment Date" means, with respect to each Collection Period, the eighth day of the following month or, if such day is not a Business Day, the immediately following Business Day, commencing on __________, _ 200_.

     "Payment Determination Date" means, with respect to any Payment Date, the Business Day immediately preceding such Payment Date.

     "Physical Property" has the meaning assigned to such term in the definition of "Delivery" above.

     "Pool Balance" means, as of the close of business on the last day of a Collection Period, the aggregate Principal Balance of the Receivables as of such day (excluding Purchased Receivables and Liquidated Receivables).

     "Principal Balance" of a Receivable, as of the close of business on any date of determination, means the Amount Financed minus the sum of (i) the portion of all payments made by or on behalf of the related Obligor on or prior to such day and allocable to principal using the Simple Interest Method and (ii) the principal portion of the Purchase Amount with respect to the Receivable.

     "Purchase Agreement" means the Purchase Agreement dated as of ______ 1, 200_-_, between the Seller and the Company.

     "Purchase Amount" means the amount, as of the close of business on the last day of a Collection Period, required to prepay in full a Receivable under the terms thereof including interest to the end of the month of purchase.

     "Purchased Receivable" means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to
Section 4.07 or by the Seller pursuant to Section 3.02.

     "Rating Agency" means Moody's and Standard & Poor's or, if no such organization or successor is any longer in existence, a nationally recognized statistical rating organization or other comparable Person designated by the Seller, notice of which designation shall be given to the Indenture Trustee, the Owner Trustee and the Servicer. Any notice required to be given to a Rating Agency pursuant to this Agreement shall also be given to Fitch IBCA, Inc. and Duff & Phelps Credit Rating Co., although, except as set forth above, neither shall be deemed to be a Rating Agency for any purposes of this Agreement.

     "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days' (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Company, the Servicer, the Owner Trustee and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes.

     "Receivable" means (i) any Standard Receivable and (ii) the Amortizing Payments with respect to any Fixed Value Receivable.

     "Receivable Files" means the documents specified in Section 3.03.

     "Related Pool Balance" means, with respect to any Payment Date, the Pool Balance as of the end of the related Collection Period.

     "Release Period" means the period from and including the First Release Payment Date to and including the Last Release Payment Date.

     "Reserve Account" means the account that is part of the Deposit Account and is designated as such, established and maintained pursuant to Section 5.01.

     "Reserve Account Initial Deposit" means the initial deposit of cash and Eligible Investments in the amount of $__________ made by the Seller into the Deposit Account on the Closing Date.

     "Securities Amount" means, with respect to any Payment Date, the sum of the aggregate Outstanding Amount of the Notes and the Certificate Balance of the Certificates after giving effect to payments of principal made on the Notes and the Certificates on such Payment Date.

     "Seller" means CFC and its successors in interest to the extent permitted hereunder.

     "Servicer" means CFC, as the servicer of the Receivables, and each successor to CFC (in the same capacity) pursuant to Section 7.03 or 8.02.

     "Servicer Default" means an event specified in Section 8.01.

     "Servicer's Certificate" means a certificate of the Servicer delivered pursuant to Section 4.09, substantially in the form of Exhibit B.

     "Servicing Fee" means the fee payable to the Servicer for services rendered during each Collection Period, determined pursuant to Section 4.08.

     "Servicing Fee Rate" means 1/12 of 1.00%.

     "Simple Interest Method" means the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by a fraction, the numerator of which is the number of days elapsed since the preceding payment of interest was made, the denominator of which is 365, and the remainder of such payment is allocable to principal.

     "Simple Interest Receivable" means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

     "Specified Reserve Amount" means, with respect to any Payment Date, an amount equal to the Reserve Account Initial Deposit.

     "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor.

     "Standard Receivable" means any Contract listed on Schedule A (which Schedule may be in the form of microfiche) that is not a Fixed Value Receivable.

     "Total Distribution Amount" means, for any Payment Date and the Collection Period preceding such Payment Date, the sum of the following amounts, without duplication: (a) all collections on Receivables (including payments relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only to the extent that such costs or premiums were financed by the respective Obligor as of the date of the related Contract), (b) all Liquidation Proceeds of Receivables that became Liquidated Receivables in accordance with the Servicer's customary servicing procedures, (c) the Purchase Amount of each Receivable that became a Purchased Receivable in such Collection Period and
(d) Investment Earnings deposited in the Deposit Account during such Collection Period.

     "Trust" means the Issuer.

     "Trust Account Property" means the Deposit Account, all amounts and investments held from time to time in the Deposit Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account Initial Deposit, and all proceeds of the foregoing.

     "Trust Agreement" means the Amended and Restated Trust Agreement dated as of ______ 1, 200_-_, among the Seller, the Company and the Owner Trustee.

     "Trust Officer" means, in the case of the Indenture Trustee, any Officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and, with respect to the Owner Trustee, any officer in the Corporate Trust Administration Department of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and the Basic Documents on behalf of the Owner Trustee.

     SECTION 1.02. Other Definitional Provisions. (a) Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

     (d) The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

     (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

     (g) For all purposes of this Agreement and the Basic Documents, interest with respect to all Classes of Notes other than the Class A-1 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months; and interest with respect to the Class A-1 Notes shall be computed on the basis of the actual number of days in each applicable Class A-1 Interest Accrual Period divided by 360.

                                  ARTICLE II

                           Conveyance of Receivables

     SECTION 2.01. Conveyance of Receivables. In consideration of the Issuer's delivery to or upon the order of the Seller of (x) $__________ (which amount represents the Original Pool Balance less (i) the Reserve Account Initial Deposit, (ii) the Initial Overcollateralization Amount, (iii) the Class A-1 Initial Principal Balance, (iv) the Initial Certificate Balance (as defined in the Trust Agreement) and (v) certain other discounts and expenses of the Issuer), and (y) the Certificates, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations of the Seller set forth herein), all right, title and interest of the Seller in and to:

          (a) the Receivables and all moneys received thereon on and after __________, _ 200_;

          (b) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Seller in the Financed Vehicles;

          (c) any proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors;

          (d) any proceeds from recourse to Dealers with respect to Receivables with respect to which the Servicer has determined in accordance with its customary servicing procedures that eventual payment in full is unlikely;

          (e) any Financed Vehicle that shall have secured a Receivable and shall have been acquired by or on behalf of the Seller, the Servicer, the Company or the Trust;

          (f) all right, title and interest in all funds on deposit from time to time in the Deposit Account, including the Reserve Account Initial Deposit, and in all investments and proceeds thereof (including all income thereon); and

          (g) the proceeds of any and all of the foregoing.

          The Seller hereby directs the Issuer to issue the Certificates to the Company. The Seller and the Issuer acknowledge that $__________ of the purchase price of the Receivables owed by the Issuer to the Seller pursuant to this Section 2.01 (which amount is not included in the first sentence of this Section 2.01) shall be offset by the Issuer against delivery of the Class A-1 Notes to the Seller.

     SECTION 2.02. Conveyance of Fixed Value Payments and Fixed Value Finance Charges. Promptly following the transfer to the Issuer of the Receivables on the Closing Date, the Issuer shall, without further action hereunder, be deemed to sell, transfer, assign, set over and otherwise convey to the Seller, effective as of the Closing Date, without recourse, representation or warranty, all the right, title and interest of the Issuer in and to the Fixed Value Payments and the Fixed Value Finance Charges, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof, subject to Section 5.03(b).

     SECTION 2.03. Fixed Value Securities. (a) At any time after the Closing Date, at the option of the Seller and upon 10 days prior notice to the Owner Trustee and the Indenture Trustee, the Seller will be permitted to sell to the Issuer, and the Issuer shall be obligated to purchase from the Seller (subject to the availability of funds), all or any portion of the Fixed Value Payments and/or Fixed Value Finance Charges, subject to the terms and conditions described below. Upon any such sale, (x) the Seller and the Owner Trustee will enter into an amendment to this Agreement and the Basic Documents to provide for, at the election of the Seller, the issuance of certificates representing ownership interests in the Trust to the extent of such Fixed Value Payments and/or Fixed Value Finance Charges or the issuance of indebtedness by the Issuer secured by such Fixed Value Payments (collectively, the "Fixed Value Securities") and to make any other provisions herein or therein that are necessary or desirable in connection therewith and (y) the Owner Trustee will enter into any other agreements or instruments related thereto as requested by the Seller; provided, however, that the Owner Trustee may, but shall not be obligated to, enter into any such amendment, agreement or instrument that affects the Owner Trustee's own rights, duties or immunities under this Agreement or any other Basic Document; and provided, further, that the obligation of the Issuer to purchase such Fixed Value Payments and/or Fixed Value Finance Charges and of the Owner Trustee to enter into any such amendment or other agreement or instrument is subject to the following conditions precedent:

          (i) such amendment and other agreements and instruments, in forms satisfactory to the Owner Trustee and, in the case of amendments or agreements to be executed and delivered by the Indenture Trustee, in forms satisfactory to the Indenture Trustee, shall have been executed by each other party thereto and delivered to the Owner Trustee or the Indenture Trustee as appropriate;

          (ii) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel to the effect that each condition precedent (including the requirement with respect to all required filings) provided by this Section has been complied with and such amendment or other agreement or instrument is authorized or permitted by this Agreement;

          (iii) the Rating Agency Condition shall have been satisfied with respect to such sale and issuance;

          (iv) such sale and issuance and such amendment or other agreement or instrument shall not adversely affect in any material respect the interest of any Noteholder or Certificateholder, and the Seller shall have provided to the Owner Trustee and the Indenture Trustee an Officer's Certificate to such effect;

          (v) the Owner Trustee and the Indenture Trustee shall have received an Opinion of Counsel to the effect that such sale and issuance will not have any material tax consequence to any Noteholder or Certificateholder; and

          (vi) all filings and other actions required to continue the first perfected interest of the Trust in the Owner Trust Estate and the Indenture Trustee in the Collateral shall have been duly made or taken by the Seller.

     (b) Except as described in Section 10.04, the Seller will not sell, transfer, assign, set over or otherwise convey the Fixed Value Payments and Fixed Value Finance Charges other than to the Issuer pursuant to paragraph (a).

                                 ARTICLE III

                                The Receivables

     SECTION 3.01. Representations and Warranties of Seller with Respect to the Receivables. The Seller makes the following representations and warranties as to the Receivables on which the Issuer is deemed to have relied in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

          (a) Characteristics of Receivables. Each Standard Receivable and Fixed Value Receivable (A) was originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, was fully and properly executed by the parties thereto, was purchased by the Seller from such Dealer under an existing dealer agreement, (B) has created or shall create a valid, subsisting and enforceable first priority security interest in favor of the Seller and is assignable by the Seller to the Issuer and by the Issuer to the Indenture Trustee, (C) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, and (D) generally provides for level monthly payments (provided, that the payment in the first or last month in the life of the Standard Receivable or Fixed Value Receivable may be minimally different from the level payments and that the payment in the last month of a Fixed Value Receivable may be a Fixed Value Payment) that fully amortize the Amount Financed by maturity and yield interest at the Annual Percentage Rate. No Receivable conveyed to the Issuer on the Closing Date is an OMSC Receivable.

          (b) Schedule of Receivables. The information set forth in Schedule A to this Agreement is true and correct in all material respects as of the opening of business on the applicable Cutoff Date, and no selection procedures believed to be adverse to the Noteholders or Certificateholders were utilized in selecting the Receivables. The computer tape or other listing regarding the Standard Receivables and the Fixed Value Receivables made available to the Issuer and its assigns (which computer tape or other listing is required to be delivered as specified herein) is true and correct in all respects.

          (c) Compliance with Law. Each Standard Receivable and Fixed Value Receivable and the sale of the Financed Vehicle complied at the time it was originated or made and, at the execution of this Agreement, complies in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder, including usury laws, the federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Texas Consumer Credit Code and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

          (d) Binding Obligation. Each Standard Receivable and Fixed Value Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms.

          (e) No Government Obligor. None of the Standard Receivables or Fixed Value Receivables is due from the United States of America or any State or from any agency, department or instrumentality of the United States of America or any State.

          (f) Security Interest in Financed Vehicle. Immediately prior to the sale, assignment and transfer thereof, each Standard Receivable and Fixed Value Receivable shall be secured by a validly perfected first security interest in the Financed Vehicle in favor of the Seller as secured party or all necessary and appropriate actions have been commenced that would result in the valid perfection of a first security interest in the Financed Vehicle in favor of the Seller as secured party.

          (g) Receivables in Force. No Standard Receivable or Fixed Value Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien granted by the related Standard Receivable or Fixed Value Receivable in whole or in part.

          (h) No Amendments. No Standard Receivable or Fixed Value Receivable has been amended such that the amount of the Obligor's scheduled payments has been increased.

          (i) No Waiver. No provision of a Standard Receivable or Fixed Value Receivable has been waived.

          (j) No Defenses. No right of rescission, setoff, counterclaim or defense has been asserted or threatened with respect to any Standard Receivable or Fixed Value Receivable.

          (k) No Liens. To the best of the Seller's knowledge, no liens or claims have been filed for work, labor or materials relating to a Financed Vehicle that are liens prior to, or equal to or coordinate with, the security interest in the Financed Vehicle granted by any Standard Receivable or Fixed Value Receivable.

          (l) No Default. No Standard Receivable or Fixed Value Receivable has a payment that is more than 30 days overdue as of the related Cutoff Date, and, except as permitted in this paragraph, no default, breach, violation or event permitting acceleration under the terms of any Standard Receivable or Fixed Value Receivable has occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Standard Receivable or Fixed Value Receivable has arisen; and the Seller has not waived and shall not waive any of the foregoing.

          (m) Insurance. The Seller, in accordance with its customary procedures, has determined that, at the origination of the Standard Receivable or Fixed Value Receivable, the Obligor had obtained physical damage insurance covering the Financed Vehicle and under the terms of the Standard Receivable and Fixed Value Receivable the Obligor is required to maintain such insurance.

          (n) Title. It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the Standard Receivables and Fixed Value Receivables from the Seller to the Issuer and that the beneficial interest in and title to the Standard Receivables and Fixed Value Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Standard Receivable or Fixed Value Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Issuer. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Standard Receivable and Fixed Value Receivable free and clear of all Liens, encumbrances, security interests and rights of others and, immediately upon the transfer thereof, the Issuer shall have good and marketable title to each Standard Receivable and Fixed Value Receivable, free and clear of all Liens, encumbrances, security interests and rights of others; and the transfer has been perfected under the UCC.

          (o) Lawful Assignment. No Standard Receivable or Fixed Value Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Standard Receivable or Fixed Value Receivable or any Receivable under this Agreement or the Indenture is unlawful, void or voidable.

          (p) All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give the Issuer a first perfected ownership interest in the Standard Receivable and Fixed Value Receivables, and to give the Indenture Trustee a first perfected security interest therein, shall have been made.

          (q) One Original. There is only one original executed copy of each Standard Receivable and Fixed Value Receivable.

          (r) Maturity of Receivables. Each Standard Receivable and Fixed Value Receivable has a final maturity date not later than __________.

          (s) Scheduled Payments. (A) Each Standard Receivable and Fixed Value Receivable has a first scheduled due date on or prior to the end of the month following the related Cutoff Date and (B) no Standard Receivable or Fixed Value Receivable has a payment that is more than 30 days overdue as of the related Cutoff Date, and has a final scheduled payment date no later than the Final Scheduled Maturity Date.

          (t) Location of Receivable Files. The Receivable Files are kept at one or more of the locations listed in Schedule B.

          (u) Remaining Maturity. The latest scheduled maturity of any Standard Receivable or Fixed Value Receivable shall be no later than the Final Scheduled Maturity Date.

          (v) Outstanding Principal Balance. Each Standard Receivable and Fixed Value Receivable has an outstanding principal balance of at least $300.00.

          (w) No Bankruptcies or First-Time Buyers. No Obligor on any Standard Receivable or Fixed Value Receivable as of the related Cutoff Date was noted in the related Receivable File as the subject of a bankruptcy proceeding, and no such Obligor financed a Financed Vehicle under the Seller's "New Finance Buyer Plan" program.

          (x) No Repossessions. No Financed Vehicle securing any Standard Receivable or Fixed Value Receivable is in repossession status.

          (y) Chattel Paper. Each Standard Receivable and Fixed Value Receivable constitutes "chattel paper" as defined in the UCC.

          (z) Agreement. The representations of the Seller in Section 6.01 are true and correct.

          (aa) Financing. As of the Cutoff Date, approximately ____% of the aggregate principal balance of the Receivables, constituting ____% of the number of Receivables, represents new vehicles; approximately __% of the aggregate principal balance of the Receivables represents financing of vehicles manufactured by DaimlerChrysler Corporation; all of the Receivables are Simple Interest Receivables; by aggregate principal balance, approximately _____% of the Receivables are Fixed Value Receivables. The aggregate principal balance of the Receivables, as of the Cutoff Date is $__________. Receivable shall mean only that portion of the Receivables with respect to which the Trust has an ownership interest.

     SECTION 3.02. Repurchase upon Breach. The Seller, the Servicer or the Owner Trustee, as the case may be, shall inform the other parties to this Agreement and the Indenture Trustee promptly, in writing, upon the discovery of any breach of the Seller's representations and warranties made pursuant to
Section 3.01 or 6.01. Unless any such breach shall have been cured by the last day of the second Collection Period following the discovery thereof by the Owner Trustee or receipt by the Owner Trustee of written notice from the Seller or the Servicer of such breach, the Seller shall be obligated to repurchase any Receivable materially and adversely affected by any such breach as of such last day (or, at the Seller's option, the last day of the first Collection Period following the discovery). In consideration of the repurchase of any such Receivable, the Seller shall remit the Purchase Amount, in the manner specified in Section 5.04. Subject to the provisions of Section 6.03, the sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholders with respect to a breach of representations and warranties pursuant to Section 3.01 and the agreement contained in this Section shall be to require the Seller to repurchase Receivables pursuant to this Section, subject to the conditions contained herein.

     SECTION 3.03. Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act for the benefit of the Issuer and the Indenture Trustee as custodian of the following documents or instruments which are hereby or will hereby be constructively delivered to the Indenture Trustee, as pledgee of the Issuer, as of the Closing Date with respect to each Receivable:

          (a) the fully executed original of the Standard Receivable or Fixed Value Receivable;

          (b) the original credit application fully executed by the Obligor;

          (c) the original certificate of title or such documents that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, evidencing the security interest of the Seller in the Financed Vehicle; and

          (d) any and all other documents that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, relating to a Standard Receivable or Fixed Value Receivable, an Obligor or a Financed Vehicle.

     SECTION 3.04. Duties of Servicer as Custodian. (a) Safekeeping. The Servicer shall hold the Receivable Files as custodian for the benefit of the Issuer and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Issuer to comply with this Agreement. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable automotive receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Issuer or the Indenture Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Issuer and the Indenture Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Indenture Trustee of the Receivable Files.

     (b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at one of its offices specified in Schedule B or at such other office as shall be specified to the Issuer and the Indenture Trustee by written notice not later than 90 days after any change in location. The Servicer shall make available to the Issuer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as the Issuer or the Indenture Trustee shall instruct.

     (c) Release of Documents. Upon instruction from the Indenture Trustee, the Servicer shall release any Receivable File to the Indenture Trustee, the Indenture Trustee's agent or the Indenture Trustee's designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable.

     SECTION 3.05. Instructions; Authority To Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Trust Officer of the Indenture Trustee.

     SECTION 3.06. Custodian's Indemnification. The Servicer as custodian shall indemnify the Trust, the Owner Trustee and the Indenture Trustee and each of their respective officers, directors, employees and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trust, the Owner Trustee or the Indenture Trustee or any of their respective officers, directors, employees and agents as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer shall not be liable to the Owner Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Owner Trustee, and the Servicer shall not be liable to the Indenture Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Indenture Trustee.

     SECTION 3.07. Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section. If CFC shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of any Servicer shall have been terminated under Section 8.01, the appointment of such Servicer as custodian shall be terminated by the Indenture Trustee or by the Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes or, with the consent of Holders of the Notes evidencing not less than 25% of the Outstanding Amount of the Notes, by the Owner Trustee, in the same manner as the Indenture Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 8.01. The Indenture Trustee or, with the consent of the Indenture Trustee, the Owner Trustee may terminate the Servicer's appointment as custodian, with cause, at any time upon written notification to the Servicer and, without cause, upon 30 days' prior written notification to the Servicer. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files to the Indenture Trustee or the Indenture Trustee's agent at such place or places as the Indenture Trustee may reasonably designate.

                                  ARTICLE IV

                  Administration and Servicing of Receivables

     SECTION 4.01. Duties of Servicer. The Servicer, for the benefit of the Issuer (to the extent provided herein), shall manage, service, administer and make collections on the Receivables (other than Purchased Receivables) with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable automotive receivables that it services for itself or others. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, accounting for collections and furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions. Subject to the provisions of
Section 4.02, the Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Issuer (in the case of a Receivable other than a Purchased Receivable) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Owner Trustee shall, at the Servicer's expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders. The Owner Trustee shall upon the written request of the Servicer furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

     SECTION 4.02. Collection and Allocation of Receivable Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself or others. The Servicer shall allocate collections between principal and interest in accordance with the customary servicing procedures it follows with respect to all comparable automotive receivables that it services for itself or others. The Servicer may grant extensions, rebates or adjustments on a Standard Receivable or Fixed Value Receivable; provided, however, that if the Servicer extends the date for final payment by the Obligor of any Receivable beyond the Final Scheduled Maturity Date, it shall promptly repurchase the Standard Receivable or Fixed Value Receivable from the Issuer in accordance with the terms of Section 4.07. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Standard Receivable or Fixed Value Receivable. The Servicer shall not agree to any alteration of the interest rate or the originally scheduled payments on any Standard Receivable or Fixed Value Receivable.

     SECTION 4.03. Realization upon Receivables. On behalf of the Issuer, the Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of automotive receivables, which may include reasonable efforts to realize upon any recourse to Dealers and selling the Financed Vehicle at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.

     SECTION 4.04. Physical Damage Insurance. The Servicer shall, in accordance with its customary servicing procedures, require that each Obligor shall have obtained physical damage insurance covering the Financed Vehicle as of the execution of the Standard Receivable or Fixed Value Receivable.

     SECTION 4.05. Maintenance of Security Interests in Financed Vehicles. The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Standard Receivable and Fixed Value Receivable in the related Financed Vehicle. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest on behalf of the Issuer and the Indenture Trustee in the event of the relocation of a Financed Vehicle or for any other reason.

     SECTION 4.06. Covenants of Servicer. The Servicer shall not release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or repossession, nor shall the Servicer impair the rights of the Issuer, the Indenture Trustee, the Certificateholders or the Noteholders in such Receivable, nor shall the Servicer increase the number of scheduled payments due under a Standard Receivable or Fixed Value Receivable.

     SECTION 4.07. Purchase of Receivables upon Breach. The Servicer or the Owner Trustee shall inform the other party and the Indenture Trustee and the Seller promptly, in writing, upon the discovery of any breach pursuant to
Section 4.02, 4.05 or 4.06. Unless the breach shall have been cured by the last day of the second Collection Period following such discovery (or, at the Servicer's election, the last day of the first following Collection Period), the Servicer shall purchase any Receivable materially and adversely affected by such breach as of such last day. If the Servicer takes any action during any Collection Period pursuant to Section 4.02 that impairs the rights of the Issuer, the Indenture Trustee, the Certificateholders or the Noteholders in any Receivable or as otherwise provided in Section 4.02, the Servicer shall purchase such Receivable as of the last day of such Collection Period. In consideration of the purchase of any such Receivable pursuant to either of the two preceding sentences, the Servicer shall remit the Purchase Amount in the manner specified in Section 5.04. Subject to Section 7.02, the sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders with respect to a breach pursuant to Section 4.02, 4.05 or
4.06 shall be to require the Servicer to purchase Receivables pursuant to this Section. The Owner Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section.

     SECTION 4.08. Servicing Fee. The Servicing Fee for a Payment Date shall equal the product of (a) the Servicing Fee Rate (or, in the case of the initial Collection Period, the product of (i) a fraction, the numerator of which is equal to the number of days elapsed from the Cutoff Date through the last day of such initial Collection Period and the denominator of which is 360 and (ii) 1.00%) and (b) the Pool Balance as of the first day of the preceding Collection Period. The Servicer shall also be entitled to all late fees, prepayment charges, and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, collected (from whatever source) on the Receivables, plus any reimbursement pursuant to the last paragraph of Section 7.02.

     SECTION 4.09. Servicer's Certificate. Not later than 11:00 A.M. (New York time) on each Payment Determination Date, the Servicer shall deliver to the Owner Trustee, each Paying Agent, the Indenture Trustee and the Seller, with a copy to the Rating Agencies, a Servicer's Certificate containing all information necessary to make the distributions to be made on the related Payment Date pursuant to Sections 5.05 and 5.06 for the related Collection Period. Receivables to be purchased by the Servicer or to be repurchased by the Seller shall be identified by the Servicer by account number with respect to such Receivable (as specified in Schedule A).

     SECTION 4.10. Annual Statement as to Compliance; Notice of Default. (a) The Servicer shall deliver to the Owner Trustee and the Indenture Trustee, on or before April 30 of each year beginning April 30, ____, an Officer's Certificate, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such longer period as shall have elapsed since the Closing Date) and of its performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. The Indenture Trustee shall send a copy of such certificate and the report referred to in Section 4.11 to the Rating Agencies. A copy of such certificate and the report referred to in Section 4.11 may be obtained by any Certificateholder, Noteholder or Note Owner by a request in writing to the Owner Trustee addressed to the Corporate Trust Office. Upon the telephone request of the Owner Trustee, the Indenture Trustee will promptly furnish the Owner Trustee a list of Noteholders as of the date specified by the Owner Trustee.

     (b) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under
Section 8.01(a) or (b).

     SECTION 4.11. Annual Independent Certified Public Accountants' Report. The Servicer shall cause a firm of independent certified public accountants, which may also render other services to the Servicer, the Seller or their Affiliates, to deliver to the Owner Trustee and the Indenture Trustee on or before April 30 of each year beginning April 30, 200_, a report addressed to the Board of Directors of the Servicer, to the effect that such firm has examined the financial statements of CFC and issued its report thereon and that such examination (a) was made in accordance with generally accepted auditing standards and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (b) included tests relating to automotive loans serviced for others in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers (the "Program"), to the extent the procedures in such Program are applicable to the servicing obligations set forth in this Agreement; and (c) except as described in the report, disclosed no exceptions or errors in the records relating to automobile and light-duty truck loans serviced for others that, in the firm's opinion, paragraph four of such Program requires such firm to report.

     Such report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

     SECTION 4.12. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to the Certificateholders and Noteholders access to the Receivable Files in such cases where the Certificateholders or Noteholders shall be required by applicable statutes or regulations to review such documentation. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

     SECTION 4.13. Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders and Noteholders.

     SECTION 4.14. Appointment of Subservicer. The Servicer may at any time appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that the Rating Agency Condition shall have been satisfied in connection therewith; and provided, further, that the Servicer shall remain obligated and be liable to the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders for the servicing and administering of the Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time, and none of the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders shall have any responsibility therefor.

                                  ARTICLE V

                        Distributions; Reserve Account;
               Statements to Certificateholders and Noteholders

     SECTION 5.01. Establishment of Deposit Account. (a) The Servicer, for the benefit of the Noteholders and the Certificateholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Deposit Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders. The Servicer shall establish the Reserve Account as part of the Deposit Account.

     (b) Funds on deposit in the Deposit Account shall be invested (1) by the Indenture Trustee in Eligible Investments selected in writing by the Servicer or an investment manager selected by the Servicer or (2) by an investment manager in Eligible Investments selected by such investment manager; provided that (A) such investment manager shall be selected by the Servicer, (B) such investment manager shall have agreed to comply with the terms of this Agreement as it relates to investing such funds, (C) any investment so selected by such investment manager shall be made in the name of the Indenture Trustee and shall be settled by a Delivery to the Indenture Trustee that complies with the terms of this Agreement as it relates to investing such funds, and (D) prior to the settlement of any investment so selected by such investment manager the Indenture Trustee shall affirm that such investment is an Eligible Investment. The Servicer initially appoints the Indenture Trustee investment manager hereunder, which the Indenture Trustee hereby accepts. It is understood and agreed that the Indenture Trustee shall not be liable for any loss arising from an investment in Eligible Investments made in accordance with this Section 5.01(b). All such Eligible Investments shall be held by the Indenture Trustee for the benefit of the Noteholders and the Certificateholders, as applicable; provided, that on each Payment Determination Date all interest and other investment income (net of losses and investment expenses) on funds on deposit in the Deposit Account (to the extent such interest and income is on deposit in the Deposit Account at the end of the related Collection Period) shall be deemed to constitute a portion of the Total Distribution Amount for the related Payment Date. Other than as permitted by the Rating Agencies, funds on deposit in the Deposit Account shall be invested in Eligible Investments that will mature on or before the next Payment Date.

     (c) (i) The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Deposit Account and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Estate. The Deposit Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders and the Certificateholders, as applicable. If, at any time, the Deposit Account ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Deposit Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Deposit Account.

          (ii) With respect to the Trust Account Property, the Indenture Trustee agrees, by its acceptance hereof, that:

               (A) any Trust Account Property that is held in deposit accounts shall be held solely in the Eligible Deposit Accounts, subject to the last sentence of Section 5.01(c)(i); and each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

               (B) any Trust Account Property that constitutes Physical Property shall be delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a securities intermediary (as such term is defined in Section 8-102 of the UCC) acting solely for the Indenture Trustee;

               (C) any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

               (D) any Trust Account Property that is an "uncertificated security" under Article VIII of the UCC and that is not governed by clause (C) above shall be delivered to the Indenture Trustee in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee's (or its nominee's) ownership of such security.

          (iii) The Servicer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Deposit Account for the purpose of permitting the Servicer to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

     SECTION 5.02. Collections. Subject to the continued satisfaction of the commingling conditions described below, the Servicer shall remit to the Deposit Account all payments by or on behalf of the Obligors with respect to the Receivables (other than Purchased Receivables and not including Fixed Value Payments), all Liquidation Proceeds collected during the related Collection Period, prior to 11:00 A.M. (New York time) on the related Payment Date. Notwithstanding the foregoing, if any of the commingling conditions ceases to be met, the Servicer shall remit to the Deposit Account all payments by or on behalf of the Obligors with respect to the Receivables (other than Purchased Receivables and not including Fixed Value Payments), all Liquidation Proceeds within two Business Days of receipt thereof. The commingling conditions are as follows: (i) CFC must be the Servicer, (ii) no Servicer Default shall have occurred and be continuing and (iii) (x) CFC must maintain a short-term rating of at least "A-1" by Standard & Poor's and "P-1" by Moody's or (y) if daily remittances occur hereunder, prior to ceasing daily remittances, the Rating Agency Condition shall have been satisfied (and any conditions or limitations imposed by the Rating Agencies in connection therewith are complied with). Notwithstanding anything herein to the contrary, so long as CFC is the Servicer, CFC may withhold from the deposit into the Deposit Account any amounts indicated on the related Servicer's Certificate as being due and payable to CFC or the Seller and pay such amounts directly to CFC or the Seller, as applicable. For purposes of this Article V, the phrase "payments by or on behalf of Obligors" shall mean payments made with respect to the Receivables by Persons other than the Servicer or the Seller. In the event the commingling conditions cease to be met, the Servicer shall make daily remittance of collections to the Deposit Account within two Business Days of receipt thereof; provided however, daily remittance may commence no later than five Business Days following a reduction of CFC's short-term ratings below "A-1" by Standard & Poor's or "P-1" by Moody's.

     SECTION 5.03. Application of Collections. (a) All collections for the Collection Period shall be applied by the Servicer as follows:

          With respect to each Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor shall be applied to interest and principal in accordance with the Simple Interest Method.

     (b) All collections of finance charges on a Fixed Value Receivable (as determined in accordance with the Servicer's customary procedures) shall be applied, first, to the Amortizing Payment Finance Charges due and unpaid on the related Principal Balance and then to the Fixed Value Finance Charges due and unpaid on the related Fixed Value Payment. The Servicer shall release to the Company the Collections allocated to Fixed Value Finance Charges pursuant to the preceding sentence. All Liquidation Proceeds with respect to any Fixed Value Receivable shall be applied first to the related Receivable and only after the payment in full of the Principal Balance thereof plus accrued but unpaid interest thereon shall any such Liquidation Proceeds be applied to, or constitute, the related Fixed Value Payment.

     SECTION 5.04. Additional Deposits. The Servicer and the Seller shall deposit or cause to be deposited in the Deposit Account the aggregate Purchase Amount with respect to Purchased Receivables and the Servicer shall deposit therein all amounts to be paid under Section 9.01. The Servicer will deposit the aggregate Purchase Amount with respect to Purchased Receivables when such obligations are due, unless the Servicer shall not be required to make daily deposits pursuant to Section 5.02. All such other deposits shall be made on the Payment Determination Date for the related Collection Period.

     SECTION 5.05. Distributions.

     (a) (i) On each Payment Determination Date, the Servicer shall calculate all amounts required to be distributed to the Noteholders and the Certificateholders and all amounts to be allocated within the Deposit Account as described below. For purposes of this Section, the Servicing Fee for the related Payment Date and any previously unpaid Servicing Fees shall be deducted from the Total Distribution Amount at any time on or prior to the Payment Date. If the Total Distribution Amount during a Collection Period has reached a level which covers the payments due pursuant to clauses (A), (B) and
(C) of Section 5.01(a)(ii), then for the remainder of the Collection Period the Servicer may net the amounts, if any, distributable pursuant to clauses
(D), (E) and (F) of Section 5.01(a)(ii) out of the Total Distribution Amount before depositing the Total Distribution Amount into the Deposit Account and pay such amounts directly to the related recipient.

          (ii) On each Payment Date, the Servicer shall instruct the Indenture Trustee (based on the information contained in the Servicer's Certificate delivered on the related Payment Determination Date pursuant to Section 4.09) to make the following allocations and distributions by 11:00 A.M. (New York time), to the extent of the Total Distribution Amount (net of the Servicing Fee for such Payment Date and any previously unpaid Servicing Fees and any Cash Release Amount deducted pursuant to Section 5.05(a)(i)), in the following order of priority:

               (A) allocate to the Noteholders for distribution pursuant to
          Section 8.02 of the Indenture, from such net Total Distribution Amount, an amount equal to the accrued and unpaid interest due on the Notes on such Payment Date;

               (B) allocate to the Reserve Account, from such net Total Distribution Amount remaining after the application of clause (A), the amount required, if any, such that the amount therein is the Specified Reserve Amount;

               (C) allocate to the Noteholders for distribution as principal pursuant to Section 8.02 of the Indenture, from such net Total Distribution Amount remaining after the application of clauses (A) and (B), the remaining amount until the Outstanding Amount of the Notes is reduced to zero; provided, however, that on each Payment Date during the Release Period, the amount distributed pursuant to this clause (C) will be reduced by the Cash Release Amount (either because the Cash Release Amount is deducted pursuant to Section 5.05(a)(i) or distributed pursuant to Section 5.05(a)(ii)(D));

               (D) if the conditions set forth in Section 5.05(b) are satisfied, distribute to the Holders of the Certificates, from such net Total Distribution Amount remaining after the application of clauses (A) through (C), the Cash Release Amount for such Payment Date to the extent not already deducted pursuant to Section 5.05(a)(i); and

               (E) distribute, as principal, to the Holders of the Certificates, such net Total Distribution Amount remaining after the application of clauses (A) through (D) and only after the Notes have been paid in full.

     Notwithstanding that the Notes have been paid in full, the Indenture Trustee shall continue to maintain the Deposit Account hereunder until the Certificates are retired.

     (b) The distribution of a Cash Release Amount pursuant to Section 5.05(a)(ii)(D) on a Payment Date shall be subject to the satisfaction of all of the following conditions:

          (i) no such distribution or release shall be made until the First Release Payment Date; and

          (ii) the amount allocated to the Reserve Account is equal to the Specified Reserve Amount and the aggregate amount of Cash Release Amounts distributed pursuant to Section 5.05(a)(ii)(D) on or prior to such Payment Date shall not exceed the Initial Overcollateralization Amount.

     SECTION 5.06. Reserve Account. (a) On the Closing Date, the Owner Trustee will deposit, on behalf of the Seller, the Reserve Account Initial Deposit into the Deposit Account from the net proceeds of the sale of the Notes which amount shall be allocated to the Reserve Account.

     (b) [RESERVED]

     (c) (i) In the event that the Total Distribution Amount (after the payment of the Servicing Fee and any previously unpaid Servicing Fees) with respect to any Collection Period is less than the accrued and unpaid interest on the Notes on a Payment Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Reserve Account on such Payment Date an amount equal to such deficiency, to the extent of funds available therein, and allocate such amount for distribution to the Noteholders.

          (ii) In the event that the amount allocated for distribution to the Noteholders pursuant to Section 5.05(a)(ii)(C) is insufficient to make payments of principal on (A) the Class A-1 Notes so that the Outstanding Amount for the Class A-1 Notes equals zero on the Class A-1 Final Scheduled Payment Date; (B) the Class A-2 Notes so that the Outstanding Amount for the Class A-2 Notes equals zero on the Class A-2 Final Scheduled Payment Date; (C) the Class A-3 Notes so that the Outstanding Amount for the Class A-3 Notes equals zero on the Class A-3 Final Scheduled Payment Date and; (D) the Class A-4 Notes so that the Outstanding Amount for the Class A-4 Notes equals zero on the Class A-4 Final Scheduled Payment Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Reserve Account on such Class Final Scheduled Payment Date an amount equal to such deficiency, to the extent of funds available therein, and allocate such amount for distribution to the Noteholders.

          (iii) In the event that the Outstanding Amount of the Notes exceeds the Related Pool Balance, the Servicer shall instruct the Indenture Trustee to withdraw from the Reserve Account on the related Payment Date an amount equal to such excess, to the extent of funds available therein, and allocate such amount for distribution to the Noteholders.

     (d) Subject to Section 9.01, amounts will continue to be applied pursuant to Section 5.05(a) following payment in full of both the Outstanding Amount of the Notes and of the Certificate Balance of the Certificates until the Pool Balance is reduced to zero. Following the payment in full of the aggregate Outstanding Amount of the Notes and of the Certificate Balance of the Certificates and of all other amounts owing or to be distributed hereunder or under the Indenture or the Trust Agreement to Noteholders and the termination of the Trust, any amount then allocated to the Reserve Account shall be distributed to the Seller.

     SECTION 5.07. Statements to Noteholders and Certificateholders. On each Payment Date, the Servicer shall make available via its web site to the Owner Trustee, the Rating Agencies, the Noteholders and the Certificateholders and provide to the Indenture Trustee a statement substantially in the form of Exhibit A, setting forth at least the following information as to the Notes, to the extent applicable:

          (i) the amount of such distribution allocable to principal allocable to each Class of Notes;

          (ii) the amount of such distribution allocable to interest allocable to each Class of Notes;

          (iii) the outstanding principal balance of each Class of Notes as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under clause (i) above;

          (iv) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period;

          (v) the amount allocated to the Reserve Account on such Payment Determination Date after giving effect to allocations thereto and withdrawals therefrom to be made on the next following Payment Date, if any; and

          (vi) the Pool Balance as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under clause (i) above.

     Each amount set forth on the Payment Date statement under clauses (i),
(ii) or (iv) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Note.

     SECTION 5.08. Net Deposits. As an administrative convenience, unless the Servicer is required to remit collections daily, the Servicer will be permitted to make the deposit of collections on the Receivables and Purchase Amounts for the Collection Period net of distributions to be made to the Servicer with respect to the Collection Period. The Servicer, however, will account to the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders as if all deposits, distributions and transfers were made individually.

                                  ARTICLE VI

                                  The Seller

     SECTION 6.01. Representations of Seller. The Seller makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

          (a) Organization and Good Standing. The Seller is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Michigan, with the power and authority as a limited liability company to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Standard Receivables and the Fixed Value Receivables.

          (b) Due Qualification. The Seller is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

          (c) Power and Authority. The Seller has the power and authority as a limited liability company to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer, and the Seller shall have duly authorized such sale and assignment to the Issuer by all necessary action as a limited liability company; and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary action as a limited liability company.

          (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable in accordance with its terms.

          (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or operating agreement of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to this Agreement and the Basic Documents); or violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

          (f) No Proceedings. To the Seller's best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties:
     (i) asserting the invalidity of this Agreement, the Indenture or any of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates or (iv) which might adversely affect the federal or state income tax attributes of the Notes or the Certificates.

     SECTION 6.02. Preservation of Existence. During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a limited liability company (or another legal entity) under the laws of the jurisdiction of its organization and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby. In addition, all transactions and dealings between the Seller and its Affiliates (including the Company) will be conducted on an arm's-length basis.

     SECTION 6.03. Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement:

          (a) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Company and the Servicer and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein and in the Basic Documents, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuer or the issuance and original sale of the Certificates and the Notes, or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of distributions on the Certificates or the Notes) and costs and expenses in defending against the same.

          (b) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Company, the Certificateholders and the Noteholders and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Indenture Trustee from and against any loss, liability or expense incurred by reason of (i) the Seller's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller's or the Issuer's violation of federal or state securities laws in connection with the offering and sale of the Notes and the Certificates.

          (c) The Seller shall indemnify, defend and hold harmless the Owner Trustee and the Indenture Trustee and their respective officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein and in the Trust Agreement contained, in the case of the Owner Trustee, and in the Indenture contained, in the case of the Indenture Trustee, except to the extent that such cost, expense, loss, claim, damage or liability: (i) in the case of the Owner Trustee, shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee or, in the case of the Indenture Trustee, shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Indenture Trustee; or (ii) in the case of the Owner Trustee, shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in Section 7.03 of the Trust Agreement.

          (d) The Seller shall pay any and all taxes levied or assessed upon all or any part of the Owner Trust Estate.

     Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee and the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

     SECTION 6.04. Merger or Consolidation of, or Assumption of Obligations of, Seller. Any Person (a) into which the Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that
(i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.01 shall have been breached and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and (iv) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and Indenture Trustee, respectively, in the Receivables and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clauses
(a) , (b) or (c) above.

     SECTION 6.05. Limitation on Liability of Seller and Others. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

     SECTION 6.06. Seller May Own Notes. The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any Basic Document. The Seller shall not own any Certificates unless the Rating Agency Condition is satisfied.

                                 ARTICLE VII

                                 The Servicer

     SECTION 7.01. Representations of Servicer. The Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

          (a) Organization and Good Standing. The Servicer is duly organized and validly existing as a limited liability company in good standing under the laws of the state of its formation, with the power and authority as a limited liability company to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire, own, sell and service the Standard Receivables and the Fixed Value Receivables and to hold the Receivable Files as custodian.

          (b) Due Qualification. The Servicer is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Standard Receivables and the Fixed Value Receivables as required by this Agreement) shall require such qualifications.

          (c) Power and Authority. The Servicer has the power and authority as a limited liability company to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement has been duly authorized by the Servicer by all necessary action as a limited liability company.

          (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms.

          (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); or violate any law or, to the best of the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

          (f) No Proceedings. To the Servicer's best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties:
     (i) asserting the invalidity of this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates or (iv) relating to the Servicer and which might adversely affect the federal or state income tax attributes of the Notes or the Certificates.

          (g) No Insolvent Obligors. As of the related Cutoff Date, no Obligor on a Standard Receivable or Fixed Value Receivable is shown on the Receivable Files as the subject of a bankruptcy proceeding.

     SECTION 7.02. Indemnities of Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement:

          (a) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholders, the Company and the Seller and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Indenture Trustee from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.

          (b) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Seller, the Company, the Certificateholders and the Noteholders and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Indenture Trustee from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

     For purposes of this Section, in the event of the termination of the rights and obligations of CFC (or any successor thereto pursuant to Section 7.03) as Servicer pursuant to Section 8.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Indenture Trustee) pursuant to Section 8.02.

     Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

     SECTION 7.03. Merger or Consolidation of, or Assumption of Obligations of, Servicer. Any Person (a) into which the Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Servicer shall be a party, (c) which may succeed to the properties and assets of the Servicer substantially as a whole or (d) with respect to the Servicer's obligations hereunder, which is a legal entity 50% or more of the voting power of which is owned, directly or indirectly, by DaimlerChrysler Corporation or an affiliate of or successor to DaimlerChrysler Corporation or an affiliate of such successor, which Person executed an agreement of assumption to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no Servicer Default and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction, (iv) immediately after giving effect to such transaction, the successor to the Servicer shall become the Administrator under the Administration Agreement in accordance with Section 8 of such Agreement and
(v) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee, respectively, in the Receivables and reciting the details of such filings or
(B) no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii),
(iii), (iv) and (v) above shall be conditions to the consummation of the transactions referred to in clause (a) , (b) or (c) above.

     SECTION 7.04. Limitation on Liability of Servicer and Others. Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Issuer, the Noteholders or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Agreement.

     Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the Basic Documents and the rights and duties of the parties to this Agreement and the Basic Documents and the interests of the Certificateholders under this Agreement and the Noteholders under the Indenture.

     SECTION 7.05. CFC Not To Resign as Servicer. Subject to the provisions of
Section 7.03, CFC shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law and cannot be cured. Notice of any such determination permitting the resignation of CFC shall be communicated to the Owner Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Servicer shall (i) have assumed the responsibilities and obligations of CFC in accordance with Section 8.02 and (ii) have become the Administrator under the Administration Agreement in accordance with Section 8 of such Agreement.

                                 ARTICLE VIII

                                    Default

     SECTION 8.01. Servicer Default. If any one of the following events (a "Servicer Default") shall occur and be continuing:

          (a) any failure by the Servicer to deposit in the Deposit Account any required payment or to direct the Indenture Trustee to make any required distributions therefrom, which failure continues unremedied for a period of five Business Days after written notice of such failure is received by the Servicer from the Owner Trustee or the Indenture Trustee or after discovery of such failure by an officer of the Servicer; or

          (b) failure by the Servicer or the Seller, as the case may be, duly to observe or to perform in any material respect any other covenants or agreements of the Servicer or the Seller (as the case may be) set forth in this Agreement or any other Basic Document, which failure shall (i) materially and adversely affect the rights of Certificateholders or Noteholders and (ii) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Servicer or the Seller (as the case may be) by the Owner Trustee or the Indenture Trustee or (B) to the Servicer or the Seller (as the case may be), and to the Owner Trustee and the Indenture Trustee by the Holders of Notes or Certificates, as applicable, evidencing not less than 25% of the Outstanding Amount of the Notes or evidencing Percentage Interests (as defined in the Trust Agreement) aggregating at least 25%; or

          (c) the occurrence of an Insolvency Event with respect to the Seller, the Servicer or the Company;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee or the Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes, by notice then given in writing to the Servicer (and to the Indenture Trustee and the Owner Trustee if given by the Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 7.02 hereof) of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Receivables or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Servicer as may be appointed under
Section 8.02; and, without limitation, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Indenture Trustee and the Owner Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received by it with respect to any Receivable. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of a Servicer Default, the Owner Trustee shall give notice thereof to the Rating Agencies.

     SECTION 8.02. Appointment of Successor. (a) Upon the Servicer's receipt of notice of termination pursuant to Section 8.01 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (i) the date 45 days from the delivery to the Owner Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (ii) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's termination hereunder, the Indenture Trustee shall appoint a successor Servicer, and the successor Servicer shall accept its appointment (including its appointment as Administrator under the Administration Agreement as set forth in Section 8.02(b)) by a written assumption in form acceptable to the Owner Trustee and the Indenture Trustee. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the successor Servicer and the Indenture Trustee shall be entitled to the Servicing Fee. Notwithstanding the above, the Indenture Trustee shall, if it shall be legally unable so to act, appoint or petition a court of competent jurisdiction to appoint any established institution, having a net worth of not less than $100,000,000 and whose regular business shall include the servicing of automotive receivables, as the successor to the Servicer under this Agreement.

     (b) Upon appointment, the successor Servicer (including the Indenture Trustee acting as successor Servicer) shall (i) be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement and (ii) become the Administrator under the Administration Agreement in accordance with Section 8 of such Agreement.

     (c) The Servicer may not resign unless it is prohibited from serving as such by law.

     SECTION 8.03. Notification to Noteholders and Certificateholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Owner Trustee shall give prompt written notice thereof to Certificateholders, and the Indenture Trustee shall give prompt written notice thereof to Noteholders and the Rating Agencies.

     SECTION 8.04. Waiver of Past Defaults. The Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes or the Holders (as defined in the Trust Agreement) of Certificates evidencing not less than a majority of the Percentage Interests (as defined in the Trust Agreement) may, on behalf of all Noteholders or the Holders of the Certificates, as the case may be, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required allocations or distributions from the Deposit Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

                                  ARTICLE IX

                                  Termination

     SECTION 9.01. Optional Purchase of All Receivables. (a) As of the last day of any Collection Period as of which the then outstanding Pool Balance is 10% or less of the Original Pool Balance and the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes have been paid in full or will be paid in full on the next Payment Date, the Servicer shall have the option to purchase the Owner Trust Estate, other than the Deposit Account; provided, however, that, unless Moody's agrees otherwise, the Servicer may not effect any such purchase if the rating of the Servicer's long-term debt obligations is less than Baa3 by Moody's, unless the Owner Trustee and the Indenture Trustee shall have received an Opinion of Counsel to the effect that such purchase would not constitute a fraudulent conveyance. To exercise such option, the Servicer shall deposit pursuant to Section 5.04 in the Deposit Account an amount equal to the aggregate Purchase Amount for the Receivables (including defaulted Receivables), plus the appraised value of any such other property held by the Trust other than the Deposit Account, such value to be determined by an appraiser mutually agreed upon by the Servicer, the Owner Trustee and the Indenture Trustee, and shall succeed to all interests in and to the Trust. Notwithstanding the foregoing, the Servicer shall not be permitted to exercise such option unless the amount to be deposited in the Deposit Account pursuant to the preceding sentence, together with any other funds in the Deposit Account, is greater than or equal to the sum of the outstanding principal balance of the Notes and the Certificate Balance of the Certificates and all accrued but unpaid interest (including any overdue interest and premium) thereon.

     (b) Notice of the exercise of the option in Section 9.01(a) shall be given by the Servicer to the Owner Trustee and the Indenture Trustee on or prior to the last day of the Collection Period referred to in Section 9.01(a).

                                  ARTICLE X

                                 Miscellaneous

     SECTION 10.01. Amendment. This Agreement may be amended by the Seller, the Servicer and the Issuer, with the consent of the Indenture Trustee, but without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement (including for the issuance of Fixed Value Securities pursuant to Section 2.03) or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

     This Agreement may also be amended from time to time by the Seller, the Servicer and the Issuer, with the consent of the Indenture Trustee, the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes and the consent of the Holders (as defined in the Trust Agreement) of outstanding Certificates evidencing not less than a majority of the Percentage Interests (as defined in the Trust Agreement) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes or the Percentage Interests (as defined in the Trust Agreement), the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and the Holders (as defined in the Trust Agreement) of all the outstanding Certificates.

     Promptly after the execution of any such amendment or consent pursuant to either of the two preceding paragraphs, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

     It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

     Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 10.02(i)(1). The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

     SECTION 10.02. Protection of Title to Trust. (a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and of the Indenture Trustee in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

     (b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph(a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

     (c) Each of the Seller and the Servicer shall have an obligation to give the Owner Trustee and the Indenture Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

     (d) The Servicer shall maintain accounts and records as to each Standard Receivable and each Fixed Value Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Standard Receivable or Fixed Value Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Standard Receivable or Fixed Value Receivable and the amounts from time to time deposited in the Deposit Account in respect of such Standard Receivable or Fixed Value Receivable.

     (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Standard Receivables and the Fixed Value Receivables, the Servicer's master computer records (including any backup archives) that refer to a Standard Receivable or Fixed Value Receivable shall indicate clearly the interest of the Issuer and the Indenture Trustee in such Standard Receivable or Fixed Value Receivable and that such Standard Receivable or Fixed Value Receivable is owned by the Issuer and has been pledged to the Indenture Trustee. Indication of the Issuer's and the Indenture Trustee's interest in a Standard Receivable or Fixed Value Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the related Receivable shall have been paid in full or repurchased.

     (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Standard Receivable or Fixed Value Receivable, shall indicate clearly that such Standard Receivable or Fixed Value Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

     (g) The Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Standard Receivable or Fixed Value Receivable.

     (h) Upon request, the Servicer shall furnish to the Owner Trustee or to the Indenture Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

     (i) The Servicer shall deliver to the Owner Trustee and the Indenture
Trustee:

          (1) promptly after the execution and delivery of this Agreement and of each amendment hereto, an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest; and

          (2) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either
     (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

Each Opinion of Counsel referred to in clause (1) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

     (j) The Seller shall, to the extent required by applicable law, cause the Notes to be registered with the Commission pursuant to Section 12(b) or
Section 12(g) of the Exchange Act within the time periods specified in such sections.

     SECTION 10.03. Notices. All demands, notices, communications and instructions upon or to the Seller, the Servicer, the Owner Trustee, the Indenture Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller or the Servicer, to Chrysler Financial Company L.L.C., 27777 Franklin Road, Southfield, Michigan 48034, Attention of Assistant Secretary ((248) 948-3067), (b) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office (as defined in the Trust Agreement),
(c) in the case of the Indenture Trustee, at the Corporate Trust Office, (d) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, (e) in the case of Standard & Poor's, to Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 25 Broadway (15th Floor), New York, New York 10004, Attention of Asset Backed Surveillance Department, (f) in the case of Fitch IBCA, Inc., to One State Street Plaza, New York, N.Y. 10004, and (g) in the case of Duff & Phelps Credit Rating Co., to 17 State Street, 12th Floor, New York, New York 10004; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

     SECTION 10.04. Assignment by the Seller or the Servicer. Notwithstanding anything to the contrary contained herein, except as provided in the remainder of this Section, as provided in Sections 6.04 and 7.03 herein and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer. The Issuer and the Servicer hereby acknowledge and consent to the conveyance and assignment (i) by the Seller to the Company pursuant to the Purchase Agreement and (ii) by the Company to a limited liability company or other Person (provided that conveyance and assignment is made in accordance with Section 5.05 of the Purchase Agreement), of any and all of the Seller's rights and interests (and corresponding obligations, if any) hereunder with respect to receiving amounts from the Reserve Account and with respect to receiving and conveying any Fixed Value Payments, and the Issuer and the Servicer hereby agree that the Company, and any such assignee of the Company, shall be entitled to enforce such rights and interests directly against the Issuer as if the Company, or such assignee of the Company, were itself a party to this Agreement.

     SECTION 10.05. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Seller, the Company (and any assignee of the Company pursuant to Section 10.04), the Servicer, the Issuer, the Owner Trustee, the Certificateholders, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     SECTION 10.06. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 10.07. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 10.08. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 10.09. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     SECTION 10.10. Assignment by Issuer. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

     SECTION 10.11. Nonpetition Covenants. (a) Notwithstanding any prior termination of this Agreement, the Servicer and the Seller shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer or the Company, acquiesce, petition or otherwise invoke or cause the Issuer or the Company (or any assignee of the Company pursuant to Section 10.04) to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the Company (or any assignee of the Company pursuant to Section 10.04) under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Company (or any assignee of the Company pursuant to Section 10.04) or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Company (or any assignee of the Company pursuant to Section 10.04).

     (b) Notwithstanding any prior termination of this Agreement, the Servicer shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Seller, acquiesce, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

     SECTION 10.12. Limitation of Liability of Owner Trustee and Indenture Trustee. (a)Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Chase Manhattan Bank Delaware not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Chase Manhattan Bank Delaware in its individual capacity or, except as expressly provided in the Trust Agreement, as beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

     (b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by ______________________, not in its individual capacity but solely as Indenture Trustee and in no event shall __________________________ have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                             DAIMLERCHRYSLER AUTO TRUST 200_-_

                             By: CHASE MANHATTAN BANK DELAWARE, not in its individual capacity but solely as Owner Trustee on behalf of the Trust


                                  By: ________________________________________
                                  Name:
                                  Title:

                             CHRYSLER FINANCIAL COMPANY L.L.C.,
                             Seller and Servicer


                              By: ____________________________________________
                              Name:
                              Title:

Acknowledged and accepted
as of the day and year
first above written: ________________________________,
not in its individual capacity
but solely as Indenture Trustee



By:_________________________________
Name:
Title:

                                                                    Schedule A



                            Schedule of Receivables
                            -----------------------


        Delivered to the Owner Trustee and Indenture Trustee at Closing

                                                                    SCHEDULE B


                         Location of Receivable Files
                         ----------------------------

                       Chrysler Financial Company L.L.C.
                              27777 Franklin Road
                           Southfield, MI 48034-8288

                                                                     EXHIBIT A


                 Form of Distribution Statement to Noteholders
                 ---------------------------------------------


Chrysler Financial Company L.L.C.
DaimlerChrysler Auto Trust 200_-_ Payment Date Statement to Noteholders

------------------------------------------------------------------------------

Amount of Principal Paid to:

Class A-1 Notes: ($ per $1,000 original principal amount) Class A-2 Notes: ($ per $1,000 original principal amount) Class A-3 Notes: ($ per $1,000 original principal amount) Class A-4 Notes: ($ per $1,000 original principal amount)

Amount of Interest Paid to:

Class A-1 Notes: ($ per $1,000 original principal amount) Class A-2 Notes: ($ per $1,000 original principal amount) Class A-3 Notes: ($ per $1,000 original principal amount) Class A-4 Notes: ($ per $1,000 original principal amount)

Total Distribution Amount:

Note Balance
   Class A-1 Notes
   Class A-2 Notes
   Class A-3 Notes
   Class A-4 Notes

Servicing Fee
Servicing Fee Per $1,000 Note

Reserve Account Balance

Pool Balance

                                                                     EXHIBIT B

                        Form of Servicer's Certificate


Chrysler Financial

DaimlerChrysler Auto Trust [    ] Monthly Servicer's Certificate


----------------------------------------------------------------------------------------------------------------------

     Payment Determination Statement Number
     Distribution Date

     Dates Covered                                                  From and Including          To and Including
     -------------                                                  ------------------          ----------------
         Collections Period

         Accrual Period

         30/360 Days

         Actual/360 Days

                                                                         Number of
     Collateral Pool Balance Data                                        Accounts                   $ Amount
     ----------------------------                                        --------                   --------
     Pool Balance - Beginning of Period

     Collections of Installment Principal

     Collections Attributable to Full Payoffs

     Principal Amount of Repurchases

     Principal Amount of Gross Losses
                                                                                                  --------------
     Pool Balance - End of Period
                                                                                                  ==============
     Pool Statistics                                                                              End of Period
     ---------------

     Initial Pool Balance (Pool Balance at the Purchase Date)

     Pool Factor (Pool Balance as a Percent of Initial Pool Balance)


     Ending O/C Amount

     Coverage Ratio (Ending Pool Balance as a Percent of
         Ending Securities)


     Cumulative Net Losses

     Net Loss Ratio (3 mo. Weighted Avg.)

     60+ Days Delinquency Amount

     Delinquency Ratio (3 mo. Weighted Avg.)


     Weighted Average APR

     Weighted Average Remaining Term (months)

     Weighted Average Seasoning (months)

----------------------------------------------------------------


                                                                                                                         EXHIBIT B

                                                                Form of Servicer's Certificate


Chrysler Financial                                                                           Distribution Date: [ ]
DaimlerChrysler Auto Trust [    ] Monthly Servicer's Certificate                                        Page 2 of 2

----------------------------------------------------------------------------------------------------------------------

Cash Sources
------------
     Collections of Installment Principal

     Collections Attributable to Full

     Payoffs

     Principal Amount of Repurchases                     O/C Release
                                                         -----------
     Recoveries on Loss Accounts                         Original O/C Amount

     Collections of Interest

     Investment Earnings                                 Cumulative O/C Release (beginning)

     Reserve Account                __________           O/C Release                                       _________

     Total Sources                                       Cumulative O/C Release (ending)
                                    ==========

Cash Uses
---------
     Servicer Fee

     Note Interest

     Reserve Fund

     O/C Release to Certificateholder

     Note Principal                 ____________

     Total Cash Uses
                                    ============


Administrative Payment
----------------------
Total Principal and Interest Sources

Investment Earnings in Trust Account

Cash Reserve in Trust Account

Servicer Fee (withheld)

O/C Release to Certificateholder    ____________

     Payment Due to Trust Account
                                    ============





                                                                                  Principal                Interest
                                            Beginning    Ending      Principal    per $1000   Interest     [per $1000
                                            Balance      Balance     Payment      Face        Payment      Face

                                            ------------ ----------- ------------ ----------- ------------ -----------
Notes & Certificates
--------------------
Class A-1     @    %

Class A-2     @    %

Class A-3     @    %

Class A-4     @    %

Certificates

                                            -------------------------------------             ------------
     Total Securities
                                            =====================================             ============

      * Class A-1 Interest is computed on an Actual/360 Basis.  Days in current period


                                                                   EXHIBIT 99.2



                This ADMINISTRATION AGREEMENT dated as of [____________, 200_], among DAIMLERCHRYSLER AUTO TRUST [200_-_] a Delaware business trust (the "Issuer"), CHRYSLER FINANCIAL COMPANY L.L.C., a Michigan limited liability company, as administrator (the "Administrator"), and [Indenture Trustee], a national banking association, not in its individual capacity but solely as Indenture Trustee (the "Indenture Trustee"),

                              W I T N E S S E T H :

     WHEREAS, the Issuer is issuing the Class A-1 [_____]% Asset Backed Notes, the Class A-2 [_____]% Asset Backed Notes, the Class A-3 [_____]% Asset Backed Notes and the Class A-4 [_____]% Asset Backed Notes (collectively, the "Notes") pursuant to the Indenture dated as of [____________. 20__] (as amended and supplemented from time to time, the "Indenture"), between the Issuer and the Indenture Trustee (capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture or, if not defined therein, in the Sale and Servicing Agreement or the Trust Agreement);

     WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Notes and of certain beneficial ownership interests in the Issuer, including (i) a Sale and Servicing Agreement dated as of [____________, 200__] (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), between the Issuer and Chrysler Financial Company L.L.C., as seller (in such capacity, the "Seller") and servicer (in such capacity, the "Servicer"), (ii) a Letter of Representations dated [____________, 200_] (as amended and supplemented from time to time, the "Note Depository Agreement"), among the Issuer, the Indenture Trustee, the Administrator and The Depository Trust Company relating to the Notes and (iii) the Indenture (the Sale and Servicing Agreement, the Note Depository Agreement and the Indenture being referred to hereinafter collectively as the "Related Agreements");

     WHEREAS, pursuant to the Related Agreements, the Issuer and the Owner Trustee are required to perform certain duties in connection with (a) the Notes and the collateral therefor pledged pursuant to the Indenture (the "Collateral") and (b) the beneficial ownership interests in the Issuer (the registered holders of such interests being referred to herein as the "Owners");

     WHEREAS, the Issuer and the Owner Trustee desire to have the Administrator perform certain of the duties of the Issuer and the Owner Trustee referred to in the preceding clause and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Issuer and the Owner Trustee may from time to time request; and

     WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Owner Trustee on the terms set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1. Duties of the Administrator. (a) Duties with Respect to the Note Depository Agreement and the Indenture. (i) The Administrator agrees to perform all its duties as Administrator and the duties of the Issuer and the Owner Trustee under the Note Depository Agreement. In addition, the Administrator shall consult with the Owner Trustee regarding the duties of the Issuer or the Owner Trustee under the Indenture and the Note Depository Agreement. The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's or the Owner Trustee's duties under the Indenture and the Note Depository Agreement. The Administrator shall prepare for execution by the Issuer, or shall cause the preparation by other appropriate persons of, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Indenture or the Note Depository Agreement. In furtherance of the foregoing, the Administrator shall take all appropriate action that is the duty of the Issuer or the Owner Trustee to take pursuant to the Indenture including, without limitation, such of the foregoing as are required with respect to the following matters under the Indenture (references are to sections of the Indenture):

          (A) the duty to cause the Note Register to be kept and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.05);

          (B) the notification of Noteholders of the final principal payment on their Notes (Section 2.08(b));

          (C) the fixing or causing to be fixed of any specified record date and the notification of the Indenture Trustee and Noteholders with respect to special payment dates, if any (Section 2.08(c));

          (D) the preparation of or obtaining of the documents and instruments required for authentication of the Notes and delivery of the same to the Indenture Trustee (Section 2.02);

          (E) the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of collateral (Section 2.10);

          (F) the maintenance of an office in the Borough of Manhattan, City of New York, for registration of transfer or exchange of Notes (Section 3.02);

          (G) the duty to cause newly appointed Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.03);

          (H) the direction to the Indenture Trustee to deposit moneys with Paying Agents, if any, other than the Indenture Trustee (Section 3.03);

          (I) the obtaining and preservation of the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other instrument and agreement included in the Trust Estate (Section 3.04);

          (J) the preparation of all supplements and amendments to the Indenture and all financing statements, continuation statements, instruments of further assurance and other instruments and the taking of such other action as is necessary or advisable to protect the Trust Estate (Section 3.05);

          (K) the delivery of an Opinion of Counsel on the Closing Date and the annual delivery of Opinions of Counsel as to the Trust Estate, and the annual delivery of the Officer's Certificate and certain other statements as to compliance with the Indenture (Sections 3.06 and 3.09);

          (L) the identification to the Indenture Trustee in an Officer's Certificate of a Person with whom the Issuer has contracted to perform its duties under the Indenture (Section 3.07(b));

          (M) the notification of the Indenture Trustee and the Rating Agencies of a Servicer Default under the Sale and Servicing Agreement and, if such Servicer Default arises from the failure of the Servicer to perform any of its duties under the Sale and Servicing Agreement with respect to the Receivables, the taking of all reasonable steps available to remedy such failure (Section 3.07(d));

          (N) the duty to cause the Servicer to comply with Sections 4.09, 4.10, 4.11 and 5.09(b) and Article XI of the Sale and Servicing Agreement (Section 3.14);

          (O) the preparation and obtaining of documents and instruments required for the release of the Issuer from its obligations under the Indenture (Section 3.10(b));

          (P) the delivery of written notice to the Indenture Trustee and the Rating Agencies of each Event of Default under the Indenture and each default by the Servicer or the Seller under the Sale and Servicing Agreement and by the Seller or the Company under the Purchase Agreement (Section 3.19);

          (Q) the monitoring of the Issuer's obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officer's Certificate and the obtaining of an Opinion of Counsel and the Independent Certificate relating thereto (Section 4.01);

          (R) the compliance with any written directive of the Indenture Trustee with respect to the sale of the Trust Estate in a commercially reasonable manner if an Event of Default shall have occurred and be continuing (Section 5.04);

          (S) the preparation and delivery of notice to Noteholders of the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee (Section 6.08);

          (T) the preparation of any written instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of any co-trustee or separate trustee (Sections 6.08 and 6.10);

          (U) the furnishing of the Indenture Trustee with the names and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section 7.01);

          (V) the preparation and, after execution by the Issuer, the filing with the Commission, any applicable state agencies and the Indenture Trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Commission and any applicable state agencies and the transmission of such summaries, as necessary, to the Noteholders (Section 7.03);

          (W) the opening of one or more accounts in the Issuer's name, the preparation and delivery of Issuer Orders, Officer's Certificates and Opinions of Counsel and all other actions necessary with respect to investment and reinvestment of funds in the Deposit Account (Sections 8.02 and 8.03);

          (X) the preparation of an Issuer Request and Officer's Certificate and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Trust Estate (Sections 8.04 and 8.05);

          (Y) the preparation of Issuer Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures and the mailing to the Noteholders of notices with respect to such supplemental indentures (Sections 9.01, 9.02 and 9.03);

          (Z) the execution and delivery of new Notes conforming to any supplemental indenture (Section 9.06);

          (AA) the duty to notify Noteholders of redemption of the Notes or to cause the Indenture Trustee to provide such notification (Section 10.02);

          (BB) the preparation and delivery of all Officer's Certificates, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.01(a));

          (CC) the preparation and delivery of Officer's Certificates and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.01(b));

          (DD) the notification of the Rating Agencies, upon the failure of the Indenture Trustee to give such notification, of the information required pursuant to Section 11.04 of the Indenture (Section 11.04);

          (EE) the preparation and delivery to Noteholders and the Indenture Trustee of any agreements with respect to alternate payment and notice provisions (Section 11.06);

          (FF) the recording of the Indenture, if applicable (Section  11.15);
     and

          (GG) the preparation of Definitive Notes in accordance with the instructions of the Clearing Agency (Section 2.13).

          (ii) The Administrator will:

          (A) pay the Indenture Trustee (and any separate trustee or co-trustee appointed pursuant to Section 6.10 of the Indenture (a "Separate Trustee")) from time to time reasonable compensation for all services rendered by the Indenture Trustee or Separate Trustee, as the case may be, under the Indenture (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (B) except as otherwise expressly provided in the Indenture, reimburse the Indenture Trustee or any Separate Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee or Separate Trustee, as the case may be, in accordance with any provision of the Indenture (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith;

          (C) indemnify the Indenture Trustee and any Separate Trustee and their respective agents for, and hold them harmless against, any losses, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Indenture, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Indenture; and

          (D) indemnify the Owner Trustee and its agents for, and hold them harmless against, any losses, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Trust Agreement, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreement.

     (b) Additional Duties. (i) In addition to the duties of the Administrator set forth above, the Administrator shall perform such calculations and shall prepare or shall cause the preparation by other appropriate persons of, and shall execute on behalf of the Issuer or the Owner Trustee, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Related Agreements or Section 5.04 of the Trust Agreement, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer or the Owner Trustee to take pursuant to the Related Agreements. In furtherance thereof, the Owner Trustee shall, on behalf of itself and of the Issuer, execute and deliver to the Administrator and to each successor Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit A hereto, appointing the Administrator the attorney-in-fact of the Owner Trustee and the Issuer for the purpose of executing on behalf of the Owner Trustee and the Issuer all such documents, reports, filings, instruments, certificates and opinions. Subject to
Section 5 of this Agreement, and in accordance with the directions of the Owner Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrator. Such responsibilities shall include the obtainment and maintenance of any licenses required to be obtained or maintained by the Trust under the Pennsylvania Motor Vehicle Sales Finance Act. In addition, the Administrator shall promptly notify the Indenture Trustee and the Owner Trustee in writing of any amendment to the Pennsylvania Motor Vehicle Sales Finance Act that would affect the duties or obligations of the Indenture Trustee or the Owner Trustee under any Basic Document and shall assist the Indenture Trustee or the Owner Trustee in its obtainment and maintenance of any licenses required to be obtained or maintained by the Indenture Trustee or the Owner Trustee thereunder. In connection therewith, the Administrator shall cause the Seller to pay all fees and expenses under such Act.

     (ii) Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Administrator shall be responsible for promptly notifying the Owner Trustee and the Paying Agent in the event that any withholding tax is imposed on the Trust's payments (or allocations of income) to an Owner as contemplated in Section 5.02(b) of the Trust Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by the Paying Agent pursuant to such provision.

     (iii) Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Administrator shall be responsible for performance of the duties of the Owner Trustee set forth in Section 5.04 of the Trust Agreement.

     (iv) The Administrator shall satisfy its obligations with respect to clauses (ii) and (iii) above by retaining, at the expense of the Trust payable by the Administrator, a firm of independent public accountants (the "Accountants") acceptable to the Owner Trustee, which shall perform the obligations of the Administrator thereunder. In connection with paragraph (ii) above, the Accountants will provide prior to [____________, 200_], a letter in form and substance satisfactory to the Owner Trustee and the Paying Agent as to whether any tax withholding is then required and, if required, the procedures to be followed with respect thereto to comply with the requirements of the Code. The Accountants shall be required to update the letter in each instance that any additional tax withholding is subsequently required or any previously required tax withholding shall no longer be required.

     (v) The Administrator shall perform the duties of the Administrator specified in Section 10.02 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Administrator under the Trust Agreement.

     (vi) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions or otherwise deal with any of its affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

     (c) Non-Ministerial Matters. (i) With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Owner Trustee of the proposed action and the Owner Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include, without limitation:

          (A) the amendment of or any supplement to the Indenture;

          (B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables);

          (C) the amendment, change or modification of the Related Agreements;

          (D) the appointment of successor Note Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrators or Successor Servicers, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

          (E) the removal of the Indenture Trustee.

          (ii) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not, (x) make any payments to the Noteholders under the Related Agreements, (y) sell the Trust Estate pursuant to Section 5.04 of the Indenture or (z) take any other action that the Issuer directs the Administrator not to take on its behalf.

     2. Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer and the Company at any time during normal business hours.

     3. Compensation. As compensation for the performance of the Administrator's obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to $[___] per month which shall be solely an obligation of the Seller.

     4. Additional Information To Be Furnished to Issuer. The Administrator shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

     5. Independence of Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

     6. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Administrator and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

     7. Other Activities of Administrator. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

     8. Term of Agreement; Resignation and Removal of Administrator. (a) This Agreement shall continue in force until the dissolution of the Issuer, upon which event this Agreement shall automatically terminate.

     (b) Subject to Section 8(e), the Administrator may resign its duties hereunder by providing the Issuer with at least 60 days' prior written notice.

     (c) Subject to Section 8(e), the Issuer may remove the Administrator without cause by providing the Administrator with at least 60 days' prior written notice.

     (d) Subject to Section 8(e), at the sole option of the Issuer, the Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator if any of the following events shall occur:

          (i) the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuer);

          (ii) a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

          (iii) the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

     The Administrator agrees that if any of the events specified in clauses
(ii) or (iii) of this Section shall occur, it shall give written notice thereof to the Issuer and the Indenture Trustee within seven days after the happening of such event.

     (e) No resignation or removal of the Administrator pursuant to this Section shall be effective until (i) a successor Administrator shall have been appointed by the Issuer and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

     (f) The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appointment.

     (g) Subject to Sections 8(e) and 8(f), the Administrator acknowledges that upon the appointment of a Successor Servicer pursuant to the Sale and Servicing Agreement, the Administrator shall immediately resign and such Successor Servicer shall automatically become the Administrator under this Agreement.

     9. Action upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Agreement pursuant to Section 8(a) or the resignation or removal of the Administrator pursuant to Section 8(b) or (c), respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 8(a) deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 8(b) or (c), respectively, the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

     10. Notices. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

     (a)  if to the Issuer or the Owner Trustee, to:

          DaimlerChrysler Auto Trust [200_-_]
          c/o Chase Manhattan Bank Delaware
          1201 Market Street
          Wilmington, Delaware 19801
          Attention:  Corporate Trustee Administration Department

     (b)  if to the Administrator, to:

          Chrysler Financial Company L.L.C.
          27777 Franklin Road
          Southfield, Michigan 48034
          Attention:  Assistant Secretary

     (c) if to the Indenture Trustee, to:

          [Indenture Trustee]
          [Address of Indenture Trustee]

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above.

     11. Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Issuer, the Administrator and the Indenture Trustee, with the written consent of the Owner Trustee, without the consent of the Noteholders and the Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or Certificateholders; provided that such amendment will not, in an Opinion of Counsel satisfactory to the Indenture Trustee, materially and adversely affect the interest of any Noteholder or Certificateholder. This Agreement may also be amended by the Issuer, the Administrator and the Indenture Trustee with the written consent of the Owner Trustee and the holders of Notes evidencing at least a majority of the Outstanding Amount of the Notes, the holders of Trust Certificates evidencing at least a majority of the Percentage Interests evidenced by the Trust Certificates and the holders of Overcollateralization Certificates evidencing at least a majority of the Certificate Balance of the Overcollateralization Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of Noteholders or the Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the holders of Notes, Trust Certificates or Overcollateralization Certificates which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes, Trust Certificates and Overcollateralization Certificates. Notwithstanding the foregoing, the Administrator may not amend this Agreement without the permission of the Seller and the Company, which permission shall not be unreasonably withheld.

     12. Successors and Assigns. This Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer and the Owner Trustee and subject to the satisfaction of the Rating Agency Condition in respect thereof. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuer or the Owner Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator; provided that such successor organization executes and delivers to the Issuer, the Owner Trustee and the Indenture Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

     13. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     14. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

     15. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be an original, but all of which together shall constitute but one and the same agreement.

     16. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     17. Not Applicable to Chrysler Financial Company L.L.C. in Other Capacities. Nothing in this Agreement shall affect any obligation Chrysler Financial Company L.L.C. may have in any other capacity.

     18. Limitation of Liability of Owner Trustee and Indenture Trustee. (a) Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by Chase Manhattan Bank Delaware not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Chase Manhattan Bank Delaware in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

     (b) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by [Indenture Trustee] not in its individual capacity but solely as Indenture Trustee and in no event shall [Indenture Trustee] have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

     19. Third-Party Beneficiary. The Owner Trustee is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

                                  * * * * * * *

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                               DAIMLERCHRYSLER AUTO TRUST [200_-_]

                               By:      CHASE MANHATTAN BANK DELAWARE,
                                          not in its individual capacity but
                                          solely as Owner Trustee



                                        By:
                                           --------------------------------
                                     Name:
                                     Title:



                              [Indenture Trustee]
                                 not in its individual capacity
                                 but solely as Indenture Trustee



                                        By:
                                           --------------------------------
                                     Name:
                                     Title:



                               CHRYSLER FINANCIAL COMPANY L.L.C.,
                                as Administrator



                                        By:
                                           --------------------------------
                                     Name:
                                     Title:


                                                                       EXHIBIT A

                               POWER OF ATTORNEY


STATE OF NEW YORK                   }
                                    }
COUNTY OF NEW YORK                  }

     KNOW ALL MEN BY THESE PRESENTS, that ___________________________________, a ______________ banking corporation, not in its individual capacity but solely as owner trustee (the "Owner Trustee") for DaimlerChrysler Auto Trust [200_-_] (the "Trust"), does hereby make, constitute and appoint Chrysler Financial Company L.L.C., as administrator under the Administration Agreement dated ______________ (the "Administration Agreement"), among the Trust, Chrysler Financial Company L.L.C. and [Indenture Trustee], as Indenture Trustee, as the same may be amended from time to time, and its agents and attorneys, as Attorneys-in-Fact to execute on behalf of the Owner Trustee or the Trust any and all such documents, reports, filings, instruments, certificates and opinions as it should be the duty of the Owner Trustee or the Trust to prepare, file or deliver pursuant to the Basic Documents, or pursuant to Section 5.04 of the Trust Agreement, including, without limitation, to appear for and represent the Owner Trustee and the Trust in connection with the preparation, filing and audit of federal, state and local tax returns pertaining to the Trust, if any, and with full power to perform any and all acts associated with such returns and audits, if any, that the Owner Trustee could perform, including without limitation, the right to distribute and receive confidential information, defend and assert positions in response to audits, initiate and defend litigation, and to execute waivers of restrictions on assessments of deficiencies, consents to the extension of any statutory or regulatory time limit, and settlements.

     All powers of attorney for this purpose heretofore filed or executed by the Owner Trustee are hereby revoked.

     Capitalized terms that are used and not otherwise defined herein shall have the meanings ascribed thereto in the Administration Agreement.

     EXECUTED this ___ of _____________, 200_.


                         CHASE MANHATTAN BANK DELAWARE,
                         not in its individual capacity but solely as Owner Trustee


                         -------------------------------------------------------
                         Name:
                         Title:







STATE OF ___________       }
                           }
COUNTY OF _________        }


     Before me, the undersigned authority, on this day personally appeared _______________________, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she signed the same for the purposes and considerations therein expressed.

Sworn to before me this ___ day of _______, 200__.



--------------------------------------------------------
Notary Public - State of
                        --------------------------------

                                                                  EXHIBIT 99.3


         This PURCHASE AGREEMENT dated as of [__________, 200_], between CHRYSLER FINANCIAL COMPANY L.L.C., a Michigan limited liability company (the "Seller"), and PREMIER RECEIVABLES L.L.C., a Michigan limited liability company (the "Company").

                             W I T N E S S E T H :

         WHEREAS the Seller and the Company have entered into an Amended and Restated Trust Agreement dated as of [____________, 200_], among the Seller, the Company and Chase Manhattan Bank Delaware, as owner trustee (as amended and supplemented from time to time, the "Trust Agreement"), pursuant to which the Company has agreed to assume certain obligations with respect to DaimlerChrysler Auto Trust [200_-_] a Delaware business trust (the "Issuer"); and

         WHEREAS the Company has agreed to acquire all of the Certificates, which represent undivided percentage interests in the assets of the Issuer;

         NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration and the mutual terms and covenants contained herein, the parties hereto agree as follows.

                                   ARTICLE I

                                  Definitions

         Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Sale and Servicing Agreement dated as of [____________, 200_] (the "Sale and Servicing Agreement"), between the Issuer and Chrysler Financial Company L.L.C., as seller and as servicer, or, if not defined therein, in the Trust Agreement.

                                  ARTICLE II

Conveyance of Rights to Excess Cash Flow from Reserve Account and Fixed Value Payments with respect to Receivables

         Section 2.01. Conveyance of Rights. In consideration of the Company's delivery to or upon the order of the Seller of approximately $[_______________] on the Closing Date and, in the case of the items in clauses (i)(b) and (i)(c), as a contribution to the Company, (i) the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Company, without recourse (subject to the obligations herein), all of the Seller's right, title and interest in and to the following: (a) any amounts to be released from the Reserve Account from time to time to the Seller pursuant to the Sale and Servicing Agreement, (b) any Fixed Value Payments and Fixed Value Finance Charges (subject to Section 5.03(b) of the Sale and Servicing Agreement) arising in connection with the Fixed Value Receivables and transferred by the Trust to the Seller pursuant to Section 2.02 of the Sale and Servicing Agreement, (c) all rights to sell any or all of such Fixed Value Payments and/or Fixed Value Finance Charges to the Trust and to cause the Trust to issue Fixed Value Securities pursuant to Section 2.03 of the Sale and Servicing Agreement and (d) all rights with respect to the enforcement of any or all of the foregoing, all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under, and any and all proceeds of every kind and nature with respect to, any or all of the foregoing (collectively, the "Rights") and (ii) the Seller shall cause the Overcollateralization Certificates and the Trust Certificates to be issued to the Company. The items referred to in clauses
(i)(b) and (i)(c) shall be a contribution of capital to the Company.

                                  ARTICLE III

                        Representations and Warranties

         Section 3.01. Representations and Warranties of the Company. The Company hereby represents and warrants to the Seller as of the date hereof and as of the Closing Date:

         (a) Organization and Good Standing. The Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Michigan, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire, own, hold and convey the Rights.

         (b) Due Qualification. The Company is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications.

         (c) Power and Authority. The Company has the power and authority to execute and deliver this Agreement and to carry out its terms, and the execution, delivery and performance of this Agreement have been duly authorized by the Company by all necessary action.

         (d) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or operating agreement of the Company, or any indenture, agreement or other instrument to which the Company is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Basic Documents); nor violate any law or, to the best of the Company's knowledge, any order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or its properties.

         (e) No Proceedings. There are no proceedings or investigations pending or, to the Company's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or its properties: (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement.

         Section 3.02. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Company as of the date hereof and as of the Closing Date and any Transfer Date:

         (a) Organization and Good Standing. The Seller has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Michigan, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to convey and assign the Rights.

         (b) Due Qualification. The Seller is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

         (c) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has duly authorized the sale and assignment of the Rights to the Company by all necessary action; and the execution, delivery and performance of this Agreement have been duly authorized by the Seller by all necessary action.

         (d) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or operating agreement of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Basic Documents); nor violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

         (e) No Proceedings. To the Seller's best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

                                  ARTICLE IV

                                  Conditions

         Section 4.01. Conditions to Obligation of the Company. The obligation of the Company to purchase the Rights and the Certificates is subject to the satisfaction of the following conditions:

         (a) Representations and Warranties True. The representations and warranties of the Seller hereunder shall be true and correct as of the date of execution of this Agreement and as of the Closing Date with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

         (b) Other Transactions. The transactions contemplated by the Sale and Servicing Agreement to be consummated as of the Closing Date shall be consummated as of such date.

         Section 4.02. Conditions to Obligation of the Seller. The obligation of the Seller to sell the Rights to the Company and cause the Certificates to be issued to the Company is subject to the satisfaction of the following conditions:

         (a) Representations and Warranties True. The representations and warranties of the Company hereunder shall be true and correct as of the date of execution of this Agreement and as of the Closing Date with the same effect as if then made, and the Company shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

         (b) Purchase Price. On the Closing Date, the Company shall have delivered to the Seller the purchase price specified in Section 2.01.

                                   ARTICLE V

                                   Covenants

         Section 5.01. Legal Existence. (a) During the term of this Agreement and the Trust Agreement, the Company will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its organization and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement, the Basic Documents and the transactions contemplated hereby and thereby.

         (b) During the term of this Agreement and the Trust Agreement, the Company shall observe the applicable legal requirements for the recognition of the Company as a legal entity separate and apart from its Affiliates, including as follows:

               (i) the Company shall maintain records and books of account separate from those of its Affiliates;

               (ii) except as otherwise provided in this Agreement, the Company shall not commingle its assets and funds with those of its Affiliates;

               (iii) the Company shall hold such appropriate meetings of its members as are necessary to authorize all of the Company's actions required by law to be authorized by the members thereof, shall keep minutes of such meetings and observe all other customary formalities respecting limited liability companies (and any successor Company that is not a limited liability company shall observe similar procedures in accordance with its governing documents and applicable law);

               (iv) the Company shall at all times hold itself out to the public under the Company's own name as a legal entity separate and distinct from its Affiliates; and

               (v) all transactions and dealings between the Company and its Affiliates, including this Agreement, will be conducted on an arm's-length basis.

         Section 5.02. Merger or Consolidation of, or Assumption of the Obligations of, the Company. Any Person (a) into which the Company may be merged or consolidated, (b) which may result from any merger or consolidation to which the Company shall be a party or (c) which may succeed to the properties and assets of the Company substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Company under this Agreement and the Trust Agreement, shall be the successor to the Company hereunder and thereunder without the execution or filing of any document or any further act by any of the parties to this Agreement or the Trust Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.01 shall have been breached, (ii) the Company shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with and (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii) and (iii) above shall be conditions to the consummation of the transactions referred to in clause (a), (b) or (c) above.

         Section 5.03. Limitation on Liability of the Company and Others. The Company and any director, officer, employee or agent of a member of the Company may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement or under the Trust Agreement, and that in its opinion may involve it in any expense or liability.

         Section 5.04. The Company May Own Notes. The Company may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Company, except as expressly provided herein or in any Basic Document.

         Section 5.05. Covenants of the Seller. (a) The Seller hereby agrees to provide to the Company copies of each notice and certificate the Seller receives pursuant to the Sale and Servicing Agreement insofar as such notice or certificate relates to the Rights (including each Servicer's Certificate delivered for each Distribution Date pursuant thereto). In addition, the Seller hereby agrees to sell any vehicle that is received by the Company at any time in satisfaction of a Fixed Value Payment on behalf and for the benefit of the Company.

         (b) The Seller hereby agrees that it will not, without the prior written consent of the Company, enter into any amendment to the Sale and Servicing Agreement or the Trust Agreement.

         (c) The Seller shall not, prior to the date which is one year and one day after the termination of the Sale and Servicing Agreement, acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Company.

         Section 5.06. Sale of the Rights by the Company. After the Closing Date, the Company may sell, transfer and assign the Rights to another Person (a "Transferee"); provided, that the Indenture Trustee and the Owner Trustee shall have received an Opinion of Counsel to the effect that such transfer will not cause the Trust to be characterized as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes or Michigan income and single business tax purposes. Notwithstanding anything herein to the contrary, compliance with the proviso of the preceding sentence shall be a condition to the consummation of the transaction referred to above.

                                  ARTICLE VI

                                 Miscellaneous

         Section 6.01. Amendment. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Seller and the Company, with the consent of the Indenture Trustee, but without the consent of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Seller or the Company; provided, however, that such amendment will not, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee, materially and adversely affect the interest of any Noteholder or Certificateholder. This Agreement may also be amended by the Seller and the Company with the consent of the Indenture Trustee, the consent of the Holders of Notes evidencing at least a majority of the Outstanding Amount of the Notes, the consent of the Holders (as defined in the Trust Agreement) of Trust Certificates evidencing at least a majority of all the percentage interests evidenced by the Trust Certificates and the consent of the Holders (as defined in the Trust Agreement) of Overcollateralization Certificates evidencing at least a majority of the Certificate Balance of the Overcollateralization Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Seller or the Company; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Outstanding Amount of the Notes, the percentage interests evidenced by the Trust Certificates or the percentage of the Certificate Balance of the Overcollateralization Certificates required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes, the Holders (as defined in the Trust Agreement) of all the outstanding Trust Certificates and the Holders (as defined in the Trust Agreement) of all the outstanding Overcollateralization Certificates.

         Promptly after the execution of any such amendment or consent, the Seller shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies.

         Section 6.02. Waivers. No failure or delay on the part of the Company in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

         Section 6.03. Notices. All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, to Chrysler Financial Company L.L.C., 27777 Franklin Road, Southfield, Michigan 48034, Attention of Assistant Secretary ((248) 948-3067) and (b) in the case of the Company, to Premier Receivables L.L.C., 27777 Franklin Road, Southfield, Michigan 48034, Attention of Assistant Secretary ((248) 948-3067); or as to each of the foregoing, at such other address as shall be designated by written notice to the other party.

         Section 6.04. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Seller, the Company, the Servicer, the Issuer, the Owner Trustee, the Certificateholders, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         Section 6.05. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 6.06. Representations of the Seller and the Company. The respective agreements, representations, warranties and other statements by the Seller and the Company set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the execution of this Agreement.

         Section 6.07. Headings. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to Section names or numbers are to such Sections of this Agreement.

         Section 6.08. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 6.09. Counterparts. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                              * * * * * * * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers duly authorized as of the date and year first above written.

                            CHRYSLER FINANCIAL COMPANY L.L.C.



                            By:
                                -------------------------------
                            Name:
                            Title:



                            PREMIER RECEIVABLES L.L.C.


                            By: Chrysler Financial Receivables Corporation, as a Member


                            By:
                                -------------------------------
                            Name:
                            Title: